================================================================================
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-12

                            PATIENT INFOSYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


|_|   No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:


                -------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


                -------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                -------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


                -------------------------------------------------
     (5) Total fee paid:


                -------------------------------------------------

     |X| Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) AmountPreviously Paid: $856
     (2) Form, Schedule or Registration Statement No.: Schedule 14A
     (3) Filing Party: Patient Infosystems, Inc.
     (4) Date Filed: May 15, 2003


================================================================================

                            PATIENT INFOSYSTEMS, INC.
                                46 Prince Street
                            Rochester, New York 14607


                                                                  August 5, 2003


Dear Fellow Stockholder:


     On behalf of the Board of Directors of Patient Infosystems, Inc. ("Patient Infosystems"), I cordially invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Patient Infosystems. The formal notice of the Special Meeting appears on the next page. During the Special Meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.


     We are purchasing substantially all of the assets (the "Acquisition") of American CareSource Corporation ("ACS"). In connection with the Acquisition, ACS will receive approximately 30% of our outstanding common stock on a fully diluted basis. In order to complete the Acquisition, we will need the approval of our stockholders to increase our authorized capital stock.

     THE PROPOSALS. At the Special Meeting, you will be asked to consider the following proposals:


     AMENDMENTS OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK, CHANGE CORPORATE NAME AND PROVIDE FOR REVERSE STOCK SPLIT. At the Patient Infosystems Special Meeting, you will be asked to consider and approve an amendment of our Certificate of Incorporation which provides authority to issue up to 100,000,000 shares of capital stock, divided into 80,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. In addition, you will be asked to consider and approve an amendment of our Certificate of Incorporation to change our corporate name to American CareSource Corporation and provide for a 1 for 12 reverse stock split.

     Officers, directors and stockholders of Patient Infosystems, owning in the aggregate 59% of the issued and outstanding shares of Patient Infosystems capital stock, have agreed, under certain voting agreements, to vote their shares in favor of the amendment to the Certificate of Incorporation to increase authorized capital stock. Accordingly, the approval of this matter is assured.


     AMENDMENT OF STOCK OPTION PLAN. At the Patient Infosystems Special Meeting, you will be asked to consider and approve an amendment of our Amended and Restated Stock Option Plan to increase the number of authorized shares reserved for issuance under the plan from 1,680,000 to 3,500,000 shares.


     Our Board of Directors unanimously approved each of the proposals and recommends that you vote FOR its approval.

     THE SPECIAL MEETING. All stockholders are invited to attend the Special Meeting in person. The approval of each of the amendments of our Certificate of Incorporation and the amendment of our Amended and Restated Stock Option Plan requires the affirmative vote of a majority of outstanding shares of capital stock of Patient Infosystems.


     Whether or not you expect to attend the Patient Infosystems Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed envelope, which does not require postage if mailed in the United States, to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend the meeting, you may vote in person even if you have previously returned your proxy card.

     Stockholders are urged to review carefully the information contained in the accompanying proxy statement. We believe that interaction between stockholders and management is important and hope that you will be able to attend the Special Meeting. Your interest and support in the affairs of Patient Infosystems are appreciated.

                                                       Sincerely,

                                                       Roger L. Chaufournier
                                                       Chief Executive Officer

                            PATIENT INFOSYSTEMS, INC.
                                46 Prince Street
                            Rochester, New York 14607


--------------------------------------------------------------------------------
                    Notice Of Special Meeting Of Stockholders
                            To Be Held September 15, 2003
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Patient Infosystems, Inc. ("Patient Infosystems") will be held at Patient
Infosystems' offices at 46 Prince Street, Rochester, New York, 14607 on September 15, 2003 at 10 a.m., Eastern Time for the following purposes:

(1) To approve an amendment of the Certificate of Incorporation of Patient Infosystems to increase the number of authorized shares of capital stock to 100,000,000 divided into 80,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share;

(2) To approve an amendment of the Certificate of Incorporation of Patient Infosystems to change the name of the company to American CareSource Corporation;

(3) To approve an amendment of the Certificate of Incorporation of Patient Infosystems to provide for a 1 for 12 reverse stock split;

(4) To approve an amendment of the Amended and Restated Stock Option Plan of Patient Infosystems to increase the number of shares of common stock reserved for issuance under the plan from 1,680,000 to 3,500,000 shares; and

(5) To approve such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Patient Infosystems.

     The Board of Directors of Patient Infosystems has fixed the close of business on July 30, 2003, as the record date for the determination of stockholders of Patient Infosystems entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Patient Infosystems capital stock at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.


     Your attention is directed to the accompanying proxy statement for further information regarding each proposal to be made.

     All stockholders are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

                                          By Order of the Board of Directors


                                          Kent Tapper
                                          Assistant Secretary


August 5, 2003
Rochester, New York

                            PATIENT INFOSYSTEMS, INC.

                                 Proxy Statement


     This proxy statement is furnished by the Board of Directors of Patient Infosystems, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the Special Meeting of Stockholders to be held on September 15, 2003 at Patient Infosystems' offices at 46 Prince Street, Rochester, New York 14607 at 10 a.m., Eastern Time, and at any adjournment thereof.

     Only stockholders who hold capital stock of Patient Infosystems at the close of business on July 30, 2003, the record date, will be entitled to vote at the Special Meeting. At the Special Meeting, Patient Infosystems stockholders will be asked:

(1) To approve an amendment of the Certificate of Incorporation of Patient Infosystems to increase the number of authorized shares of capital stock to 100,000,000 divided into 80,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share;

(2) To approve an amendment of the Certificate of Incorporation of Patient Infosystems to change the name of the company to American CareSource Corporation;

(3) To approve an amendment of the Certificate of Incorporation of Patient Infosystems to provide for a 1 for 12 reverse stock split;

(4) To approve an amendment of the Amended and Restated Stock Option Plan of Patient Infosystems to increase the number of shares of common stock reserved for issuance under the plan from 1,680,000 to 3,500,000 shares; and

(5) To approve such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Patient Infosystems.


     Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Your vote is very important.

     We encourage you to read this entire document carefully. IN PARTICULAR, PLEASE CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROXY STATEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ACQUISITION OR DETERMINED THAT THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Proxy Statement dated _______, 2003, and first mailed to stockholders on or about Augut 5, 2003.

                        Proxy Statement Table of Contents

                                                                            Page


QUESTIONS AND ANSWERS.......................................................   1
SUMMARY.....................................................................   5
RISK FACTORS................................................................  11
   Risks Particular to the Acquisition......................................  11
   Risks Specific to Our Business...........................................  12
   Risks Specific to ACS' Business..........................................  17
   Risks Specific to Ownership of Our Stock.................................  20
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS...........................  21
THE SPECIAL MEETING.........................................................  22
   Date, Time and Place; Proposal to Be Considered..........................  22
   Record Date and Voting...................................................  22
   Proxies..................................................................  23
   Revocability of Proxies..................................................  23
   Solicitation of Proxies..................................................  23
   Voting Electronically or by Telephone....................................  24
   Share Ownership of Management and Certain Stockholders ..................  24
   Regulatory Matters.......................................................  24
   No Appraisal Rights......................................................  24
PROPOSAL 1 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION
   TO INCREASE AUTHORIZED CAPITAL STOCK.....................................  25
   Background of the Acquisition............................................  25
   Recommendation of Patient Infosystems Board of Directors and Reasons for
      the Acquisition.......................................................  27
   ACS' Reasons for the Acquisition; Approval by ACS' Board of Director
      and Stockholders......................................................  28
   Accounting Treatment.....................................................  29
   Federal Income Tax Consequences of the Acquisition.......................  30
   No Appraisal Rights......................................................  30
   Securities Law Consequences..............................................  30
   The Asset Purchase Agreement.............................................  31
PROPOSAL 2 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF
   INCORPORATION TO CHANGE THE COMPANY'S NAME...............................  36
PROPOSAL 3 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF
   INCORPORATION TO PROVIDE FOR A REVERSE STOCK SPLIT.......................  36
PROPOSAL 4 - APPROVAL OF THE AMENDMENT OF THE STOCK OPTION PLAN.............  40
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.................  44
   Management's Discussion and Analysis of Financial Condition and Results
      of Operations of Patient Infosystems..................................  50
   Management's Discussion and Analysis of Financial Condition and Results
      of Operations of ACS..................................................  60
   Business of Patient Infosystems..........................................  66
   Business of ACS..........................................................  73
   Market Price and Dividend Information....................................  78
   Voting Securities and Principal Holders Thereof..........................  79
   Pro Forma Voting Securities and Principal Holders Thereof................  80
   Management of Patient Infosystems........................................  81
   Management of ACS........................................................  82
   Compensation of Directors and Executive Officers.........................  84
   Certain Transactions.....................................................  85
   Description of Patient Infosystems Capital Stock.........................  87
   Stockholder Proposals for 2004 Annual Meeting............................  89
   Where You Can Find More Information......................................  89
   Other Matters............................................................  89
INDEX TO FINANCIAL STATEMENTS............................................... F-1
APPENDICES
Appendix A - Certificate of Amendment of Certificate of Incorporation        A-1
Appendix B - Amended and Restated Stock Option Plan                          B-1
Appendix C - Amended and Restated Asset Purchase Agreement                   C-1

                              QUESTIONS AND ANSWERS



Q.   Why are we purchasing substantially all of the assets of ACS?

A. We are purchasing substantially all of the assets of ACS because we believe that the transaction will allow us to enter into a new business of providing ancillary healthcare benefits management so that we may increase and diversify the sources of our revenues and add experienced members of management. Following the closing of the Acquisition, we will change our name to American CareSource Corporation.


Q.   Are we assuming any of ACS' liabilities in connection with the Acquisition?

A.   We are assuming all of ACS' obligations and liabilities except for:

     o Liabilities that were actually known by ACS or any of the ACS stockholders that are signatories to the Asset Purchase Agreement, but are not disclosed to us;

     o Tax obligations of ACS stockholders that are signatories to the Asset Purchase Agreement; and

     o Liabilities arising from the sale of newly issued ACS securities by ACS, Today Realty Advisors, Inc. or Today Financial Corporation.



Q.   What will ACS receive in the Acquisition?

A. The assets of ACS that we are purchasing in the Acquisition will be exchanged for 2,971,915 shares of our common stock, which will constitute approximately 30% of our outstanding common stock determined on a fully-diluted basis after giving effect to the 1 for 12 reverse stock split.

Q.   When do you expect the Acquisition to close?

A. We are working towards completion of the Acquisition as quickly as possible. We hope to complete the Acquisition by August 31, 2003; however, the closing date may be delayed until November 30, 2003 in the event of review of this proxy statement by the Securities and Exchange Commission. If the Acquisition does not close by November 30, 2003, either party may terminate the Asset Purchase Agreement.


Q.   Why aren't you seeking stockholder approval of the Acquisition?

A. We are incorporated under the laws of the state of Delaware. Under Delaware law, we are not required to seek stockholder approval of the Acquisition. In addition, shares of our common stock are traded on the OTC Bulletin Board. The OTC Bulletin Board does not require that we seek stockholder approval of the Acquisition in order for our shares to be quoted.


Q.   Why am I receiving these materials?

A.   The Amendment of the Certificate of Incorporation:


     Under Delaware law, an amendment of the Certificate of Incorporation requires stockholder approval. We have entered into an agreement with ACS pursuant to which we will acquire substantially all of the assets and assume substantially all the liabilities of ACS in exchange for approximately 30% of our outstanding common stock. The number of shares of our common stock which will be issued in the proposed Acquisition would exceed the maximum of 20,000,000 shares currently authorized by our Certificate of Incorporation. We must increase our authorized capital stock in order to close the Acquisition.


     In addition, our Board of Directors approved the conversion of $4,482,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer, members of our Board of Directors, into 35,147,136 shares of Patient Infosystems common stock. We must increase our authorized capital stock in order to give effect to this debt conversion.

     Also, on April 10, 2003, we entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. The purpose of the loan from the investors is to provide funds for Patient Infosystems to loan to ACS to provide working capital for ACS' operations. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D 9% Cumulative Convertible Preferred Stock ("Series D Preferred Stock") to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by our stockholders of the amendment to our Certificate of Incorporation to increase our authorized capital stock. In addition, upon closing of the private placement of at least $4 million of our capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, we must increase our authorized capital stock.

     Our Board of Directors has approved the Acquisition and the amendment to the Certificate of Incorporation. We are sending you these materials to help you decide whether to approve the amendment of the Certificate of Incorporation to increase our authorized capital stock. Additionally, we are requesting approval of an amendment of our Certificate of Incorporation to change our corporate name and effect a 1 for 12 reverse stock split. After giving effect to the reverse stock split, Mr. Pappajohn and Dr. Schaffer would receive an aggregate of 2,928,928 shares of common stock and the shares of Series D Preferred Stock of the investors would be convertible into 1,981,280 shares of common stock. The Certificate of Amendment of our Certificate of Incorporation is attached as Appendix A to this proxy statement.


     The Amendment of the Stock Option Plan:

     In connection with the Acquisition, several employees of ACS will become our employees upon the closing of the Acquisition. In order to have sufficient shares for issuance of options to our employees, including former ACS employees, after the closing of the Acquisition, we must increase the number of shares of common stock reserved for issuance under the Amended and Restated Stock Option Plan of Patient Infosystems (the "Stock Option Plan"). The increase in the number of shares reserved for issuance is provided in the Second Amended and Restated Stock Option Plan, attached as Appendix B to this proxy statement.

Q.   Why are we changing our name to American CareSource Corporation?

A. Following the closing of the Acquisition, we intend to focus our business strategy on developing the ancillary healthcare benefits management business currently conducted by ACS. We wish to take advantage of ACS' name recognition in such field.

Q.   Why are we effecting a reverse stock split?

A. We are effecting a reverse stock split because we wish to increase the trading price of our common stock and decrease the number of outstanding shares of our common stock.


Q. How will the amendments to the Certificate of Incorporation affect my ownership of Patient Infosystems?


A. As a result of the reverse stock split, you will have less shares of Patient Infosystems common stock than you presently have, although you will have substantially all of the rights you now hold. In addition, as a result of the issuance of stock to ACS pursuant to the terms of the Acquisition, your shares will represent a significantly smaller percentage of the total shares that will be outstanding after all of the shares are issued pursuant to the Acquisition.


Q. Does the Board of Directors of Patient Infosystems recommend voting in favor of each of the amendments of the Certificate of Incorporation and the amendment of the Stock Option Plan?

A. Our Board of Directors has unanimously determined that each of the amendments of the Certificate of Incorporation and the amendment of the Stock Option Plan are fair to, and in the best interests of, the stockholders of Patient Infosystems. Our Board of Directors unanimously recommends that stockholders vote FOR each of the amendments of the Certificate of Incorporation and the amendment of the Stock Option Plan.

Q. Who can vote on the amendments of the Certificate of Incorporation and the amendment of the Stock Option Plan?

A. Holders of Patient Infosystems capital stock at the close of business on July 30, 2003, the Record Date relating to the Special Meeting, may vote on the amendments of the Certificate of Incorporation and the amendment of the Stock Option Plan.


Q.   What if I do not vote or abstain?

A. If you fail to respond, it will have the same effect as a vote against the proposal to be considered at the Special Meeting.

     o If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals to be considered at the Special Meeting.

     o If you respond and abstain from voting, your proxy will have the same effect as a vote against the proposals to be considered at the Special Meeting.

Q.   Do I have Appraisal Rights?

A. Under Delaware law, you are not entitled to appraisal rights with respect to the issuance of shares of our common stock in connection with the Acquisition or any other matters addressed herein.

Q.   What do I need to do now?


A. Read this proxy statement. If your shares are held by a broker in "street name," follow the voting directions provided to you by your broker. If your shares are held in your name, and you wish to vote by proxy, complete your proxy card and indicate how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as possible. You should complete, sign and return your proxy card even if you currently expect to attend the Special Meeting and vote in person. Mailing in a proxy card now will not prevent you from later canceling or "revoking" your proxy right up to the day of the Special Meeting, and you will ensure that your shares get voted if you later find you are unable to attend. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR each of the amendments of the Certificate of Incorporation and FOR the amendment of the Stock Option Plan.


Q. If my broker holds my shares in "street name," will my broker vote my shares for me?


A. YOUR BROKER WILL VOTE YOUR SHARES ONLY IF YOU TELL THE BROKER HOW TO VOTE. TO DO SO, FOLLOW THE DIRECTIONS YOUR BROKER PROVIDES. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER, YOUR BROKER WILL NOT VOTE YOUR SHARES AND THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST EACH OF THE AMENDMENTS OF THE CERTIFICATE OF INCORPORATION AND THE AMENDMENT OF THE STOCK OPTION PLAN.


Q.   Can I change my vote after I have mailed my signed proxy card?

A. Yes. You can change your vote at any time before the vote is taken at the Special Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Assistant Secretary of Patient Infosystems at 46 Prince Street, Rochester, New York 14607. We must receive the notice or new proxy card before the vote is taken at the Special Meeting. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

                       WHO CAN HELP ANSWER YOUR QUESTIONS



     If you have more questions about the Special Meeting, the Asset Purchase Agreement, the amendments of the Certificate of Incorporation or the amendment of the Stock Option Plan, you should contact:


                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607
                   Attention: Kent Tapper, Assistant Secretary
                                 (585) 242-7200

                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this proxy statement. This summary discusses the most material aspects of the transactions and is not intended to be a complete description and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this proxy statement and the documents incorporated herein by reference. This proxy statement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the factors described under the heading "Risk Factors" and elsewhere in this proxy statement. All references to "we," "us," and/or "our" in this proxy statement refer to Patient Infosystems, Inc. and its direct and indirect subsidiaries. Unless otherwise noted, all references to American CareSource Corporation include Health Data Solutions, Inc., a predecessor corporation. Unless otherwise noted, share per share information regarding Patient Infosystems capital stock does not give effect to the proposed 1 for 12 reverse stock split.


The Special Meeting (page 22)

     The Special Meeting will be held at 10 a.m. Eastern Time on September 15, 2003. At the Special Meeting, Patient Infosystems stockholders will be asked to approve the following:

(1) an amendment of the Certificate of Incorporation of Patient Infosystems to increase the number of authorized shares of capital stock to 100,000,000 divided into 80,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share;

(2) an amendment of the Certificate of Incorporation of Patient Infosystems t change the name of the company to American CareSource Corporation; and

(3) an amendment of the Certificate of Incorporation of Patient Infosystems t provide for a 1 for 12 reverse stock split;

(4) an amendment of the Amended and Restated Stock Option Plan of Patient Infosystems to increase the number of shares of common stock reserved for issuance under the plan from 1,680,000 to 3,500,000 shares; and

(5) such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Patient Infosystems.

     The Special Meeting will be held at Patient Infosystems' offices at 46 Prince Street, Rochester, New York 14607. You can vote, or submit a proxy to vote, at the Special Meeting if you were a record holder of Patient Infosystems capital stock at the close of business on July 30, 2003. If a broker holds your shares in "street name," you can vote by following the instructions provided by your broker. If your shares are held in your name, you can vote your shares by attending the meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy at any time before it has been voted.

Record Date and Voting (page 22)

     Approval of each of the amendments of the Certificate of Incorporation and the amendment of the Stock Option Plan requires the affirmative vote of the majority of the outstanding capital stock of Patient Infosystems assuming a quorum is present at the Special Meeting in person or by proxy.

Patient Infosystems and ACS

Patient Infosystems, Inc.
46 Prince Street
Rochester, New York 14607
(585) 242-7200

     Patient Infosystems, Inc. ("Patient Infosystems") is a health management solutions company that integrates clinical expertise with advanced Internet, call center and data management capabilities. Founded as a disease management company, Patient Infosystems has evolved to offer a comprehensive portfolio of products and services designed to improve patient clinical outcomes and quality of life, reduce healthcare costs and facilitate patient-provider-payor communication. Patient Infosystems offers clinical support services for employees and patients. Services include a 24-hour nurse help and triage line, chronic condition management programs, surveys and preventive care reminder programs. Patient Infosystems' total health management model, Care Team Connect, is a patient-centered approach to linking multiple sources of information, interventions and outcomes under a single comprehensive management system. These services enable providers and payors to make more informed and timely decisions regarding the care of patients and members. The result is more cost effective care and improvement in human, clinical and economic outcomes.

     Patient Infosystems markets its services to a broad range of clients, including pharmaceutical and medical equipment and device manufacturers, pharmacy benefit managers, healthcare payors, insurance companies, employer groups and healthcare providers. Patient Infosystems was incorporated in the State of Delaware on February 22, 1995 under the name DSMI Corp., changed its name to Disease State Management, Inc. on October 13, 1995, and then changed its name to Patient Infosystems, Inc. on June 28, 1996. Patient Infosystems common stock is traded on the Over-the-Counter Bulletin Board.

American CareSource Corporation
8080 Tristar Drive, Suite 100
Irving, TX 75063

     American CareSource Corporation ("ACS") is an ancillary healthcare benefits management company. It helps health benefit plan sponsors such as preferred provider organizations ("PPOs"), third party administrators ("TPAs"), workers compensation benefits administrators, insurance companies, employers and unions improve the quality of ancillary care delivered to health plan members while reducing overall ancillary benefits costs.

     American CareSource Corporation, an Indiana corporation, was formed in 1997. It was formerly known as Health Data Solutions, Inc. ("HDS") until its merger with American CareSource Corporation, a Delaware corporation, on July 31, 2001, when it changed its name to American CareSource Corporation. ACS is headquartered in Irving, Texas.

Recent Developments


     On May 2, 2000, the Board of Directors of Patient Infosystems concluded that it was in the best long term interests of the company to seek a strategic merger partner. ACS was identified as a potential partner. A two and a half year dialogue with ACS culminated in an agreement by both parties to effect a strategic merger. The details of this transaction and dialogue leading to the transaction are outlined in detail in this proxy statement. An asset purchase agreement was approved by the Board of Directors of Patient Infosystems and executed on September 23, 2002 and an amended and restated asset purchase agreement was executed on April 10, 2003 (the "Asset Purchase Agreement"). The transactions contemplated by the Asset Purchase Agreement cannot be closed without approval of the stockholders of Patient Infosystems of an increase in the number of authorized shares of common stock of Patient Infosystems. Upon closing of the Asset Purchase Agreement, Patient Infosystems will change its name to American CareSource Corporation and will focus its business strategy on the development of the ancillary healthcare benefits management business currently conducted by ACS.

     On April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, a member of the Board of Directors, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by Patient Infosystems' stockholders of the amendment to the Certificate of Incorporation to increase authorized capital stock. In addition, upon closing of the private placement of at least $4 million of Patient Infosystems' capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. The purpose of the loan from the investors is to provide funds for Patient Infosystems to loan to ACS to provide working capital for ACS' operations. The loan from Patient Infosystems to ACS is provided under a Credit Agreement, also executed on April 10, 2003. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, Patient Infosystems must increase its authorized capital stock.

     The private placement contemplated by the Asset Purchase Agreement is intended to raise funds for use as working capital following the closing of the Acquisition. Certain stockholders of ACS have committed to raise from investors, or invest personally, an aggregate of $1.5 million in the private placement.


     ACS has received written notification of the termination of contractual relations from Quest Diagnostics and HealthSouth which are two of the largest volume providers to ACS. Although there is a "wind down" or "transition" period of few months, when fully terminated, these lost contracts will result in a significant reduction in ACS revenues.

     The Texas Workers Compensation Commission has recently adopted a new regulation that will require payments by payors for workers compensation healthcare claims to be fully and completely received 100% by the provider that has provided the service and prohibits any service provider from taking or receiving any portion of the payments before such payment is tendered to the provider. This may restrict the ability of ACS to perform services related to workers compensation claims in Texas.

PROPOSAL 1 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK

General (page 25)


     Our acquisition of substantially all the assets of ACS (the "Acquisition") provides that in consideration for the assets purchased, ACS will receive 2,971,915 shares of Patient Infosystems common stock, or approximately 30% of the outstanding common stock of Patient Infosystems on a fully diluted basis after giving effect to the 1 for 12 reverse stock split. In order to have a sufficient number of shares to issue to ACS pursuant to the Acquisition, we must amend our Certificate of Incorporation in order to increase the number of authorized shares.


Why the Directors Believe that the Acquisition is Fair (page 27)

     Our Board of Directors considered a variety of positive and negitive factors in approving the Acquisition. Our Board of Directors believes that the positive factors listed above provides value to Patient Infosystems at least equal to the negotiated purchase consideration, and offset the risks associated with the Acquisition. There can be no assurance that such will be the case.


The Asset Purchase Agreement (page 31)

     The Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement") is included as Appendix C to this proxy statement. It is the legal document that governs the Acquisition and is incorporated herein by reference.

Structure of the Purchase (page 31)


     The Asset Purchase Agreement provides that Patient Infosystems will acquire substantially all the assets and liabilities of ACS. Patient Infosystems will be the surviving corporation, but will change its name to American CareSource Corporation. When we complete the Acquisition, a number of ACS directors and officers will become directors and/or members of management of Patient Infosystems. We hope to complete the Acquisition as soon as possible following the Special Meeting.


What We Will Issue in the Acquisition  (page 31)

     When we complete the Acquisition, ACS will receive 2,971,915 shares of Patient Infosystems common stock, which constitutes approximately 30% of the outstanding common stock of Patient Infosystems on a fully diluted basis after giving effect to the 1 for 12 reverse stock split.

Representations and Warranties (page 32)

     We will make various customary representations and warranties to ACS and its stockholders, and ACS and its stockholders will make various customary representations and warranties to us.

There are Various Conditions to the Acquisition (page 33)


     The  Acquisition  will be completed if certain  conditions are met.


     If legally permitted, Patient Infosystems or ACS may each waive conditions for the benefit of their respective companies and stockholders and complete the Acquisition even though one or more of these conditions has not been met. We cannot assure you that the conditions will be satisfied or waived or that the Acquisition will occur.

The Asset Purchase Agreement May be Terminated (page 35)

     The Asset Purchase Agreement may be terminated and the Acquisition abandoned at any time prior to the closing date of the transaction under the following conditions:

          o    by mutual agreement in writing by Patient Infosystems and ACS;

          o    by  either  Patient   Infosystems  or  ACS  if  the  other  party
               materially breaches any of the representations, warranties, covenants or agreements set forth in the Asset Purchase Agreement at the time of its execution or on the closing date;

          o by either Patient Infosystems or ACS if the other party fails to perform timely, in all material aspects, the covenants and obligations that it is required to perform under the Asset Purchase Agreement and such party does not obtain in writing a waiver of such performances; or

          o by either Patient Infosystems or ACS if the closing of the Acquisition does not occur by August 31, 2003; however, if the closing does not occur prior to such date because the Securities and Exchange Commission has determined to review this proxy statement, the closing may occur at any time prior to November 30, 2003.


Accounting Treatment (page 29)


     The Acquisition will be accounted for by the purchase method of accounting for financial reporting purposes.

Federal Income Tax Consequences of the Acquisition (page 30)

     The Acquisition will not result in any federal income tax consequences to Patient Infosystems stockholders. The Acquisition will not result in federal income tax consequences to ACS stockholders other than those customarily applied to holders of capital stock.



Interests of Officers and Directors in the Acquisition (page 35)


     On June 11, 2002, the Board of Directors of Patient Infosystems approved the conversion of up to $4,642,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 36,289,993 shares of Patient Infosystems common stock. On August 7, 2002, Patient Infosystems paid $160,000 of the outstanding debt. As a result, $4,482,500 in debt and $438,099 of accrued interest will be converted into 35,147,136 shares of Patient Infosystems common stock. This information does not give effect to the proposed 1 for 12 reverse stock split.

     Currently, Patient Infosystems' Certificate of Incorporation authorized Patient Infosystems to issue up to 20,000,000 shares of common stock, 10,956,024 of which were issued and outstanding and 2,029,040 of which were reserved for issuance under outstanding options, warrants and upon conversion of outstanding convertible preferred stock. Giving effect to this debt conversion will require an amendment to Patient Infosystems' Certificate of Incorporation to authorize additional shares of common stock. The completion of this transaction cannot occur unless and until the stockholders of Patient Infosystems approve this amendment.

     Also, on April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, a member of the Board of Directors, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by its stockholders of the amendment to the Certificate of Incorporation to increase authorized capital stock necessary to provide for the issuance of common stock upon conversion of such shares. After giving effect to the 1 for 12 reverse stock split, the shares of Series D Preferred Stock will be convertible into 1,981,280 shares of Patient Infosystems common stock. In addition, upon closing of the private placement of at least $4 million of Patient Infosystems' capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, Patient Infosystems must increase its capital stock.

     Our Board of Directors concluded that the Acquisition is in the best interests of Patient Infosystems and its stockholders. Our Board of Directors has unanimously approved the amendment of the Certificate of Incorporation to increase authorized capital stock and recommends that you vote FOR such amendment.

PROPOSAL 2 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME


Change of Corporate Name (page 36)

     Following the closing of the Acquisition, Patient Infosystems will focus its business strategy on the current business conducted by ACS. Therefore, Patient Infosystems will change its corporate name to American CareSource Corporation.


     Our Board of Directors has unanimously approved the amendment of the Certificate of Incorporation to change the company's name and recommends that you vote FOR such amendment.

PROPOSAL 3 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A REVERSE STOCK SPLIT


Reverse Stock Split (page 36)

     On September 14, 2000, Patient Infosystems common stock was delisted from the Nasdaq National Market because Patient Infosystems was unable to maintain the requisite net assets and market price standards for continued listing. Accordingly, trading of Patient Infosystems common stock is now conducted on the Over-the-Counter Bulletin Board. The proposed reverse stock split of 1 for 12 shares is expected to increase the trading price of Patient Infosystems stock, which may enable Patient Infosystems to have its securities listed on an interdealer quotations system or securities exchange. However, there can be no assurance that even if the reverse stock split is effected, Patient Infosystems will meet the other listing criteria of an interdealer quotation system or securities exchange and there can be no assurance that the reverse stock split will in fact cause an increase in the trading price of Patient Infosystems common stock.


     Our Board of Directors has unanimously approved the amendment of the Certificate of Incorporation to provide for a reverse stock split and recommends that you vote FOR such amendment.



PROPOSAL 4 -  APPROVAL OF THE AMENDMENT OF THE STOCK OPTION PLAN (page 40)


     Patient Infosystems stockholders are being asked to approve an amendment of the Amended and Restated Stock Option Plan of Patient Infosystems to increase the number of shares of common stock reserved for issuance under the plan from 1,680,000 to 3,500,000 shares. In order to have sufficient shares for issuance of options to our employees and former ACS employees after the closing of the Acquisition, we must increase the number of shares of common stock reserved for issuance under the plan.


     Our Board of Directors has unanimously approved the amendment of the Stock Option Plan and recommends that you vote FOR such amendment.

                                  RISK FACTORS


Risks Particular to the Acquisition

We may have difficulty integrating the business of ACS with our existing operations.

     Patient Infosystems is health management solutions company. The acquisition of ACS will involve the integration of Patient Infosystems into an ancillary health benefits company, a business completely different from that currently conducted by Patient Infosystems. We cannot assure you that the integration of Patient Infosystems with ACS will be successfully completed without encountering difficulties or experiencing the loss of key Patient Infosystems or ACS employees, customers or suppliers, or that the benefits from such integration will be realized. In addition, we cannot assure you that the management teams of ACS and Patient Infosystems will be able to successfully work with each other.

We may need to raise additional capital following the Acquisition to fund continuing losses.

     ACS has never earned profits and its operations have been supported substantially by loans from Patient Infosystems, ACS' majority stockholders and related parties. For the years ended December 31, 2001 and 2002, ACS recorded a net loss of approximately $3.2 million and $4.5 million. ACS expects that it will continue to incur losses for the foreseeable future. ACS has not, since its inception, operated profitably and there can be no assurance that it will be able to generate increased revenue or achieve profitable operations in the future. In addition, Patient Infosystems' operations have not been profitable and Patient Infosystems has suffered severe working capital shortfalls. ACS will need continued funding through the date of the Acquisition in order to meet its obligations under its loan commitments and to maintain its operations. Its needs for capital will continue following the date of the Acquisition after its operations are integrated into Patient Infosystems' operations. Although Patient Infosystems expects to have completed a private placement of securities as a condition precedent to the closing of the Acquisition, there can be no assurance that the proceeds of the private placement will be adequate to sustain operations for an extended period of time. In addition, there can be no assurance that Patient Infosystems will be able to obtain additional sources of funds, or that such funds will be available on favorable terms.

You will suffer immediate and substantial dilution of your percentage equity and voting interest; ACS will own approximately 30% of the combined company.

     Patient Infosystems will issue 2,971,915 shares of common stock to ACS in connection with the Acquisition. These shares will represent approximately 30% of the number of shares of Patient Infosystems outstanding common stock on a fully diluted basis after giving effect to the 1 for 12 reverse stock split. Accordingly, the Acquisition will have the effect of substantially reducing the percentage equity and voting interest of each of Patient Infosystems' current stockholders.

ACS will be able to significantly influence us following the Acquisition.

     The substantial ownership of our common stock by ACS after the Acquisition will provide it with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by Patient
Infosystems' stockholders. Following the closing of the Acquisition, the ownership of our common stock by ACS will represent approximately 30% of the outstanding common stock of Patient Infosystems on a fully diluted basis after giving effect to the 1 for 12 reverse stock split. This concentration of ownership of our common stock may make it difficult for other Patient Infosystems stockholders to successfully approve or defeat matters which may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of Patient Infosystems without the consent of ACS.

We may lose rights under contracts with customers and other third parties as a result of the Acquisition.

     Patient Infosystems and ACS each have contracts with suppliers, customers, licensors, licensees and other business partners. The Acquisition may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If Patient Infosystems cannot do so, it may lose some of these contracts or have to renegotiate the contracts on terms that are less favorable to it. In addition, many of these contracts are for a short term or may be terminated following a short notice period. A loss of these contracts would reduce Patient Infosystems' revenues and may, in the case of some contracts, affect rights that are important to the operation of its business.

Risks Specific to Our Business

We face working capital shortfalls and have an urgent need for working capital. If we are unable to obtain sufficient working capital, we may face possible cessation of operations. Our auditors have expressed uncertainty regarding our ability to continue as a going concern.

     Patient Infosystems has never earned profits and has been dependent upon proceeds of its initial public offering and private placements of its equity securities and debt, through which Patient Infosystems has raised over $25 million to date, to fund its working capital requirements. Patient Infosystems incurred an operating loss of approximately $1.7 million for the year ended December 31, 2002 and had an approximate $6.1 million deficit in working capital and a stockholders' deficit of approximately $8.7 million at December 31, 2002. Since September 2000, Patient Infosystems' operations have been supported substantially by loans from certain directors of Patient Infosystems. On March 23, 2003, Mr. Pappajohn and Dr. Schaffer made a commitment to Patient Infosystems to obtain the operating funds that Patient Infosystems believes would be sufficient to fund its operations through December 31, 2003 based upon an operation forecast of the company. As with any forward looking projection, no assurances can be given concerning the outcome of Patient Infosystems' actual financial status given the substantial uncertainties that exist. There can be no assurance given that Patient Infosystems can raise either the required working capital through the sale of its securities or that Patient Infosystems can borrow the additional amounts needed. If it is unable to identify additional sources of capital, Patient Infosystems will be required to cease operations. As a result of the above, the Independent Auditors' Report on Patient Infosystems' consolidated financial statements includes an emphasis paragraph indicating that Patient Infosystems' recurring losses from operations, negative working capital and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have substantial indebtedness and will require additional funds in order to continue operations.

     As of December 31, 2002, Patient Infosystems had total liabilities of $9,887,505 and a working capital deficit of $6,135,451. Also at December 31, 2002, Patient Infosystems had a stockholders' deficit of $8,670,239. Through December 31, 2002 these amounts reflect the effects of Patient Infosystems' continuing losses, issuance of demand notes totaling $5,077,500 to directors of Patient Infosystems and long term borrowings of $3,000,000 against its line of credit. Patient Infosystems has never earned profits and, since its inception, Patient Infosystems has primarily funded its operations, working capital needs and capital expenditures from debt and the sale of equity securities. Patient Infosystems is currently maintaining it operations only through the receipt of continuing loans from one of its directors. If these loans or additional funds were not available, Patient Infosystems would likely be required to cease operations.

We have a history of operating losses and continued limited patient enrollment.

     Patient Infosystems has incurred losses in every quarter since its inception in February 1995. Patient Infosystems' ability to operate profitably is dependent upon its ability to develop and market its products in an economically successful manner. To date, Patient Infosystems has been unable to do so. No assurances can be given that Patient Infosystems will be able to generate revenues or ever operate profitably in the future.

     Patient Infosystems' prospects must be considered in light of the numerous risks, expenses, delays and difficulties frequently encountered in an industry characterized by intense competition, as well as the risks inherent in the development of new programs and the commercialization of new services particularly given its failure to date to operate profitably. There can be no assurance that Patient Infosystems will achieve recurring revenue or profitability on a consistent basis, if at all.

     In October 1996, Patient Infosystems began enrolling patients in its first disease management program and only began substantial patient contacts during 1998. Patient Infosystems currently has patients enrolled in five of its disease-specific programs. Through February 2002, an aggregate of approximately 650,000 persons have been enrolled in Patient Infosystems' programs. However, Patient Infosystems has never been able to enroll a sufficient number of patients to cover the cost of its programs. The participation of patients in Patient Infosystems' programs has been limited by several factors, including the limited ability of clients to provide Patient Infosystems with accurate information with respect to the specific patient populations, including coding errors that necessitated extensive labor-intensive data processing prior to program implementation. In addition, Patient Infosystems has encountered resistance to its systems from patients and other sources of information.

We have recently lost two important clients.

     During the fiscal year ended December 31, 2002, approximately 54% of Patient Infosystems' revenue came from two clients, AstraZeneca, Inc. ("Zeneca") and a healthcare insurance entity (the "Client"). Zeneca sponsored patients from an affiliate of Client (the "Sponsored Group") in a program operated by Patient Infosystems. Client directly sponsored patients from other of its affiliates in substantially the same program as that provided to the Sponsored Group. In September 2002, Patient Infosystems received notification from Zeneca that it intended to terminate its service agreement with Patient Infosystems as of January 1, 2003. In January 2003, Client assumed approximately 20% of the
Sponsored Group under its service agreement with Patient Infosystems. In February 2003, Patient Infosystems received notification that Client intends to terminate its service agreement with Patient Infosystems, effective July 1, 2003. Neither Zeneca nor Client cited any dispute with or breach of any agreement by Patient Infosystems.

The interests of our current stockholders may be diluted as a result of our need to raise additional working capital.

     In connection with their financing of Patient Infosystems' operations, Mr. Pappajohn and Dr. Schaffer have been awarded 2,735,822 shares of common stock over the last two years. As Patient Infosystems seeks additional financing or purchases, it is likely that it will issue a substantial number of additional shares that may be extremely dilutive to the current stockholders. As a result, the value of outstanding shares of common stock could decline further. Our customers are highly concentrated.

     During 2000, a significant customer ceased operation of services supplied by Patient Infosystems, which had a material adverse effect on the results of operations. Patient Infosystems' business is concentrated in a small number of customers, with several of Patient Infosystems' most significant contracts being with Zeneca, CHA Health and Independence Blue Cross. Patient Infosystems has received notice of termination from Zeneca and expects that its sales of services will be concentrated in a small number of customers for the foreseeable future. Consequently, the loss of any one of its customers could have a material adverse effect on Patient Infosystems and its operations. There can be no assurance that customers will maintain their agreements with Patient Infosystems, enroll a sufficient number of patients in the programs developed by Patient Infosystems for it to achieve or maintain profitability, or that customers will renew their contracts upon expiration or on terms favorable to Patient Infosystems.

One of our directors resigned recently. We have no independent directors and will likely encounter difficulty in obtaining independent directors.

     In February 2002, Carl Korht, a director of Patient Infosystems, resigned effective April 1, 2002. Mr. Korht did not cite any dispute with Patient
Infosystems and indicated that his reasons for departing from Patient Infosystems were personal. No assurance can be given that Patient Infosystems' current or future members of management will be able to operate the business of Patient Infosystems effectively. As a result, the Board of Directors of Patient Infosystems now only consists of three persons. One director, Mr. Chaufournier, is also the Chief Executive Officer of Patient Infosystems. The other two, Mr. Pappajohn and Dr. Schaffer, are owed significant amounts of money by Patient Infosystems. Due to the current regulatory environment and financial condition of Patient Infosystems, it is anticipated that it will be difficult to attract independent directors to join the Board of Directors.

Our services agreements are generally terminable upon short notice.

     Patient Infosystems' current services agreements with its customers generally automatically renew and may be terminated by those customers without cause upon notice of between 30 and 90 days. In general, customer contracts may include significant performance criteria and implementation schedules for Patient Infosystems. Failure to satisfy such criteria or meet such schedules could result in termination of the agreements.

Our services incorporate a new concept which may not be widely accepted and we may encounter limitations on our commercialization strategy.

     In connection with the commercialization of Patient Infosystems' health information system, Patient Infosystems is marketing relatively new services designed to link patients, healthcare providers and payors in order to provide specialized disease management services for targeted chronic diseases. However, at this time, services of this type have not gained general acceptance from Patient Infosystems' customers. This is still perceived to be a new business concept in an industry characterized by an increasing number of market entrants who have introduced or are developing an array of new services. As is typical in the case of a new business concept, demand and market acceptance for newly introduced services are subject to a high level of uncertainty, and there can be no assurance as to the ultimate level of market acceptance for Patient Infosystems' system, especially in the healthcare industry, in which the containment of costs is emphasized. Because of the subjective nature of patient compliance, Patient Infosystems may be unable, for an extensive period of time, to develop a significant amount of data to demonstrate to potential customers the effectiveness of its services. Even after such time, no assurance can be given that Patient Infosystems' data and results will be convincing or determinative as to the success of its system. There can be no assurance that increased marketing efforts and the implementation of Patient Infosystems' strategies will result in market acceptance for its services or that a market for Patient Infosystems' services will develop or not be limited.

Our success depends upon the accuracy of information provided by patients.

     The ability of Patient Infosystems to monitor and modify patient behavior and to provide information to healthcare providers and payors, and consequently the success of Patient Infosystems' disease management system, is dependent upon the accuracy of information received from patients. Patient Infosystems has not taken, and does not expect that it will take, specific measures to determine the accuracy of information provided to Patient Infosystems by patients regarding their medical histories. No assurance can be given that the information provided to Patient Infosystems by patients will be accurate. To the extent that patients have chosen not to comply with prescribed treatments, such patients might provide inaccurate information to avoid detection. Because of the subjective nature of medical treatment, it will be difficult for Patient Infosystems to validate or confirm any such information. In the event that patients enrolled in Patient Infosystems' programs provide inaccurate information to a significant degree, Patient Infosystems would be materially and adversely affected. Furthermore, there can be no assurance that patient interventions by Patient Infosystems will be successful in modifying patient behavior, improving patient health or reducing costs in any given case. Many potential customers may seek data from Patient Infosystems with respect to the results of its programs prior to retaining it to develop new disease management or other health information programs. Patient Infosystems' ability to market its system to new customers may be limited if it is unable to demonstrate successful results for its programs.

Our market is highly competitive. Competitive pressures may adversely affect our operating results.

     The market for healthcare information products and services is intensely competitive. Competitors vary in size and in scope and breadth of products and services offered, and Patient Infosystems competes with various companies in each of its disease target markets. Many of Patient Infosystems' competitors have significantly greater financial, technical, product development and marketing resources than Patient Infosystems. Furthermore, other major information, pharmaceutical and healthcare companies not presently offering disease management or other healthcare information services may enter the markets in which Patient Infosystems intends to compete. In addition, with sufficient financial and other resources, many of these competitors may provide services similar to those of Patient Infosystems without substantial barriers. Patient Infosystems does not possess any patents with respect to its integrated information capture and delivery system.

     Patient Infosystems' competitors include specialty healthcare companies, healthcare information system and software vendors, healthcare management organizations, pharmaceutical companies and other service companies within the healthcare industry. Many of these competitors have substantial installed customer bases in the healthcare industry and the ability to fund significant product development and acquisition efforts. Patient Infosystems also competes against other companies that provide statistical and data management services, including clinical trial services to pharmaceutical companies.

     Patient Infosystems believes that the principal competitive factors in its market are the ability to link patients, healthcare providers and payors, and provide the relevant healthcare information at an acceptable cost. In addition, Patient Infosystems believes that the ability to anticipate changes in the healthcare industry and identify current needs are important competitive factors. There can be no assurance that competitive pressures will not have a material adverse effect on Patient Infosystems.

Our quarterly operating results have been, and may continue to be, volatile.

     Patient Infosystems' results of operations have fluctuated significantly from quarter to quarter as a result of a number of factors, including the volume and timing of sales and the rate at which customers implement disease management and other health information programs within their patient populations. Accordingly, Patient Infosystems' future operating results are likely to be subject to variability from quarter to quarter and could be adversely affected in any particular quarter.

We are dependent upon data processing capabilities and telecommunications.

     The business of Patient Infosystems is dependent upon its ability to store, retrieve, process and manage data and to maintain and upgrade its data processing capabilities. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors, other computer problems or interruptions of telephone service could have a material adverse effect on the business of Patient Infosystems.

We are subject to extensive government regulation.

     The healthcare industry, including the current and proposed business of Patient Infosystems, is subject to extensive regulation by both the Federal and state governments. A number of states have extensive licensing and other regulatory requirements applicable to companies that provide healthcare services. Additionally, services provided to health benefit plans in certain cases are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and may be affected by other state and Federal statutes. Generally, state laws prohibit the practice of medicine and nursing without a license. Many states interpret the practice of nursing to include health teaching, health counseling, the provision of care supportive to or restorative of life and well being and the execution of medical regimens prescribed by a physician. Accordingly, to the extent that Patient Infosystems assists providers in improving patient compliance by publishing educational materials or providing behavior modification training to patients, such activities could be deemed by a state to be the practice of medicine or nursing. Although Patient Infosystems has not conducted a survey of the applicable law in all 50 states, it believes that it is not engaged in the practice of medicine or nursing. There can be no assurance, however, that Patient Infosystems' operations will not be challenged as constituting the unlicensed practice of medicine or nursing. If such a challenge were made successfully in any state, Patient Infosystems could be subject to civil and criminal penalties under such state's law and could be required to restructure its contractual arrangements in that state. Such results or the inability to successfully restructure its contractual arrangements could have a material adverse effect on Patient Infosystems.

     Patient Infosystems is subject to state laws governing the confidentiality of patient information. A variety of statutes and regulations exist safeguarding privacy and regulating the disclosure and use of medical information. State constitutions may provide privacy rights and states may provide private causes of action for violations of an individual's "expectation of privacy." Tort liability may result from unauthorized access and breaches of patient confidence. Patient Infosystems intends to comply with state law and regulations governing medical information privacy.

     In addition, on August 21, 1996 Congress passed the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), P.L. 104-191. This legislation requires the Secretary of the Department of Health and Human Services to adopt national standards for electronic health transactions and the data elements used in such transactions. The Secretary is required to adopt safeguards to ensure the integrity and confidentiality of such health information. Violation of the standards is punishable by fines and, in the case of wrongful disclosure of individually identifiable health information, imprisonment. The Secretary is in the process of promulgating and publishing proposed rules addressing the standards, however, not all of the final rules have been adopted to date. Certain of the final rules were adopted during 2000 and 2001; however, the implementation time line extends into 2003 and beyond. Although Patient Infosystems intends to comply with all applicable laws and regulations regarding medical information privacy, failure to do so could have an adverse effect on Patient Infosystems' business.

     Patient Infosystems and its customers may be subject to Federal and state laws and regulations that govern financial and other arrangements among healthcare providers. These laws prohibit certain fee splitting arrangements among healthcare providers, as well as direct and indirect payments, referrals or other financial arrangements that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Possible sanctions for violation of these restrictions include civil and criminal penalties. Criminal penalties range from misdemeanors, which carry fines of not more than $10,000 or imprisonment for not more than one year, or both, to felonies, which carry fines of not more than $25,000 or imprisonment for not more than five years, or both. Further, criminal violations may result in permanent mandatory exclusions and additional permissive exclusions from participation in Medicare and Medicaid programs.

     Furthermore, Patient Infosystems and its customers may be subject to federal and state laws and regulations governing the submission of false healthcare claims to the government and private payors. Possible sanctions for violations of these laws and regulations include minimum civil penalties between $5,000 to $10,000 for each false claim and treble damages.

     Regulation in the healthcare field is constantly evolving. Patient Infosystems is unable to predict what government regulations, if any, affecting its business may be promulgated in the future. Patient Infosystems' business could be adversely affected by the failure to obtain required licenses and governmental approvals, comply with applicable regulations or comply with existing or future laws, rules or regulations or their interpretations.

We may be adversely affected by significant changes in the healthcare industry.

     The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. Several lawmakers have announced that they intend to propose programs to reform the U.S. healthcare system. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for Patient Infosystems and its targeted customers. Healthcare industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring certain expenditures, including those for Patient Infosystems' programs. Patient Infosystems cannot predict what impact, if any, such changes in the healthcare industry might have on its business, financial condition and results of operations. In addition, many healthcare providers are consolidating to create larger healthcare delivery enterprises with greater regional market power. As a result, the remaining enterprises could have greater bargaining power, which may lead to price erosion of Patient Infosystems' programs. The failure of Patient Infosystems to maintain adequate price levels could have a material adverse effect on its business.

We are dependent on our customers for marketing and patient enrollment.

     Patient Infosystems has limited financial, personnel and other resources to undertake extensive marketing activities. One element of Patient Infosystems' marketing strategy involves marketing specialized disease management programs to pharmaceutical companies and managed care organizations, with the intent that those customers will market the program to parties responsible for the payment of healthcare costs, who will enroll patients in the programs. Accordingly, Patient Infosystems will, to a degree, be dependent upon its customers, over whom it has no control, for the marketing and implementation of its programs and for the receipt of valid patient information. The timing and extent of patient enrollment is completely within the control of Patient Infosystems' customers. Patient Infosystems has faced difficulty in receiving reliable patient information from certain customers, which has hampered its ability to complete certain of its projects. To the extent that an adequate number of patients are not enrolled in the program, or enrollment of initial patients by a customer is delayed for any reason, Patient Infosystems' revenue may be insufficient to support its activities.

We face potential medical liability claims. We may not have sufficient insurance to cover such claims.

     Patient Infosystems will provide information to healthcare providers and managed care organizations upon which determinations affecting medical care will be made, and it could share in potential liabilities for resulting adverse medical consequences to patients. In addition, Patient Infosystems could have potential legal liability in the event it fails to record or disseminate correctly patient information. Patient Infosystems maintains an errors and omissions insurance policy with coverage of $5 million in the aggregate and per occurrence. Although Patient Infosystems does not believe that it will directly engage in the practice of medicine or direct delivery of medical services and has not been a party to any such litigation, it maintains a professional liability policy with coverage of $5 million in the aggregate and per occurrence. There can be no assurance that Patient Infosystems' procedures for limiting liability have been or will be effective, that Patient Infosystems will not be subject to litigation that may adversely affect Patient Infosystems' results of operations, that appropriate insurance will be available to it in the future at acceptable cost or at all or that any insurance maintained by Patient Infosystems will cover, as to scope or amount, any claims that may be made against Patient Infosystems.

Any inability to adequately protect our intellectual property could harm our competitive position.

     Patient Infosystems considers its methodologies, processes and know-how to be proprietary. Patient Infosystems seeks to protect its proprietary information through confidentiality agreements with its employees. Patient Infosystems' policy is to have employees enter into confidentiality agreements containing provisions prohibiting the disclosure of confidential information to anyone outside Patient Infosystems, requiring employees to acknowledge, and, if requested, assist in confirming Patient Infosystems' ownership of any new ideas, developments, discoveries or inventions conceived during employment, and requiring assignment to Patient Infosystems of proprietary rights to such matters that are related to Patient Infosystems' business. There can be no assurance that the steps we have taken to protect our intellectual property will be successful. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate our competitive advantage.

Risks Specific to ACS' Business

ACS has a history of operating losses.

     ACS has incurred losses in each of the past five years. For the years ended December 31, 2001 and 2002, ACS recorded a net loss of approximately $3.2 million and $4.5 million. ACS expects that it will continue to incur losses for the foreseeable future. ACS has not, since its inception, operated profitably and there can be no assurance that it will be able to generate increased revenue or achieve profitable operations in the future. As a result of the above, the Independent Auditors' Report on ACS' financial statements includes an emphasis paragraph indicating that there is substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include adjustments that might result from the outcome of this uncertainty.

ACS faces working capital shortfalls and has an urgent need for working capital.


     ACS has never earned profits and its operations have been supported substantially by loans from us, its majority stockholders and related parties. ACS will need continued funding in order to meet its obligations under its loan commitments and to maintain its operations. Although Patient Infosystems is committed to loaning up to $2.25 million to ACS, this may not be sufficient to fund operations. There can be no assurance that ACS will be able to obtain additional sources of funds, or that such funds will be available on terms favorable to ACS. In addition, ACS must incur costs associated with capital expenditures to systemize operations. There can be no assurance that ACS will have sufficient funds for such capital expenditures.


ACS is dependent on payments from third party payors.

     The profitability of ACS will depend on payments provided by third-party payors. Competition for patients, efforts by traditional third-party payors to contain or reduce healthcare costs and the increasing influence of managed care payors such as health maintenance organizations in recent years have resulted in reduced rates of reimbursement. If these trends continue, they could adversely affect ACS' results of operations unless ACS can implement measures to offset the loss of revenues and decreased profitability. In addition, changes in reimbursement policies of private and governmental third-party payors, including policies relating to the Medicare and Medicaid programs, could reduce the amounts reimbursed to these customers for ACS' services and consequently, the amount these customers would be willing to pay for the services.

ACS has a limited number of customers, a few of which account for a substantial portion of its business.


     Four of ACS' customers were responsible for approximately $7,150,000, or 75%, of its revenue for the year ended December 31, 2002 and four customers were responsible for approximately $2,068,000, or 82%, of its revenue for the year ended December 31, 2001. In addition, ACS generally does not have long-term contracts with its customers. Significant declines in the level of use of ACS services by one or more of these customers could have a material adverse effect on ACS' business and results of operations. Additionally, an adverse change in the financial condition of any of these customers, including an adverse change as a result of a change in governmental or private reimbursement programs, could have a material adverse effect on its business.


ACS is dependent upon discounted rates made available by ancillary service providers.

     ACS has contracts with over 5,000 ancillary service providers; however, such contracts generally are not long term. ACS obtains revenue from cost savings that it is able to receive from the ancillary service providers and pass on to customers. Should the ancillary service providers not continue to provide a discount to ACS, ACS will be unable to recognize any profit from the sale of services to payors or networks.

Changes in state and federal regulations could restrict ACS' ability to conduct its business.

     Numerous state and federal laws and regulations affect ACS' business and operations. These laws and regulations include, but are not necessarily limited to:

     o healthcare fraud and abuse laws and regulations, which prohibit illegal referral and other payments;



     o    Employee   Retirement   Income   Security  Act  of  1974  and  related
          regulations, which regulate many healthcare plans;

     o    mail pharmacy laws and regulations;

     o    privacy and confidentiality laws and regulations;

     o    consumer protection laws and regulations;

     o    legislation imposing benefit plan design restrictions;

     o    various   licensure  laws,  such  as  managed  care  and  third  party administrator licensure laws;

     o    drug pricing legislation; and

     o    Medicare and Medicaid reimbursement regulations.

     ACS believes it is operating its business in substantial compliance with all existing legal requirements material to the operation of its business. There are, however, significant uncertainties regarding the application of many of these legal requirements to its business, and there cannot be any assurance that a regulatory agency charged with enforcement of any of these laws or regulations will not interpret them differently or, if there is an enforcement action, that ACS' interpretation would prevail. In addition, there are numerous proposed healthcare laws and regulations at the federal and state levels, many of which could materially affect ACS' ability to conduct its business or adversely affect its results of operations.

ACS is subject to HIPAA.

     On August 21, 1996 Congress passed the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), P.L. 104-191. This legislation requires the Secretary of the Department of Health and Human Services to adopt national standards for electronic health transactions and the data elements used in such transactions. The Secretary is required to adopt safeguards to ensure the integrity and confidentiality of such health information. Violation of the standards is punishable by fines and, in the case of wrongful disclosure of individually identifiable health information, imprisonment. The Secretary is in the process of promulgating and publishing proposed rules addressing the standards, however, not all of the final rules have been adopted to date. Certain of the final rules were adopted during 2000 and 2001; however, the implementation time line extends into 2003 and beyond. Although ACS intends to comply with all applicable laws and regulations regarding medical information privacy, failure to do so could have an adverse effect on ACS's business.

Competition in the pharmacy benefits management industry could reduce ACS' profit margins.

         Pharmacy benefit management companies ("PBMs") are actual or potential competitors of ACS. These companies include well-established companies which may have greater financial, marketing and technological resources than ACS, such as Merck-Medco, Express Scripts, Advance PCS and Caremark Rx. Competition in the marketplace has caused many PBMs to reduce the prices charged to clients for core services and share a larger portion of the formulary fees and related revenues received from drug manufacturers with clients. Increased price competition could reduce ACS' profit margins and have a material adverse effect on its results of operations.


There are limited barriers to entry into the ancillary services market.

     Although ACS is not aware of any organization or company that currently provides similar ancillary services management, there are limited barriers to entry into the ancillary services management market. Major benefit management companies and healthcare companies not presently offering ancillary services management may decide to enter the market. These companies may have greater financial, marketing and other resources than ACS. Competition from other companies may have a material adverse effect on ACS' financial condition and results of operations.

ACS faces risks related to changes in the healthcare industry.

     In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare reimbursements, and horizontal and vertical consolidation within the healthcare industry. ACS' inability to react effectively to these and other changes in the healthcare industry could adversely affect its operating results. ACS cannot predict whether any healthcare reform efforts will be enacted and what effect any such reforms may have on ACS or its customers. The inability of ACS to react effectively to changes in the healthcare industry may result in a material adverse effect on its business.

Efforts to reduce healthcare costs and alter healthcare financing practices could adversely affect ACS' business.

     ACS designed its business to compete within the current structure of the U.S. healthcare system. Changing political, economic and regulatory influences may affect healthcare financing and reimbursement practices. If the current healthcare financing and reimbursement system changes significantly, ACS' business could be materially adversely affected. Proposed changes to the U.S. healthcare system may increase governmental involvement in healthcare and ancillary health services, and otherwise change the way payors, networks and providers do business. Healthcare organizations may react to these proposals and the uncertainty surrounding them by reducing or delaying purchases of cost control mechanisms and related services that ACS provides. Other legislative or market-driven changes in the healthcare system that ACS cannot anticipate could also materially adversely affect ACS' business.

The continued services and leadership of ACS' senior management is critical to its ability to maintain growth and any loss of key personnel could adversely affect its business.

     The future of the business of ACS depends to a significant degree on the skills and efforts of its senior executives. If ACS loses the services of any of these senior executives, and especially if any of these executives joins a competitor or forms a competing company, ACS' business and financial performance could be seriously harmed.

ACS' future growth depends on successful hiring and retention of skilled personnel. ACS may be unable to hire and retain the skilled personnel.

     The future growth of ACS' business depends on successful hiring and retention of skilled personnel, and ACS may be unable to hire and retain the skilled personnel it needs to succeed. Qualified personnel are in great demand throughout the healthcare industry. The failure of ACS to attract and retain sufficient skilled personnel may limit the rate at which its business can grow, which will harm its financial performance.

ACS is dependent upon data processing capabilities and telecommunications.

     The business of ACS is dependent upon its ability to store, retrieve, process and manage data and to maintain and upgrade its data processing capabilities. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors, other computer problems or interruptions of telephone service could have a material adverse effect on its business.

Any inability to adequately protect its intellectual property could harm ACS' competitive position.

     ACS considers its methodologies, processes and know-how to be proprietary. ACS seeks to protect its proprietary information through confidentiality agreements with its employees. ACS' policy is to have employees enter into confidentiality agreements containing provisions prohibiting the disclosure of confidential information to anyone outside of ACS, requiring employees to acknowledge, and, if requested, assist in confirming ACS' ownership of new ideas, developments, discoveries or inventions conceived during employment, and requiring assignment to ACS of proprietary rights to such matters that are related to ACS' business. There can be no assurance that the steps taken by ACS to protect its intellectual property will be successful. If ACS does not adequately protect its intellectual property, competitors may be able to use its technologies and erode or negate its competitive advantage.

Risks Specific to Ownership of Our Stock

It may be difficult for another company to acquire us, which may depress our stock price.

     Provisions in our certificate of incorporation, by-laws and Delaware law could make it difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thereby limiting the opportunities for our stockholders to receive a premium for their common stock over then prevailing market rates.

We may need additional capital in the future, which may not be available to us. The raising of additional capital may dilute your ownership of our stock.

     We believe we have sufficient resources to satisfy our short-term capital requirements assuming the approval and closing of the transactions described in this proxy statement. However, while we do not see an immediate need, in the future, we may need to raise additional funds through public or private debt or equity financing in order to:

     o take advantage of opportunities, including more rapid expansion or acquisitions of, or investments in, business or technologies;

     o    develop new services; or

     o    respond to competitive pressures.

     Any additional capital raised through the sale of equity may dilute our stockholders' ownership percentage of our stock. Furthermore, we cannot assure you that any additional financing we may need will be available on terms favorable to us, or at all. In such case, our results of operations, liquidity and financial condition would suffer.

Our common stock qualifies as a "penny stock" under SEC rules, which may make it more difficult for our stockholders to resell their shares of our common stock.

     Our common stock trades on the Over-The-Counter Bulletin Board. As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of our stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it were listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because our common stock does not trade on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, our common stock qualifies as a "penny stock." The rules of the Securities and Exchange Commission impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination or the appropriateness of investments in penny stocks for its customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of our stockholders to resell their stock.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements contained in or considered a part of this proxy statement discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions or the predictions of ACS. Actual events or results may differ substantially. Important factors that could cause our actual results and the actual results of ACS to be materially different from the forward-looking statements are disclosed under the heading "Risks Factors" in this proxy statement.

                               THE SPECIAL MEETING

     This proxy statement is first being mailed or delivered by Patient Infosystems to its stockholders on or about June 16, 2003, and is accompanied by the notice of the Special Meeting and a form of proxy that is solicited by the Patient Infosystems' Board of Directors for use at the Special Meeting and at any adjournments or postponements thereof.


Date, Time and Place; Proposals to be Considered

     The Special Meeting is scheduled to be held on September 15, 2003, at 10 a.m. Eastern Time at Patient Infosystems' offices at 46 Prince Street, Rochester, New York 1407. At the Special Meeting, Patient Infosystems stockholders will be asked to consider and approve:

(1) an amendment of the Certificate of Incorporation of Patient Infosystems to increase the number of authorized shares to 100,000,000 divided into 80,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share;

(2) an amendment of the Certificate of Incorporation of Patient Infosystems to change the name of the company to American CareSource Corporation; and

(3) an amendment of the Certificate of Incorporation of Patient Infosystems to provide for a 1 for 12 reverse stock split;

(4) an amendment of the Amended and Restated Stock Option Plan of Patient Infosystems to increase the number of shares of common stock reserved for issuance under the plan from 1,680,000 to 3,500,000 shares; and

(5) such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Patient Infosystems.


Record Date and Voting


     Our Board of Directors has fixed July 30, 2003 as the record date for determination of holders of Patient Infosystems capital stock entitled to notice of, and to vote at, the Special Meeting. Only holders of record of our capital stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. On May 1, 2003, there were issued and outstanding, 10,956,024 shares of Patient Infosystems common stock, 100,000 shares of Series C 9% Cumulative Convertible Preferred Stock ("Series C Preferred Stock") and 198,128 shares of Series D Preferred Stock. Each share of common stock is entitled to one vote; each share of Series C Preferred Stock is entitled to eight votes and each share of Series D Preferred Stock is entitled to one hundred twenty votes on all matters to be voted upon at the Special Meeting.


     Votes will be counted and certified by one or more Inspectors of Elections who are expected to be employees of Patient Infosystems or Continental Stock Transfer & Trust, the transfer agent for Patient Infosystems.

     A quorum consists of a majority of our outstanding capital stock represented in person or by proxy and entitled to vote at the Special Meeting. Any stockholder present in person or by proxy who abstains from voting on any particular matter will be counted in determining whether or not a quorum is present. The affirmative vote of a majority of the outstanding shares of capital stock of Patient Infosystems is required to approve the amendment of the Certificate of Incorporation and the amendment of the Stock Option Plan.


     If the enclosed proxy card is executed properly and received by Patient Infosystems by September 15, 2003 in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL BE VOTED "FOR" EACH OF THE AMENDMENTS OF THE CERTIFICATE OF INCORPORATION AND FOR THE AMENDMENT OF THE STOCK OPTION PLAN.

     Our Board of Directors is not aware of any matters other than the amendments of the Certificate of Incorporation and amendment of the Stock Option Plan that may be properly brought before the Special Meeting. If any other matters properly come before the Special Meeting or any adjournments or postponements of the Special Meeting and are voted on, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of Patient Infosystems.


Proxies

     All shares of Patient Infosystems capital stock represented by properly executed proxies or voting instructions received before or at the Special Meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted FOR the proposals. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     If a properly executed proxy card or voting instruction is returned and the stockholder has abstained from voting on adoption of the proposals, the Patient Infosystems capital stock represented by the proxy or voting instruction will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the proposals. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on adoption of the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of adoption of the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

     Because adoption of the proposals requires the affirmative vote of at least a majority of the outstanding capital stock of Patient Infosystems voting at the meeting, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the proposals.

Revocability of Proxies

     The accompanying form of proxy is for use at the meeting if a holder of Patient Infosystems capital stock is unable to attend in person. The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

     o delivering to Kent Tapper, Assistant Secretary, Patient Infosystems, Inc., 46 Prince Street, Rochester, New York, 14607, a written notice of revocation prior to the Special Meeting or a duly executed proxy bearing a later date; or

     o    attending the Special Meeting and voting in person.

     If you have instructed a broker or bank to vote your shares, you must follow the directions received from your broker or bank as to how to change your vote.

     All  shares   represented  by  valid  proxies  received  pursuant  to  this solicitation, and not revoked before they are voted, will be voted in the manner specified therein.

Solicitation of Proxies

     The costs of soliciting proxies in the form enclosed herewith will be borne entirely by Patient Infosystems. In addition to the solicitation of proxies by mail, proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our capital stock and normal handling charges may be paid for such forwarding services.

Voting Electronically or by Telephone

     Patient Infosystems does not provide electronic, internet or telephone voting for the record holders of its stock because of the relatively small number of record holders of Patient Infosystems capital stock.

Share Ownership of Management and Certain Stockholders

     On May 1, 2003, Patient Infosystems' directors, executive officers and their affiliates owned and were entitled to vote 8,230,902 shares of Patient Infosystems common stock, or approximately 67% of the shares of Patient Infosystems common stock outstanding on that date.


     Certain Patient Infosystems stockholders holding an aggregate of 59% of Patient Infosystems outstanding stock have executed voting agreements agreeing to vote all of their stock in favor of the amendment of the Certificate of Incorporation assuredof Patient Infosystems to increase authorized capital stock. While the voting agreements do not cover the other proposals, it is anticipated that the stockholders will also vote in favor of all of the proposals in this proxy statement.


Regulatory Matters

     Other than compliance with the applicable rules and regulations of the Securities and Exchange Commission and any state securities law administrators in connection with the issuance of shares in the Acquisition, no federal or state regulatory requirements must be complied with, and no approvals must be obtained, in connection with the Acquisition.

No Appraisal Rights

     Under the Delaware General Corporation Law, the stockholders of Patient Infosystems are not entitled to appraisal rights with respect to the Acquisition or any other matters addressed herein.

PROPOSAL 1 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK


General

     Our acquisition of substantially all the assets of ACS (the "Acquisition") provides that in consideration for the assets purchased, ACS will receive 2,971,915 shares of Patient Infosystems common stock, which constitutes approximately 30% of Patient Infosystems' common stock on a fully diluted basis after giving effect to the 1 for 12 reverse stock split. In order to have a sufficient number of shares to issue to ACS pursuant to the Acquisition, we must amend our Certificate of Incorporation in order to increase the number of authorized shares.

     Additionally, on June 11, 2002, the Board of Directors of Patient Infosystems approved the conversion of up to $4,642,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 36,289,993 shares of Patient Infosystems common stock using a value of $0.14 per share of common stock. The average value of Patient Infosystems common stock based upon an average closing price for a period immediately before June 11, 2002 was $0.1354 per share. On August 7, 2002, Patient Infosystems paid $160,000 of the outstanding debt. As a result, $4,482,500 in debt and $438,099 of accrued interest will be converted into 35,147,136 shares of Patient Infosystems common stock. As of May 1, 2003, Patient Infosystems' Certificate of Incorporation authorized Patient Infosystems to issue up to 20,000,000 shares of common stock, 10,956,024 of which were issued and outstanding and 2,029,040 of which were reserved for issuance under outstanding options, warrants and upon conversion of outstanding convertible preferred stock. Giving effect to this debt conversion will require an amendment to Patient Infosystems' Certificate of Incorporation to authorize additional shares of common stock. The completion of this transaction cannot occur unless and until the stockholders of Patient Infosystems approve this amendment.


     Also, on April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, a member of the Board of Directors, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by its stockholders of the amendment to the Certificate of Incorporation to increase authorized capital stock necessary to provide for the issuance of common stock upon conversion of such shares. In addition, upon closing of the private placement of at least $4 million of Patient Infosystems' capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. The purpose of the loan from the investors is to provide funds for Patient Infosystems to loan to ACS to provide working capital for ACS' operations. The loan from Patient Infosystems to ACS is provided under a Credit Agreement, also executed on April 10, 2003. Currently, under the terms of the Credit Agreement, Patient Infosystems has loaned $2,250,000 to ACS. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, Patient Infosystems must increase its capital stock. The shares of common stock issued upon conversion of the Series D Preferred Stock will be restricted securities under the Securities Act of 1933.


Background of the Acquisition

     On May 2, 2000, our Board of Directors instructed management to explore opportunities relating to a strategic partnership that might lead to an acquisition or merger transaction with another company.

     On May 12, 2000, Roger Chaufournier, our Chief Executive Officer, met Mark Goode, an investment broker with the firm Euram Partners, LLC. Mr. Goode informed Mr. Chaufournier that he had a partner who had invested in ACS. He suggested that ACS might be interested in a strategic dialogue.

     On May 25, 2000, Mr. Chaufournier met with Mr. Goode in Tysons Corner, Virginia. Mr. Goode expressed an interest in representing us in securing equity capital. Mr. Goode also agreed to arrange a meeting with his partner.

     On June 1, 2000, Mr. Chaufournier had a conference call with the Finance Committee of our Board of Directors and briefed them on Euram and ACS. The Committee advised Mr. Chaufournier to proceed with exploring the relationships.

     From July 7, 2000 through July 18, 2000, Mr. Chaufournier met with Mr. Goode on several occasions to review a potential transaction.

     On July 20, 2000, Mr. Chaufournier and Mr. Goode met with the ACS team at the ACS offices, including Mark Bodnar, the Chief Executive Officer of ACS and Werner Eric Brauss, a principal stockholder of ACS.

     From July 20, 2000 through August 29, 2000, several meetings were held in person and by telephone between Mr. Chaufournier, Mr. Bodnar, Mr. Brauss, Mr. Goode, members of our Board of Directors and other representatives of ACS and us to discuss the underlying businesses and the terms of a proposed transaction between us and ACS.

     From August 8 through the end of August, 2000, Mr. Chaufournier worked with our counsel and counsel to ACS to negotiate the terms of an asset purchase agreement.

     On August 29, 2000, Mr. Chaufournier  briefed our Board of Directors on the
proposed   transaction.   A  detailed  discussion  was  held  on  the  strategic
positioning of the deal and its benefit to us and our stockholders.

     From November 8, 2000 until December 20, 2000, our representatives and ACS's representatives were involved in regular negotiations with respect to the terms of an asset purchase agreement.

     On December 21, 2000 our Board of Directors met to review the transaction. Our Board of Directors authorized Mr. Chaufournier to proceed with the negotiation.

     Discussions continued through January 20, 2001, when the parties concluded that the transaction was not currently feasible.

     From February through March 7, 2001, Mr. Chaufournier worked with Mr. Bodnar on the terms of a strategic alliance between us and ACS. We and ACS began co-marketing our services and began to explore operational synergies more aggressively.

     On March 12, 2001, we entered into a strategic alliance with ACS.

     On April 9, 2001, our representatives and ACS' representatives renewed discussions with respect to an asset purchase.

     From May 2, 2001 through May 28, 2001, we engaged in discussions and negotiations with ACS and its representatives with regard to a transaction.

     On May 28, 2001, Mr. Chaufournier and Mr. Pappajohn met with Mr. Bodnar, Mr. Brauss and other representatives of both companies. An afternoon meeting resulted in a signing by both parties of an asset purchase agreement.

     From May 28, 2001 to September 28, 2001 there were numerous meetings and phone conferences by and among the parties and the various representatives to complete due diligence, review the integration of the two companies and discuss closing issues.

     On September 28, 2001, the ACS Board of Directors met with its investors and concluded that the international political crisis coupled with the turmoil of the financial markets caused by the events of September 11, 2001 presented an unfavorable environment for a merger. ACS notified Patient Infosystems that it was terminating the relationship.

     On January 20, 2002, and in April 2002, Mr. Bodnar met with Mr. Pappajohn in New York City to discuss the possibility of completing a transaction.

     On June 7, 2002, staff from our company met with Mr. Bodnar to discuss the framework for a new deal.

     On June 25, 2002, Mr. Chaufournier initiated contact with Michael Caolo, general counsel to ACS, and discussed a work plan on the proposed deal.

         On June 26, 2002, a meeting was held in Dallas with Mr. Caolo, Mr. Bodnar, Christine St. Andre, our Chief Operating Officer, and Kent Tapper, our Chief Financial Officer, on business vision for the combined companies.

     On August 6, 2002, Mr. Caolo, Mr. Bodnar, Mr. Chaufournier and Mr. Pappajohn met in New York City to discuss the vision for the new company and the prospects of raising additional working capital.

     On August 20 and 21, 2002, Mr.  Chaufournier  and Mr. Tapper,  met with Mr.
Caolo and Mr. Bodnar in Dallas to refine a joint business plan, conduct due diligence reviews and continue negotiations.

     On August 27, 2002, Mr. Chaufournier, Mr. Caolo, Mr. Pappajohn and Mr. Bodnar met in New York City to discuss a capital formation strategy.

     On August 27 and 28, 2002, Maria Baker, Vice President for Operations with ACS completed a due diligence meeting in Rochester, New York. Ms. Baker met with Ms. St. Andre, Mr. Chaufournier and Mr. Tapper.

     From August 28, 2002 through September 2002 we continued negotiations. We and ACS staff continued due diligence reviews of schedules included in the asset purchase agreement.

     On September 23, 2002, our Board of Directors approved the transaction.

     On September 23, 2002, the asset purchase agreement was executed.


     From September 23, 2002 through April 2003, we and ACS were engaged in the preparation of this proxy statement and financial information. In the course of these activities, issues arose, including a need for increased working capital for ACS and the provision of financing by Patient Infosystems to ACS. As a result, we and ACS amended the Asset Purchase Agreement in April 2003.


     On April 10, 2003, our Board of Directors approved the Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement") and it was executed.

Recommendation of the Patient Infosystems Board of Directors and Reasons For The Acquisition


     Our Board of Directors concluded unanimously that the acquisition of substantially all of the assets of ACS was in the best interests of Patient Infosystems and our stockholders, authorized and approved the Asset Purchase Agreement, the issuance of shares of Patient Infosystems common stock in connection with the Acquisition, and the amendment of the Certificate of Incorporation to increase authorized capital stock.


     The decision of our Board of Directors was based upon the potential benefits of the Acquisition, including the following:

     o a new business model that is unique in the market and has significant growth potential;

     o an opportunity to leverage our client base and provide a more integrated solution to the market;

     o an opportunity to enter into a new business which may provide increased revenue;

     o    diversification of the sources of Patient Infosystems' revenues; and

     o    the addition of experienced members of management.

     In its evaluation of the Acquisition, our Board of Directors reviewed several factors, including the following:

     o historical information concerning the respective businesses of Patient Infosystems and ACS including financial performance and condition and operations and management;

     o    the status and quality of ACS' relationships with its clients;

     o management's view of the financial condition, results of operations and businesses of Patient Infosystems and ACS before and after giving effect to the Acquisition;

     o reports of management regarding the results of the due diligence investigation of ACS;

     o the potential impact of the Acquisition on the employees, customers and business partners of Patient Infosystems; and

     o the potential impact of the Acquisition on the business of Patient Infosystems.

     In its evaluation of the Acquisition, our Board of Directors also considered various risks and uncertainties, including:

     o    immediate   and   substantial    dilution   of   Patient   Infosystems
          stockholders' percentage equity and voting interest;

     o inability of Patient Infosystems and ACS to successfully integrate operations;

     o    change in the current business of Patient Infosystems;


     o the risk that the potential benefits of the Acquisition might not be fully realized;

     o the possibility that the Acquisition might not be completed, or that completion might be unduly delayed;

     o    the costs associated with integrating Patient Infosystems and ACS;

     o the possibility that despite the efforts of the combined company, key employees might not remain employed by the combined company;and


     o    possible loss of contracts with customers and other third parties.


     Our Board of Directors concluded that the potential benefits of the Acquisition and the amendments to the Certificate of Incorporation to Patient Infosystems and its stockholders outweigh the risks associated with the Acquisition and the amendment to the Certificate of Incorporation to icrease authorized capital stock. This discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Acquisition and the amendment to the Certificate of Incorporation, our Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. After careful consideration, our Board of Directors determined that the Acquisition and the amendment of the Certificate of Incorporation are in the best interests of Patient Infosystems and its stockholders.


     Our Board of Directors chose not to retain a fairness opinion from an outside financial advisor with respect to the Acquisition. Our Board of Directors concluded that Patient Infosystems had sufficient in-house sophistication, knowledge and expertise to assist the Board of Directors in evaluating the financial impact of the Acquisitoin and the fairness of the terms of the transaction.

     ACS' Reasons for the Acquisition; Approval by ACS' Board of Directors and Stockholders

     The ACS Board of Directors believes that the terms of the Acquisition are in the best interests of ACS and its stockholders. Accordingly, the ACS Board of Directors unanimously approved the Acquisition. ACS believes that it will obtain the necessary approval of the Acquisition by the holders of a majority of its outstanding common stock.

     The terms of the Acquisition, including the consideration, were the result of arm's-length negotiations between ACS and Patient Infosystems. In fixing the consideration consisting mainly of Patient Infosystems common stock, ACS' management considered the relative values of the two companies. In considering the Acquisition, the ACS Board of Directors consulted with legal advisors and management of ACS.

     In reaching its decision to approve the Acquisition, in addition to the factors described above, the ACS Board of Directors considered the following factors:

     o    the strategic benefits of the Acquisition;

     o    the lack of liquidity for ACS common stock;

     o    the effects of the Acquisition on ACS' stockholders;


     o    the strength of the management team of the combined company;

     o    historical   information   regarding  Patient  Infosystems'  and  ACS'
          respective businesses, prospects, financial performance and condition and competitive positions;

     o    the prospects of ACS as an independent company;


     o    the terms of the Asset Purchase Agreement.


     o reports of management regarding the results of the due diligence investigation of ACS;

     o the potential impact of the Acquisition on the employees, customers and business partners of ACS; and

     o    the potential impact of the Acquisition on the business of ACS.


     In its evaluation of the Acquisition, the ACS Board of Directors also considered various risks and uncertainties, including:

     o    change in control of ACS;

     o inability of Patient Infosystems and ACS to successfully integrate operations;

     o    the   possibility   that  the  potential   benefits  sought  from  the
          Acquisition might not be fully realized;

     o the challenges of integrating the management teams, strategies, cultures and organizations of the two companies;

     o the risk that despite the efforts of the combined company, key employees might not remain employed by the combined company;

     o    the costs associated with integrating Patient Infosystems and ACS;

     o the possibility that the Acquisition might not be completed or might be unduly delayed; and

     o    possible loss of contracts with customers and other third parties.


Accounting Treatment

     The Acquisition will be accounted for as a "purchase." Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fdirect costs related to the merger, over the value of the net assets acquired is classified as goodwill on the unaudited pro forma combined condensed balance sheet included in this proxy statement.

Federal Income Tax Consequences of the Acquisition

     The following is a summary of the material anticipated U.S. federal income tax consequences of the Acquisition. The summary is based on the Internal Revenue Code (the "Internal Revenue Code"), Treasury regulations issued under the Internal Revenue Code, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the U.S. federal income tax consequences of the Acquisition and, in particular, may not address considerations applicable to ACS stockholders subject to special treatment under U.S. federal income tax law. ACS stockholders subject to special treatment include, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, and holders who hold common stock as part of a "hedge," "straddle" or "conversion transaction." In addition, no information is provided in this document with respect to the tax consequences of the Acquisition under any foreign, state or local laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION TO THEM IN THEIR PARTICULAR SITUATIONS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN, ESTATE AND OTHER TAX LAWS.


     For U.S. federal income tax purposes, the Acquisition will be treated as a "reorganization" -- that is, a transaction of a type that is generally tax-free. As a result, Patient Infosystems' tax basis in the assets acquired pursuant to the Asset Purchase Agreement should equal ACS' basis in such assets. Although such basis would be increased by any gain recognized in the transaction to ACS, it is anticipated that no such gain will be recognized and, accordingly, that no such increase in tax basis will occur.


     This discussion regarding tax consequences is not binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Acquisition. Accordingly, there can be no assurance that the IRS will not challenge the conclusion reflected in this discussion or that a court will not sustain such a challenge.

No Appraisal Rights

     While Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of Delaware corporations in certain situations, these appraisal rights are not available to the stockholders of Patient Infosystems in connection with the Acquisition or the amendment to the Certificate of Incorporation of Patient Infosystems.

Securities Law Consequences

     The shares to be issued to ACS pursuant to the Acquisition have not been registered under the Securities Act of 1933. These shares can be resold only if they are registered for resale under the Securities Act or exempt from registration. Under the terms of the Asset Purchase Agreement, ACS may distribute Patient Infosystems stock issued in connection with the Acquisition only to stockholders of ACS who are signatories to the Asset Purchase Agreement or to persons who become stockholders of ACS before the closing of the Acquisition. ACS stockholders who receive such shares may not distribute them for a period of twelve months from the closing date of the Acquisition. However, should an ACS stockholder who received shares of Patient Infosystems stock from the Acquisition dissolve or liquidate, such ACS stockholder may distribute the Patient Infosystems shares to its stockholders provided that its stockholders agree to the twelve month holding period and agree to be subject to the indemnification obligation contained in the Asset Purchase Agreement.


     Patient Infosystems does not intend to register the shares that ACS receives in the Acquisition. ACS currently does not intend to transfer these shares to its stockholders. However, since all of the stockholders of ACS are accredited investors, it is likely that in the event ACS wishes to distribute the shares to its stockholders, ACS will be able to rely on the exemption from registration provided under Section 4(2) of the Securities Act of 1933 and Regulation D.

                          THE ASSET PURCHASE AGREEMENT

     The following is a summary of the Asset Purchase Agreement. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Asset Purchase Agreement, which is attached as Appendix C to this Proxy Statement.

Structure of the Purchase

     The Asset Purchase Agreement contemplates our purchase of substantially all of the business and assets of ACS. We will also assume substantially all liabilities of ACS. When we complete the Acquisition, a number of ACS directors will become directors and/or members of management of Patient Infosystems.

Acquisition Consideration


     Patient Infosystems intends to acquire substantially all of the assets of ACS. In consideration of the sale of assets, Patient Infosystems agreed to issue to ACS 2,971,915 shares or Patient Infosystems common stock, which constitutes approximately 30% of the outstanding common stock of Patient Infosystems on a fully diluted basis after giving effect to the 1 for 12 reverse stock split. Under the terms of the Asset Purchase Agreement, ACS will retain all records related to the corporate organization of ACS, including, among other things, its minute books, stock books and corporate seals. In addition, ACS will retain the funded portion of any pension or profit sharing plans and all rights that will accrue to ACS under the Asset Purchase Agreement, including the shares of Patient Infosystems common stock it will receive as consideration.


Certain Covenants

Interim Operations of ACS and Patient Infosystems. From the date of execution of the Asset Purchase Agreement until the closing date of the Acquisition, Patient Infosystems and ACS are each required to conduct its business in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organization and relationships with customers and to keep available the services of its employees. In particular, during this period, Patient Infosystems and ACS each may not:

     o declare or pay dividends or make any distribution or transfers of any amount including cash to any employees, officers, directors or stockholders, except in the ordinary course of business;

     o make any payment or dispose any assets in excess of $5,000 of fair market value;

     o    acquire, or commit to acquire, any assets, other than assets involving
          $25,000  or  less  in  any  one   transaction  or  series  of  related
          transactions;

     o subject to certain exceptions, assume, create, guarantee or incur any indebtedness other than indebtedness incurred in the ordinary course of business;

     o grant any lien except in the ordinary course of business consistent with past practices;

     o except as contemplated by the Asset Purchase Agreement, amend, modify or terminate any contract or other agreement, authorization, commitment, lease, mortgage, or other document, including articles of incorporation or bylaws, outside the ordinary course of business consistent with past business practices;

     o enter into any new contract or other agreement, authorization, commitment, lease, mortgage or other document that is material;

     o change the accounting principles used when maintaining accounting records or presenting financial statements, or otherwise alter the manner of keeping accounts, books or records, except for converting accounting basis to the accrual method;

     o make, change or forgive any loan in excess of $5,000 between Patient Infosystems or ACS and any of their affiliates, directors, employees, officers, related parties or stockholders;

     o make any payments in any case greater than $5,000 or $25,000 in the aggregate of any kind, including dividends, distributions, bonuses and repayment of indebtedness, to affiliates, directors, employees,
          officers,   related  parties  or  stockholders,   other  than  normal,
          recurring payments of salary, commissions, bonuses, retainers, reimbursements, repayment of indebtedness, and the like, in accordance with existing contractual obligations or in the ordinary course of business consistent with past practices; or

     o    agree or commit to take any of the actions described above.

Special Meeting; Proxy Material. We have agreed under the Asset Purchase Agreement to prepare and file with the Securities and Exchange Commission, a proxy statement for a special meeting of our stockholders to approve all matters necessary for the Acquisition.

No Solicitation. ACS has agreed in the Asset Purchase Agreement that, unless such agreement is terminated, it will not, and its affiliates and stockholders will not cause it to (i) directly or indirectly encourage, solicit, initiate or participate with any person, entity or group regarding any merger, sale of substantially all of the assets, business combination, sale of shares of capital stock, or similar transaction involving ACS or (ii) directly or indirectly disclose any confidential information concerning Patient Infosystems to any person, entity or group other than Patient Infosystems and its advisors and representatives. Patient Infosystems will be promptly notified of any offer or inquiry regarding the above received by ACS or an ACS stockholder.

Employment Agreements. Pursuant to the Asset Purchase Agreement, we agreed to enter into an employment agreement with Mark Bodnar on the closing date of the Asset Purchase Agreement. Under the terms of his agreement, Mr. Bodnar will receive an annual salary of $150,000. Upon termination of his current automobile lease, Mr. Bodnar will receive a monthly automobile allowance in the amount of $1,000. Also, the agreement provides that Mr. Bodnar will receive options to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share. In addition, the agreement provides that Mr. Bodnar will receive certain commissions.


     Patient Infosystems Shareholder Voting Agreement. Certain Patient Infosystems stockholders holding an aggregate of 59% of our outstanding stock have executed voting agreements agreeing to vote all of their stock in favor of the amendment of the Certificate of Incorporation of Patient Infosystems to increase authorized capital stock. While the voting agreements do not cover the other proposals, it is anticipated that the stockholders will also vote in favor of all of the proposals in this proxy statement.


Certain Other Covenants. The Asset Purchase Agreement contains certain other mutual covenants of the parties, including covenants relating to public announcements; notification of certain matters; access to information; disclosure supplements; further assurances and confidential treatment of non-public information.

Certain Representations and Warranties

     The Asset Purchase Agreement contains, subject to certain exceptions, representations and warranties made by ACS and certain of its stockholders as to, among other things: due organization and good standing; corporate authorization to enter into the contemplated transactions; execution, delivery and enforceability of the Asset Purchase Agreement; governmental authorizations; absence of any conflict or breach of organizational documents and certain material agreements as a result of the contemplated transactions; absence of the creation of any lien as a result of the contemplated transactions;
capitalization; absence of subsidiaries; financial statements; absence of undisclosed material facts or liabilities; compliance with laws and court orders; litigation; title to and character of assets; tax matters; employee matters; employee benefits plans; required consents; insurance; accounts receivable; contracts; conditions affecting the business of ACS; absence of any broker; solvency; sufficiency of assets to conduct the business of ACS; ownership and use of real property; and intellectual property rights.

         The Asset Purchase Agreement contains, subject to certain exceptions, representations and warranties made by Patient Infosystems and certain of our stockholders as to, among other things: due organization and good standing; corporate authorization to enter into the contemplated transactions; execution, delivery and enforceability of the Asset Purchase Agreement; absence of any conflict or breach of organizational documents and certain material agreements as a result of the contemplated transactions; absence of the creation of any lien as a result of the contemplated transactions; capitalization; filings with the Securities and Exchange Commission; financial statements; absence of undisclosed material facts or liabilities; compliance with laws and court orders; litigation; tax matters; and absence of any restriction that materially affects or restricts the business and assets of Patient Infosystems after the consummation of the contemplated transactions.

     The representations and warranties in the Asset Purchase Agreement survive for a period of one year from the date of the agreement.

Conditions to the Acquisition

Conditions to the Obligations of Patient Infosystems to Effect the Acquisition. The obligations of Patient Infosystems to effect the Acquisition are subject to the satisfaction of the following conditions:

     o the representations and warranties of ACS and its stockholders contained in the Asset Purchase Agreement being true in all material respects as of the date of the Asset Purchase Agreement and as of the closing date;

     o the performance by ACS of all agreements, covenants and obligations that it is required to perform under the Asset Purchase Agreement as of the closing date;

     o ACS' delivery to Patient Infosystems of a closing certificate signed by an officer of ACS certifying the above;

     o    ACS' delivery to Patient Infosystems of an assignment of contracts;

     o    Patient   Infosystems'  receipt  of  a  legal  opinion  regarding  the
          Acquisition from counsel to ACS;

     o Patient Infosystems' receipt of stockholder representation letters from each stockholder of ACS that is a signatory to the Asset Purchase Agreement;

     o Patient Infosystems' receipt of conveyance instruments regarding the sale, conveyance, transfer and assignment of the assets of ACS;

     o Patient Infosystems' receipt of all customer contracts duly executed from ACS;

     o Patient Infosystems' receipt of all vendor and supplier contracts duly executed from ACS;

     o Patient Infosystems' receipt of all contracts and all other documents relating to the purchased assets;

     o ACS' delivery of all consents required to be obtained or given by ACS in order to consummate the transactions contemplated by the Asset Purchase Agreement and the other transaction documents; and

     o ACS' delivery to Patient Infosystems of certified resolutions of the Board of Directors and stockholders of ACS authorizing the execution, delivery and performance of the Asset Purchase Agreement and each other document, agreement, instrument or certificate to which such person is party and the transactions contemplated by such agreements.

Conditions to the Obligations of ACS to Effect the Acquisition. The obligations of ACS to effect the Acquisition is subject to the satisfaction of the following conditions:

     o the representations and warranties of Patient Infosystems contained in the Asset Purchase Agreement being true in all material respects as of the date of the Asset Purchase Agreement and as of the closing date;

     o the performance by Patient Infosystems of all agreements, covenants and obligations that it is required to perform under the Asset Purchase Agreement as of the closing date;

     o Patient Infosystems' delivery to ACS of a closing certificate signed by an officer of Patient Infosystems certifying the above;

     o Acceptance by Patient Infosystems' of an assignment of contracts from ACS;

     o ACS' receipt of a legal opinion regarding the Acquisition from counsel to Patient Infosystems;

     o    Acceptance by Patient Infosystems of all customer contracts;

     o    Acceptance by Patient  Infosystems  of vendor and supplier  contracts;
          and

     o Patient Infosystems' delivery to ACS of certified resolutions of the Board of Directors of Patient Infosystems authorizing the execution, delivery and performance of the Asset Purchase Agreement and each other document, agreement, instrument or certificate to which such person is party and the transactions contemplated by such agreements.

Other  Agreements  and  Documents  Required  to  Effect  the  Acquisition.   The
obligations of both Patient Infosystems and ACS to effect the Acquisition require the following:

     o The execution by certain stockholders of ACS and Patient Infosystems of a Shareholders' Agreement providing for the voting of all shares of Patient Infosystems owned by such stockholders in favor of the election of John Pappajohn, Derace Schaffer, Mark Bodnar, one reasonably qualified individual designated by Eric Brauss, Mark Bodnar and Michael Caolo, Jr. and one reasonably qualified individual designated by John Pappajohn and Derace Schaffer as members of the Board of Directors of Patient Infosystems;

     o the execution of agreements by Werner Eric Brauss and Today Financial Corporation and related entities and affiliates to hold all indebtedness of ACS in abeyance until March 31, 2007, and to not demand repayment of principal or accrued interest unless required in accordance with the terms of the promissory notes relating thereto;

     o the execution of agreements by John Pappajohn and Derace Schaffer to hold all indebtedness of Patient Infosystems in abeyance until September 30, 2004, and to not demand repayment of principal or accrued interest unless required in accordance with the terms of the promissory notes relating thereto;

     o Written documentation that the bank debt of Patient Infosystems to Wells Fargo Bank has been renegotiated so as to provide a grace and forbearance period until December 31, 2003 before any principal payments are required and that John Pappajohn and Derace Schaffer will remain guarantors of such bank debt if required by Wells Fargo Bank.

     o Proceeds from the private placement of equity securities in the minimum amount of $4.0 million placed into an escrow account to be released immediately following the closing of the Acquisition.

     o The execution of a Voting Agreement by each stockholder of Patient Infosystems owning more than 10% of the outstanding shares of the common stock of Patient Infosystems providing that such stockholder will vote all shares owned by him in favor of the Acquisition and all related matters.

Termination of the Asset Purchase Agreement

     The Asset Purchase Agreement may be terminated and the Acquisition abandoned at any time prior to the closing date of the transaction as follows:

     o    by mutual agreement in writing by Patient Infosystems and ACS;

     o by either Patient Infosystems or ACS if the other party materially breaches any of the representations, warranties, covenants or agreements set forth in the Asset Purchase Agreement at the time of its execution or on the closing date;

     o by either Patient Infosystems or ACS if the other party fails to perform timely, in all material aspects, the covenants and obligations that it is required to perform under the Asset Purchase Agreement and such party does not obtain in writing a waiver of such performances; or

     o by either Patient Infosystems or ACS if the closing of the Acquisition does not occur by August 31, 2003; however, if the closing does not occur prior to such date because the Securities and Exchange Commission has determined to review this proxy statement, the closing may occur at any time prior to November 30, 2003.

     In the event that the Asset Purchase Agreement is validly terminated by either Patient Infosystems or ACS as provided in the first and fourth bullet points above, the Asset Purchase Agreement will become void and have no effect except that ACS and its stockholders are prohibited from disclosing the contents of negotiations regarding the Asset Purchase Agreement or the terms of the Asset Purchase Agreement. Upon such termination, there will be no further obligation on the part of Patient Infosystems, ACS, their respective officers or directors, or their respective stockholders that are signatories to the Asset Purchase Agreement. Upon termination of the Asset Purchase Agreement for any reason other than those in the first and fourth bullet points above, each party to the Asset Purchase Agreement may pursue any and all remedies that such party may have under the Asset Purchase Agreement or by law.

Fees and Expenses. Each party to the Asset Purchase Agreement shall pay all of their costs and expenses, including accountant and legal fees and expenses, incurred in connection with the Acquisition.

Interests of Certain Persons in Acquisition and Related Matters

     On June 11, 2002, the Board of Directors of Patient Infosystems approved the conversion of up to $4,642,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 36,289,993 shares of Patient Infosystems common stock using a value of $0.14 per share of common stock. The average value of Patient Infosystems common stock based upon an average closing price for a period immediately before June 11, 2002 was $0.1354 per share. On August 7, 2002, Patient Infosystems paid $160,000 of the outstanding debt. As a result, $4,482,500 in debt and $438,099 of accrued interest will be converted into 35,147,136 shares of Patient Infosystems common stock. Currently, Patient Infosystems' Certificate of Incorporation authorized Patient Infosystems to issue up to 20,000,000 shares of common stock, 10,956,024 of which were issued and outstanding and 2,029,040 of which were reserved for issuance under outstanding options, warrants and upon conversion of outstanding convertible preferred stock. Giving effect to this debt conversion will require an amendment to Patient Infosystems' Certificate of Incorporation to authorize additional shares of common stock. The completion of this transaction cannot occur unless and until the stockholders of Patient Infosystems approve this amendment.

     Also, on April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, a member of the Board of Directors, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. Currently, under the Note and Stock Purchase Agreement, the investors have loaned $1,500,000 to Patient Infosystems. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by its stockholders of the amendment to the Certificate of Incorporation to increase authorized capital stock necessary to provide for the issuance of common stock upon conversion of such shares. The shares of common stock issued upon conversion of the Series D Preferred Stock will be restricted securities under the Securities Act of 1933. In addition, upon closing of the private placement of at least $4 million of Patient Infosystems' capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. The purpose of the loan from the investors is to provide funds for Patient Infosystems to loan to ACS to provide working capital for ACS' operations. The loan from Patient Infosystems to ACS is provided under a Credit Agreement, also executed on April 10, 2003. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, Patient Infosystems must increase its capital stock.

     Our Board of Directors concluded that the Acquisition is in the best interests of Patient Infosystems and its stockholders. Our Board of Directors has unanimously approved the amendment of the Certificate of Incorporation to increase authorized capital stock and recommends that you vote FOR such amendment.

PROPOSAL 2 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME


     Following the closing of the Acquisition, we intend to focus our business strategy on developing the ancillary healthcare benefits management business currently conducted by ACS. We wish to take advantage of ACS' name recognition in such field. As a result, following the closing of the Acquisition, we will change our corporate name to American CareSource Corporation.


     Our Board of Directors concluded that changing the company's name to American CareSource Corporation is in the best interests of Patient Infosystems and its stockholders. Our Board of Directors has unanimously approved the amendment of the Certificate of Incorporation to change the company's name to American CareSource Corporation and recommends that you vote FOR such amendment.

PROPOSAL 3 - APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A REVERSE STOCK SPLIT


     On September 14, 2000, Patient Infosystems common stock was delisted from the Nasdaq National Market because Patient Infosystems was unable to maintain the requisite net assets and market price standards for continued listing. Accordingly, trading of Patient Infosystems common stock is now conducted on the Over-the-Counter Bulletin Board. The Board of Directors has determined that it is in the best interests of Patient Infosystems and its stockholders to effect a 1 for 12 reverse stock split. The reverse stock split will not affect the number of authorized shares of Patient Infosystems common stock or preferred stock or the par value of Patient Infosystems common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding as such stockholder held immediately prior to the reverse stock split.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of Patient Infosystems common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Patient Infosystems common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

     There can be no assurance that the market price per new share of Patient Infosystems common stock (the "New Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Patient Infosystems common stock (the "Old Shares") outstanding before the reverse stock split. For example, based on the market price of Patient Infosystems common stock on April 30, 2003 of $0.16 per share, there can be no assurance that the post-split market price of Patient Infosystems common stock would be $1.92 per share or greater. Accordingly, the total market capitalization of Patient Infosystems common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Patient Infosystems common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will increase Patient Infosystems' ability to attract and retain employees and other service providers.

     While the Board of Directors believes that a higher stock price may help Patient Infosystems attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase Patient Infosystems' ability to attract and retain employees and other service providers.

A decline in the market price for Patient Infosystems common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of Patient Infosystems common stock could be adversely affected following a reverse stock split.

     The market price of Patient Infosystems common stock will also be based on Patient Infosystems' performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Patient Infosystems common stock declines, the percentage decline as an absolute number and as a percentage of Patient Infosystems' overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of Patient Infosystems common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

     Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

     o Twelve Old Shares owned by a stockholder would be exchanged for one New Share;

     o the number of shares of Patient Infosystems common stock issued and outstanding will be reduced from approximately 11,000,000 shares to approximately 917,000 shares;

     o all outstanding options and warrants entitling the holders thereof to purchase shares of Patient Infosystems common stock will enable such holders to purchase, upon exercise of their options or warrants, 1/12 of the number of shares of Patient Infosystems common stock that such holders would have been able to purchase upon exercise of their options and warrants immediately preceding the reverse stock split at an exercise price equal to twelve times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise as immediately preceding the reverse stock split;

     o    the  number  of  shares   reserved  for  issuance  under  the  Patient
          Infosystems' existing stock option plan will be reduced to 1/12 of the number currently reserved under such plan;

     o a proportionate adjustment will be made to the conversion ratio of the Series C Preferred Stock of Patient Infosystems which will enable the holders of Series C Preferred Stock to convert each share of Series C Preferred Stock into 1/12 of the number of shares of common stock for which such share of Series C Preferred Stock was convertible prior to the reverse stock split; and

     o a proportionate adjustment will be made to the conversion ratio of the Series D Preferred Stock of Patient Infosystems which will enable the holders of Series D Preferred Stock to convert each share of Series D Preferred Stock into 1/12 of the number of shares of common stock for which such share of Series D Preferred Stock was convertible prior to the reverse stock split.

     The  reverse   stock   split  will  affect  all  of  Patient   Infosystems'
stockholders uniformly and will not affect any stockholder's percentage ownership interests in Patient Infosystems, except to the extent that the reverse stock split results in any of Patient Infosystems' stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than twelve shares. This, however, is not the purpose for which Patient Infosystems is effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, Patient Infosystems will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

     Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by twelve will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of Patient Infosystems common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTC Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Patient Infosystems is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

     If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of Patient Infosystems common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

     Authorized Shares. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of Patient Infosystems common stock issued and outstanding based on the 1 for 12 ratio. As of May 1, 2003, Patient Infosystems had 20,000,000 shares of common stock authorized and 10,956,024 shares of common stock issued and outstanding. Authorized but unissued shares will be available for issuance, and Patient
Infosystems may issue such shares in financings or otherwise. If Patient Infosystems issues additional shares, the ownership interest of holders of Patient Infosystems common stock may also be diluted.

     Accounting Matters. The reverse stock split will not affect the par value of Patient Infosystems common stock. As a result, as of the effective time of the reverse stock split, the stated capital on Patient Infosystems' balance sheet attributable to Patient Infosystems common stock will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Patient Infosystems common stock will be restated because there will be fewer shares of Patient Infosystems common stock outstanding.

     Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Patient Infosystems' Board of Directors or contemplating a tender offer or other transaction for the combination of Patient Infosystems with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate Patient Infosystems' shares of common stock or obtain control of Patient Infosystems.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split, Patient Infosystems will file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the amendment to the Certificate of Incorporation (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. Patient Infosystems expects that its transfer agent, Continental Stock Transfer and Trust, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal Patient Infosystems sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

     No Dissenters' Rights

     Under  the  Delaware  General   Corporation   Law,   Patient   Infosystems'
stockholders are not entitled to dissenters' rights with respect to the reverse stock split.

     Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

     Other than the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

     Patient Infosystems' view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.


     Our Board of Directors has concluded that the reverse stock split is in the best interests of Patient Infosystems and its stockholders. Our Board of Directors has unanimously approved the amendment of the Certificate of Incorporation to provide for a 1 for 12 reverse stock split and recommends that you vote FOR such amendment.

PROPOSAL 4 -  APPROVAL OF THE AMENDMENT OF THE STOCK OPTION PLAN


     Patient Infosystems stockholders are being asked to approve the Second Amended and Restated Stock Option Plan of Patient Infosystems which provides for an increase in the number of shares of common stock reserved for issuance under the Stock Option Plan as currently in effect from 1,680,000 to 3,500,000 shares.

Reasons for the Proposal

     Under the Stock Option Plan as currently in effect, options for up to 1,680,000 shares of Patient Infosystems common stock may be granted. As of December 31, 2003, options for 1,115,140 shares of Patient Infosystems common stock have been granted under the Stock Option Plan to approximately 21 employees and directors. In connection with the Acquisition, several employees of ACS will become our employees upon the closing of the Acquisition. In order to have sufficient shares for issuance of options to our employees and former ACS employees after the closing of the Acquisition, we must increase the number of shares of common stock reserved for issuance under the Amended and Restated Stock Option Plan of Patient Infosystems.

Description Of The Stock Option Plan And The Proposed Amendment


The following is a summary of the Stock Option Plan and the proposed amendment. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Second Amended and Restated Stock Option Plan, which is attached as Appendix B to this Proxy Statement.

Purpose. The Stock Option Plan is designed to furnish additional incentives to key employees and directors of Patient Infosystems, upon whose judgment, initiative and efforts the successful conduct of the business of Patient
Infosystems largely depends, and to strengthen the ability of Patient Infosystems to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. The Stock Option Plan presently authorizes the granting of options of up to 1,680,000 shares of common stock ("Options"), and if the amendment is approved, up to an additional 1,820,000 shares of common stock, subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation, combination, exchange of shares or similar transaction. The Board of Directors believes it is beneficial to increase the number of shares subject to the Stock Option Plan to make additional shares available, subject to the discretion of the Board of Directors, to such key employees and directors.


Administration. The Stock Option Plan is currently administered by either the full Board of Directors or such committee as may be designated by the Board of Directors (the "Committee"). In administering the Stock Option Plan, the Committee has the power to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration, to select individuals to receive grants, to determine the terms and provisions of grants of options and to make all other determinations necessary or advisable for administration of the Stock Option Plan.

Option Grants. The Stock Option Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO"). NQO's may be issued generally to any employee or director of Patient Infosystems or its subsidiaries. ISO's may only be issued generally to employees of Patient Infosystems and its subsidiaries, and may not be issued to any director. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant (five years in the case of optionees holding more than 10% of the combined voting power of all classes of stock of Patient Infosystems), on which options will expire. The fair market value of the stock with respect to which ISO's under the Stock Option Plan or any other plan of Patient Infosystems first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of Patient Infosystems). The Stock Option Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the Stock Option Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and so any compensation expense generated by the exercise of such an option would not be deductible by Patient Infosystems if the optionee is a "covered employee" who is paid compensation from Patient Infosystems in an amount in excess of $1,000,000 in the year of exercise.

     Options may be exercised by the payment of the exercise price in cash or by certified or bank check. Under the Stock Option Plan, non-employee directors are entitled to receive a one-time grant of a NQO to purchase 36,000 shares at an exercise price equal to fair market value per share on the date of his or her initial election to the Board of Directors. Such NQO is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates.


Income Tax Consequences. Under present law the federal income tax treatment of stock options under the Stock Option Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of Patient Infosystems or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, Patient Infosystems will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock).

If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and Patient Infosystems will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. Patient Infosystems will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or to Patient Infosystems or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Stock Option Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

Amendments. The Committee may amend the Stock Option Plan at any time, but may not, without prior stockholder approval, increase the maximum number of options that may be granted thereunder; change the eligibility requirements for individuals entitled to receive options under the Stock Option Plan, or cause ISO's granted or to be granted under the Stock Option Plan to fail to qualify as ISO's under the Code.

Termination. The Stock Option Plan does not contain a provision for termination of the Stock Option Plan.

Vote Required. The affirmative vote of a majority of the outstanding shares of common stock voted in person or by proxy at the Special Meeting is required for approval of the amendment to the Stock Option Plan to increase the number of shares of common stock reserved for issuance under the Stock Option Plan to 3,500,000 shares.


     Our Board of Directors concluded that the amendment of the Stock Option Plan is in the best interests of Patient Infosystems and its stockholders. Our Board of Directors has unanimously approved the amendment of the Stock Option Plan and unanimously recommends that you vote FOR the amendment of the Stock Option Plan.


                      Equity Compensation Plan Information

     The following table gives information with respect to the equity securities that are authorized for issuance under Patient Infosystems' compensation plans as of December 31, 2002. The table does not include information about the proposed Second Amended and Restated Stock Option Plan that is being submitted for stockholder approval at the Special Meeting.

                                                                                               Number of securities
                                                                                             remaining available for
                                   Number of Securities to         Weighted-average           future issuance under
                                   be issued upon exercise         exercise price of        equity compensation plans
                                   of outstanding options,       outstanding options,         (excluding securities
Plan Category                        warrants and rights          warrants and rights          reflected in column)
-------------------------------    -------------------------    ------------------------    ---------------------------
Equity compensation plans
approved by security holders               1,115,140                     $0.76                         301,780
-------------------------------    -------------------------    ------------------------    ---------------------------
Equity compensation plans not
approved by security holders                       -                         -                               -
-------------------------------    -------------------------    ------------------------    ---------------------------

Total                                      1,115,140                     $0.76                         301,780
-------------------------------    -------------------------    ------------------------    ---------------------------

     As of December 31, 2002, options to acquire 1,115,140 shares of common stock had been granted to employees and directors of Patient Infosystems. The following table sets forth information regarding the number of options outstanding and the exercise price of these options.

                 Number of Options Outstanding at
                        December 31, 2002           Exercise Price

                           7,100                         $0.09
                          36,000                         $0.14
                         525,000                         $0.19
                         150,000                         $0.50
                          72,000                         $0.69
                          77,040                         $1.38
                          30,000                         $1.88
                         200,000                         $2.06
                           9,500                         $2.44
                           8,500                         $2.75

     Of these options, 345,000, exercisable for $0.1875 per share, were granted as of January 26, 2001 to certain officers and key members of management and vested immediately in lieu of a cash bonus. The remainder of the options granted on January 26, 2001 and all other options granted under the Stock Option Plan vest to the extent of 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     Patient Infosystems has entered into an agreement to acquire the assets and liabilities of ACS (the "Acquisition") in exchange for 2,971,915 shares of Patient Infosystems Common Stock, or approximately 30% of the outstanding Patient Infosystems common stock on a fully diluted basis after giving effect to the 1 for 12 reverse stock split. The following unaudited pro forma combined condensed financial statements give effect to the proposed Acquisition to be accounted for by the purchase method of accounting.

     The unaudited pro forma combined condensed balance sheet gives effect to the Acquisition as though it had occurred on January 1, 2002. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 give effect to the Acquisition as if it occurred on January 1, 2002. The unaudited pro forma combined statement of operations for the year ended December 31, 2002 combines the audited historical statements of operations of Patient Infosystems and ACS for the year ended December 31, 2002. The unaudited pro forma combined statement of operations for the year ended December 31, 2002 and the quarter ended March 31, 2003 combines the unaudited historical statements of operations of Patient Infosystems and ACS giving effect to the Acquisition as though it had occurred on January 1, 2002.


     The unaudited pro forma combined condensed financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the Acquisition, except those that are attributable directly to the transaction.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement. The unaudited pro forma information should be read in conjunction with the accompanying notes thereto, Patient Infosystems' historical financial statements and ACS' historical financial statements and related notes included elsewhere in this proxy statement, and the Management's Discussion and Analysis of Financial Condition and Results of Operations of both companies included elsewhere in this proxy statement.


     In accordance with statements of Financial Accounting Standards No. 141 "Business Combinations", a portion of the purchase consideration has been attributed to the intangible assets of ACS and will be amortized over the life of those assets, estimated at five years for the purposes of the pro forma. At closing, the actual value of these intangible assets may change significantly based upon the final determination of valuation. Any change in the valuation will be offset by a change in goodwill.

     The pro forma presentation contemplates a purchase consideration of 2,971,915 shares of Patient Infosystems common stock with an assumed value of $4,992,817. In addition, the pro forma presentation:


     o gives effect to a private placement of $4 million of Series D Preferred Stock which is a condition of the Asset Purchase Agreement;


     o    reflects the issuance of 198,128 shares of Series D Preferred Stock;

     o    upon  conversion  of the  Series  D  Preferred  Stock,  anticipates  a beneficial conversion feature upon conversion of the Series D Preferred Stock the assumed based upon market price of Patient Infosystems common stock since it is assumed that the conversion price is less than the market price;

     o uses the average market price of Patient Infosystems Common Stock two days before and one day after the measurement date to assign value to the purchase consideration. The measurement date for this transaction in accordance with EITF 99-12 is April 14, 2003, which is the date the terms of the proposed transaction were agreed and announced to the public;

     o    accounts for the broker fee as incremental purchase consideration;

     o reflects the pro forma balance sheet conversion of debt which the Board of Directors approved in June 2002 and will be completed following the approval of Proposal 1; and

     o eliminates the existing ACS stockholders equity from the pro forma combined balance sheet since the ACS entity is not being merged into Patient Infosystems, only its assets and liabilities acquired. Consequently the existing ACS shareholders equity will remain with the ACS entity.

                     SUMMARY PRO FORMA FINANCIAL STATEMENTS

                   Pro Forma Combined Condensed Balance Sheet
                              As of March 31, 2003

                                                       Patient
ASSETS                                               Infosystems         ACS         Adjustments           Pro Forma

CURRENT ASSETS:
 Cash and cash equivalents                            $ 84,087      $   1,000      $ 3,500,000  b         $ 3,585,087
 Accounts receivable, net                              353,270        665,934                               1,019,204
 Prepaid expenses and other current assets             603,185         21,848        (500,000)  g             125,033
                                                  ----------------------------                     -------------------
 Total current assets                                1,040,542        688,782                               4,729,324
                                                  ----------------------------                     -------------------

PROPERTY AND EQUIPMENT, net                            258,074        203,459                                 461,533

Intangible assets, net                                 143,572           -           1,248,000  f
                                                                                     (312,000)  l           1,079,572
Goodwill, net                                             -              -           9,050,677  f
                                                                                        30,800  e           9,081.477
                                                  ----------------------------                     -------------------
TOTAL ASSETS                                       $ 1,442,188      $ 892,241                            $ 15,351,906

                   Pro Forma Combined Condensed Balance Sheet
                              As of March 31, 2003


LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY            Patient         ACS        Adjustments       Pro Forma
                                                        Infosystems

CURRENT LIABILITIES:
 Accounts payable and accrued expense                   $ 1,837,359  $ 1,486,165     $ (438,099) d    $ 2,885,425
 Due to service providers                                      -       1,500,607                        1,500,607
 Borrowings from directors                                5,677,500         -          (500,000) b
                                                                                     (4,482,500) d        695,000
 Line of credit                                           3,000,000         -                           3,000,000
 Other short term debt                                         -          88,349                           88,349
 Current Maturities of long-term debt                          -         728,235       (500,000) g        228,235
 Deferred revenue                                           125,274         -                             125,274
                                                     ----------------------------                  ---------------
 Total current liabilities                               10,640,133    3,803,356                        8,522,980
                                                     ----------------------------                  ---------------

LONG TERM DEBT                                                 -       2,394,745                        2,394,745

STOCKHOLDERS' (DEFICIT) EQUITY:
 Preferred Stock                                              1,000         -              4,000 b
                                                                                           1,981 c          6,981
 Common Stock                                               109,560    4,500,100     (4,500,100) f
                                                                                       (100,430) a
                                                                                          29,289 d
                                                                                             183 e
                                                                                          29,719 f         68,321

 Additional paid-in capital                              24,109,653         -            100,430 a
                                                                                       3,996,000 b
                                                                                       3,326,569 c
                                                                                       4,891,310 d
                                                                                          30,617 e
                                                                                       4,963,098 f
                                                                                       2,720,000 h     44,137,677

 Accumulated (deficit) earnings                        (33,418,158)  (9,805,960)     (3,328,550) c
                                                                                       9,805,960 f
                                                                                     (2,720,000) h
                                                                                       (312,000) l   (39,778,708)

 Total stockholders' (deficit) equity                   (9,197,945)  (5,305,860)                        4,434,271
                                                     ----------------------------                  ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY    $ 1,442,188    $ 892,241                     $ 15,351,906

              Pro Forma Combined Condensed Statement of Operations
                               For the Year Ended
                                December 31, 2002

                                                            Patient          ACS         Adjustments       Pro Forma
                                                          Infosystems
REVENUES                                                    $ 2,355,677    $ 9,641,140                     $ 11,996,817

COSTS AND EXPENSES:
 Cost of revenue                                              1,914,464     11,175,947         249,600 l     13,340,011
 Selling, general and administrative                          2,029,036      2,619,029       3,328,550 c      7,976,615
 Research and development                                       105,614           -                             105,614
                                                         ------------------------------                  ---------------

 Total costs and expenses                                     4,049,114     13,794,976                       21,422,240
                                                         ------------------------------                  ---------------

OPERATING LOSS                                              (1,693,437)    (4,153,836)                      (9,425,423)

Other expense                                                 (530,924)      (366,274)         425,838 k      (471,361)

NET LOSS                                                  $ (2,224,361)   $(4,520,110)                    $ (9,896,784)
                                                         ------------------------------                  ---------------

 CONVERTIBLE PREFERRED STOCK DIVIDENDS                         (90,000)          -         (2,720,000) j    (2,810,000)

NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS                                      $ (2,314,361)   $(4,520,110)                    $(12,706,784)
                                                         ------------------------------                  ---------------

NET LOSS PER SHARE - BASIC
 AND DILUTED                                                    $(0.21)     $ (212.17)                          $(1.86)

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                          10,956,024         21,304                 i      6,832,178

              Pro Forma Combined Condensed Statement of Operations
                        For the Three Month Period Ended
                                 March 31, 2003

                                                            Patient          ACS         Adjustments       Pro Forma
                                                          Infosystems
REVENUES                                                    $   947,679    $ 2,581,617                      $ 3,529,296

COSTS AND EXPENSES:
 Cost of revenue                                                761,602      2,976,303          62,400 l      3,800,305
 Selling, general and administrative                            518,072        657,391                        1,175,463
 Research and development                                        31,758              -                           31,758
                                                         ------------------------------                  ---------------

 Total costs and expenses                                     1,311,432      3,633,694                        5,007,526
                                                         ------------------------------                  ---------------

OPERATING LOSS                                                (363,753)    (1,052,077)                      (1,478,230)

Other expense                                                 (141,453)       (42,613)                        (184,066)

NET LOSS                                                    $ (505,206)   $(1,094,690)                    $ (1,662,296)
                                                         ------------------------------                  ---------------

 CONVERTIBLE PREFERRED STOCK DIVIDENDS                         (22,500)          -                             (22,500)

NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS                                        $ (527,706)   $(1,094,690)                     $(1,684,796)
                                                         ------------------------------                  ---------------

NET LOSS PER SHARE - BASIC
 AND DILUTED                                                    $(0.05)      $ (38.41)                          $(0.25)

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                                          10,956,024         28,500                 i      6,832,178

                                  Notes to the
                Pro Forma Combined Condensed Financial Statements
                    For the Year Ended December 31, 2002 and
            As of and For the Three Month Period Ended March 31, 2003


   NOTES


     a 1 for 12 reverse split of Patient Infosystems Common Stock, Par $0.01. 10,956,024 shares having a total par value of $109,560.24, converts to 913,002 shares having a total par value of $9,130. A reduction of (100,430) to common stock and a corresponding increase in additional paid-in capital gives effect to the reverse split.

     b Issue 400,000 shares of Series D Preferred Stock priced at $10.00 per share in exchange for $3,500,000 cash and forgiveness of $500,000 of debt. Each share of Series D Preferred Stock is convertible into 10 shares of Common Stock.

     c Issuance of 198,128 shares of Series D Preferred Stock, Par $0.01, as additional consideration for certain investors to enter into a Note and Stock Purchase Agreement pursuant to which the investors agreed to make loans to Patient Infosystems. Valued at $3,328,550 using the current trading price of $0.14 per share. Each share of Series D Preferred Stock is convertible into 120 shares of Common Stock.


     d Conversion of $ 4,482,500 of debt securities and $438,099 of accrued interest, using an agreed upon valuation of $0.14 per share. The number of shares of Common Stock gives effect to the 1 for 12 reverse split.


     e Broker compensation, pursuant to agreement, whereby the broker shall receive 220,000 shares of Patient Infosystems Common Stock. Each share of Common Stock is valued at $0.14 per share resulting in a cost of $30,800. The number of shares recorded gives effect to the 1 for 12 reverse stock split, resulting in 18,333 shares of Common Stock.


     f The shareholders equity of ACS is eliminated by the acquisition of the assets and assumption of the liabilities of ACS.


          The purchase consideration of 2,971,915 shares of Patient Infosystems Common Stock, Par $0.01, has an assumed value of $4,992,817, using $1.68 per share based upon the pre-split estimated market value of $0.14 per share based upon the average market price of Patient Infosystems common stock two days before and one day after the measurement date. The measurement date for this transaction in accordance with EITF 99-12 is April 14, 2003, which is the date the terms of the proposed transaction were agreed and announced to the public.

          For purposes of pro forma presentation, it is assumed that $1,248,000 of the purchase price can be assigned to ACS intangible assets. The intangible assets would potentially include (i) provider relationships, (ii) certain non-competition agreements and (iii) other identifiable intangible assets such as Internet domain names. The contractual legal obligations surrounding these assets are short term in nature and therefore a five year amortization period has been assumed. The actual value of ACS intangible assets, will be based upon a valuation that will be conducted at closing. Goodwill is the difference between the fair value of the purchase consideration and the fair value of the net assets acquired.

                                                     Debit          Credit
          Purchase consideration, Common Stock                        29,719
          Purchase consideration, APIC                             4,963,098
          Intangible assets acquired                1,248,000
          Assets acquired                             892,241
          Liabilities assumed                                      6,198,101
          Goodwill                                  9,050,677
                                                  -----------    -----------
          Total                                    11,190,918     11,190,918
     g Elimination of the $500,000 notes payable by ACS and receivable by Patient Infosystems as of March 31, 2003.


     h The pro forma valuation of the Patient Infosystems Common Stock based on recent trading is $0.14 per share. Giving effect to the 1 for 12 reverse stock split, the post split shares will have a market value of $1.68 per share. The Series D Preferred Stock has a purchase price of $10 per share and each share Series D Preferred Stock will be convertible into 10 shares of Common Stock, having a value of $16.80. The difference of $6.80 per share is a beneficial conversion feature of the Series D Preferred Stock. The 400,000 shares of Series D Preferred Stock would have a $2,720,000 beneficial conversion feature, which is recorded as though it were a dividend by crediting Additional Paid In Capital and debiting Retained earnings.


     i 6,832,178 shares of Common Stock will be outstanding on a pro forma basis. Refer to Common Stock in the Pro Forma Balance Sheet for the Year Ended December 31, 2002. The computation of the fully diluted loss per share does not include outstanding convertible preferred stock, options and warrants because the effect would be antidilutive due to the net loss reported


     j Includes $2,720,000 beneficial conversion feature for 400,000 shares of Series D Preferred Stock.

     k Interest on $4,482,500 of debt at 9.5% that will be converted into Common Stock and will no longer have interest expense associated with it.

     l Pro forma amortization that results from the acquisition based upon an estimated life of the ACS intangible assets of five years.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                       OPERATIONS OF PATIENT INFOSYSTEMS


     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this proxy statement. In addition to historical information, this management's discussion and analysis of financial condition and results of operations and other parts of this proxy statement contain forward-looking information that involve risks and uncertainties. Our actual results could differ materially from those indicated in such forward-looking information as a result of certain factors, including, but not limited to, those set forth under Risk Factors and elsewhere in this proxy statement.

     Management's discussion and analysis provides a review of our operating results for the years ended December 31, 2002 and 2001. The focus of this review is on the underlying business reasons for significant changes and trends affecting our revenues, net losses and financial condition.

Overview

     Patient Infosystems was formed on February 22, 1995. Although Patient Infosystems has completed the development of its integrated information capture and delivery system and has developed several disease management programs for specific diseases, Patient Infosystems is continuing to refine its products for additional applications. In October 1996 Patient Infosystems began enrolling patients in its first disease management program and began substantial patient contacts during 1998. Also in 1998, Patient Infosystems expanded its offered products to include demand management and health related surveys. Patient
Infosystems currently has patients enrolled in more than 30 of its disease-specific, demand management or survey programs. Through January 2003, an aggregate of over 675,000 persons have been enrolled or participated in Patient Infosystems' programs. However, Patient Infosystems has never been able to enroll a sufficient number of patients to cover the cost of its programs. The enrollment of patients in Patient Infosystems' programs has been limited by several factors, including the limited ability of clients to provide Patient
Infosystems with accurate information with respect to the specific patient populations and coding errors that necessitated extensive labor-intensive data processing prior to program implementation.

     In response to these market dynamics, Patient Infosystems has taken several tactical and strategic steps including, formal designation of internal personnel at customer sites to assist clients with implementation; closer integration of Patient Infosystems' systems personnel with clients to facilitate accurate data transfers; promotion of a broader product line to enable clients to enter Patient Infosystems' disease management programs through a variety of channels; fully integrating demand, disease and case management services to facilitate internal mechanisms for patient referrals and providing the customers access and control over their patients' confidential information though targeted use of Internet technology. Patient Infosystems' demand management services and automated surveys (general health and disease-specific), can provide mechanisms for enrollment to Patient Infosystems' disease management programs. Patient Infosystems continues to develop capabilities or relationships that will enable its customers to more effectively leverage the data stored in their legacy systems. Nevertheless, no assurance can be given that Patient Infosystems' efforts will succeed in increasing patient enrollment in its programs.

     Patient Infosystems has entered into services agreements to develop, implement and operate programs for: (i) patients who have recently experienced certain cardiovascular events; (ii) patients who have been diagnosed with primary congestive heart failure; (iii) patients suffering from asthma; (iv) patients suffering from diabetes, (v) patients who are suffering from hypertension, (vi) demand management, which provides access to nurses, and (vii) various survey initiatives which assess, among other things, satisfaction, compliance of providers or payors to national standards, health status or risk of specific health related events. These contracts provide for fees paid by its customers based upon the number of patients participating in each of its programs, as well as initial program implementation and set-up fees from customers. To the extent that Patient Infosystems has had limited enrollment of patients in its programs, Patient Infosystems' operations revenue has been, and may continue to be, limited. During 1999 and 2000, Patient Infosystems has committed increased resources to developing strategic upgrades of its information and telecommunications technologies to leverage the emerging capabilities of the Internet. Moreover, as Patient Infosystems has completed the development of its primary disease management programs, it anticipates that development revenue will continue to be minimal unless and until Patient Infosystems enters into new development agreements. Patient Infosystems' program development contracts typically require payment from the customer at the time that the contract is executed, with additional payments made as certain development milestones are met. Development contract revenue is recognized on a percentage of completion basis, in accordance with the ratio of total development cost incurred to the estimated total development costs for the entire project. Losses, if any, related to program development will be recognized in full as identified. Patient Infosystems' contracts typically call for a fee to be paid by the customer for each patient enrolled for a series of program services, require payment for services incrementally as they are delivered or require payment of a fixed fee per patient or member each month for bundled program services. The timing of customer payments for the delivery of program services varies by contract. Revenues from program operations are recognized ratably as the program services are delivered. The amount of the per patient fee varies from program to program depending upon the number of patient contacts required, the complexity of the interventions, the cost of the resources used and the detail of the reports generated.

     Revenues from operations, which includes fees received by Patient Infosystems for operating its programs, is the most significant source of Patient Infosystems' revenues. Patient Infosystems is continuing to devote significant efforts to increasing the number of programs that are in operation, as well as developing resources to expand its products that include licensing of Internet-based technology. Nevertheless, Patient Infosystems is still supporting a substantial infrastructure in maintaining the capacity necessary to deliver its services and to offer its services to new customers. Therefore, Patient Infosystems will be required to increase substantially the number of patient contacts and management programs to cover the costs necessary to maintain the capability to service its customers. In that Patient Infosystems began substantial patient contacts during 1998 and has still, to this date, increased contacts at a relatively slow rate, Patient Infosystems is continually examining its costing structures to determine the levels that will be necessary to achieve profitability.

     During 2002, Patient Infosystems found new sources of revenue that increased its revenue from $1.6 million for the fiscal year ended December 31, 2001 to $2.4 million for the same period of 2002. Patient Infosystems maintained control on costs and reduced its operating loss from $3.9 million for the fiscal year ended December 31, 2001 to $1.7 million for the same period of 2002.

     The sales cycle for Patient Infosystems' programs may be extensive from initial contact to contract execution. During these periods, Patient Infosystems may expend substantial time, effort and funds to prepare a contract proposal and negotiate the contract. Patient Infosystems may be unable to consummate a commercial relationship after the expenditure of such time, effort and financial resources.

     During 2002, Patient Infosystems felt the pressure of severe working capital shortfalls. Patient Infosystems' available cash had been reduced to a level that substantially limits its operations. Although Patient Infosystems established lines of credit in the amount of $3 million, raised $1 million in equity in 2000 and issued $5.1 million in demand notes, Patient Infosystems is continuing to incur losses and must identify substantial additional capital to sustain its operations. Patient Infosystems' operations are currently being funded by loans being made on a monthly basis by a director of Patient Infosystems. There can be no assurances given that Patient Infosystems can raise either the required working capital through the sale of its securities or that Patient Infosystems can borrow the additional amounts needed. In such instance, if Patient Infosystems is unable to identify any additional sources of capital, it will likely be forced to cease operations. As a result of the above, the Independent Auditors' Report on Patient Infosystems' consolidated financial statements includes an emphasis paragraph indicating that Patient Infosystems' recurring losses from operations, negative working capital and stockholders' deficit raise substantial doubt about Patient Infosystems' ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In November 2002, Patient Infosystems began providing increased technical assistance and project management support to the federal government's national Health Disparities Collaboratives, a chronic disease program focusing on improving the care of underserved populations with chronic disease served by federally qualified health centers. Patient Infosystems supports the management of the development of a clinical registry software program and provides faculty and staff support to the project. This initiative is administered by the Bureau of Primary Health Care through a partnership with the Institute for Healthcare Improvement. Although this contract is a growing product line for Patient Infosystems, there is no guarantee that the contract will continue through the Institute for Healthcare Improvement or will continue to be supported by the Bureau of Primary Health Care.

Results of Operations


Three Months Ended March 31, 2003 Compared to Three Months Ended March 31, 2002

     Revenues

     Revenues  consist  of  revenues  from  operations,   development  fees  and
licensing fees. Revenues increased to $947,679 from $499,328 during the three months ended March 31, 2003 and 2002, respectively, or 89.8%.

                                                 Three Months Ended
                                                 March 31,
Revenues                                         2003           2002
Operations Fees
  Disease Management and Compliance         $   287,632    $   231,078
  Surveys                                         32,145         48,465
  Demand Management                              229,530        164,740
  Consulting                                     369,996         29,537
                                           ------------------------------
Total Operations                                 919,303        473,820
Fees
  Development Fees                                26,496         15,088
  Licensing Fees                                   1,880         10,420
                                           ------------------------------

Total Revenues                               $   947,679    $   499,328
                                           ------------------------------


     Operations fee revenues are generated as Patient Infosystems provides services to its customers. Operations fee revenues increased to $919,303 for the three months ended March 31, 2003 as compared to $473,820 for the three months ended March 31, 2002. Operations fee revenues continue to be the primary source of revenue for Patient Infosystems.

     Patient Infosystems has established relationships with several new customers and entered into a joint marketing relationship with one of its strategic partners. While Patient Infosystems is now receiving increased revenues from these relationships, no assurances can be given that such revenues will increase or continue at their current rate. Patient Infosystems has identified other possible new customers, but there can be no assurance that such prospects will contribute revenue in the near term, or at all.

     Patient Infosystems' consulting revenue was primarily attributable to assistance provided to organizations for the development of clinical registries used to increase effective management of patients with chronic disease. Patient Infosystems is supporting the development, including project management and implementation, of a patient registry for federally qualified health centers, through a national initiative known as the Health Disparities Collaboratives. Patient Infosystems participates in this project as a subcontractor of the Institute for Healthcare Improvement. While Patient Infosystems anticipates that it will continue to provide these and other consulting services, no assurances can be given that Patient Infosystems will continue to provide these services at the current levels, or at all, and revenue recognized during the three month period ended March 31, 2003 is not necessarily indicative of the results for the entire year ending December 31, 2003

     Development fee revenues were $26,496 and $15,088 for the three month periods ended March 31, 2003 and 2002, respectively. Patient Infosystems received development revenues from a variety of customers for creation of, or modification to, specific programs. Patient Infosystems has completed substantially all services under these agreements and is primarily receiving development fee revenues in connection with the enhancement of its existing programs. Development fee revenues include clinical, technical and operational design or modification of Patient Infosystems' primary disease management programs. Patient Infosystems anticipates that revenue from development fees will continue to be low unless Patient Infosystems enters into new development agreements.

     License fee revenues recognized from the Case Management Support System were $1,880 and $10,420 for the three month periods ended March 31, 2003 and 2002, respectively. Patient Infosystems has not entered into any new licensing agreements for its Case Management Support System and the revenue for the current period reflects revenue generated exclusively from the existing agreements.

     Costs and Expenses

     Cost of sales includes salaries and related benefits, services provided by third parties, and other expenses associated with the implementation and delivery of Patient Infosystems' standard and customized population, demand and disease management programs. Cost of sales for the three months ended March 31, 2003 was $761,602 as compared to $487,853 for the three months ended March 31, 2002. The increase in these costs was primarily the result of increased operational activity. Patient Infosystems' gross margin, being total revenues over cost of sales, was positive for the three month period ended March 31, 2003. Patient Infosystems anticipates that revenue must increase for it to recognize economies of scale adequate to improve its margins. No assurance can be given that revenues will increase or that, if they do, they will continue to exceed costs and expenses.

     Sales and marketing expenses consist primarily of salaries, related benefits, travel costs, sales materials and other marketing related expenses. Sales and marketing expenses for the three months ended March 31, 2003 were $242,603 as compared to $178,375 for the three months ended March 31, 2002. Spending in this area has increased due to an increase in sales activity, including: trade show participation, travel and commissions. Patient Infosystems anticipates expansion of Patient Infosystems' sales and marketing staff and expects it will continue to invest in the sales and marketing process, and that such expenses related to sales and marketing may increase in future periods.

     General and administrative expenses include the costs of corporate operations, finance and accounting, human resources and other general operating expenses of Patient Infosystems. General and administrative expenses for the three months ended March 31, 2003 were $275,469, as compared to $350,136 for the three months ended March 31, 2002. These expenditures have been incurred to maintain the corporate infrastructure necessary to support anticipated program operations. The decrease in these costs during the three months ended March 31, 2003 was primarily due to the allocation of a portion of staff costs to cost of sales related to consulting revenue.

     Research and development expenses consist primarily of salaries and related benefits and administrative costs associated with the development of certain components of Patient Infosystems' integrated information capture and delivery system, as well as development of Patient Infosystems' standardized disease management programs and Patient Infosystems' Internet based technology products. Research and development expenses for the three months ended March 31, 2003 were $31,758, as compared to $23,850 for the three months ended March 31, 2002.

     Patient Infosystems recorded other expenses of $141,453 for the three month period ended March 31, 2003 as compared to $120,635 for the three month period ended March 31, 2002, principally due to the increase of interest expense on debt.

     Income (loss)

     Patient Infosystems had a net loss attributable to the common shareholders after preferred stock dividends, of $527,706 for the three month period ended March 31, 2003 compared to $684,021 for the three month period ended March 31, 2002. This represents a net loss per common share of $.05 for the first quarter of 2003, as compared to a net loss of $.06 per common share in the first quarter of 2002.



Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

     Revenues

     Revenues are comprised of revenues from operations fees, development fees and licensing fees. Revenues increased 49% to $2,355,677 for the fiscal year ended December 31, 2002 from $1,586,443 for the fiscal year ended December 31, 2001.

     A summary of these revenues by category, is as follows for the fiscal years ended December 31:

Revenues                          2002                   2001

Operations Fees                 $ 2,125,522            $ 1,314,311
Consulting Fees
                                    168,606                 72,000
Development Fees                     36,239                 78,632
Licensing Fees                       25,310                121,500
                              ------------------     ------------------

Total                           $ 2,355,677            $ 1,586,443
                              ==================     ==================


     Revenues from operations fees increased 61.7% from $1,314,311 for the fiscal year ended December 31, 2001 to $2,125,522 for the fiscal year ended December 31, 2002. Operations revenues are generated as Patient Infosystems provides services to its customers for their disease-specific programs, patient surveys, health risk assessments, patient satisfaction surveys, physician education programs and marketing support programs. Operations revenues increased in 2002 due to the growth of its disease and demand management business. This growth is attributable primarily to its Congestive Heart Failure program and new revenues being realized from its strategic marketing partners. Revenues from the Congestive Heart Failure program increased 131.0% from $549,592 for the fiscal year ended December 31, 2001 to $1,267,919 for the fiscal year ended December 31, 2002. Revenues realized from the strategic marketing partners increased from $3,572 for the fiscal year ended December 31, 2001 to $110,354 for the fiscal year ended December 31, 2002. The strategic marketing partnerships provide the partners the right to resell Patient Infosystems' services at an agreed price. The revenue recognized includes all services provided by Patient Infosystems plus any administrative fees due to Patient Infosystems. The current agreements may be terminated with no less than 90 days notice.

     Due in part to the impact of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), P.L. 104-191, one of Patient Infosystems' customers, which provided 50% of Patient Infosystems' revenue in 2002, has elected to terminate its services agreement with Patient Infosystems effective January 1, 2003. Under the terms of the agreement, Patient Infosystems had provided its services to a third party that is considered a Covered Entity under HIPAA. Patient Infosystems has a services agreement and a business associate agreement to provide substantially the same services directly to an affiliate of that Covered Entity and anticipates that it will continue to perform some or all of the terminated services under such agreements. No assurance can be given that the terminated services will be assumed under the other existing agreements, or that any new revenues Patient Infosystems may receive, if any, will offset the loss of revenue from the terminated services agreement. Patient Infosystems believes that any amounts due from this customer at December 31, 2002 are collectible since the customer has a good credit standing and no disputes exist regarding the services provided by Patient Infosystems to the customer.


     Revenues from consulting increased 134% from $72,000 for the fiscal year ended December 31, 2001 to $168,606 for the fiscal year ended December 31, 2002. This increase is due to Patient Infosystems' expanded role in support of the Health Disparities Collaboratives funded by the Bureau of Primary Healthcare and administered by the Institute for Healthcare Improvement. Revenues from consulting may increase during 2003. No assurances can be given that these revenues will increase, or that any change will be material to Patient Infosystems operating results.

     Revenues from development fees decreased 53.9% from $78,632 for the fiscal year ended December 31, 2001 to $36,239 for the fiscal year ended December 31, 2002. In 2001 and 2002, Patient Infosystems received development revenues in connection with the enhancement of its existing programs. Development revenues include clinical, technical and operational design or modification of Patient Infosystems' primary disease management programs. Development revenues have declined from year to year since the fiscal year ended December 31, 1997, as Patient Infosystems reduced the amount of development work it has performed for its customers. Patient Infosystems anticipates that revenue from development fees may continue to decline unless Patient Infosystems enters into new development agreements.

     Revenues from licensing fees decreased 79.2% from $121,500 for the fiscal year ended December 31, 2001 to $25,310 for the fiscal year ended December 31, 2002. Licensing revenue represents amounts that Patient Infosystems charges its customers, either on a one-time only or continuing basis, for the right to enroll patients in, or the right to license other entities, certain of its programs, primarily Patient Infosystems' Internet-based Case Management Support System product line. Patient Infosystems terminated one license agreement and has not entered into any new licensing contracts. All remaining initial license fees have been collected. Patient Infosystems anticipates that revenue from licensing may decrease in future periods unless new license agreements are signed.

     During the fiscal year ended December 31, 2002, approximately 54% of Patient Infosystems' revenue came from two clients, AstraZeneca, Inc. ("Zeneca") and a healthcare insurance entity (the "Client"). Zeneca sponsored patients from an affiliate of Client (the "Sponsored Group") in a program operated by Patient Infosystems. Client directly sponsored patients from other of its affiliates in substantially the same program as that provided to the Sponsored Group. In September 2002, Patient Infosystems received notification from Zeneca. that it intended to terminate its service agreement with Patient Infosystems as of January 1, 2003. In January 2003, Client assumed approximately 20% of the
Sponsored Group under its service agreement with Patient Infosystems. In February 2003, Patient Infosystems received notification that Client intends to terminate its service agreement with Patient Infosystems, effective July 1, 2003. Neither Zeneca nor Client cited any dispute with or breach of any agreement by Patient Infosystems. Patient Infosystems has replaced this lost revenue with other client contracts, but no assurance can be given the new sources of revenue will be permanent.

     Costs and Expenses

     Cost of sales includes salaries and related benefits, services provided by third parties, and other expenses associated with the development of Patient Infosystems' customized disease state management programs, as well as the operation of each of its disease state management programs.


     Cost of sales decreased 20.9% from $2,420,151 for the fiscal year ended December 31, 2001 to $1,914,464 for the fiscal year ended December 31, 2002. Patient Infosystems' introduction of internet based systems during the three month period ended December 31, 2001 and its focus on selling products that require less customization have enabled Patient Infosystems to improve economies of scale while decreasing the staff required to customize Patient Infosystems' products.


     Sales and marketing expenses decreased 8.3% from $813,975 for the fiscal year ended December 31, 2001 to $746,353 for the fiscal year ended December 31, 2002. These costs consist primarily of salaries, related benefits and travel costs, sales materials and other marketing related expenses. Decreased spending in this area is attributable to Patient Infosystems' efforts to reduce costs and to its limited available capital, resulting in a smaller sales and marketing staff and increased dependence on marketing partners during the fiscal year ended December 31, 2002. It is anticipated that Patient Infosystems will need to invest heavily in the sales and marketing process in future periods, and intends to do so if funds are available. To the extent that Patient Infosystems has limited funds available for sales and marketing, or cannot leverage its marketing partnerships adequately, it will likely be unable to invest in the necessary marketing activities to generate substantially greater sales.


     General and administrative expenses include the costs of corporate operations, finance and accounting, human resources and other general operating expenses of Patient Infosystems. General and administrative expenses decreased 36.38% from $2,028,804 for the fiscal year ended December 31, 2001 to $1,282,683 for the fiscal year ended December 31, 2002. The decrease in these costs was caused by : (i) the reduction in the amortization of in debt issuance from $567,424 to $8,934 for the fiscal years ended December 31, 2001 and 2002, respectively, and other financing costs related to funding operations, (ii) aggregate pay decreases of $85,250 for officers of Patient Infosystems and (iii) a renegotiation and elimination of $114,953 of accrued expense related to the minimum obligation under a vendor agreement. Patient Infosystems expects that general and administrative expenses will remain relatively constant in future periods, but may experience fluctuations due to uncertainties related to financing costs.


     Research and development expenses consist primarily of salaries and related benefits and administrative costs allocated to Patient Infosystems' research and development personnel for development of certain components of its integrated information capture and delivery system, its Internet-based software products and its standardized disease state management programs. Research and development expenses decreased 44.6% from $190,731 for the fiscal year ended December 31, 2001 to $105,614 for the fiscal year ended December 31, 2002. The decrease in research and development expenses reflects the transition of Patient Infosystems' decreased investment in information systems and new technology.

     Other Income/Expense is comprised of interest expense and losses on investments. The totals are as follows for the fiscal years ended December 31:



                                     2002                    2001
                              ------------------     -------------------
     Interest expense           $ (535,269)             $ (410,063)
     Other income (expense)
       Other                         4,345                  11,976
       ReCall Services, Inc.                              (200,000)
                              ------------------     -------------------
      Total Expense              $ (530,924)             $ (598,087)
                              ------------------     -------------------

     Interest expense is due to debt. Interest expense increased to $535,269 for the fiscal year ended December 31, 2002 from $410,063 for the fiscal year ended December 31, 2001. The increase in interest expense reflects the increased debt required to fund operations.

     The other expense for the fiscal year ended December 31, 2001 consists primarily of an impairment of an investment. In September of 2001 Patient Infosystems was notified that Recall Services, Inc. was ceasing operations and declared its $200,000 investment in Recall Services, Inc. impaired.

     Patient Infosystems had no tax benefit in 2002 due, in part, to recording a full valuation allowance to reduce its deferred tax assets. Patient Infosystems' deferred tax assets consist primarily of the tax benefit associated with its net operating loss carryforwards.

     Management of Patient Infosystems has evaluated the available evidence about future taxable income and other possible sources of realization of deferred tax assets. The valuation allowance reduces deferred tax assets to zero, which represents management's best estimate of the amount of such deferred tax assets that more likely than not will be realized.

     For the fiscal year ended December 31, 2002, Patient Infosystems declared $90,000 in dividends on convertible preferred stock.

     Patient Infosystems had a net loss attributable to common stockholders of $2,314,361 for the fiscal year ended December 31, 2002, compared to $4,555,305 for the fiscal year ended December 31, 2001. This represents a loss of $.21 per basic and diluted share for 2002 and $.47 for 2001.

     Liquidity and Capital Resources


     At March 31, 2002, Patient Infosystems had a working capital deficit of $9,599,591 as compared to a working capital deficit of $6,135,451 at December 31, 2002. Also at December 31, 2002, Patient Infosystems had a stockholders' deficit of $8,670,239. Through December 31, 2002 these amounts reflect the effects of Patient Infosystems' continuing losses that have been funded, in part, by the issuance of demand notes totaling $5,077,500 to directors of Patient Infosystems and long term borrowings of $3,000,000 against its line of credit. Patient Infosystems has never earned profits and, since its inception, Patient Infosystems has primarily funded its operations, working capital needs and capital expenditures from the sale of equity securities and the issuance of debt. Patient Infosystems is currently maintaining it operations only through the receipt of continuing loans from one of its directors. If these loans or additional funds were not available, Patient Infosystems would likely be required to cease operations.


     In December 1999, Patient Infosystems established a credit facility for $1,500,000 guaranteed by Derace Schaffer and John Pappajohn, two directors of Patient Infosystems. In March 2000, the facility was increased by $1,000,000 under substantially the same terms, also guaranteed by the same Board members.

     On March 28, 2001, Patient Infosystems entered into an Amended and Restated Credit Agreement with Wells Fargo Bank Iowa, N.A. ("Wells Fargo"), which extended the term of Patient Infosystems' credit facility to March 31, 2002 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn guaranteed this extension.

     On March 28, 2002, Wells Fargo extended the term of the credit facility to March 31, 2003 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn also guaranteed this extension. As of the date of this filing, there has been no consideration for the continued guarantee.

     On June 28, 2002, Patient Infosystems and Wells Fargo agreed on an addendum to the Amended and Restated Credit Agreement which extends the credit facility by an additional $500,000, increasing the total credit facility to $3,000,000. Mr. Pappajohn and Dr. Schaffer also guaranteed this extended credit facility.

     On March 28, 2003, Wells Fargo extended the term of the credit facility to January 2, 2004 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn also guaranteed this extension. As of the date of this filing, there has been no consideration for the continued guarantee.

     On June 11, 2002, the Board of Directors of Patient Infosystems approved the conversion of up to $4,642,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 36,289,993 shares of Patient Infosystems' common stock using a value of $0.14 per common share. The average value of Patient Infosystems' common stock based upon an average closing price for a period immediately before June 11, 2002 was $0.1354. Patient Infosystems' Certificate of Incorporation authorizes Patient Infosystems to issue up to 20,000,000 shares of common stock, 10,956,024 of which were issued and outstanding and 2,217,320 of which were reserved for issuance under outstanding options, warrants and upon conversion of outstanding convertible preferred stock. Giving effect to this debt conversion transaction will require an amendment to Patient Infosystems' Certificate of Incorporation to authorize additional shares of common stock. Accordingly, this debt conversion transaction cannot occur unless and until the stockholders of Patient Infosystems approve this amendment.


     On March 28, 2003, Mr. Pappajohn and Dr. Schaffer signed a letter to Patient Infosystems in which they made a commitment to obtain the operating funds that Patient Infosystems believes would be sufficient to fund its operations through December 31, 2003. There can be no assurances given that Mr. Pappajohn or Dr. Schaffer can raise either the required working capital through the sale of Patient Infosystems' securities or that Patient Infosystems can borrow the additional amounts needed. Patient Infosystems borrowed $600,000 for working capital from Mr. Pappajohn during the three month period ended March 31, 2003. From March 31, 2003 through May 15, 2003, Patient Infosystems borrowed an additional $50,000 from Mr. Pappajohn. Patient Infosystems repaid $500,000 to Mr. Pappajohn on April 10, 2003. As of May 15, 2003, a total of $5,227,500 has been borrowed from Mr. Pappajohn and Dr. Schaffer, all of which is secured by the assets of Patient Infosystems.

     On April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, pursuant to which the Investors agreed to loan to Patient Infosystems an aggregate of up to $2.5 million, $500,000 of which replaces notes payable to Mr. Pappajohn, which were outstanding at March 31, 2003. The notes bear interest at a rate equal to the prime rate plus 3% per annum and mature on September 30, 2003. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of common stock of Patient Infosystems, subject to the approval by the stockholders of Patient Infosystems of an amendment to the Certificate of Incorporation, authorizing an increase in the number of outstanding shares of common stock of Patient Infosystems necessary to provide for the issuance of common stock upon conversion of such shares. Holders of the Series D Preferred Stock have the right to elect two members of the Patient Infosystems Board of Directors. Upon closing of the private placement of a minimum of $4 million in value of additional shares of Series D Preferred Stock, after the closing of the acquisition of ACS, as contemplated by the Asset Purchase Agreement, any notes issued pursuant to the Note and Stock Purchase Agreement are be convertible into Series D Preferred Stock. The purpose of the loan from the investors is to provide funds to Patient Infosystems for it to loan to ACS in order to provide working capital for the operations of ACS.

     Simultaneously with the closing of the Note and Stock Purchase Agreement, Patient Infosystems and ACS entered into a Credit Agreement pursuant to which Patient Infosystems agreed to loan to ACS up to an aggregate of $2.25 million to ACS secured by all of the assets of ACS. Patient Infosystems received a warrant to purchase 18,050 shares of common stock of ACS, exercisable only if the Asset Purchase Agreement with ACS is terminated. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from Patient Infosystems under the Credit Agreement.


     Patient Infosystems has expended substantial funds to expand its operational capabilities and strengthen its infrastructure, which at the same time has increased its administrative and technical costs. In addition, Patient Infosystems' cash has been steadily depleted as a result of operating losses. Patient Infosystems anticipates that its losses will continue and, but for the continuing loans from Mr. Pappajohn, Patient Infosystems has no available cash to continue operations. Accordingly, Patient Infosystems has been required to seek cash to maintain its operations. Patient Infosystems is continuing its efforts to raise additional funds privately, which may involve the sale of convertible preferred stock or further debt securities. No assurance can be given that Patient Infosystems will successfully raise the necessary funds. Any additional financing, which includes the issuance of additional securities of Patient Infosystems, may be dilutive to Patient Infosystems' existing stockholders. If Patient Infosystems is unable to raise additional funds, it will be required to cease operations. As a result of the above, the Independent Auditors' Report on Patient Infosystems' consolidated financial statements includes an emphasis paragraph indicating that Patient Infosystems' recurring losses from operations raise substantial doubt about Patient Infosystems' ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Capital expenditures during 2002 were $8,867, as compared to expenditures of $9,204 during 2001 and $16,404 during 2000. The expenditures during these periods represented the purchase of technology platform components of the integrated information capture and delivery systems, as well as purchases required to maintain Patient Infosystems' technology infrastructure.

     Inflation


     Inflation did not have a significant impact on Patient Infosystems' operations during the fiscal years ended December 31, 2002, 2001 or 2000 and during the three months ended March 31, 2003 and 2002. Patient Infosystems continues to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions.


     Recent Accounting Pronouncements


     Recently issued statements by the Financial Accounting Standards Board ("FASB") that are applicable to Patient Infosystems have little or no immediate effect and will have an effect in the future only in the event Patient Infosystems enters into transactions governed by those statements. Those statements included SFAS No. 143, Accounting for Asset Retirement Obligations, SFAS No. 145; Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 (leases), and Technical Corrections; SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities; SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities; and SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

     Critical Accounting Policies

     The SEC recently issued disclosure guidance for critical accounting policies. The SEC defines critical accounting policies as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

     Patient Infosystems significant accounting policies are described in Note 1 to the Consolidated Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies could be deemed to be critical by SEC.

     Use of Estimates. In preparing the consolidated financial statements Patient Infosystems uses estimates in determining the economic useful lives of its assets, provisions for doubtful accounts, tax valuation allowances and various other recorded or disclosed amounts. Estimates require management to use its judgment. While Patient Infosystems believes that its estimates for these matters are reasonable, if the actual amount is significantly different than the estimated amount, its assets, liabilities or results of operations may be overstated or understated.

     Impairment of Long-Lived Assets. Patient Infosystems records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted future cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. If the actual value is significantly less than the estimated value, Patient Infosystems assets may be overstated.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                               OPERATIONS OF ACS

     The following discussion and analysis of ACS' financial condition and results of operations should be read in conjunction with its financial statements and notes thereto and the other financial information included elsewhere in this proxy statement. In addition to historical information, this management's discussion and analysis of financial condition and results of operations and other parts of this proxy statement contain forward-looking information that involve risks and uncertainties. ACS' actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors, including but not limited to, those set forth under Risk Factors and elsewhere in this proxy statement.


     Management's discussion and analysis provides a review of ACS' operating results for the years ended December 31, 2002 and 2001 and for the quarters ended March 31, 2003 and 2002. The focus of this review is on the underlying business reasons for significant changes and trends affecting the revenues, net losses and financial condition of ACS.


Overview

     ACS was incorporated in October 1997 as Health Data Solutions, Inc. ("HDS") under the laws of Indiana. HDS was originally formed to provide information technology services to insurance companies, third party administrators ("TPAs"), healthcare networks and self-insured employers.

     Effective July 31, 2001, HDS acquired substantially all of the assets and assumed all outstanding liabilities of American CareSource Corporation ("Old ACS"), a related entity (but not under common control). HDS acquired these assets in exchange for the issuance of shares of its common stock representing thirty-three percent (33%) of its common stock after the acquisition (the "ACS Acquisition"). As a result of this acquisition, HDS changed its name to American CareSource Corporation. The results of Old ACS' operations are included in the accompanying statement of operations for ACS from July 31, 2001 forward.

     The successor company, ACS, is an ancillary healthcare benefits management company. Ancillary healthcare services include a broad array of services that supplement or support the care provided by hospitals and physicians, including but not limited to, the non-physician services associated with (i) operating outpatient surgery centers and free-standing diagnostic imaging centers, and
(ii) providing home infusion, durable medical equipment, orthotics and prosthetics, laboratory and many other services. These ancillary services are provided to patients as benefits under group health plans and workers compensation plans. ACS manages the administration of these ancillary healthcare benefits.

     ACS  enters  into  agreements  with the  providers  of  ancillary  services pursuant to which ACS provides administrative services for its contracted providers, including patient scheduling services, call center services, payor contracting services, and billing and collection services. ACS also enters into agreements with preferred provider organizations ("PPOs"), TPAs, workers compensation benefits administrators, utilization review companies, case management companies and other healthcare networks pursuant to which ACS provides ancillary benefits management services for these payor clients.

     Under its provider agreements, the contracted providers assign their claims for contracted services to ACS, which then re-prices the claims in accordance with its negotiated payor fee schedules and submits such claims for payment by the appropriate payors. ACS collects payment for these claims and pays the contracted provider pursuant to a provider fee schedule negotiated by ACS and the contracted provider. In such circumstances, ACS is obligated to pay the ancillary provider the applicable provider fee despite the insufficient payor payment. Covered services refer to services that are listed as covered under a health plan administered by a client of ACS. Covered persons are those persons eligible for ancillary health benefits under the plans administered by ACS clients.

     ACS recognizes revenues for Ancillary Services when services by providers have been authorized, and performed and collections from payors are reasonably assured. Patient Claims Revenues are recognized by ACS as services are provided. Cost of Revenues for Ancillary Services consist of expenses due to providers for providing employee (patient) services and Patient Infosystems' related direct labor and overhead of processing such services. ACS is not liable for costs incurred by independent contract service providers until payment is received by ACS from the payors. ACS recognizes actual or estimated liabilities to independent contract service providers as related revenues are recognized. Patient Claims costs of revenue consist of direct labor and overhead to administer the patient claims.

     After its organization, ACS spent several years developing its business model, know-how, infrastructure, client base and provider base. Until 2001, ACS focused on providing information technology services to insurance companies, TPAs, healthcare networks and self-insured employers. In early 2001, ACS decided to expand and refocus its business to address the management of ancillary benefits in the group health market. It launched its group health initiatives through healthcare networks in 2001 and began to see the impact of these initiatives by the fourth quarter of 2001.

     ACS now has over 15 group health clients including exclusive ancillary network management contracts for two of the largest PPOs in the U.S. Despite this progress, ACS has so far achieved only a minimal percentage of the potential revenue opportunity represented by its existing client base.


     During the previous two years, ACS has experienced severe operating limitations and constraints due to continuous under capitalization and working capital shortfalls. It incurred losses of $1.1 million, and 1.2 million and had negative cash flow from operations of $421,000 and $496,000 for the quarters ended March 31, 2003 and 2002, respectively. ACS had negative working capital of $3.1 million and $2.0 million at March 31, 2003 and December 31, 2002, respectively. On September 23, 2002 (amended April 10, 2003) ACS signed an Asset Purchase Agreement with Patient Infosystems for the sale of substantially all of the assets of ACS. Under the terms of a Credit Agreement dated April 10, 2003 with Patient Infosystems, ACS as of June 11, 2003 has received $2.25 million in bridge loans committed for working capital. It is anticipated that the entire $2.25 million debt associated with this agreement will be converted into Patient Infosystems Series D Preferred Stock. However, if the Acquisition does not close, there is no assurance that these funds will be adequate for ACS to reach breakeven operations or that ACS will ever reach breakeven operations or that the planned funding will ultimately be realized. In addition, in connection with the Credit Agreement, Patient Infosystems received a warrant to purchase shares of common stock of ACS, exercisable only if the Asset Purchase Agreement with ACS is terminated. As of June 11, 2003, Patient Infosystems has received warrants to purchase 18,050 shares of ACS common stock. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from Patient Infosystems under the Credit Agreement. Furthermore, Patient Infosystems received a note signed by ACS to repay the outstanding amount under the bridge loans. If the Asset Purchase Agreement does not close, there can be no assurance that ACS will be able to repay the outstanding amount.

     ACS had long-term debt of $3.1 million and $2.8 million at March 31, 2003 and December 31, 2002, respectively, of which current maturities at such dates were $728,000 and $461,000. As a result, ACS' long-term debt (less current maturities) was $2.4 million at March 31, 2003 and December 31, 2002. The long-term debt at March 31, 2003 included a $500,000 bridge loan as a result of the Asset Purchase Agreement with Patient Infosystems, a $2.3 million subordinated note payable to a stockholder of ACS, $220,000 of other long-term debt obligations owed to four entities or individuals and $86,00080,000 for capital lease obligations.


     On November 5, 2002, ACS completed a private placement of 8,500 shares of newly issued common stock raising $4.5 million in total proceeds. The proceeds from this issuance have been used to repay debt and to support ACS' operations.

Results of Operations


Three Months Ended March 31, 2003 Compared to Three Months Ended March 31, 2002

     Revenues

     Revenues are comprised of revenues from ancillary service claims (relating to group health activities) and data processing of patient claims. Revenues increased 63% from $1.6 million for the quarter ended March 31, 2002 to $2.6 million for the quarter ended March 31, 2003. This increase reflects ACS' expansion into the group health market during 2002. Ancillary health claims revenue increased from $1.5 million for the quarter ended March 31, 2002 to $2.5 for the quarter ended March 31, 2003, while data processing of patient claims revenues decreased from $139,000 for the quarter ended March 31, 2002 to $105,000 for the quarter ended March 31, 2003. ACS obtained contracts with seven new ancillary service clients during the first quarter of 2002 as part of the expansion program in to this market. These seven clients accounted for $547,000 or 34% of the total revenues and $1 million or 39% of the total revenues for the quarters ended March 31, 2002 and 2003, respectively.

     Costs of revenues

     Cost of revenues includes provider payments, direct expenses incurred for providing services and the related direct labor and overhead of providing such services. ACS is not liable for costs incurred by its contracted providers unless and until these providers obtain approval from the appropriate payors, provide the contracted services and ACS receives payment from the payors. Costs of revenues also include direct expenses to administer claims, including direct labor associated with recruitment and contracting with providers, database maintenance, data entry of claims, claims repricing and fulfillment and overhead costs. Costs of revenues increased 50% from $2.0 million for the quarter ended March 31, 2002 to $3.0 million for the quarter ended March 31, 2003. In addition to the corresponding increase in provider payments as a percentage of increased revenues, this increase reflects the increased personnel and other costs associated with the growth of ACS' business and the development of infrastructure to support ACS' expansion into the group health market.

     Operating Expenses

     For the quarter ended March 31, 2003, selling, general and administrative expenses of $636,000 include the salaries and related benefits of ACS' executive employees, human resources, development, provider relations, and finance and accounting employees, travel and other costs for those employees, and sales materials and other marketing or sales expenses of ACS. Commissions paid to independent outside salesman are based directly on net margin per client.
Payments to providers and all billing and processing of claims expenses are included in cost of revenues. Selling, general and administrative expenses were $636,000 and $633,000 for the quarters ended March 31, 2003 and 2002.

     Interest expense is due to debt. Interest expense decreased from $95,000 for the quarter ended March 31, 2002 to $43,000 for the quarter ended March 31, 2003. This decrease is primarily due to proceeds from the sale of stock used to paydown debt during the second half of 2002.

     ACS had a net loss of $1.1 million for the quarter ended March 31, 2003, compared to a net loss of $1.2 million for the quarter ended March 31, 2002. This represents a loss per share on a basic and diluted basis of $38 for the quarter ended March 31, 2003 and $58 for the quarter ended March 31, 2002, respectively.


Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

     Revenues


     Revenues are comprised of revenues from ancillary service claims (relating to group health activities) and data processing of patient claims. Revenues increased 279% from $2.5 million for the year ended December 31, 2001 to $9.6 million for the year ended December 31, 2002. This increase reflects ACS' expansion into the group health market during 2002. Ancillary health claims revenue increased from $1.5 million for the year ended December 31, 2001 to $9.2 for the year ended December 31, 2002, while data processing of patient claims revenues decreased from $1.1 million for the year ended December 31, 2001 to $480,000 for the year ended December 31, 2002. ACS obtained contracts with seven new ancillary service clients during the first quarter of 2001 as part of the expansion program into this market. The two largest clients accounted for $3.3 million, or 34%, of the total 2002 revenues. These changes further reflect the impact of ACS' decision to focus on the ancillary group health market.


     Costs of revenues


     Cost of revenues includes provider payments, direct expenses incurred for providing services and the related direct labor and overhead of providing such services. ACS is not liable for costs incurred by its contracted providers unless and until these providers obtain approval from the appropriate payors, provide the contracted services and ACS receives payment for these services from the payor. Costs of revenues also include direct expenses to administer claims, including direct labor associated with recruitment and contracting with providers, database maintenance, data entry of claims, claims repricing and fulfillment and overhead costs. Costs of revenues increased 271% from $3.0 million for the year ended December 31, 2001 to $11.2 million for the year ended December 31, 2002. In addition to the corresponding increase in provider payments as a percentage of increased revenues, this increase reflects the increased personnel and other costs associated with the growth of ACS' business and the development of infrastructure to support ACS' expansion into the group health market.

     Operating Expenses


     For the year ended December 31, 2002, selling, general and administrative expenses of $2.5 million include the salaries and related benefits of ACS' executive employees, human resources, development, provider relations, and finance and accounting employees, travel and other costs for those employees, and sales materials and other marketing or sales expenses of ACS. Commissions paid to independent outside salesman are based directly on net margin per client. Payments to providers are included in cost of goods sold as are all billing and processing of claims expenses. Selling, general and administrative expenses increased 108% from $1.2 million for the year ended December 31, 2001 to $2.5 million for the year ended December 31, 2002. This increase reflects the increased costs associated with the growth of ACS' business, the development of infrastructure to support ACS' expansion into the group health market and the Acquisition. The $1.3 million increase is attributable to $363,000 for legal and audit fees primarily associated with the Acquisition, $296,000 for employee salaries, $274,000 for systems development and $363,000 for all other categories such as travel, sales commissions and facilities associated with the growth of ACS' business.


     Impairment of goodwill includes goodwill recorded in connection with the ACS acquisition of assets on July 31, 2001 in the amount of $1.3 million, which was written off as impaired in compliance with SFAS 142 "Goodwill and Other Intangible Assets." The impairment was a result of ACS' inability to support the valuation of goodwill generated from the ACS Acquisition. Impairment of goodwill decreased from $1.3 million for the year ended December 31, 2001 to $0 for the year ended December 31, 2002. This decrease reflects the write off of goodwill in 2001 resulting from the ACS acquisition.

     Interest expense is due to debt. Interest expense increased from $153,000 for the year ended December 31, 2001 to $363,000 for the year ended December 31, 2002.


     ACS had a net loss of $4.5 million for the year ended December 31, 2002, compared to a net loss of $3.2 million for the year ended December 31, 2001. This represents a loss per share on a fully diluted basis of $212 for 2002 and $160 for 2001, respectively.


     Liquidity and Capital Resources


     At March 31, 2003, ACS had a working capital deficit of $3.1 million as compared to working capital deficits of $2.0 million at December 31, 2002. Through March 31, 2003, these amounts reflect the effects of ACS' continuing losses as well as $300,000 increase borrowings. ACS has never earned profits and since its inception, has primarily funded its operations, working capital needs and capital expenditures from the sale of equity securities and the issuance of debt. ACS' cash balance was $1,000 and $158,968 at March 31, 2003 and December 31, 2002, respectively.

     On September 23, 2002 (amended April 10, 2003) ACS signed an Asset Purchase Agreement with Patient Infosystems for the sale of substantially all of the assets of ACS. Under the terms of a Credit Agreement dated April 10, 2003 with Patient Infosystems, ACS as of June 11, 2003 has received $2.25 million in bridge loans committed for working capital. It is anticipated that the entire $2.25 million debt associated with this agreement will be converted into Patient Infosystems Series D Preferred Stock. However, if the Acquisition does not close, there is no assurance that these funds will be adequate for ACS to reach breakeven operations or that ACS will ever reach breakeven operations or that the planned funding will ultimately be realized. In addition, in connection with the Credit Agreement, Patient Infosystems received a warrant to purchase shares of common stock of ACS, exercisable only if the Asset Purchase Agreement with ACS is terminated. As of June 11, 2003, Patient Infosystems has received warrants to purchase 18,050 shares of ACS common stock. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from Patient Infosystems under the Credit Agreement. Furthermore, Patient Infosystems received a note signed by ACS to repay the outstanding amount under the bridge loans. If the Asset Purchase Agreement does not close, there can be no assurance that ACS will be able to repay the outstanding amount.

     The long-term debt at March 31, 2003 included a $500,000 bridge loan as a result of the Asset Purchase Agreement with Patient Infosystems, a $2.3 million subordinated note payable to a stockholder of ACS, $220,000 of other long-term debt obligations owed to four entities or individuals and $80,000 for capital lease obligations. The $500,000 Patient Infosystems bridge loan (collateralized by all intangible and tangible assets) originated at Index rate (4.25%) converted to Index rate plus 3% (7.25%) on April 10, 2003 and will convert to Patient Infosystems Series D Preferred Stock. The $2.3 million subordinated note originated at a stated interest rates of 10% per annum also converted to Index plus 3% (7.25%) on April 10, 2003. Principal on this note is due at maturity, which matures in March 2007, and interest payments start in March 2005.

     At December 31, 2001, ACS owed $400,000 on a line of credit and $400,000 on a note payable to a financial institution. On February 12, 2002, ACS was notified of a default and acceleration of the amounts owed on the line of credit and debt. Effective May 9, 2002, a stockholder purchased the line of credit from the financial institution for the outstanding amount owed by ACS of $384,000 plus accrued interest and late fees and purchased the outstanding debt owed by the Company in the principal of $400,000 plus accrued interest. As of March 31, 2003, this line of credit and debt are included in the balance of the 10% subordinated note payable to the stockholder.


     On November 5, 2002, ACS completed a private placement of 8,500 shares of newly issued common stock raising $4.5 million in total proceeds. The proceeds from this issuance have been used to repay debt and to support ACS' operations.

Inflation


     Inflation did not have a significant impact on ACS' operations during the years ended 2002 or 2001 or during the three-month periods ended March 31, 2003 and 2002. ACS continues to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions.


Recent Accounting Pronouncements

     In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS 143). This statement requires that the fair value for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made, and that the carrying amount of the asset, including capitalized asset retirement costs, be tested for impairment. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Adoption of this standard will not have any immediate effect on the financial statements.

     In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, Rescission of Statement of Financial Accounting Standards No. 4, 44, and 64, Amendment of Statement of Financial
Accounting  Standards  No.  13,  and  Technical  Corrections  (SFAS  145).  This
statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting are effective for transactions occurring after May 15, 2002. Adoption of this standard will not have any immediate effect on the financial statements.

     In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. We will adopt the provisions of SFAS 146 for restructuring activities initiated after December 31, 2002. SFAS 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. Adoption of this standard will not have any immediate effect on the financial statements.

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

     In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others. Interpretation 45 requires disclosures in interim and annual financial statements about obligations under certain guarantees issued by the Company. Furthermore, it requires recognition at the beginning of a guarantee of a liability for the fair value of the obligation undertaken in issuing the guarantee, with limited exceptions including: 1) a parent's guarantee of a subsidiary's debt to a third party, and 2) a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and initial measurement provisions are only applicable on a prospective basis for guarantees issued or modified after December 31, 2002. Adoption of this standard will not have a material impact on the financial statements.

     In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 148, Accounting for Stock-Based Compensation - Transition and Disclosure (SFAS 148), which amended Statement of Financial Accounting Standards 123, Accounting for Stock-Based Compensation (SFAS 123). The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement is effective for financial statements with fiscal years ending after December 15, 2002. If applicable, we will apply this guidance prospectively.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounts research Bulletin No. 51, Consolidated Financial Statements (FIN No. 46). FIN No. 46 explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity, to decide whether to consolidate that entity. The Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Interpretation applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Adoption of this standard will not have any immediate effect on the financial statements.

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

                         BUSINESS OF PATIENT INFOSYSTEMS


     You should read the following description of our business in conjunction with the information included elsewhere in this proxy statement. This description contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements as a result of certain of the factors set forth in "Risk Factors" and elsewhere in this proxy statement.

     General

     Patient Infosystems, Inc. ("Patient Infosystems") was incorporated in the State of Delaware on February 22, 1995 under the name DSMI Corp., changed its name to Disease State Management, Inc. on October 13, 1995, and then changed its name to Patient Infosystems, Inc. on June 28, 1996. Patient Infosystems' principal executive offices are located at 46 Prince Street, Rochester, New York 14607 and its telephone number is 585-242-7200. Patient Infosystems' Internet address is www.ptisys.com.

     Patient Infosystems is a health management solutions company that integrates clinical expertise with advanced Internet, call center and data management capabilities. Founded in 1995 as a disease management company, Patient Infosystems has evolved to offer a comprehensive portfolio of products and services designed to improve patient clinical outcomes and quality of life, reduce healthcare costs and facilitate patient-provider-payor communication. Care Team Connect for Health, Patient Infosystems' principal product line that provides a complete solution for population health management, can be marketed as a comprehensive solution or a set of discrete services that complement a client's existing operations. Care Team Connect integrates a number of components that had historically been marketed by Patient Infosystems as stand alone products. During the 2002 year, the clinical content of these components were revised and all components were migrated to an updated technology platform. Care Team Connect includes the following:

     1) Population Health Management and Analysis. Systems to collect, analyze and report data about an overall target patient population. These systems utilize telephone, Internet, electronic or print media as input sources and may be used for risk identification and stratification, obtaining information on care quality and patient/member satisfaction, and the provision of patient and provider education.

     2) Disease Management. Patient-centered disease management and case management support systems designed to improve patient compliance with prescribed treatment protocols and to improve the process of patient management outside the traditional "office visit." The system utilizes trained telephone operators and computerized interactive voice response technology to communicate via telephone and gather relevant information directly from the patient. This data is subsequently automatically transmitted via electronic or print media to healthcare payors, providers and patients, as appropriate. These services are also available via the Internet.

     3) Nurse Help Line and Demand Management. Services to facilitate the appropriate deployment of costly healthcare resources. These systems provide enrolled patients with 24-hour access to a registered nurse for access to health information and management of their care between episodes of medical intervention.

     Patient Infosystems markets its services to a broad range of clients, including self-insured employers and trust funds, insurance companies, pharmaceutical and medical equipment and device manufacturers, pharmacy benefit managers ("PBMs"), other healthcare payors, such as managed care organizations ("MCOs") and healthcare providers, including integrated delivery networks ("IDN's").

     Initially, during its first two years of operations, Patient Infosystems emphasized the development of disease management programs, which accounted for a substantial portion of its revenue through 1997. However, since 1998, Patient Infosystems has devoted resources to the development of other applications of its technology platform, including demand management, patient surveys, outcomes analysis and Internet-based capabilities. These additional products accounted for nearly 45% of the total revenue of Patient Infosystems during the fiscal year ended December 31, 2002 and accounted for 59% and 62% of total revenue of Patient Infosystems during the fiscal years ended December 31, 2001 and 2000, respectively.

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

Recent Developments

     During the fiscal year ended December 31, 2002, approximately 54% of Patient Infosystems' revenue came from two clients, AstraZeneca, Inc. ("Zeneca") and a healthcare insurance entity (the "Client"). Zeneca sponsored patients from an affiliate of Client (the "Sponsored Group") in a program operated by Patient Infosystems. Client directly sponsored patients from other of its affiliates in substantially the same program as that provided to the Sponsored Group. In September 2002, Patient Infosystems received notification from Zeneca that it intended to terminate its service agreement with Patient Infosystems as of January 1, 2003. In January 2003, Client assumed approximately 20% of the
Sponsored Group under its service agreement with Patient Infosystems. In February 2003, Patient Infosystems received notification that Client intends to terminate its service agreement with Patient Infosystems, effective July 1, 2003. Neither Zeneca nor Client cited any dispute with or breach of any agreement by Patient Infosystems. Patient Infosystems has replaced this lost revenue with other client contracts, but no assurance can be given the new sources of revenue will be permanent.

     On May 2, 2000, the Board of Directors of Patient Infosystems concluded that it was in the best long term interests of Patient Infosystems to seek a strategic merger partner. ACS was identified as a potential partner. A two and a half year dialogue with ACS culminated in an agreement by both parties to effect a strategic merger. The details of this transaction and dialogue leading to the transaction are outlined in detail in this proxy statement. An asset purchase agreement was approved by the Board of Directors of Patient Infosystems and executed on September 23, 2002 and an amended and restated asset purchase agreement was executed on April 10, 2003 (the "Asset Purchase Agreement"). The transactions contemplated by the Asset Purchase Agreement cannot be closed without approval of the stockholders of Patient Infosystems of an increase in the number of authorized shares of common stock of Patient Infosystems. Upon closing of the Asset Purchase Agreement, Patient Infosystems will change its name to American CareSource Corporation.

     In December 2002, Patient Infosystems loaned to ACS $200,000 of working capital, which was loaned to Patient Infosystems by Mr. Pappajohn. The loan from Patient Infosystems to ACS is secured by substantially all the assets of ACS. During January of 2003, Patient Infosystems made additional loans of $300,000 to ACS under substantially the same terms. Furthermore, as of May 2, 2003, Patient Infosystems has loaned an additional $1 million to ACS under substantially the same terms.

     Also, on April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by Patient Infosystems' stockholders of the amendment to the Certificate of Incorporation to increase authorized capital stock. In addition, upon closing of the private placement of at least $4 million of Patient Infosystems' capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. The purpose of the loan from the investors is to provide funds for Patient Infosystems to loan to ACS to provide working capital for ACS' operations. The loan from Patient Infosystems to ACS is provided under a Credit Agreement, also executed on April 10, 2003. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, Patient Infosystems must increase its authorized capital stock.

     Upon closing of the Acquisition, Patient Infosystems will change its name to American CareSource Corporation and will focus its business strategy on the development of the ancillary healthcare benefits management business currently conducted by ACS.

     On February 1, 2003, Patient Infosystems initiated operations on a smoking cessation program for two healthcare insurance entities. The call center program is being offered through a strategic alliance with Behavioral Solutions, the developers of an innovative program using behavioral health counselors. This program represents a new product line for Patient Infosystems.

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

     Information Capture, Delivery and Analysis Technologies Utilizing the Internet

     Patient Infosystems' technology platform integrates an advanced voice recognition telephone system, high-speed data processing and analysis capability, demand publishing and information distribution capabilities and behavior modification-based compliance algorithms with a real time Internet on-line communication system. The system utilizes its call center and Internet technology to communicate via telephone directly with the patient at home as well as with payors and providers in order to gather and deliver relevant patient data. Depending on a patient's response, situation-specific algorithms are applied to target future questions and thus help customize the collection of data.

     Patient Infosystems' system analyzes and prepares the captured data for automatic delivery to the payor, provider and patient using its Internet and demand publishing capabilities. Patient Infosystems' Internet capabilities enable Patient Infosystems' systems to interface on a real-time basis with patients, payors and providers. Demand publishing technology enables the creation of highly individualized reports by inserting stored graphic images and text that can be customized for race, gender and age. These reports are also customized to the patient's specific situation, and the system can utilize the information received during contacts with the patient to customize the content of the report. The data relevant to the separate report for healthcare providers is formatted to be automatically transmitted via mail, fax or Internet.

     Each contact with a patient contributes to the establishment of a longitudinal database, which can be analyzed to provide information about treatment modalities for patients, providers and payors. Patient Infosystems' system is designed to analyze patient compliance to prescribed treatment regimens and gather additional clinical information so that the patient's caregivers can develop improvements in such regimens.

     Internet Capabilities

     In 1999, Patient Infosystems acquired substantially all the assets of HealthDesk Corporation ("HealthDesk"), a consumer healthcare software company that focuses on general health and chronic disease management through ongoing targeted support for patients, families and caregivers. The acquired assets include HealthDesk OnLine and HealthDesk OnLine for Diabetes, which are both accessible through the Internet and on CD-ROM. Patient Infosystems also acquired HealthDesk's Care Team Connect product, which is accessible over the Internet and provides a communication mechanism to caregivers. Patient Infosystems uses the core technologies associated with the HealthDesk products to support Patient Infosystems' current Care Team Connect for Health product, which includes the case management support system, disease management, demand management, quality of life assessments and clinical data analysis.

     Integrated Disease Management System

     Patient Infosystems' primary application of its integrated information capture and delivery technology is its integrated Care Team Connect approach to chronic condition management---Care Team Connect for Asthma, Hypertension, Diabetes, and Congestive Heart Failure. This system is designed to assist patients in managing their chronic disease, to improve patient compliance with care plans, and, as a consequence, improve patient outcomes.

     Patient Infosystems' disease management programs have been developed for targeted diseases on both a customized and standardized basis. All follow the same conceptual approach.

     First, using a panel of medical and clinical experts, Patient Infosystems develops a disease-specific patient intervention and compliance program that includes a template for the integration of each patient's history, current medical status and treatment protocol. The panel identifies guidelines for generally accepted treatment protocols and diagnostic interventions for particular diseases and then uses these guidelines to determine an intervention protocol and the information to be gathered from the patient.

     Second, when a patient is enrolled, a limited patient history is obtained, which may include the histories of the chronic illness, medications, and surgical procedures as well as other information deemed relevant by the disease-specific compliance program. This information is included in Patient Infosystems' database for each patient and is used to create the reports that are distributed to the patient's healthcare provider and payor, as well as to the patient.

     Third, Patient Infosystems establishes periodic telephone contacts with each patient to monitor the patient's compliance with prescribed therapies, as well as the patient's overall health status treatment progress. Contacts are made in accordance with a designated patient contact schedule, which is established for each disease management program and the risk level identified for that particular patient. The frequency varies depending upon the disease under management and the goal of the applicable treatment.

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

     Fourth, the data gathered from the patient during each contact is processed and stored in Patient Infosystems' database. Using the information obtained from patient contacts and other available information regarding the patient and his or her treatment, personalized reports are prepared, typically following each patient contact, for evaluation by the patient, the patient's healthcare provider and, on a routine basis, payors.

     Fifth, each patient enrolled in one of the disease management programs is provided with 24 hour telephonic access to a registered nurse for questions regarding his or her illness or other health information.

     Patient Infosystems' demand publishing and Internet technology further support its disease management programs. These technologies enable Patient Infosystems to provide personalized behavior modification and educational materials to patients in addition to individual patient reports, which may include pictures, diagrams and informative discussions relating to the treatment course intended to modify or reinforce certain behaviors. At the same time, individual patient reports are provided to the healthcare provider. These reports are more factual in nature and contain the relevant clinical and behavioral information that has been gathered. On a routine basis, Patient Infosystems can provide summary information to the patient's healthcare payor with respect to patient progress and activity. The summary reporting for customers are made available through the Internet.

     Patient Infosystems enrolled its first patients in a disease management program in October 1996, and has enrolled more than 532,000 patients in those programs through January 31, 2003.

     Patient Infosystems' customer agreements, which are typically terminable without cause by either party, require payment to Patient Infosystems of operational fees. The amount of the program operational fee generally varies with the length, complexity and frequency of patient contacts as dictated by the respective program protocols. Patient enrollment in each of Patient Infosystems' programs will depend upon the identification and referral by Patient Infosystems' customers of patients to Patient Infosystems' system, which will vary from program to program. During the fiscal year ended December 31, 2002, Patient Infosystems has introduced a product enhancement to capture potential patient enrollments through the analysis of historical medical and pharmacy claims.

     Patient Infosystems' disease specific management programs are as follows:

     Asthma

     Patient Infosystems has developed disease management programs for asthmatic patients that have been marketed to payors and other participants in the healthcare industry, and such programs have been provided to patients since 1997. Through January 31, 2003, Patient Infosystems has had approximately 15,000 patients participate in these programs.

     Congestive Heart Failure

     Patient Infosystems has services agreements to operate disease management programs to aid in the treatment of patients suffering from congestive heart failure. Patient Infosystems has completed the development of the program in the English and Spanish languages. These programs have been provided to patients since 1997, and through January 31, 2003, Patient Infosystems has had approximately 32,700 patients participate in the programs. During the fiscal year ended December 31, 2002, approximately 54% of Patient Infosystems' revenue came from two clients, AstraZeneca, Inc. ("Zeneca") and a healthcare insurance entity (the "Client"). Zeneca sponsored patients from an affiliate of Client (the "Sponsored Group") in a program operated by Patient Infosystems. Client directly sponsored patients from other of its affiliates in substantially the same program as that provided to the Sponsored Group. In September 2002, Patient Infosystems received notification from Zeneca. that it intended to terminate its service agreement with Patient Infosystems as of January 1, 2003. In January 2003, Client assumed approximately 20% of the Sponsored Group under its service agreement with Patient Infosystems. In February 2003, Patient Infosystems received notification that Client intends to terminate its service agreement with Patient Infosystems, effective July 1, 2003. Neither Zeneca nor Client cited any dispute with or breach of any agreement by Patient Infosystems.

     Diabetes

     Patient Infosystems has developed disease management programs for diabetic patients that have been marketed to payors and other participants in the healthcare industry. These programs have been provided to patients since 1997, and through January 31, 2003, Patient Infosystems has had approximately 10,700 patients participate in these programs.

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

     Secondary Cardiovascular Disease

     Patient Infosystems has entered into a services agreement with Bristol-Myers to develop, implement and operate a disease management program relating to the prevention of cardiovascular sequelae in patients who have recently experienced certain cardiovascular illnesses or treatments such as angina, cardiac bypass surgery or myocardial infarction. Patient Infosystems has completed the development of this program in both the English and Spanish languages. This program has been provided to patients since 1997, and through January 31, 2003, Patient Infosystems has had approximately 500 patients participate in this program.

     Hypertension

     Patient Infosystems has developed a compliance program for patients with hypertension that has been marketed to payors and other participants in the healthcare industry. Bristol-Myers and RxAmerica have each retained Patient Infosystems to provide this compliance program for patients who are suffering from hypertension and are enrolled in healthcare programs for which these companies provide services. Through January 31, 2003, approximately 830 patients have participated in this program.

     Program Re-designs

     During 2002, Patient Infosystems re-designed each of its disease management products in order to be more responsive to the market. Specific changes to the programs which are now operational under the Care Team Connect label include claims data analysis to identify patients with chronic disease and assign each risk level, targeted interventions by severity of the patient's disease, introduction of additional clinical content and inclusion of the Nurse 411 Demand Management service as a 24-hour nurse help line.

     Pharmaceutical and Medical Equipment Support Programs

     Patient Infosystems has delivered custom programs sold to pharmaceutical and medical device manufacturers that are intended to add value to their direct to consumer marketing efforts. Patient Infosystems was retained by Bristol-Myers, Zeneca, Janssen and Abbott to develop and operate programs that support specific products in the areas of diabetes, anxiety, prostatis and others. In September 2002, Patient Infosystems received notification that Zeneca intended to terminate it service agreement with Patient Infosystems as of January 1, 2003. As of January 31, 2003, approximately 32,000 patients have participated in Patient Infosystems' pharmaceutical and medical equipment support programs. In October 2000, Patient Infosystems was retained by Urologix, Inc. to develop and operate a Prostate Care Center to provide telephonic and Internet support for their direct to consumer advertising campaign. During the one year term of the Urologix agreement, 1,500 men participated in this program.

     "Nurse411" demand management programs

     Nurse411 provides a 24 hour telephonic help line for enrolled populations as well as demand management services. Demand management involves assisting providers in evaluating patient treatment needs to identify those patients who may not require immediate or intensive services. The goal of demand management is to reduce the need for, and use of, costly, often clinically unnecessary, medical services and arbitrary managed-care interventions while improving the overall quality of life of patients. During 2002, Patient Infosystems provided demand management services to approximately 142,700 enrollees.

     Patient survey programs

     Organizations in many different areas of the healthcare industry survey users regarding their products and services for a variety of reasons including regulatory, marketing and research purposes. Patient Infosystems' information systems, with their ability to proactively contact patients in a cost-efficient manner, may be used for this type of application. Patient Infosystems has developed a series of automated surveys ranging from general health to disease specific instruments. Through January 31, 2003, approximately 440,200 patients have participated in these survey programs.

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

     Internet-based products and services

     Patient Infosystems' Case Management Support System ("CMSS") is an Internet-based software product that is used by case management organizations. The customer's case managers access the system using an approved browser and Internet Service Provider ("ISP") connection. (Browser and ISP are not supplied by Patient Infosystems.) The system enables case managers to effectively interface with, and utilize, Patient Infosystems' intervention programs for patient care planning and implementation improves case managers' efficiency and productivity. Additionally, the CMSS provides the case management organization with a reporting tool and a case distribution and documentation tool that can be used to better monitor and manage case management activity. Patient Infosystems licenses its CMSS software and operating system to customers who agree to an initial license fee plus ongoing user and support fees. There were no new sales of this product during 2002. As of January 31, 2003, there is one licensee.

Other Applications of the Integrated Information Capture and Delivery Technology

Outcomes Analysis

     Patient Infosystems expects to utilize aggregate anonymous information gathered from patients enrolled in its programs to serve two purposes. First, information regarding treatment results, success of the compliance program and patient reaction to differing treatments or compliance protocols may be used by Patient Infosystems to further improve each disease-specific compliance program. Second, this information may be used by payors, pharmaceutical companies and healthcare providers to assist in the development of improved treatment modalities. Patient Infosystems has developed analytical methodologies using database management and information technologies.

Clinical Studies

     Many pharmaceutical companies and contract research organizations are seeking more economical, efficient and reliable methods for compiling and analyzing clinical data in conducting clinical trials. Furthermore, many drug development protocols have begun to emphasize subjective criteria and outcomes information. Patient Infosystems believes that its system will allow it to develop programs tailored to the measurement of outcomes data relating to the conduct of later stage clinical trials. Patient Infosystems believes that its system can also assist pharmaceutical companies in studying and documenting the efficacy of approved products in order to provide ongoing information to the Food and Drug Administration or for marketing purposes.

Clinical Registry Technical Assistance

     Patient Infosystems assists organizations with the development of clinical registries used to increase effective management of patients with chronic disease. Patient Infosystems is supporting the development, including project management and implementation, of a patient registry for federally qualified health centers, through a national initiative known as the Health Disparities Collaboratives. This project is administered as a subcontract through the Institute for Healthcare Improvement.

Sales and Marketing

     Through  1997,  Patient  Infosystems'  efforts  focused  primarily  on  the development of disease management programs. Beginning in 1998, Patient Infosystems began aggressively marketing the other services that its technology platform can provide including demand management, patient surveys, pharmaceutical support programs and outcomes analysis. Patient Infosystems markets its integrated disease management system to organizations within the healthcare industry that are involved in the treatment of disease or payment of medical services for patients who require complex or long-term medical therapies. These industry organizations include five distinct groups: pharmaceutical and medical equipment manufacturers, healthcare providers, pharmacy benefits managers, healthcare payors and self-funded trust funds/employer groups. As of July 2000, Patient Infosystems has also entered into an agreement with USI Administrators, Inc. along with several of its subsidiaries (collectively known as "USI"), one of the country's largest third-party administrators ("TPA"), to co-market its products and services to USI's potential employer client base. Similar agreements have been executed with ACS and Future Health. ACS is a company that provides claims processing services and ancillary network referral services to provider networks, managed care organizations and TPAs. Future Health is a population risk management company that provides risk identification case management, utilization management and disease management, primarily for self-funded employer groups. Patient Infosystems currently employs a sales and marketing staff of two persons to market its systems. In addition, the senior members of Patient Infosystems' management are actively engaged in marketing Patient Infosystems' programs.

     Studies have been conducted to document the clinical and cost benefits that result from the application of Patient Infosystems' integrated information capture and delivery system. The results of these studies are being used to supplement Patient Infosystems' marketing efforts. Patient Infosystems intends to continue to promote the benefits of its products through press releases, direct marketing and possibly through publication in clinical journals and presentations at scientific conferences referencing the favorable near term-results of these studies. To date, these studies have pertained to Patient Infosystems' asthma, diabetes and congestive heart failure programs.


Research and Development

     Research and development expenses consist primarily of salaries, related benefits and administrative costs allocated to Patient Infosystems' research and development personnel. These personnel are actively involved in the conversion of Patient Infosystems' technology platform to a fully web-enabled design. Patient Infosystems' research and development expenses were $105,614, or 4.5% of total revenues, for the fiscal year ended December 31, 2002, $190,731, or 12.0%, of total revenues, for the fiscal year ended December 31, 2001, and $305,543, or 14.3% of total revenues, for the fiscal year ended December 31, 2000. Research and development costs have decreased as Patient Infosystems has completed the development of its primary disease management programs. Patient Infosystems anticipates that the amount spent on research and development will remain relatively constant in future periods as it continues its internal process to update its products.

Employees

     As of May 1, 2003, Patient Infosystems had 64 full and part-time employees.

Description of Properties


     Patient Infosystems' executive and corporate offices are located in Rochester, New York in approximately 5,000 square feet of leased office space under an operating lease that expires on June 30, 2004. Patient Infosystems believes its offices are suitable to meet its current needs.


Legal Proceedings

     Neither Patient Infosystems, nor any of its subsidiaries, is a party to any material legal proceeding, nor, to the knowledge of Patient Infosystems, is any such proceeding threatened against it or any of its subsidiaries.

                                 BUSINESS OF ACS

Overview

     ACS is an ancillary health benefits management company. ACS assists health benefits plan sponsors such as preferred provider organizations ("PPOs"), third party administrators ("TPAs"), workers compensation benefits administrators, insurance companies, employers and unions improve the quality of ancillary care delivered to health plan members while reducing overall ancillary benefits costs.

     Ancillary healthcare services are the non-physician, non-hospital portion of the healthcare market. Ancillary services represent approximately 20% of the U.S. healthcare market or approximately $320 billion per year. ACS manages the administration of the ancillary benefits provided under group health plans and workers compensation plans.

     American CareSource Corporation, an Indiana corporation, was formed in 1997. It was formerly known as Health Data Solutions, Inc. until its merger with American CareSource Corporation, a Delaware corporation, on July 31, 2001 when it changed its name to American CareSource Corporation. ACS' headquarters are located in Irving, Texas.

Ancillary Services

     ACS manages the administration of ancillary health benefits. Ancillary benefits management involves the design and administration of programs aimed at reducing the costs and improving the quality and convenience of ancillary healthcare services.

     Ancillary healthcare services include a broad array of services that supplement or support the care provided by hospitals and physicians, including the non-hospital, non-physician services associated with (i) operating surgery centers and free-standing diagnostic imaging centers, and (ii) providing home health and infusion, durable medical equipment, orthotics and prosthetics, laboratory and many other services. These ancillary services are provided to patients as benefits under group health plans and workers compensation plans.

     Ancillary services include the following categories, among others:

o   Outpatient Therapy/Rehab        o  Orthotics and Prosthetics
o   Home Health Services            o  Pain Management
o   Surgical Centers                o  Specialty Pharmacy
o   Laboratory Services             o  Respiratory Services
o   Home Infusion Therapy           o  Sleep Studies
o   Chiropractic Services           o  Sub-Acute and Skilled Nursing Facilities
o   Diagnostic Imaging/Radiology    o  Hospice Services
o   Dialysis Services               o  Bone Growth Stimulators
o   Durable Medical Equipment

ACS Clients


     ACS manages ancillary benefits for PPOs, TPAs, workers compensation benefits administrators, utilization review companies, case management companies and other healthcare networks. These healthcare networks typically serve 25 to 150 healthcare payors and may cover 10,000 to several million lives. ACS currently has contracts with 22 such healthcare networks, including ppoNext, Medical Control, National Plan Network/Plan Vista, Accountable Health Plans of America, Inc. and Pinnacol Assurance (the primary administrator of workers compensation benefits for the State of Colorado). For the year ended December 31, 2001, revenue from Pinnacol Assurance was $1.2 million (46% of ACS revenues), revenue from Lutheran Preferred was $380,000 (15% of ACS revenues), revenue from APPO was $290,000 (11% of ACS revenues), revenue from Kaiser was $253.000 (10% of ACS revenues) and revenue from Sagamore was $156,000 (6% of ACS revenues). For the year ended December 31, 2002, revenue from Pinnacol was $2.8 million (29% of ACS revenues), revenue from Accountable Health Plans of America was $1.8 million (19% of ACS revenues), revenue from Med Control was $1.5 million (16% of ACS revenues), revenue from National Plan Network/ Plan Vista was $1.1 million (11% of ACS revenues), revenue from ppoNext was $911,000 (9% of ACS revenues) and revenue from Lutheran Health Network was $522,000 (5% of ACS revenues).

Products and Services

     General. Ancillary benefits management involves the design and administration of programs aimed at reducing the costs and improving the quality and convenience of ancillary services. Through these services, ACS offers its clients direct and administrative cost savings. Due to the large number of small, independent providers offering a wide range of different ancillary services, it is impractical for most ACS clients to negotiate the thousands of discounted fee-for-service provider contracts needed to control effectively the costs of ancillary care. For the same reasons, managing ancillary healthcare benefits represents an administrative burden and significant cost for ACS clients.

     Through its contracts with over 5,000 ancillary services providers (with over 13,000 sites nationwide), ACS is able to offer its clients direct cost savings in the form of discounted rates for contracted services and administrative cost savings by functioning as a single point of contact for managing a comprehensive array of ancillary benefits. ACS benefits management services include processing the claims submitted by its covered providers, re-pricing the claims, submitting the claims for payment, receiving and disbursing claims payments and performing customer service functions for its clients and contracted providers. For PPO, TPA and similar clients, contracting with ACS also allows the clients to market comprehensive, efficient and affordable ancillary services benefits to their payor customers.

     ACS' menu of services includes ancillary analysis, ancillary out-of-network negotiations, the creation of ancillary custom networks, ancillary reimbursement services, ancillary network management, ancillary utilization management support, ancillary systems integration, ancillary claims management, ancillary electronic claims services and ancillary call center services.

Description of Selected Services

     Ancillary Network Analysis. ACS analyzes the available claims history from each client and develops a specific plan to meet its needs. This analysis identifies high-volume providers that are not already under contract with ACS. ACS attempts to contract with such out-of-network providers to maximize discount levels and ACS capture rates.

     Out-of-Network Negotiations. For services performed by providers outside of the ACS network, ACS negotiates a discounted rate for the client on a case specific basis.

     Custom Networks. ACS customizes its network to meet the needs of each client. In particular, ACS reviews the "out-of-network" claims history through its network analysis service and develops a strategy to create a network that efficiently serves the client's needs. This may involve adding additional providers for a client and removing providers the client wants excluded from their network.

     Ancillary Reimbursement. ACS uses its network analysis to develop a single reimbursement level for all ancillary providers. A large national payor with 20,000 ancillary providers may have 20,000 different fee schedules and contracts to maintain. With ACS, there is only one fee schedule to maintain and that fee schedule is designed to increase the payor's overall discount level. ACS also processes denials and appeals for its clients and for its contracted providers, saving time and costs for both.

     Ancillary Network Management. ACS manages ancillary service provider contracts, reimbursement and credentialing for its clients. This provides administrative benefits to ACS clients and reduces the burden on providers who typically must supply credentialing documentation and engage in contract negotiation with separate payors.

     Ancillary Utilization Management Support. ACS provides support for utilization and case management efforts used by each payor. ACS facilitates pre-authorization at the point of referral based on pre-established criteria. ACS also "flags" cases for follow-up, review and concurrent reviews to ensure all the payor guidelines are followed by each service provider and the efficacy of services and progress of the patient is satisfactory. There are a large number of high demand cases that are subject to case management efforts. For those cases, ACS helps coordinate the supporting documentation and preparation of reports to manage and monitor progress and establishment of reserves for specific claims.

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


     Ancillary Systems Integration. ACS has created a Network Management System ("NMS") that enables it to manage many different customized accounts. NMS is also made available to the clients. ACS clients can maintain their provider and reimbursement data using NMS. This saves the client the time and cost of purchasing, installing and updating network management software.


     Ancillary Reporting. ACS provides a complete suite of reports to each client monthly. The reports cover contracting efforts and capture rates, discount levels, referral volumes by service category and complete claims and utilization reports.


     Ancillary Claims Management. ACS provides claims management services through its operation in Pittsboro, Indiana. ACS also has a contractual relationship with IDS Infotech LTD. located in Charndigarh, India for additional processing and programming support as needed. ACS can manage ancillary claims flow, both electronic and paper, and integrate into the client's process electronically or through repriced paper claims. ACS can also perform a number of customized processes that add additional value for each client. As part of the claims management process, ACS manages the documentation requirements specific to each payor. When claims are submitted from the service provider without required documentation, ACS works with the provider to get the documentation so that the claim is not denied by the payor. This also saves labor costs for the payors.

     Ancillary Electronic Claims. ACS is working to improve its electronic claims process ("A-EDI"). An improved A-EDI may increase ACS revenue from current clients and future clients, decrease ACS processing costs and deepen ACS relationships with its clients. ACS estimates that at least 80% of all claims in ACS ancillary categories are submitted by paper. The cost for a payor to process these claims typically ranges between $1.25 and $2.00 per claim over the cost of an electronic claim submission.


     The net effect of HIPAA regulations on an ancillary provider (who is not required to submit claims electronically) serves to further discourage electronic submission. The cost for a provider to submit a claim electronically averages between $0.50 and $0.80 per claim. Most clearinghouses plan to charge additional fees for other transactions such as eligibility, benefit and claim status that further raise the provider's electronic costs.

     Ancillary Call Center. ACS staffs a 24/7 call center to provide customer service, referral management and support for providers, patients and clients. ACS believes that this service increases patient satisfaction. For example, a patient who has just been discharged from the hospital or an inpatient rehabilitation facility may require home care, infusion and durable medical equipment which may all be supplied by different providers. A patient can schedule all three services with one call to ACS. ACS will also follow up with the patient to ensure that the services or products were delivered as expected.

ACS Contracted Providers

     Provider Base. ACS' base of contracted providers includes over 13,000 sites nationwide. The contracted providers range from sole proprietor service providers to large corporations. ACS seeks to identify and utilize providers who offer efficient, high quality services in each of the local markets it services. Using its provider profiling, quality control and outcomes assessments capabilities, ACS regularly adds and removes ancillary services providers from its recommended lists for its payor customers.

     Advantages  for  Providers.   ACS  offers  ancillary   providers   improved
administrative efficiency, access to claims automation and other systems, improved competitiveness and access to the large patient populations covered by ACS healthcare network clients.

     o Administrative efficiency. ACS provides administrative services for its contracted providers, including patient scheduling services, call center services, payor contracting services, and billing and collection services. These services save costs for ACS contracted providers and are intended to improve their administrative efficiency.

     o Claims automation and systems. For economic and other reasons, many payors seek to increase the percentage of their claims that are processed electronically. Electronic claims are generally processed and paid more rapidly, yielding cash flow advantages to providers that are able to submit claims electronically. Many providers of ancillary services, however, are small, independent businesses with limited financial, technical, technological and management resources. It is impractical for such providers to develop and maintain the claims automation and other systems needed to take advantage of payor preferences for electronic claims. ACS allows ancillary providers to access the advantages of automated claims processes, including faster payments of claims and improved administration. In addition, the net effect of HIPAA regulations on an ancillary provider (who is not required to submit claims electronically) serves to further discourage electronic submission. The cost for a provider to submit a claim electronically averages between $0.50 and $0.80 per claim. Most clearinghouses plan to charge additional fees for other transactions such as eligibility, benefit and claim status that further raises the provider's electronic costs.


     o Improved Competitiveness. ACS manages ancillary claims using a standardized reimbursement methodology that brings consistency and clarity to ancillary benefits management. By contracting with ACS, the claims of ancillary providers are submitted by ACS using this standardized methodology. This standardization, combined with ACS administrative services and the claims automation services described above, improve the competitiveness of independent providers of ancillary services.

     o Access to member populations. By contracting with ACS, an ancillary provider becomes an eligible provider for members of the health plans administered by ACS clients. ACS uses its call center and other programs to assist payors and their members in locating appropriate ancillary providers.

     The collective impact of these benefits allows ACS to negotiate provider fee schedules with significant discounts, particularly for ancillary providers that have fixed facility, equipment or other costs.

Sales and Marketing

     ACS markets its products and services through independent contractors providing commission salespersons. Additionally, ACS contracts with outside sales organizations that have expertise in particular sub-markets or portions of ACS target markets.

     ACS currently focuses its sales and marketing efforts on healthcare networks such as PPOs, TPAs and similar organizations. The typical network has between 25 and 150 payor clients. ACS seeks cross-selling and up-selling opportunities within its client network organizations and with the payors served by its client networks.

ACS Revenues

     As part of its ancillary benefits management services, ancillary providers submit claims at full retail charges to ACS for services performed for covered members. ACS re-prices these claims under the relevant payor fee schedules, performs electronic conversion and HIPAA formatting services, and submits the re-priced claims to the appropriate payors. After adjudication of the claims by the payor, the payor issues an explanation of benefits and check for each claim. In most cases, these checks are sent to ACS. ACS then pays the providers under the relevant provider fee schedules. The difference between the amounts received by ACS from its clients and the amounts paid by ACS to its contracted providers represents ACS' gross margin on its benefits management services.

Competition

     While ACS is aware of no competitor that currently offers ancillary benefits management services similar to its own, several companies offer benefits or other management services relating to workers compensation benefits and specific categories of ancillary services. It should be noted that ACS provided its services for the workers compensation market until January 2001 when it expanded into the group health market. Its growth in the group health market may encourage other companies active in the workers compensation market to develop service offerings competitive with ACS in the group health market. Similar competitors may include companies that have created niche market management businesses, such as companies aggregating or managing chiropractic services, sub-acute healthcare services (such as so-called step-down facilities) and laboratory services.

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

     Pharmacy  benefit   management   companies  ("PBMs")  represent  actual  or
potential competitors. ACS is developing an ancillary benefits management business model that in some respects is analogous to the business model employed by PBMs. These companies manage pharmacy benefits for health plan providers, and in some cases manage selected ancillary benefits as well. A number of these companies are very large, including Merck-Medco, Express Scripts, AdvancePCS and Caremark Rx, all of whom have revenues over $1 billion per year. These and other PBMs possess substantially greater financial and personnel resources than ACS, have current contracts with large numbers of payors and could enter the ancillary benefits management market. ACS considers these companies to be potential acquirers of its business.

     In addition to the companies described above, a large number of companies offer health benefit plans and related services to payors and other groups. These plans cover hospital and physician services, as well as ancillary services. While these companies are potential competitors for ACS, they also constitute the core of ACS current client base and its potential client pool.

Employees


     ACS currently has approximately 73 full time employees, approximately 41 of which are employed at our facilities in Irving, Texas and approximately 32 of which are employed at our facility in Pittsboro, Indiana. None of ACS employees are covered by a collective bargaining agreement and ACS believes that its relationships with its employees are good.


Description of Properties

     ACS corporate, executive and operational offices are located in Irving, Texas in approximately 18,400 square feet of office space. The lease for this property expires on April 30, 2008. These offices are leased from Today Tristar, L.P., an entity controlled by Werner Eric Brauss, a director and stockholder of ACS. ACS believes that the terms of its lease with Today Tristar, L.P. are reasonable and not less favorable to ACS than the fair market value of the facilities leased.

     ACS operational offices for claims administration, management, marketing and sales, and processing are located in Pittsboro, Indiana in approximately 7,500 square feet of office space. The lease for this property expires on July 31, 2008.

     ACS believes that its plants and facilities are suitable and adequate, and have sufficient capacity, to meet its current needs.

Legal Proceedings

     ACS is not is a party to any material legal proceedings.


Inde-Dutch

     Since 1996 ACS has maintained a contractual relationship with IDS Infotech Ltd. ("Inde-Dutch") to process claims. Inde-Dutch is a volume based information technology management company, located in Chandigarh, India, approximately 150 miles north of New Delhi. Inde-Dutch employs over 100 programmers and processors who provide programming services to ACS via satellite on a daily basis.


     Through satellite linkage, ACS and Inde-Dutch transfer high volumes of data for processing on a daily basis. Inde-Dutch provides ACS with technology expertise and experience on an economical and efficient basis. By utilizing the intellectual human resources and labor available in India through Inde-Dutch, ACS is able to reduce the cost of programmers and processors essential to its operations.

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

                      MARKET PRICE AND DIVIDEND INFORMATION

     Patient Infosystems' stock was traded on the Nasdaq National Market until September 14, 2000 and is now traded on the Over-the-Counter Bulletin Board. The following table sets forth, for the periods indicated, the high and low sale price for Patient Infosystems common stock on the Nasdaq National Market and the Over-the-Counter Bulletin Board.

                                                  High       Low

       2001
       First Quarter                              $0.20      $0.09
       Second Quarter                             $0.43      $0.06
       Third Quarter                              $0.29      $0.17
       Fourth Quarter                             $0.17      $0.04

       2002
       First Quarter                              $0.20      $0.06
       Second Quarter                             $0.20      $0.12
       Third Quarter                              $0.30      $0.09
       Fourth Quarter                             $0.51      $0.08


       2003
       First Quarter                              $0.26      $0.14
       Second Quarter (through June 20, 2003)     $0.25      $0.08


     On October 16, 2002, the last full trading day prior to the public announcement of the Acquisition, the closing sale price of Patient Infosystems common stock was $0.30 per share after a high of $0.35 and a low of $0.25 during the course of trading that day. On May 1, 2003, the closing sale price of Patient Infosystems common stock was $0.19 per share.

     The prices set forth above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     The approximate record number of holders of Patient Infosystems common stock as of May 1, 2003 is 83.

     Patient Infosystems is paying 9% cumulative dividends on its Series C Preferred Stock. Patient Infosystems anticipates payment of dividends on this class of stock annually and expects that it may be required to pay additional dividends on any classes of preferred stock that may be issued to raise working capital. Patient Infosystems has not paid any dividends on its common stock and does not anticipate payment of dividends on its common stock in the foreseeable future.

     Patient Infosystems is paying 9% cumulative dividends on its Series D Preferred Stock. Patient Infosystems anticipates payment of dividends on this class of stock annually and expects that it may be required to pay additional dividends on any classes of preferred stock that may be issued to raise working capital. Patient Infosystems has not paid any dividends on its common stock and does not anticipate payment of dividends on its common stock in the foreseeable future.

ACS

     ACS' common stock is not traded in any public market. ACS has never paid any cash dividends and does not contemplate the payment of cash dividends in the foreseeable future. As of May 1, 2003, there were approximately 17 holders of record of ACS common stock.

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

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     The following table sets forth certain information regarding the beneficial ownership of Patient Infosystems common stock as of June 30, 2003 for (i) each person or entity who is known by us to own beneficially more than five percent of our common stock; (ii) each named executive officer listed in the Summary Compensation table below; (iii) each director of Patient Infosystems; and (iv) all directors and executive officers as a group.


       Beneficial Owner (1)                         Number of Shares      Percent of
                                                           (2)             Class (2)
       ----------------------------------------------------------------------------------
       John Pappajohn (3)                                 4,197,495         36.84%
       Derace L. Schaffer (4)                             2,487,307         22.22%
       Edgewater Private Equity Fund II, L.P.,
             900 North Michigan Avenue, 14th Floor
          Chicago, IL 60611                                 970,000          8.85%
       Roger Louis Chaufournier (5)                         281,000          2.50%
       Christine St. Andre (6)                              210,000          1.88%
       Kent A. Tapper (7)                                   115,100          1.04%
                                                    -------------------------------------
      All directors and executive officers as
           a group (5 persons)                            8,260,902         67.52%

(1) Unless otherwise noted, the address of each of the listed persons is c/o Patient Infosystems at 46 Prince Street, Rochester, New York 14607.


(2) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 30, 2003 are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage beneficial ownership is based on 10,956,424 shares of common stock outstanding as of June 30, 2003.

(3) Includes 360,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 360,000 shares held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse and 360,000 shares held directly by Mr. Pappajohn's spouse. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd. and by his spouse. Includes options to purchase 36,000 shares that are either currently exercisable or that become exercisable within 60 days of June 30, 2003 and 400,000 common stock equivalents for 50,000 shares of Series C Preferred Stock beneficially owned as of June 30, 2003. Does not include 32,268,550 shares of Patient Infosystems common stock resulting from the conversion of $4,135,000 in debt and $382,597 of accrued interest. Such shares will be issued upon approval of Patient Infosystems' stockholders of the amendment of the certificate of incorporation to increase the authorized capital stock.

(4) Includes 288,000 shares held by Dr. Schaffer's minor children. Also includes 36,000 shares that are issuable upon the exercise of options that are either currently exercisable or that become exercisable within 60 days of June 30, 2003 and 200,000 common stock equivalents for the 25,000 shares of Series C Preferred Stock beneficially owned as of June 30, 2003. Does not include 2,878,586 shares of Patient Infosystems common stock resulting from the conversion of $347,500 in debt and $55,502 of accrued interest. Such shares will be issued upon approval of Patient Infosystems' stockholders of the amendment of the certificate of incorporation to increase the authorized capital stock.

(5) Includes options to purchase 281,000 shares that are either currently exercisable or that become exercisable within 60 days of June 30, 2003. Does not include 119,000 shares subject to outstanding options that are not exercisable within 60 days of June 30, 2003.

(6) Includes options to purchase 210,000 shares that are either currently exercisable or that become exercisable within 60 days of June 30, 2003. Does not include 90,000 shares subject to outstanding options that are not exercisable within 60 days of June 30, 2003.

(7) Includes options to purchase 115,000 shares that are either currently exercisable or that become exercisable within 60 days of June 30, 2003. Does not include 21,000 shares subject to outstanding options that are not exercisable within 60 days of June 30, 2003.



            PRO FORMA VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     The following table sets forth certain information regarding the beneficial ownership of Patient Infosystems common stock as of September 15, 2003 for (i) each person or entity who is known by us to own beneficially more than five percent of our common stock; (ii) each named executive officer listed in the Summary Compensation table below; (iii) each director of Patient Infosystems; and (iv) all directors and executive officers as a group, giving effect to (a) the Acquisition, (b) the conversion of $4,482,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 35,147,136 shares of Patient Infosystems common stock and (c) the 1 for 12 reverse stock split.


                    Beneficial Owner (1)                   Number of        Percent of
                                                             Shares            Class
     ---------------------------------------------------------------------------------------
     ACS (2)                                                  2,971,915       43.48%
     John Pappajohn (3)                                       5,431,234       58.63%
     Derace L. Schaffer (4)                                     873,007       12.23%
     Roger Louis Chaufournier (5)                                23,417          *
     Christine St. Andre (6)                                     17,500          *
     Kent A. Tapper (7)                                           9,591          *
     Principal Life Insurance Company                         2,569,080       27.32%
          c/o Principal Global Investors, LLC
          801 Grand Avenue
            Des Moines, Iowa 50392
                                                         -----------------------------------
     All directors and executive officers as a
        group (5 persons)                                    11,895,744       97.62%

*    Less than 1% beneficial ownership.

(1) Unless otherwise noted, the address of each of the listed persons is c/o Patient Infosystems at 46 Prince Street, Rochester, New York 14607.

(2) Includes 2,971,915 shares of common stock issuable to ACS pursuant to the Asset Purchase Agreement, on a pro forma basis.


(3) Includes 30,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 30,000 shares held by Thebes, Ltd. a sole proprietorship owned by Mr. Pappajohn's spouse and 65,660 shares held directly by Mr. Pappajohn's spouse. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd. and by his spouse. Includes options to purchase 3,000 shares that are either currently exercisable or that become exercisable within 60 days of September 15, 2003 and 600,000 common stock equivalents for 50,000 shares of Series C Preferred Stock beneficially owned as of September 15, 2003.

(4) Includes 24,000 shares held by Dr. Schaffer's minor children. Also includes 3,000 shares that are issuable upon the exercise of options that are either currently exercisable or that become exercisable within 60 days of September 15, 2003 and 300,000 common stock equivalents for the 25,000 shares of Series C Preferred Stock beneficially owned as of September 15, 2003.

(5) Includes options to purchase 23,417 shares that are either currently exercisable or that become exercisable within 60 days of September 15, 2003. Does not include 9,916 shares subject to outstanding options that are not exercisable within 60 days of September 15, 2003.

(6) Includes options to purchase 17,500 shares that are either currently exercisable or that become exercisable within 60 days of September 15, 2003. Does not include 7,500 shares subject to outstanding options that are not exercisable within 60 days of September 15, 2003.

(7) Includes options to purchase 9,591 shares that are either currently exercisable or that become exercisable within 60 days of September 15, 2003. Does not include 1,750 shares subject to outstanding options that are not exercisable within 60 days of September 15, 2003.



                        MANAGEMENT OF PATIENT INFOSYSTEMS

     The following table sets forth the names, ages and principal positions of the directors and executive officers of Patient Infosystems.

           Name            Age              Title

Derace L. Schaffer          54    Chairman of the Board of Directors

Roger Louis Chaufournier    44    President, Chief Executive Officer and Director

John Pappajohn              74    Director

Christine St. Andre         51    Chief Operating Officer

Kent Tapper                 46    Vice President, Financial Planning and Chief Financial Officer


Derace L. Schaffer, M.D. Dr. Schaffer has been Chairman of the Board and a Director of Patient Infosystems since its inception in February 1995. Dr. Schaffer is President of the Ide Imaging Group, P.C., as well as the Lan Group, a venture capital firm specializing in healthcare and high technology investments. He serves as a director of the following public companies: Allion Healthcare, Inc. and Radiologix, Inc. He is also a director of several private companies, including Analytika, Inc., Card Systems, Inc. and Logisticare, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine. Dr. Schaffer provides services to Patient Infosystems on a part-time basis.

Roger Louis Chaufournier. Mr. Chaufournier has been the President and Chief Executive Officer of Patient Infosystems since April 1, 2000. Prior to joining Patient Infosystems, Mr. Chaufournier was President of the STAR Advisory Group, a healthcare consulting firm he founded in 1998. From August 1996 to July 1999, Mr. Chaufournier was the Chief Operating Officer of the Managed Care Assistance Company, a company that developed and operated Medicaid health plans. Managed Care Assistance Company filed for protection under the federal bankruptcy laws in June 2000. From 1993 to 1996, Mr. Chaufournier was Assistant Dean for Strategic Planning for the Johns Hopkins University School of Medicine. In addition, Mr. Chaufournier spent twelve years in progressive leadership positions with the George Washington University Medical Center from 1981 to 1993. Mr. Chaufournier was also Chairman of the Board and acting President of Metastatin Pharmaceuticals, a privately held company developing therapeutics in the area of prostate cancer. Mr. Chaufournier was a three time Examiner with the Malcolm Baldrige National Quality Award and has served as the national facilitator for the federal Bureau of Primary Health Care chronic disease collaboratives.

John Pappajohn. Mr. Pappajohn has been a Director of Patient Infosystems since its inception in February 1995, and served as its Secretary and Treasurer from inception through May 1995. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a Director for the following public companies: Allion Healthcare, Inc., MC Informatics, Inc. and Pace Health Management Systems, Inc.

Christine St. Andre. Ms. St. Andre has been the Executive Vice President and Chief Operating Officer of Patient Infosystems since June 5, 2000. Ms. St. Andre has more than 20 years experience managing complex healthcare organizations. From 1994 to 2000, Ms. St. Andre was Chief Executive Officer for the University of Utah Hospitals and Clinics. Prior to 1994, Ms. St. Andre served as Chief Executive Officer of George Washington University Medical Center. Ms. St. Andre's career in healthcare began in the area of information technology at the Thomas Jefferson University.

Kent Tapper. Mr. Tapper has been Vice President, Financial Planning of Patient Infosystems since April 1999. Mr. Tapper has served as Chief Information Officer and Vice President, Systems Engineering and has been with Patient Infosystems since July 1995. Mr. Tapper became the acting Chief Financial Officer of Patient Infosystems in April 2000. From 1992 to 1995, Mr. Tapper served as Product Manager, Audio Response and Call Center Platforms for Northern Telecom, Inc. From 1983 to 1992, Mr. Tapper held Product Manager, Systems Engineering Manager and various engineering management positions with Northern Telecom.

Board Composition and Committees


     We currently have three directors, each serving a term until the next annual meeting of stockholders. Under the terms of the shareholders' agreement to be entered into upon consummation of the Acquisition, the parties of the shareholders' agreement will agree to vote all shares of Patient Infosystems owned by then in favor of the election of John Pappajohn, Derace Schaffer, Mark Bodnar, one reasonably qualified individual designated by Eric Brauss, Mark Bodnar and Michael Caolo, Jr. and one reasonably qualified individual designated by John Pappajohn and Derace Schaffer as members of the Board of Directors of Patient Infosystems.



                                MANAGEMENT OF ACS

     The following table sets forth the names, ages and principal positions of the directors and executive officers of ACS.

     Name            Age                  Title

Robert Prosek         58      Chief Executive Officer and President

Mark Bodnar           40      Executive Vice President, Director

Michael Caolo, Jr.    58      Executive Vice President of Corporate
                              Development, General Counsel

Maria L. Baker        53      Vice President Business Development

Jennifer Boone        44      Vice President of Network Development
                              and Client Services

Werner Eric Brauss    59      Director

Susan Shelton         47      Director

     Robert Prosek. Mr. Prosek has served as the Chief Executive Officer of ACS since January 2003. Mr. Prosek is a senior healthcare executive who has had a successful career in early stage, turnaround and growth companies. From 1998 until 2002, Mr. Prosek was the Chairman of the Board and Chief Executive Officer of AccentCare, Inc, a specialty elder care service company. Mr. Prosek was previously Chief Executive Officer of Asthma and Allergy Care America (AACA), a specialty physician practice management company until 1997. Mr. Prosek has also previously served as President and Chief Executive Officer of Care Partners, a provider of home infusion therapy and interactive home medical monitoring services, and as President of Psicor, the nations leading provider of turnkey cardiopulmonary services to open heart hospitals.


     Mark Bodnar. Mr. Bodnar has worked in the healthcare industry in the United States for the past 18 years focusing on the automation of healthcare claims administration and adjudication. He founded Health Data Solutions, Inc. ("HDS") in 1997 to perform data processing and claims automation for healthcare companies and organizations and has served as its President, Chief Executive Officer and a director since that time. In July 2001, HDS acquired the business of American CareSource in Dallas, Texas ("Old ACS"), and changed its corporate name to American CareSource. From 1995 to 1997, Mr. Bodnar worked as a healthcare consultant for the automation of claims administration and adjudication in Ohio and surrounding states. From 1983 to 1995, Mr. Bodnar worked in various capacities relating to claims adjudication, customer relations, information technology, claims automation and managed care for several insurance companies and managed care organizations, including Aetna Insurance, Blue Cross/Blue Shield of Ohio, Blue Cross/Blue Shield Super Group PPO and Health Power HMO (Columbus, Ohio). He attended the University of Toledo studying towards a major in computer programming.

     Michael Caolo, Jr. Mr. Caolo has served as General Counsel and Executive Vice President of Corporate Development of ACS since 2001. Mr. Caolo co-founded Old ACS and served as general counsel and a director of that company from 1994 until it was acquired by HDS in 2001. Mr. Caolo is an attorney whose practice focused on start-up companies, transaction-oriented entrepreneurs and emerging growth businesses. He was a co-founder and served as a director and as general counsel of several companies, including Snyder General Corporation, a manufacturer of air conditioning, heating and ventilation equipment, Eddie Haggar LTD., Inc. a Dallas-based women's apparel manufacturing company, Emerald Petroleum Corporation, an independent oil and gas exploration company, and Millbrook Corporation, a Dallas-based physician office practice management software company. Mr. Caolo received a B.A. from the University of Notre Dame and J.D. from the University of Texas School of Law.

     Maria L. Baker. Ms. Baker has served as Vice President Business Development of ACS since January 2002. From 1994 through 2001, Ms. Baker held various positions with Medical Control, Inc., a preferred provider organization located in Dallas, Texas, and most recently was Vice President Network Development of that company. After Medical Control, Inc. was purchased by ppoNext, Inc., a preferred provider organization based in Long Beach, California, in 2001, Ms. Baker served as Regional Vice President of Provider Relations of ppoNext until joining ACS. Ms. Baker holds a Bachelor of Arts from Texas Tech University.

     Jennifer Boone. Ms. Boone joined ACS in January 1996, and has served as Vice President of Network Development and Client Services since 2001. From 1995 to 1996, Ms. Boone held various positions at Genex Services, a managed care organization located in Dallas, Texas, and most recently was a case manager for lost time cases for that company. From 1992 to 1995, Ms. Boone was the Director of Admissions at BTS Healthcareers, a career school located in Dallas, Texas. Prior to 1992, Ms. Boone worked as a licensed nurse at Midway Park Hospital and as a registered nurse at Dallas-Fort Worth Hospital where she was responsible for admissions and the development of Care Plans. Ms. Boone has maintained several certifications such as CCM (certified case manager) and CADAC (certified alcohol and drug abuse counselor). She holds nursing degrees from Baylor University and Excelsior University.

     Werner Eric Brauss. Mr. Brauss has been a director of ACS since July 2001. Since 1990 he has been the President and owner of Today Realty Advisors, a real estate management company based in Dallas, Texas, that owns and manages over 100 commercial, retail and multi-family properties in Texas.


     Susan Shelton. Ms. Shelton has been a director of ACS since July 2002. Since 1992, Ms. Shelton has been employed by Today Realty Advisors, Inc., a real estate management company based in Dallas, Texas, that owns and manages over 100 commercial, retail and multi-family properties in Texas. Today Realty Advisors, Inc. is owned by Werner Eric Brauss, a director and stockholder of ACS. Since August 1997, Ms. Shelton has been the Chief Operating Officer of Today Realty Advisors, Inc. She oversees Today Realty Advisors' acquisitions, dispositions and financing of real estate properties, as well as its operations, construction and development activities. Ms. Shelton holds a B.S. from East Texas State University.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Patient Infosystems and its subsidiary for each of the fiscal years ended December 31, 2002, 2001 and 2000 for those persons who were at December 31, 2002, (i) the Chief Executive Officer and (ii) certain other executive officers of Patient Infosystems who received compensation in excess of $100,000 during the year ended December 31, 2002 (the "Named Executive Officers"):

                                            Summary Compensation Table
                                                                                              Long-Term
                                                                                             Compensation

                                                        Annual Compensation                   Securities
Name and Principal Position                                                                   Underlying
                                               Year              Salary ($)   Bonus ($)       Options (#)

Roger L. Chaufournier, President and Chief   2002             $180,841            -                   -
Executive Officer (1)                        2001             $196,502            -             200,000
                                             2000             $151,546            -             200,000


Christine St. Andre, Chief Operating         2002             $157,512                                -
Officer (2)                                  2001             $171,893            -             150,000
                                             2000              $97,885            -             150,000


Kent A. Tapper, Vice President, Financial    2002             $107,942            -                   -
Planning                                     2001             $116,628            -             100,000
                                             2000             $119,335            -                   -

(1) Mr. Chaufournier was appointed President and Chief Executive Officer as of March 23, 2000.

(2)  Ms. St. Andre was appointed Chief Operating Officer as of June 5, 2000.

     Neither the Chief Executive Officer nor any of the Named Executive Officers of Patient Infosystems was awarded stock options during 2002.

     No stock options were exercised by the Chief Executive Officer or any of the Named Executive Officers of Patient Infosystems during 2002. The following table sets forth certain information regarding unexercised options held by the Chief Executive Officer and the Named Executive Officers of Patient Infosystems at December 31, 2001. The table does not give effect to grants of options that occurred after December 31, 2002.

                                               Aggregated Option Exercises
                                            and Fiscal Year End Option Values
                             Number of securities underlying       Value of unexercised
                                  unexercised options at           in-the-money options
                                  December 31, 2002 (#)                      at
                                                                 December 31, 2002 ($)(1)
           Name              Exercisable       Unexercisable    Exercisable      Unexercisable
Roger Chaufournier              228,000           172,000          $ 1,850           $ 650
Christine St. Andre             170,000           130,000          $ 1,375           $ 500
Kent Tapper                     108,000           28,000           $ 3,096           $ 350


(1) Calculated based upon $0.20 market value of the underlying securities as of December 31, 2002.

401(k) Profit Sharing Plan


     Patient Infosystems adopted a 401(k) Profit Sharing Plan. The 401(k) plan is available to all employees who have attained age 21. An employee may contribute a portion of their wages on a pre-tax basis, subject to limitations specified under the Internal Revenue Code. Under the terms of the 401(k) plan, Patient Infosystems may make a discretionary matching contribution equal to a percentage of the employee's contribution to the 401(k) plan and a discretionary amount determined annually by Patient Infosystems and divided among eligible participants based upon an employee's annual compensation in relation to the aggregate annual compensation of all eligible participants. Contributions are allocated to each employee's individual account and are, at the employee's election, invested in one, all or some combination of the investment funds available under the 401(k) plan. Employee contributions are fully vested and non-forfeitable. Any matching or discretionary contributions vest 25% for each year of service. To date, Patient Infosystems has not made any matching contributions under the 401(k) plan.

Employment Arrangements


     Pursuant to the Asset Purchase Agreement, we agreed to enter into an employment agreement with Mark Bodnar on the closing date of the Asset Purchase Agreement. Under the terms of his agreement, Mr. Bodnar will serve as our Executive Vice President, Business Development until December 31, 2004. Mr. Bodnar will receive an annual salary of $150,000. Upon termination of his current automobile lease, Mr. Bodnar will receive a monthly automobile allowance in the amount of $1,000. Also, the agreement provides that Mr. Bodnar will receive options to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share. In addition, the agreement provides that Mr. Bodnar will receive certain commissions.


Certain Transactions

     In December 1999, Patient Infosystems established a credit facility for $1,500,000 guaranteed by Dr. Schaffer and Mr. Pappajohn. In consideration for their guarantees, Patient Infosystems granted to Dr. Schaffer and Mr. Pappajohn warrants to purchase an aggregate of 375,000 shares of common stock for $1.5625 per share. In March 2000, the facility was increased by $1,000,000 under substantially the same terms and also guaranteed by the same Board members resulting in a total amount due of $2,500,000 as of December 31, 2001 and 2000. Additional warrants to purchase an aggregate of 250,000 shares of common stock for $2.325 per share, were granted to Dr. Schaffer and Mr. Pappajohn for their guarantee of this additional line of credit.

     On March 28, 2001, Patient Infosystems entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, N.A., which extended the term of Patient Infosystems' credit facility to March 31, 2002 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn guaranteed this extension. In consideration for their guarantees, Patient Infosystems re-priced 625,000 warrants previously granted in connection with prior guarantees to $0.05 per share, effective April 1, 2001.

     On June 28, 2002, Patient Infosystems and Wells Fargo agreed on an addendum to the Amended and Restated Credit Agreement that extends the credit facility by an additional $500,000, increasing the total credit to $3,000,000. Mr. Pappajohn and Dr. Schaffer also guaranteed the extended credit facility.


     In 2002, Patient Infosystems borrowed $1,170,000 from Mr. Pappajohn, bringing the total borrowed from Mr. Pappajohn to $4,730,000. Proceeds from these loans were used to support the Patient Infosystems' operations. The interest rate on these loans is 9.5% per year. Patient Infosystems has borrowed an additional $600,000 from Mr. Pappajohn subsequent to January 1, 2003. The interest on the loans after January 1, 2003 is 7.5% per year.


     Patient Infosystems did not borrow any additional amounts from Dr. Schaffer in 2002. The total borrowed from Dr. Schaffer is $347,500. Proceeds from these loans were used to support Patient Infosystems' operations. The interest rate on this loan is 9.5% per year.

     The loans from Mr. Pappajohn and Dr. Schaffer are demand notes that total $5,077,500 as of December 31, 2002 and are secured by the assets of Patient Infosystems.

     On June 6, 2001, Patient Infosystems issued a total of 2,319,156 shares of unregistered common stock to Mr. Pappajohn and Dr. Schaffer as consideration for their continued financial support of Patient Infosystems.

     On June 11, 2002, the Board of Directors of Patient Infosystems approved the conversion of up to $4,642,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 36,289,993 shares of Patient Infosystems' common stock using a value of $0.14 per common share. The average value of Patient Infosystems' common stock based upon an average closing price for a period immediately before June 11, 2002 was $0.1354. As of December 31, 2002, Patient Infosystems' Certificate of Incorporation authorizes Patient Infosystems to issue up to 20,000,000 shares of common stock, 10,956,024 of which were issued and outstanding and 2,217,340 of which were reserved for issuance under outstanding options, warrants and upon conversion of outstanding convertible preferred stock. Giving effect to this debt conversion transaction will require an amendment to Patient Infosystems' Certificate of Incorporation to authorize additional shares of common stock. Accordingly, this debt conversion transaction cannot occur unless and until the stockholders of Patient Infosystems approve this amendment.

     Also, on April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement with certain investors, including Mr. Pappajohn, pursuant to which the investors agreed to loan to Patient Infosystems an aggregate of up to $2,500,000. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D Preferred Stock to the investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of Patient Infosystems common stock subject to approval by Patient Infosystems' stockholders of the amendment to the Certificate of Incorporation to increase authorized capital stock. In addition, upon closing of the private placement of at least $4 million of Patient Infosystems' capital stock, as contemplated by the Asset Purchase Agreement, the notes issued pursuant to the Note and Stock Purchase Agreement will be convertible into Series D Preferred Stock. The purpose of the loan from the investors is to provide funds for Patient Infosystems to loan to ACS to provide working capital for ACS' operations. The loan from Patient Infosystems to ACS is provided under a Credit Agreement, also executed on April 10, 2003. In order to have sufficient shares of common stock reserved for issuance upon conversion of the Series D Preferred Stock, Patient Infosystems must increase its authorized capital stock.

                DESCRIPTION OF PATIENT INFOSYSTEMS CAPITAL STOCK

     We are authorized to issue 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. There were 10,956,024 shares of common stock, 100,000 shares of Series C Preferred Stock and 198,128 shares of Series D Preferred Stock outstanding as of May 1, 2003.

Common Stock


     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding-up of Patient Infosystems, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.


Series C Preferred Stock

     The  holders of Series C  Preferred  Stock are  entitled to eight votes for each share held of record on all matters submitted to a vote of stockholders. Holders of Series C Preferred Stock are entitled to receive cumulative 9% dividends on an annual basis and ratably such dividends as may be declared by the Board of Directors of Patient Infosystems out of funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Patient Infosystems, then, prior, and in preference to any distribution of any assets to the holders of common stock, the holders of Series C Preferred Stock will be entitled to be paid in full in an amount equal to (i) a per share price for each share of Series C Preferred Stock outstanding plus
(ii) an amount equal to a cumulative, unpaid dividend at an 9% rate per annum plus (iii) an amount equal to all declared but unpaid dividends on each such share accrued up to such date of distribution. For purposes of calculating these preference payments, the per share price has been $10.00 for the Series C Preferred Stock. One share of the Series C Preferred Stock may be converted at any time, at the holder's option, into eight shares of common stock. Holders of Series C Preferred Stock have no preemptive rights.

     The conversion rate will be adjusted if Patient Infosystems pays a dividend on its common stock or subdivides or combines its outstanding common stock. If at any time, Patient Infosystems proposes to offer and sell shares of preferred stock having a conversion rate that is less than $1.25 per share of common stock, then the conversion rate for the Series C Preferred Stock will be adjusted such that each share of Series C Preferred Stock will be convertible in to such number of shares that equals $10.00 divided by the conversion rate of the new shares of preferred stock offered and sold.

Series D Preferred Stock

     The holders of Series D Preferred Stock are entitled to one hundred twenty votes for each share held of record on all matters submitted to a vote of stockholders (ten votes after giving effect to the 1 for 12 reverse stock split). Holders of Series D Preferred Stock are entitled to receive cumulative 9% dividends on an annual basis and ratably such dividends as may be declared by the Board of Directors of Patient Infosystems out of funds legally available therefore. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Patient Infosystems, then, prior, and in preference to any distribution of any assets to the holders of Common Stock, the holders of Series D Preferred Stock will be entitled to be paid in full in an amount equal to (i) a per share price for each share of Series D Preferred Stock outstanding plus
(ii) an amount equal to a cumulative, unpaid dividend at a 9% rate per annum plus (iii) an amount equal to all declared but unpaid dividends on each such share accrued up to such date of distribution. For purposes of calculating these preference payments, the per share price will be $10.00 for each share of Series D Preferred Stock. One share of the Series D Preferred Stock may be converted at any time, at the holder's option, into one hundred twenty shares of Common Stock (ten shares after giving effect to the 1 for 12 reverse stock split). Holders of Series D Preferred Stock have no preemptive rights.

     The conversion rate will be adjusted if Patient Infosystems pays a dividend on its common stock or subdivides or combines its outstanding common stock. The conversion rate will also be adjusted if Patient Infosystems issues or sells common stock or securities convertible into common stock at a price less than the then effective conversion rate, in which case the conversion rate will be adjusted to an amount equal to the effective price per share of the securities sold in the transaction giving rise to the adjustment.

     Holders of a majority in voting power of the Series D Preferred Stock have the right to elect two members of the Board of Directors of Patient Infosystems.

Registration Rights; Stockholders' Agreement

     Patient Infosystems is not presently obligated to any holder of Patient Infosystems common stock to register such common stock. Patient Infosystems is not a party to any Stockholders' Agreement. The holders of the Series C Preferred Stock have demand registration rights and can request that Patient Infosystems effect any registration, qualification, or compliance with respect to the securities held by the holders of Series C Preferred Stock in connection with an underwritten public offering. The holders of the Series D Preferred Stock have demand registration rights and can request that Patient Infosystems effect any registration, qualification, or compliance with respect to the securities held by the holders of Series D Preferred Stock in connection with an underwritten public offering.

Transfer Agent and Registrar

     The transfer agent and registrar for Patient Infosystems common stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

Reports to Stockholders

     As part of our initial public offering, we registered our common stock under the provisions of Section 12(g) of the Securities Exchange Act of 1934 and we will use our best efforts to maintain registration. Such registration requires us to comply with periodic reporting, proxy solicitation and certain other requirements of the Securities Exchange Act of 1934.

Shares Eligible for Future Sale

     Pursuant to our initial public offering and assuming no exercise of outstanding options and warrants, we have 10,956,024 shares of common stock outstanding. However, only the 4,943,122 shares offered pursuant to the initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate," which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

     All of the remaining 6,012,902 shares of common stock currently outstanding are "restricted securities" or owned by "affiliates," as those terms are defined in Rule 144, and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. As of May 1, 2003, there were outstanding options to purchase 1,221,240 shares of Patient Infosystems common stock which have been registered on Form S-8 under the Securities Act to register the shares of Patient Infosystems common stock subject to outstanding stock options and shares that may be issued under the Plan, which permits the resale of these shares in the public market without restriction.

Rule 144

     Generally,   under  Rule  144  as  currently  in  effect,  subject  to  the satisfaction of certain other conditions, a person, including an affiliate of Patient Infosystems or persons whose shares are aggregated with an affiliate, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

     o    1% of our then outstanding shares of common stock; or

     o the average weekly trading volume of shares of our common stock during the four calendar weeks preceding such sale.

     A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years, is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

Market for Patient Infosystems common stock


     Shares  of   Patient   Infosystems   common   stock   are   listed  on  the
Over-the-Counter Bulletin Board under the symbol "PATI."


Charter and Bylaws Provisions and Delaware Anti-Takeover Statute

     We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations from engaging under certain circumstances, in a "business combination," which includes an acquisition or sale of more than 10% of the corporation's assets, with any "interested stockholder," or a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an "interested stockholder," unless:

     o the transaction in which such stockholder became an "interested stockholder" is approved by the Board of Directors prior to the date the "interested stockholder" attained such status;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

     o on or after the date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Our Certificate of Incorporation and bylaws do not provide for cumulative voting in the election of directors. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in our control. These and other provisions may have the effect of delaying, deferring or preventing hostile takeovers or changes in the control or management of Patient Infosystems, even if doing so would be beneficial to our stockholders.


                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING


     Stockholders who wish to present proposals appropriate for consideration at Patient Infosystems' 2004 Annual Meeting of Stockholders must submit the proposal in proper form to Patient Infosystems at its address set forth on the first page of this proxy statement not later than April 9, 2004 in order for the proposal to be considered for inclusion in Patient Infosystem's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Assistant Secretary of Patient Infosystems.



                       Where You Can Find More Information

     Patient Infosystems files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These SEC filings are available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

                                  OTHER MATTERS

     As of the date of this proxy statement, the management of Patient Infosystems is not aware of any matters that will be presented for consideration at the Special Meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect thereto in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

                            PATIENT INFOSYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS


Patient Infosystems, Inc.
Annual Financial Statements
Independent Auditors' Report.................................................F-2
Consolidated Balance Sheets at December 31, 2001 and 2002....................F-3
Consolidated Statements of Operations for the years ended
    December 31, 1991 and 2002...............................................F-4
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 2001 and 2003.........................................F-5
Consolidated Statements of Cash Flows for the years ended
    December 31, 2001 and 2002...............................................F-6
Notes to Consolidated Financial Statements...................................F-7
Schedule II.................................................................F-16

American CareSource Corporation
Annual Financial Statements
Independent Auditors' Report................................................F-17
Consolidated Balance Sheets at December 31, 2001 and 2002...................F-19
Consolidated Statements of Operations for the years ended
    December 31, 1991 and 2002..............................................F-20
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 2001 and 2003........................................F-21
Consolidated Statements of Cash Flows for the years ended
    December 31, 2001 and 2002..............................................F-22
Notes to Consolidated Financial Statements..................................F-23

Patient Infosystems, Inc.
Interim Financial Statements
Consolidated Balance Sheet at March 31, 2003 (unaudited)....................F-38
Consolidated Statements of Operations for the three months ended
    March 31, 2002 and 2003 (unaudited).....................................F-39
Consolidated Statements of Cash Flows for the three months ended
    March 31, 2002 and 2003 (unaudited).....................................F-40
Notes to Unaudited Consolidated Financial Statements........................F-41

American CareSource Corporation
Interim Financial Statements
Consolidated Balance Sheet at March 31, 2003 (unaudited)....................F-44
Consolidated Statements of Operations for the three months ended
    March 31, 2002 and 2003 (unaudited).....................................F-45
Consolidated Statements of Cash Flows for the three months ended
    March 31, 2002 and 2003 (unaudited).....................................F-46
Notes to Unaudited Consolidated Financial Statements........................F-47

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Patient InfoSystems, Inc.
  Rochester, New York


We have audited the accompanying consolidated balance sheets of Patient Infosystems, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedule on page F-16. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Patient Infosystems, Inc. and subsidiary at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations, negative working capital and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Deloitte & Touche LLP


Deloitte & Touche LLP
Rochester, New York
January 17, 2003
(March 28, 2003 as to Note 3)

PATIENT INFOSYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001
-------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                  2002               2001

CURRENT ASSETS:
  Cash and cash equivalents                                                             $ 5,011           $ 29,449
  Accounts receivable (net of doubtful accounts allowance of $55,000and $37,217)        441,216            273,791
  Prepaid expenses and other current assets                                             105,827             88,449
  Notes receivable                                                                      200,000               -
                                                                                  ---------------------------------
        Total current assets                                                            752,054            391,689

PROPERTY AND EQUIPMENT, net                                                             285,747            498,472

Other assets                                                                               -                 8,934
Intangible assets (net of accumulated amortization of $443,258 and $299,685)            179,465            323,038
                                                                                  ---------------------------------
TOTAL ASSETS                                                                        $ 1,217,266        $ 1,222,133
                                                                                  ---------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                    $ 379,004          $ 111,018
  Accrued salaries and wages                                                            208,752            176,618
  Accrued expenses                                                                      351,621            477,205
  Accrued Interest                                                                      713,554            282,530
  Borrowings from directors                                                           5,077,500          3,907,500
  Deferred revenue                                                                      157,074            123,140
                                                                                  ---------------------------------
        Total current liabilities                                                     6,887,505          5,078,011

LINE OF CREDIT                                                                        3,000,000          2,500,000

COMMITMENTS  (Note 7)

STOCKHOLDERS' DEFICIT:
  Preferred stock - $.01 par value:  shares authorized: 5,000,000
    Series C, 9% cumulative, convertible
      issued and outstanding: 100,000                                                     1,000              1,000
  Common stock - $.01 par value:  shares authorized:
    20,000,000; issued and outstanding:  10,956,024                                     109,560            109,560
  Additional paid-in capital                                                         24,132,153         24,222,153
  Accumulated deficit                                                              (32,912,952)       (30,688,591)
                                                                                  ---------------------------------
        Total stockholders' deficit                                                 (8,670,239)        (6,355,878)
                                                                                  ---------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                         $ 1,217,266        $ 1,222,133
                                                                                  ---------------------------------

See notes to consolidated financial statements.

PATIENT INFOSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
----------------------------------------------------------------------------------------------------------

                                                          2002                2001                2000

REVENUES                                              $ 2,355,677         $ 1,586,443         $ 2,139,262
                                                   -------------------------------------------------------
COSTS AND EXPENSES:
  Cost of revenue                                       1,914,464           2,420,151           3,906,010
  Sales and marketing                                     746,353             813,975           1,425,990
  General and administrative                            1,282,683           2,028,804           2,329,585
  Research and development                                105,614             190,731             305,543
                                                   -------------------------------------------------------
        Total costs and expenses                        4,049,114           5,453,661           7,967,128
                                                   -------------------------------------------------------

OPERATING LOSS                                        (1,693,437)         (3,867,218)         (5,827,866)

Other expense, net                                      (530,924)           (598,087)           (211,340)
                                                   -------------------------------------------------------


NET LOSS                                              (2,224,361)         (4,465,305)         (6,039,206)

CONVERTIBLE PREFERRED STOCK DIVIDENDS                    (90,000)            (90,000)           (617,500)
                                                   -------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS        $ (2,314,361)       $ (4,555,305)       $ (6,656,706)
                                                   =======================================================

NET LOSS PER SHARE - BASIC
   AND DILUTED                                           $ (0.21)            $ (0.47)            $ (0.82)
                                                   =======================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            10,956,024           9,770,501           8,135,635
                                                   -------------------------------------------------------

See notes to consolidated financial statements.

PATIENT INFOSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
---------------------------------------------------------------------------------------------------------------------------
                                                                                     Additional                    Total
                                             Common Stock         Preferred Stock      Paid-in    Accumulated  Stockholders'
                                           Shares    Amount     Shares      Amount     Capital      Deficit    Equity(Deficit)

Balance at January 1, 2000               8,040,202   $ 80,402       -          $-    $21,970,341 $(19,634,080)  $2,416,663

Compensation expense related to
  issuance of  stock warrants and
  options                                     -          -          -           -          1,042         -           1,042
Debt issuance costs in the form
  of stock warrants                                                                      475,000                   475,000
Issuance of Series C Preferred Stock          -          -       100,000       1,000     999,000                 1,000,000
Beneficial conversion feature of
  Series C Convertible Preferred Stock        -          -          -           -        550,000     (550,000)        -

Exercise of stock options                  180,000      1,800       -           -         23,220         -          25,020

Dividends on
  Series C Convertible Preferred Stock        -          -          -           -        (67,500)        -         (67,500)

Net loss for the year ended
      December 31, 2000                       -          -          -           -           -      (6,039,206)  (6,039,206)
                                         ----------------------------------------------------------------------------------
Balance at December 31, 2000             8,220,202     82,202    100,000       1,000  23,951,103  (26,223,286)  (2,188,981)

Compensation expense related to
  issuance of  stock                     2,319,156     23,191       -           -        329,482         -         352,673
Debt issuance costs in the form
  stock warrants                               -          -          -           -         35,735                    35,735
Immaculate exercise of stock warrants      416,666      4,16        -           -         (4,167)                     -

Dividends on
  Series C Convertible Preferred Stock        -          -          -           -        (90,000)        -         (90,000)

Net loss for the year ended
      December 31, 2001                       -          -          -           -           -      (4,465,305)  (4,465,305)
                                        -----------------------------------------------------------------------------------
Balance at December 31, 2001            10,956,024    109,560    100,000       1,000  24,222,153  (30,688,591)  (6,355,878)

Dividends on
  Series C Convertible Preferred Stock        -          -          -           -        (90,000)        -         (90,000)

Net loss for the year ended
      December 31, 2002                       -          -          -           -           -      (2,224,361)  (2,224,361)
                                        -----------------------------------------------------------------------------------
Balance at December 31, 2002            10,956,024  $ 109,560    100,000     $ 1,000 $24,132,153 $(32,912,952) $(8,670,239)
                                        -----------------------------------------------------------------------------------

See notes to consolidated financial statements.

PATIENT INFOSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
----------------------------------------------------------------------------------------------------------------------------
                                                                               2002             2001             2000
OPERATING :
  Net loss                                                                  $ (2,224,361)    $ (4,465,305)    $ (6,039,206)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                               374,099          695,369        1,222,153
      (Gain) loss on sale of property                                                (400)           4,772           21,337
      Loss on investments                                                            -             200,000             -
      Compensation expense related to issuance of stock warrants and                 -             352,673            1,042
           options
      (Increase) decrease in accounts receivable                                 (167,425)         137,645          238,843
      (Increase) decrease in prepaid expenses and other current assets            (17,378)          77,718           35,897
      Increase (decrease) in accounts payable                                     267,986         (122,527)        (262,988)
      Increase (decrease) in accrued salaries and wages                            32,134              460          (14,074)
      (Decrease) increase in accrued expenses                                    (215,584)         198,745           98,426
      Increase in accrued interest                                                431,024          232,429           49,868
      Increase (decrease) in deferred revenue                                      33,934          (38,821)         (56,239)
                                                                          --------------------------------------------------
            Net cash used in operating activities                              (1,485,971)      (2,726,842)      (4,704,941)
                                                                          --------------------------------------------------
INVESTING:
  Property and equipment additions                                                 (8,867)          (9,240)         (16,404)
  Proceeds from sale of property and equipment                                        400              800           20,024
  Increase in notes receivable                                                   (200,000)            -                -
  Decrease in other assets                                                           -                -              44,011
                                                                          --------------------------------------------------
          Net cash (used in) provided by investing activities                    (208,467)          (8,440)          47,631
                                                                          --------------------------------------------------
FINANCING:
  Proceeds from issuance of common and preferred stock, net                          -                -           1,025,020
  Borrowings from directors                                                     1,170,000        2,736,500        1,171,000
  Proceeds from line of credit                                                    500,000             -           2,000,000
                                                                          --------------------------------------------------
            Net cash provided by financing activities                           1,670,000        2,736,500        4,196,020
                                                                          --------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND CASH  EQUIVALENTS                             (24,438)           1,218         (461,290)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                     29,449           28,231          489,521
                                                                          --------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                          $ 5,011         $ 29,449         $ 28,231
                                                                          --------------------------------------------------

Supplemental disclosures of non-cash information:
  Fair value of stock purchase warrants issued in conjunction with guarantees by certain board members of borrowings on the line
    of credit                                                                        -            $ 35,735        $ 475,000
                                                                          ==================================================
Dividends declared on Series C Convertible Preferred Stock                       $ 90,000         $ 90,000         $ 67,500
                                                                          ==================================================
Value of beneficial conversion feature on Class C Convertible
   Preferred Stock recognized as a dividend                                          -                -           $ 550,000
                                                                          ==================================================

See notes to consolidated financial statements.

PATIENT INFOSYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Patient Infosystems, Inc. (the "Company") designs and develops health care information systems and services to manage, collect and analyze patient-related information to improve patient compliance with prescribed treatment protocols. Through its various patient compliance programs for disease state management, the Company provides important benefits for the patient, the health care provider and the payor.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Patient Infosystems Canada, Inc., which ceased operations in January 2001. Significant intercompany transactions and balances have been eliminated in consolidation.

     Going Concern - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company incurred a net loss for 2002 of $2,224,361 and had negative working capital of $6,135,451 and a stockholders' deficit of $8,670,239 at December 31, 2002. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

     The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependant upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing and, ultimately, to attain successful operations.

     Management is currently assessing an acquisition of a business and the Company's operating structure for the purpose of reducing ongoing expenses, increasing sources of revenue and is negotiating the terms of additional debt or equity financing. In addition, recent successes in outcomes from disease management programs are being leveraged in an attempt to increase revenues from sales.

     Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Fair Value of Financial Instruments - The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, borrowings from directors and the line of credit. The fair value of instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of short-term financial instruments approximates their recorded values due to the short-term nature of the instruments.

     Revenue Recognition and Deferred Revenue - The Company's principal source of revenue to date has been from contracts with various pharmaceutical companies and managed care organizations for the development and operation of disease management programs for chronic diseases, disease management programs and other health care information system applications. Deferred revenue represents amounts billed in advance of delivery under these contracts.


     Development Contracts - The Company's program enhancements consist of specific changes or modifications to existing products requested by customers and are short-term in nature. Therefore, revenue is recognized upon delivery of the enhancement.

     Program Operations - The Company's program operation contracts call for a per-enrolled patient fee to be paid by the customer for a series of program services as defined in the contract. The timing of customer payments varies by contract, but typically occurs in advance of the associated services being provided. Revenues from program operations are recognized ratably as the program services are delivered.

     Licenses - Revenue derived from software license fees is recognized when the criteria established by Statement of Position 97-2, Software Revenue Recognition, is satisfied. License fees associated with hosting arrangements (e.g. arrangements that include the right of the customer to use the software stored on the Company's hardware), are recognized ratably over the hosting period when such fees are fixed and determinable. Hosting fees with payment terms extending past one year are recognized as payments become due.

     Cash and Cash Equivalents - Cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

     Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality institutions.

     The Company operates in only one business segment and its current contracts are concentrated in a small number of customers, consequently, the loss of any one of its customers could have a material adverse effect on the Company and its operations. During the years ended December 31, 2002, 2001 and 2000, approximately $1,552,943 (66%), $955,931 (60%), and $1,030,139
     (48%) respectively, of the Company's revenues arose from contracts with two customers. One of these customers, which accounts for 50%, 34% and 17% of the Company's revenues for the years ended December 31, 2002, 2001 and 2000, respectively, terminated its service agreement with the Company effective January 1, 2003. At December 31, 2002 and 2001, accounts receivable included balances of $305,788 and $210,829, respectively, from contracts with these customers.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years.

     Asset Impairment - The Company regularly assesses all of its long lived assets for impairment and recognizes a loss when the carrying value of an asset exceeds its fair value. The Company determined that no impairment loss of long lived assets need be recognized for applicable assets in 2002, 2001 and 2000.

     Intangible Assets - Intangible assets represent a purchased software asset being used in the delivery of the Company's web based services that is being amortized over 4 years using the straight-line method.

     Research and Development - Research and development costs are expensed as incurred.

     Income Taxes - Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards.

     Net Loss Per Share - The calculations for the basic and diluted loss per share were based on loss available to common stockholders of $(2,314,361), $(4,555,305) and $(6,656,706) and a weighted average number of common shares outstanding of 10,956,024, 9,770,501 and 8,135,635 for the years ended December 31, 2002, 2001 and 2000 respectively. The computation of
     fully   diluted   loss  per  share   for  2002,   2001  and  2000  did  not
     include1,915,140, 2,037,540 and 2,126,880 shares of common stock, respectively, which consist of outstanding convertible preferred shares, options and warrants because the effect would be antidilutive due to the net loss in those years.

     Retirement  Plan - The Company has a retirement  plan that qualifies  under
     Section 401(k) of the Internal Revenue Code. This retirement plan allows eligible employees to contribute a portion of their income on a pretax basis to the plan, subject to the limitations specified under the Internal Revenue Code. The Company's annual contribution to the plan is at the discretion of the Board of Directors. The Company made no contributions to this plan in 2002, 2001 and 2000.

     New Accounting Pronouncements - New accounting pronouncements that became effective for the Company in 2002 did not have any material impact on the Company's consolidated financial statements, other than certain new disclosure requirements regarding options.

     Stock-Based Compensation - In 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This standard provides alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial statements.

     The Company accounts for stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, the Company continues to measure compensation for such plans using the intrinsic value based method of accounting, prescribed by Accounting Principles Board ("APB"), Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                   2002                 2001                 2000
     Net loss attributable to common
     shareholders - as reported               $ (2,314,361)        $ (4,555,305)        $ (6,656,706)

     Net loss - pro forma                     $ (2,818,135)        $ (4,992,091)        $ (6,929,601)

     Net loss per share - basic
       and diluted - as reported                   $ (0.21)             $ (0.47)             $ (0.82)

     Net loss per share - basic
       and diluted - pro forma                     $ (0.26)             $ (0.51)             $ (0.85)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using an assumed risk-free interest rates of 3.63% for the year ended December 31, 2002, 4.71% for the year ended December 31, 2001 and 5.28% for the year ended December 31, 2000 and an expected life of 7 years. The assumed dividend yield was zero. The Company has used a volatility factor of 1.78 for the year ended December 31, 2002, 1.24 for the year ended December 31, 2001 and 1.33 for the year ended December 31, 2000. For purposes of pro forma disclosure, the estimated fair value of each option is amortized to expense over that option's vesting period.


2. PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows at December 31:

                                            2002                   2001
                                    ---------------------  ---------------------

     Computer software                         $ 665,286              $ 663,887
     Computer equipment                        1,168,446              1,160,978
     Telephone equipment                         362,887                362,887
     Leasehold improvements                       41,504                 41,504
     Office furniture and equipment              354,329                354,329
                                    --------------------------------------------
                                               2,592,452              2,583,585

     Less accumulated depreciation             2,306,705              2,085,113
                                    --------------------------------------------

     Property and equipment, net               $ 285,747              $ 498,472
                                    --------------------------------------------

3.       Debt

     Line of Credit - In December 1999, the Company established a credit facility for $1,500,000 guaranteed by Derace Schaffer and John Pappajohn, two directors of the Company. In consideration for their guarantees, the Company granted to Dr. Schaffer and Mr. Pappajohn warrants to purchase an aggregate of 375,000 shares of common stock for $1.5625 per share. In March 2000, the facility was increased by $1,000,000 under substantially the same terms and also guaranteed by the same Board members resulting in a total amount due of $2,500,000 as of December 31, 2001 and 2000. Additional warrants to purchase an aggregate of 250,000 shares of common stock for $2.325 per share, were granted to Dr. Schaffer and Mr. Pappajohn for their guarantee of this additional line of credit. The fair value of the warrants were recorded as debt issuance costs, which have been fully amortized as of March 31, 2001. The value ascribed to the warrants granted in 1999 and 2000 were calculated based on the application of the Black Scholes option pricing model which incorporates current stock price, expected stock price volatility, expected interest rates, and the expected holding period of the warrant.

     On March 28, 2001, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, N.A., which extended the term of the Company's credit facility to March 31, 2002 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn guaranteed this extension. In consideration for their guarantees, the Company re-priced 625,000 warrants previously granted in connection with prior guarantees to $0.05 per share, effective April 1, 2001. The fair value of these re-priced warrants was $35,735, which was recorded as a debt issuance cost and a corresponding increase to additional paid-in capital. The fair value of the re-priced warrants was determined using the Black Scholes option pricing model.

     On June 28, 2002, the Company and Wells Fargo agreed on an addendum to the Amended and Restated Credit Agreement that extends the credit facility by an additional $500,000, increasing the total credit to $3,000,000. Mr. Pappajohn and Dr. Schaffer also guaranteed the extended credit facility.

     On March, 28 2003 this line of credit was amended and is due and payable on January 2, 2004. Accordingly, the amount outstanding at December 31, 2002 is reported as a long-term liability in the accompanying consolidated balance sheets. Interest is due and payable at maturity at a floating rate based upon LIBOR plus 1.75% (effective LIBOR rate at December 23, 2002 was 1.4%). There is a commitment fee of 0.25% per annum on the average daily unused amount of the line of credit to be paid quarterly in arrears. The line of credit is secured by substantially all of the Company's assets.

     Borrowings from directors - In 2002, the Company borrowed $1,170,000 from Mr. Pappajohn, bringing the total borrowed from Mr. Pappajohn to $4,730,000. Proceeds from these loans were used to support the Company's operations. The interest rate on these loans is 9.5% per year. The Company has borrowed an additional $600,000 from Mr. Pappajohn subsequent to January 1, 2003. The interest on the loans after January 1, 2003 is 7.5%

     The Company did not borrow any additional amounts from Dr. Schaffer in 2002. The total borrowed from Dr. Schaffer is $347,500. Proceeds from these loans were used to support the Company's operations. The interest rate on this loan is 9.5% per year.

     The loans from Mr. Pappajohn and Dr. Schaffer are demand notes that total $5,077,500 as of December 31, 2002 and are secured by the assets of the Company.

     On June 6, 2001, the Company issued a total of 2,319,156 shares of unregistered common stock to Mr. Pappajohn and Dr. Schaffer as consideration for their continued financial support of the Company. Based upon recent trading of the Company's common stock at the time of issuance, the Company assigned a fair market value of $0.15 per share or a total of $347,873, to these unregistered shares and recognized this amount as an operating expense during the year ended December 31, 2001.

     On June 11, 2002, the board of directors of the Company approved the conversion of up to $4,642,500 in debt and $438,099 of accrued interest owed to Mr. Pappajohn and Dr. Schaffer into 36,289,993 shares of the Company's common stock using a value of $0.14 per common share. The average value of the Company's common stock based upon an average closing price for a period immediately before June 11, 2002 was $0.1354. As of December 31, 2002, the Company's Certificate of Incorporation authorizes the Company to issue up to 20,000,000 shares of common stock, 10,956,024 of which were issued and outstanding and 2,217,340 of which were reserved for issuance under outstanding options, warrants and upon conversion of outstanding convertible preferred stock. Giving effect to this debt conversion transaction will require an amendment to the Company's Certificate of Incorporation to authorize additional shares of common stock. Accordingly, this debt conversion transaction cannot occur unless and until the stockholders of the Company approve this amendment. A date for a meeting of the stockholders of the Company has not yet been established.

4. INCOME TAXES

     Income tax expense for the years ended December 31, 2002, 2001 and 2000 were: $0, $0 and $13,422, respectively. The 2000 amount represents state and local income taxes only and are included in general and administrative expenses in the accompanying consolidated statement of operations for 2000.

     Income tax expense for the years ended December 31 differed from the U.S. federal income tax rate of 34% as a result of the following:


                                                           2002             2001             2000

     Computed "expected" tax benefit                   $ (756,283)    $ (1,518,203)    $ (2,050,624)

     Change in the valuation allowance
         for deferred tax assets                          885,000        1,795,000        2,435,000

     State and local income taxes at statutory rates,
         net of federal income tax benefit               (133,462)        (267,918)        (372,069)

     Other, net                                             4,745           (8,879)           1,115
                                                     ------------------------------------------------

                                                             -         $     -            $  13,422
                                                     ------------------------------------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at December 31, are presented below.

   Deferred income tax assets:                                2002             2001
     Accounts receivable, principally due
       to allowance for doubtful accounts                    $ 22,000         $ 15,000
     Deferred revenue                                          63,000           49,000
     Compensation                                              40,000           31,000
     Net operating loss carryforwards                      12,698,000       11,975,000
     Tax credit carryforwards                                  75,000           75,000
     Amortization of intangibles                              112,000           37,000
     Other                                                     36,000             -
                                                     ----------------------------------
          Total gross deferred income tax assets           13,046,000       12,182,000

          Less valuation allowance                        (12,974,000)     (12,089,000)
                                                     ----------------------------------

          Net deferred income tax assets                       72,000           93,000
                                                     ----------------------------------

     Deferred income tax liabilities:

     Property and equipment, principally due to
       differences in depreciation and amortization           (42,000)         (68,000)
     Other                                                    (30,000)         (25,000)
                                                     ----------------------------------
          Total gross deferred income tax liability           (72,000)         (93,000)
                                                     ----------------------------------

          Net deferred income tax asset                     $    -           $    -
                                                     ----------------------------------

     Management of the Company has evaluated the available evidence about future taxable income and other possible sources of realization of deferred tax assets. The valuation allowance reduces deferred tax assets to zero, which represents management's best estimate of the amount of such deferred tax assets that more likely than not will be realized.

     At December 31, 2002 the Company has net operating loss carryforwards of approximately $31,790,000, which are available to offset future taxable income, if any, which begin to expire in 2010. The Company also has investment tax credit carryforwards for federal income tax purposes of approximately $75,000, which are available to reduce future federal income taxes, if any, which begin to expire in 2010.

5. PREFERRED STOCK

     On March 31, 2000, the Company completed a private placement of 100,000 shares of newly issued Series C 9% Cumulative Convertible Preferred Stock ("Series C Preferred Stock"), raising $1,000,000 in total proceeds. These shares can be converted at any time by the holder into common stock at a rate of 8 shares of common stock to 1 share of Series C Preferred Stock. Each share of Series C Preferred Stock has voting rights equivalent to 8 shares of common stock.

     The fair market value of the Company's common stock at the time of issuance of Series C Preferred Stock was $1.9375 per share. The Series C Preferred Stock is convertible as a price equal to $1.25 per share of common stock resulting in a discount, or beneficial conversion feature, of $0.6875 per share. The incremental fair value of $550,000 for the 100,000 shares of Series C Preferred Stock issued is deemed to be the equivalent of a preferred stock dividend. The Company recorded the deemed dividend at the date of issuance by offsetting charges and credits to additional paid-in capital of $550,000, without any effect on total stockholders' equity. In addition, as of December 31, 2002, the Company has accrued $247,500 in dividends since inception, which was payable to the Series C stockholders.

6. STOCK OPTIONS AND WARRANTS

     The Company has an Employee Stock Option Plan (the "Stock Option Plan") for the benefit of certain employees, non-employee directors, and key advisors. The Stock Option Plan authorizes 1,680,000 shares of common stock to be issued. On May 2, 2000, the Company filed a Form S-8 registering all the Stock Option Plan shares. Stock options granted under the Stock Option Plan may be of two types: (1) incentive stock options and (2) nonqualified stock options. The option price of such grants shall be determined by a Committee of the Board of Directors (the "Committee"), but shall not be less than the estimated fair market value of the common stock at the date the option is granted. The Committee shall fix the terms of the grants with no option term lasting longer than ten years. The ability to exercise such options shall be determined by the Committee when the options are granted. Generally, outstanding options vest at the rate of 20% per year. During 2001, some grants had a portion of the options vest immediately with the balance of the options vesting at a rate of 20% per year.

     A summary of stock option activity follows:


                                                                    Outstanding        Weighted-Average
                                                                      Options           Exercise Price

     Options outstanding at December 31, 1999                           1,303,760           $ 1.39

     Options granted during the year ended December 31, 2000
       (weighted average fair value of $1.44)                             387,000           $ 1.44

     Options forfeited by holders during the year
       ended December 31, 2000                                           (808,880)          $ 1.78

     Options exercised during the year ended December 31, 2000           (180,000)          $ 0.14
                                                                 -----------------

     Options outstanding at December 31, 2000                             701,880           $ 1.28

     Options granted during the year ended December 31, 2001
       (weighted average fair value of $0.19)                             536,500           $ 0.19

     Options forfeited by holders during the year
       ended December 31, 2001                                            (40,840)          $ 1.83
                                                                 -----------------

     Options outstanding at December 31, 2001                           1,197,540           $ 0.77

     Options forfeited by holders during the year
       ended December 31, 2002                                            (82,400)          $ 0.86
                                                                 -----------------

     Options outstanding at December 31, 2002                           1,115,140           $ 0.76
                                                                 =================

     Options exercisable at December 31, 2002                             717,620           $ 0.64
                                                                 =================

     Options available for grant at December 31, 2002                     302,180
                                                                 =================

     The following table summarizes information concerning outstanding and exercisable options at December 31, 2002:


                                            Options Outstanding                  Options Exercisable
                              --------------------------------------------   --------------------------
                                                  Weighted
                                                   Average       Weighted                     Weighted
                                                  Remaining       Average                     Average
             Range of               Number       Contractual     Exercise       Number        Exercise
          Exercise Price         Outstanding         Life          Price     Exercisable       Price

           $.14 - $.99              790,100           6.90        $ .29        550,500        $ 0.28

          $1.00 - $1.99             107,040           5.43        $1.52         76,320        $ 1.45

          $2.00 - $2.75             218,000           6.52        $2.10         90,800        $ 2.12
                              --------------                              -------------

                                  1,115,140                                    717,620
                              ==============                              =============

7. COMMITMENTS

     The Company leases office space for its operating facilities under an operating lease agreement that expires at June 30, 2003. Rent expense under this operating lease for the years ended December 31, 2002, 2001 and 2000 was $95,508, $136,045 and $189,648 respectively.

     At December 31, 2002, future minimum lease payments under this lease totals $44,225



8. NOTES RECEIVABLE

     In December 2002, the Company loaned an entity $200,000, which it received from Mr. Pappajohn, secured by substantially all the assets of the entity. The note is due on demand with annual interest of 4.25%. During January 2003, the Company made additional loans of $300,000 to the entity under substantially the same terms. The Company and the entity have had ongoing business combination discussions since September 2002 based on an asset purchase agreement that was entered into at that time.

9. QUARTERLY RESULTS (UNAUDITED)

     The following is a summary of the unaudited interim results of operations by quarter:

                                                              First          Second          Third          Fourth
     --------------------------------------------------------------------------------------------------------------
     Year ended December 31, 2002:
     Revenues                                              $ 499,328       $ 542,716      $ 586,100       $ 727,533
     Gross margin                                             11,475          80,990        118,938         229,810
     Net loss                                              (661,521)       (556,519)      (474,147)       (532,174)
     Net loss attributable to common stockholders          (684,021)       (579,019)      (496,647)       (554,674)
     Net loss per common share                                (0.06)          (0.05)         (0.05)          (0.05)

     Year ended December 31, 2001:
     Revenues                                              $ 400,027       $ 357,967      $ 353,612       $ 474,837
     Gross margin                                          (307,265)       (255,450)      (223,288)        (47,705)
     Net loss                                            (1,215,893)     (1,337,559)    (1,221,361)       (690,492)
     Net loss attributable to common stockholders        (1,238,393)     (1,360,059)    (1,243,861)       (712,992)
     Net loss per common share                                (0.15)          (0.15)         (0.11)          (0.06)

Schedule II
                                                          Patient InfoSystems, Inc.
                                                      Valuation and Qualifying Accounts
                                            For the Years Ended December 31, 2002, 2001 and 2000

                                           Balance at                                            Balance at
                                           Beginning                                               End of
                                            of Year         Additions        Deductions             Year
Allowance for Doubtful Accounts:  2002       $ 37,217        $ 59,117           $ 41,334             $ 55,000
                                  2001       $ 48,122        $ 15,447           $ 26,352             $ 37,217
                                  2000       $ 50,000        $ 92,852           $ 94,730             $ 48,122

Deferred Tax Assets Valuation
  Allowance:                      2002   $ 12,089,000       $ 885,000               -            $ 12,974,000
                                  2001   $ 10,294,000     $ 1,795,000               -            $ 12,089,000
                                  2000    $ 7,859,000     $ 2,435,000               -            $ 10,294,000

Independent Auditors' Report

To the Board of Directors and
Stockholders of American CareSource Corporation
   (formerly Health Data Solutions, Inc.)
Irving, Texas


We have audited the accompanying balance sheets of American CareSource Corporation (formerly Health Data Solutions, Inc.) (the Company) as of December 31, 2002 and 2001 and the related statements of operations, stockholders'
deficit and cash flows for the years ended December 31, 2002 and 2001 (restated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American CareSource Corporation (formerly Health Data Solutions, Inc.) as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative working capital and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also audited the adjustments described in Note 1 that were applied to restate the 2001 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.


/s/ BDO Seidman, LLP
BDO Seidman, LLP

Dallas, Texas

May 2, 2003

                         American CareSource Corporation
                     (formerly Health Data Solutions, Inc.)

                                 Balance Sheets

December 31,                                                                           2002                  2001
--------------------------------------------------------------------------------------------------------------------
                                                                                                         Restated
                                                                                                         (Note 1)
Assets

Current assets
     Cash and cash equivalents                                              $       158,968       $        17,827
     Accounts receivable                                                            958,334               319,040
     Prepaid and other                                                               17,352                15,577
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                              1,134,654               352,444
--------------------------------------------------------------------------------------------------------------------

Property and equipment, net                                                         207,926               101,459
--------------------------------------------------------------------------------------------------------------------
















Total assets                                                                $     1,342,580       $       453,903
--------------------------------------------------------------------------------------------------------------------

December 31,                                                                           2002                  2001
--------------------------------------------------------------------------------------------------------------------
                                                                                                         Restated
                                                                                                         (Note 1)
Liabilities and Stockholders' Deficit

Current liabilities
     Due to service providers                                               $     1,519,757       $       372,189
     Accounts payable and accrued liabilities                                     1,190,764               640,112
     Line of credit                                                                       -               391,801
     Current maturities of long-term debt                                           460,823               834,325
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                         3,171,344             2,238,427

Long-term debt, substantially due to stockholders,
    less current maturities                                                       2,382,406             2,478,691
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                 5,553,750             4,717,118
--------------------------------------------------------------------------------------------------------------------

Stockholders' Deficit
     Common stock: no par value, 100,000 shares
         authorized; 28,500 and 20,000 shares issued and outstanding as
         of December 31, 2002 and 2001, respectively                              4,500,100                   100
     Stockholder receivable                                                               -               (72,155 )
     Accumulated deficit                                                         (8,711,270 )          (4,191,160 )
--------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                      (4,211,170 )          (4,263,215 )
--------------------------------------------------------------------------------------------------------------------


Total liabilities and stockholders' deficit                                 $     1,342,580       $       453,903
--------------------------------------------------------------------------------------------------------------------

                                     See the accompanying summary of accounting
                                          policies and notes to the financial
                                          statements.

                         American CareSource Corporation
                     (formerly Health Data Solutions, Inc.)

                            Statements of Operations


Years ended December 31,                                                               2002                  2001
--------------------------------------------------------------------------------------------------------------------
                                                                                                         Restated
                                                                                                         (Note 1)
Revenues
     Ancillary health                                                       $     9,161,386       $     1,470,306
     Patient claims                                                                 479,754             1,075,208
--------------------------------------------------------------------------------------------------------------------

                                                                                  9,641,140             2,545,514

Costs of revenues                                                                11,175,947             3,011,332
--------------------------------------------------------------------------------------------------------------------

Contribution Deficit                                                             (1,534,807 )            (465,818 )
--------------------------------------------------------------------------------------------------------------------

Operating Expenses:
     Selling, general and administrative expenses                                 2,533,123             1,220,901
     Depreciation and amortization                                                   85,906                49,524
     Impairment of goodwill                                                               -             1,323,693
--------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                          2,619,029             2,594,118
--------------------------------------------------------------------------------------------------------------------

Operating Loss                                                                   (4,153,836 )          (3,059,936 )

Other (Income) Expense:
     Interest expense                                                               362,804               153,418
     Loss on disposal of property and equipment                                           -                16,926
     Other                                                                            3,470               (28,200 )
--------------------------------------------------------------------------------------------------------------------
Net Loss                                                                    $    (4,520,110 )     $    (3,202,080 )
--------------------------------------------------------------------------------------------------------------------
Loss pre Share - Basic and Diluted                                                   (212.17)              (160.10)
--------------------------------------------------------------------------------------------------------------------
Weighted Average Common Shares                                                        21,304                20,000
--------------------------------------------------------------------------------------------------------------------

                                      See the accompanying summary of accounting
                                             policies and notes to the financial
                                                                     statements.

                         American CareSource Corporation
                     (formerly Health Data Solutions, Inc.)

                       Statements of Stockholders' Deficit



                                                    Common Stock        Accumulated    Stockholder
                                                 -------------------
                                                 Shares   Amount          Deficit       Receivable        Total
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                     20,000 $        100  $     (989,080) $     (52,255)  $ (1,041,235)
   Change in stockholder receivable                   -           -                -        (19,900)       (19,900)
   Net loss, as previously reported                   -           -       (3,842,969)             -     (3,842,969)
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2001, as previously
reported                                         20,000         100       (4,832,049)       (72,155)    (4,904,104)
Prior period adjustment - income
recognition error in 2001  (Note 1)                   -            -          640,889              -        640,889
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2001, as restated        20,000         100       (4,191,160)       (72,155)    (4,263,215)
   Change in stockholder receivable                   -           -                -         72,155         72,155
   Net loss                                           -           -       (4,520,110)             -     (4,520,110)
   Stock issuance                                8,500    4,500,000                -              -      4,500,000
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2002                     28,500  $4,500,100   $   (8,711,270) $           -   $ (4,211,170)
--------------------------------------------------------------------------------------------------------------------

                                      See the accompanying summary of accounting
                                             policies and notes to the financial
                                                                     statements.

                         American CareSource Corporation
                     (formerly Health Data Solutions, Inc.)

                            Statements of Cash Flows


                                                      Increase (Decrease) in Cash
Years ended December 31,                                                               2002                  2001
--------------------------------------------------------------------------------------------------------------------
                                                                                                         Restated
                                                                                                         (Note 1)
Operating Activities:
     Net loss                                                               $    (4,520,110 )       $  (3,202,080 )
     Adjustments to reconcile net loss to net cash used in operating activities:
         Loss on disposal of property and equipment                                       -                16,926
         Impairment of goodwill                                                           -             1,323,693
         Depreciation and amortization                                               85,906                49,524
         Forgiveness of stockholder receivable                                       72,155                     -
           Changes in operating assets and liabilities, net of Business
            Acquisition:
              Accounts receivable                                                  (639,294 )              28,145
              Prepaid and other current assets                                       (1,775 )              (3,958 )
              Due to service providers                                            1,147,568               147,397
              Accounts payable and accrued liabilities                              550,652               490,186
--------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                            (3,304,898 )          (1,150,167 )
--------------------------------------------------------------------------------------------------------------------

Cash Used in Investing Activities:
     Proceeds from Business Acquisition (Note 1)                                          -                17,969
     Purchase of property and equipment                                             (96,272 )             (44,571 )
--------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                               (96,272 )             (46,502 )
--------------------------------------------------------------------------------------------------------------------

Financing Activities:
     Net proceeds from line of credit                                                     -                74,583
     Proceeds from long-term debt                                                 3,634,334             1,317,614
     Principal payments on long term debt                                        (4,592,023 )             (70,793 )
     Stock issuance                                                               4,500,000                     -
--------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                         3,542,311             1,321,404
--------------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                141,141               124,735
Cash and cash equivalents (bank overdrafts), beginning of year                       17,827              (106,908 )
--------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                      $       158,968       $        17,827
--------------------------------------------------------------------------------------------------------------------

Supplemental Cash Flow Information:
     Cash paid for interest                                                 $       349,153       $        85,083
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
     Equipment purchased with long-term debt                                $        96,101       $             -
--------------------------------------------------------------------------------------------------------------------

                                      See the accompanying summary of accounting
                                             policies and notes to the financial
                                                                     statements.

                         American CareSource Corporation
                     (formerly Health Data Solutions, Inc.)

                          Notes to Financial Statements




1. Summary of Significant Accounting Policies


     Description of business - American CareSource Corporation (formerly Health Data Solutions, Inc.), an Indiana C Corporation, was formed in October 1997. It is in the business of providing national administration, coordination and case management of ancillary healthcare services for employment groups through separate contracts with a national network of providers and it provides administration of patient claims for health care organizations.

     Effective July 31, 2001, the Health Data Solutions, Inc. (HDS) consummated the Agreement for Purchase and Sale of Assets dated November 1, 2000 between itself and American CareSource Corporation, a related entity (but not under common control). See Note 2 for additional information.

     Effective July 31, 2001, HDS changed its name to American CareSource Corporation (the Company or ACS).

     Management plans - The Company incurred net losses of $4,520,110 and $3,202,080 for the years ended December 31, 2002 and 2001, had negative cash flows from operations of $3,304,898 and $1,150,167, had negative working capital of $2,036,690 and $1,885,983 and had a net capital deficiency of $4,211,170 and $4,263,215 at December 31, 2002 and 2001,
     respectively. Further, management anticipates the Company will not generate positive cash flows from operations until June 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Under the sale of assets agreement with Patient Infosystems, Inc. ("PATI") dated September 23, 2002 and amended April 10, 2003, PATI will invest not less than $4,000,000 in the Company (see Note 10). Management believes such funding will enable the Company to expand operations, increase revenues and fund operations until June 2004.

     Prior period adjustment - The accompanying financial statements for 2001 have been restated to correct an error in income recognition, which occurred during 2001. The effects of the restatement include a reduction of revenues and related accounts receivable in the amount of $1,091,000 and related costs of revenues and due to providers in the amount of $606,889 and of bad debt expense and allowance for doubtful accounts in the amount of $1,125,000. The net effect was a $640,889 decrease in net loss from $3,842,969, as previously reported.

     Revenue recognition - Ancillary health revenues are reported when services by providers have been authorized and performed and collections from payors are reasonably assured. Patient claims revenues are recognized by the Company as the services are provided. Both ancillary health and patient claims revenues are reported at gross amounts billed and collectible.

     Costs of revenues - Costs of ancillary health revenues consist of expenses due to providers for providing employee (patient) services and the related direct labor and overhead of providing such services. The Company is not liable for costs incurred by independent contract service providers until payment is received by the Company from the payors. The Company recognizes actual or estimated liabilities to independent contract service providers as related revenues are recognized.

     Costs of patient claims revenues consist of direct labor and overhead to administer the patient claims.


     Concentration of revenues - During the years ended 2002 and 2001, the following customers generated revenues of 10 percent or more of total revenues:

                              2002                     2001
         Customer       Amount   Percent   Amount    Percent
     --------------- ----------- ------- ----------- -------
     Pinnacol        $2,786,000     29%  $1,163,000     46%
     Accountable
     Health Plans of
     America          1,797,000     19%           -       -
     Med Control      1,499,000     16%           -       -
     National Plan
     Network/Plan
     Vista            1,063,000     11%           -       -
     Lutheran
     Preferred                -       -     380,000     15%
     APPO                     -       -     290,000     11%
     Kaiser                   -       -     253,000     10%
     --------------- ----------- ------- ----------- -------
     Total           $7,145,000     75%  $2,086,000     82%
     --------------- ----------- ------- ----------- -------

     Cash and cash equivalents - For purposes of the statements of cash flows, all highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

     Fair value of financial instruments - The Company's financial instruments include cash, accounts receivable and accounts payable that are carried at cost, which approximates fair value. Due to the financial condition of the Company and because loans payable are predominately with related parties, information on the fair value of interest rates is not readily available.

     Property and equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and on the straight-line and accelerated methods for tax purposes. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the lease term, whichever is shorter. Ordinary maintenance and repairs are charged to operations. Expenditures that extend the physical or economic life of property and equipment are capitalized.

     The estimated useful lives of property and equipment are as follows:

     Leasehold Improvements                5 years
     Computer Equipment                  3-5 years
     Furniture and Fixtures                7 years
     Software                            3-5 years

     The Company periodically reviews the carrying value of its long-lived assets for possible impairment. In management's opinion, there is no impairment of such assets at December 31, 2002.

     Stock splits - Effective July 31, 2001, the Company's outstanding shares of common stock increased as a result of a 2:1 stock split. Effective April 8, 2002, the Company's outstanding shares of common stock increased as a result of a 100:1 stock split. The effect of this increase has been retroactively reflected throughout the accompanying financial statements.

     Earnings Per Common Share - Basic earnings per share is computed based on the weighted average number of shares outstanding during each of the periods. Diluted earnings per share include the dilutive effect, if any, of unexercised stock options and warrants. The calculations for the basis and diluted loss per share were based upon loss attributable to common stockholders of $4,520,110 and $3,202,080 and a weighted average number of common shares outstanding of 21,304 and 20,000 for the years ended December 31, 2002 and 2001, respectively. No stock options or warrants were outstanding for the years ended December 31, 2002 and 2001, respectively.


     Income taxes - The Company originally elected to be taxed as an S Corporation, whereby the Company's taxable income or loss is included in the Federal tax return of its stockholder. Subsequent to the Business Acquisition (see Note 2), the Company's election changed and for the five-month period ended December 31, 2001 and year ended December 31, 2002, the Company was taxed as a C Corporation.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The net deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled.

     Management's estimates and assumptions - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the period. Actual results may differ from such estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

     New accounts pronouncements - In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS 143). This statement requires that the fair value for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made, and that the carrying amount of the asset, including capitalized asset retirement costs, be tested for impairment.
     SFAS 143 is effective for fiscal years beginning after June 15, 2002. Adoption of this standard will not have any immediate effect on the financial statements.

     In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, Rescission of Statement of Financial Accounting Standards No. 4, 44, and 64, Amendment of Statement of Financial Accounting Standards No. 13, and Technical Corrections (SFAS
     145). This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting are effective for transactions occurring after May 15, 2002. Adoption of this standard will not have any immediate effect on the financial statements.

     In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. We will adopt the provisions of SFAS 146 for restructuring activities initiated after December 31, 2002. SFAS 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. Adoption of this standard will not have any immediate effect on the financial statements.

     In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others. Interpretation 45 requires disclosures in interim and annual financial statements about obligations under certain guarantees issued by the Company. Furthermore, it requires recognition at the beginning of a guarantee of a liability for the fair value of the obligation undertaken in issuing the guarantee, with limited exceptions including: 1) a parent's guarantee of a subsidiary's debt to a third party, and 2) a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and initial measurement provisions are only applicable on a prospective basis for guarantees issued or modified after December 31, 2002. Adoption of this standard will not have a material impact on the financial statements.

     In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 148, Accounting for Stock-Based
     Compensation - Transition and Disclosure (SFAS 148), which amended Statement of Financial Accounting Standards 123, Accounting for Stock-Based Compensation (SFAS 123). The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement is effective for financial statements with fiscal years ending after December 15, 2002. If applicable, we will apply this guidance prospectively.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN No. 46). FIN No. 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity, to decide whether to consolidate that entity. The Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Interpretation applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Adoption of this standard will not have any immediate effect on the financial statements.

     Reclassifications - Certain 2001 amounts have been reclassified to conform to the 2002 presentation.

2.   Agreement for Purchase and Sale of Assets


     Effective July 31, 2001, the HDS consummated the Agreement for Purchase and Sale of Assets dated November 1, 2000 between itself and ACS, a related entity (but not under common control), whereby HDS acquired substantially all of the assets and assumed all outstanding liabilities of ACS in exchange for thirty-three percent (33%) interest in the surviving company's post-acquisition outstanding common stock (the Business Acquisition). The HDS completed the Business Acquisition in an effort to obtain a stronger position in the market place. The results of ACS's operations are included in the accompanying statements of operations from the date of the merger forward. The historical financial information used in the financial statements for the year ended December 31, 2000, only includes the information of HDS. Effective July 31, 2001, HDS changed its name to American CareSource Corporation.


     The following unaudited pro forma information presents a summary of operations as if the Business Acquisition was effective on January 1, 2001.

     Year Ended December 31,                                              2001
     ---------------------------------------------------------------------------
                                                                    (Unaudited )

     Sales                                                   $       3,963,526
     Net loss                                                       (4,202,874 )
     ---------------------------------------------------------------------------

     The pro forma results are not necessarily indicative of what would have occurred if the Business Acquisition had been in effect for the entire 2001 calendar year.


     The Business Acquisition has been accounted for in accordance with SFAS 141, "Business Combinations" (SFAS 141). SFAS 141 requires the use of the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on estimated fair values at the date of Business Acquisition. The fair values of assets and liabilities acquired, based upon an independent appraisal, which did not change recorded values, are summarized as follows:


     At July 31,                                                          2001
     ---------------------------------------------------------------------------

     Cash                                                    $          17,969
     Accounts receivable, net                                          211,153
     Other current assets                                               10,269
     Property and equipment, net                                        94,510
     Due from HDS                                                      741,020
     Due to service providers                                         (224,792 )
     Other current liabilities                                        (575,774 )
     Long-term debt                                                 (1,598,048 )
     ---------------------------------------------------------------------------
     Net liabilities assumed over assets acquired            $      (1,323,693 )
     ---------------------------------------------------------------------------


     Goodwill recorded as a result of the Business Acquisition in the amount of $1,323,693 was written off as impaired in compliance with SFAS 142, "Goodwill and Other Intangible Assets". The impairment was a result of the Company's inability to support the valuation of goodwill generated from the Business Acquisition.

3.   Property and Equipment

     Property and equipment consist of the following:

     December 31,                                     2002              2001
     -------------------------------------------------------------------------
     Computer equipment                    $       213,330   $       108,582
     Software                                       18,326            19,085
     Furniture and fixtures                        120,693            41,488
     Leasehold improvements                         12,313             2,965
     -------------------------------------------------------------------------
                                                   364,662           172,120
     Less accumulated depreciation
         and amortization                         (156,736 )         (70,661 )
     -------------------------------------------------------------------------
                                           $       207,926   $       101,459
     -------------------------------------------------------------------------

     Included in property and equipment are capitalized leases as follows:

     December 31,                                     2002              2001
     -------------------------------------------------------------------------
     Computer equipment                    $        14,184   $             -
     Furniture and fixtures                        105,741            23,824
     -------------------------------------------------------------------------
                                                   119,925            23,824

     Less accumulated amortization                 (35,813 )         (12,512 )
     -------------------------------------------------------------------------
                                           $        84,112   $        11,312
     -------------------------------------------------------------------------

4.   Letter of Credit

     At December 31, 2002 and 2001, the Company had an outstanding irrevocable standby letter of credit (LOC) of $500,000 and $1,000,000, respectively. The letter of credit acts as a guarantee of payment to a certain third party in accordance with specified terms and conditions. As of December 31, 2002, there have been no draws on this LOC. The LOC is unconditionally guaranteed by a stockholder of the Company and expires in April 2003.

5.   Line of Credit

     On July 7, 2000, the Company entered into a revolving line of credit agreement totaling $400,000 with a scheduled expiration date of August 31, 2005. The line of credit bore interest at the bank's index rate (4.75% at December 31, 2001). At December 31, 2001, borrowings were $391,801 under this agreement. This line of credit was unconditionally guaranteed by an officer/stockholder of the Company.

     On February 12, 2002, the Company was notified of a default and acceleration of the drawn amount owed. Effective May 9, 2002, a stockholder of the Company purchased the line of credit from the financial institution for the outstanding amount owed by the Company in the principal of $383,913 plus accrued interest and late fees. As of December 31, 2002, this debt is included in the balance of the 10% subordinated note payable to a stockholder.

6.   Long-Term Debt

     Long-term debt consists of the following:

     December 31,                                             2002               2001
     -----------------------------------------------------------------------------------

     Index rate plus 3.0% (7.25%) note payable
     to acquiror (see Note 10), due on demand
     and collateralized by all intangible and
     tangible assets                               $       200,000    $             -

     10% subordinated note payable to a
     stockholder, with principal and interest
     due at maturity, maturing in March 2007             2,302,675          2,054,685

     Unsecured non-interest bearing note to a
     stockholder, payable in monthly
     installments of $10,127, maturing in
     December 2003                                         121,520                  -

     Unsecured non-interest bearing obligation
     to a stockholder, payable in monthly
     installments of $5,000, maturing in April
     2004                                                   75,732            135,731

     Unsecured loan at index rate plus 2.5%
     (7.25% and 7.25% at December 31, 2002 and
     2001, respectively) to a stockholder, due
     on demand                                              33,540             36,789

                                      F-32

     19% obligation assumed and due an individual in
     connection with the purchase of certain assets,
     payable in monthly installments of $2,000,
     maturing December 2003                                 24,057             19,987

     Note payable to a financial institution
     at prime rate plus 4% (7.75% at
     December 31, 2001), assumed by a
     stockholder in May 2002                                     -            400,000

     10% unsecured note payable to the
     majority stockholder, with interest due
     quarterly, maturing on October 10, 2002                     -            325,000

     10% unsecured note payable to a
     stockholder, with interest due quarterly,
     maturing on October 10, 2002                                -            325,000

     Other
                                                                 -              4,512

     Capital lease obligations (Note 8)                     85,705             11,312
     -----------------------------------------------------------------------------------
                                                         2,843,229          3,313,016

     Less current maturities                              (460,823 )         (834,325 )
     -----------------------------------------------------------------------------------
     Long-term debt, less current maturities       $     2,382,406    $     2,478,691
     -----------------------------------------------------------------------------------

     Scheduled principal payments in each of the next five years and thereafter on long-term debt and capital lease obligations are as follows:

                                     Related         Unrelated
                                      Party            Party           Total
  Year ended December 31,              Debt            Debt             Debt
  ------------------------------------------------------------------------------

  2003                           $      381,520   $      79,303   $      460,823
  2004                                   15,732          23,107           38,839
  2005                                        -          21,360           21,360
  2006                                        -          12,748           12,748
  2007                                2,302,675           6,784        2,309,459
  ------------------------------------------------------------------------------

                                 $    2,699,927   $     143,302   $    2,843,229
  ------------------------------------------------------------------------------

     On February 12, 2002, the Company was notified of a default and acceleration of debt owed. Effective May 9, 2002, a stockholder of the Company purchased the note from the financial institution for the outstanding amount owed by the Company in the principal of $400,000 plus accrued interest. As of December 31, 2002, this debt is included in the balance of the 10% subordinated note payable to a stockholder.

7.      Income Taxes

     Differences between financial accounting principles and tax laws cause differences between the bases of certain assets and liabilities for financial reporting purposes and tax purposes.

     The tax effects of these differences, to the extent they are temporary, are recorded as deferred tax assets and liabilities under SFAS 109 and consisted of the following components:

     December 31,                                       2002             2001
     ---------------------------------------------------------------------------
                                                                     (Restated )
     Deferred tax assets:
          Operating loss carryforward       $      1,903,876  $       366,515
          Goodwill                                   407,551          437,554
          Accrued vacation                            26,850           17,340
          Other                                        8,714            1,026
     ---------------------------------------------------------------------------
          Valuation allowance                     (2,346,991 )       (822,435 )
     ---------------------------------------------------------------------------
                                            $              -  $             -
     ---------------------------------------------------------------------------

     The Company recorded a $26,850 current deferred tax asset and a $2,320,141 long-term deferred tax asset in 2002 for which a valuation allowance was provided based on uncertainties regarding realization of the related tax benefits.

     The Company has a net operating loss carryforward of approximately $5,600,000, which begins to expire in 2021. Upon consummation of the transaction referred to in Note 10, the future utilization of the net operating loss carryforward may be limited.

8.   Commitments and Contingencies

     Operating leases

     The Company leases office space from a related party under a non-cancelable lease agreement that expires in April 2008. The Company leases an automobile, certain equipment and other office space under non-cancelable lease agreements, which expire at various dates through April 2008.


     At December 31, 2002, minimum annual lease payments for operating and capital leases are as follows:

                                                           Operating Leases
                                                ---------------------------------------
                                    Capital      Related      Unrelated
     Years Ending December 31,       Leases       Party         Party        Total
     ----------------------------------------------------------------------------------
     2003                         $   29,286  $    252,301  $    69,392  $    321,693
     2004                             28,467       252,301       61,450       313,751
     2005                             24,362       252,301       56,274       308,575
     2006                             14,036       252,301       45,922       298,223
     2007                              7,040       252,301       45,922       298,223
     Thereafter                            -        84,100       26,788       110,888
     ----------------------------------------------------------------------------------

     Total minimum lease payments
                                     103,191  $  1,345,605  $   305,748  $  1,651,353
                                             ------------------------------------------
     Less- amount representing
     interest                        (17,486)
     ----------------------------------------

     Net present value of future
     minimum lease payments       $   85,705
     ----------------------------------------

     Rent expense related to operating leases was approximately $298,000 and $137,000 for the years ended December 31, 2002 and 2001, respectively. The Company incurred related party rent expense for its corporate offices totaling approximately $235,000 and $80,000 for the years ended December 31, 2002 and 2001, respectively.

     Employment Agreements

     The Company has executed employment agreements with two officers, effective through September 2005, providing for minimum annual salaries and incentives.

     Contingencies

     The Company is party to certain complaints arising from certain former employees. Management believes that the ultimate resolution of these complaints will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

9.   Related Party Transactions

     As described in Note 2, the Company acquired certain assets and assumed certain liabilities of a related entity during July 2001.

     For the seven month period ended July 31, 2001, the Company provided services of approximately $129,000 to ACS for claims processing and charged ACS approximately $181,000 for management and administrative services (Note
     2).

     See Notes 4, 5 and 6 for information regarding related party debt. See Note 8 for information regarding related party leases and commitments.

     A stockholder was paid independent contractor fees in the amount of $120,000, debt payments in the amount of $60,000 as well as other out-of-pocket expenses for the year ended December 31, 2002.

     The stockholder receivable in the amount of $72,155 at December 31, 2001 was written-off to salary expense during 2002.

10.  Subsequent Events


     On September 23, 2002 (amended April 10, 2003) the Company entered in to a Sale of Assets agreement with Patient Infosystems, Inc. ("PATI") whereby PATI will purchase all of the ACS assets in consideration and exchange for PATI issuing 2,971,915 shares of common stock. PATI is a public company, listed under the ticker symbol of PATI. PATI will complete a private placement of securities effective with the closing of the asset purchase agreement that will result in gross proceeds of not less than $4,000,000, which shall include $2,250,000 in the form of debt issuing prior to the Closing of the Sale of Assets agreement. As of May 2, 2003, the Company has received $1,500,000 in bridge loans for working capital. It is anticipated that the entire $2,250,000 debt of the Company associated with this agreement will be converted to Series D Preferred Stock. In conjunction with the agreement, PATI received warrants to purchase ACS common stock, exercisable only if the Sale of Assets agreement with PATI is terminated. As of May 2, 2003, PATI had received warrants to purchase 15,200 shares of ACS common stock. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from PATI


PATIENT INFOSYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

ASSETS                                                                            March 31, 2003  December 31, 2002
CURRENT ASSETS:
  Cash and cash equivalents                                                          $ 84,087           $ 5,011
  Accounts receivable                                                                 353,270           441,216
  Notes receivable                                                                    500,000           200,000
  Prepaid expenses and other current assets                                           103,185           105,827
                                                                               ---------------------------------
        Total current assets                                                        1,040,542           752,054

Property and equipment, net                                                           258,074           285,747

Intangible assets (net of accumulated amortization of $479,151 and $443,258)          143,572           179,465
                                                                               ---------------------------------

TOTAL ASSETS                                                                      $ 1,442,188       $ 1,217,266
                                                                               =================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                  $ 333,555         $ 379,004
  Accrued salaries and wages                                                          287,314           208,752
  Borrowings from directors                                                         5,677,500         5,077,500
  Line of credit                                                                    3,000,000              -
  Accrued expenses                                                                    387,796           351,621
  Accrued interest                                                                    828,694           713,554
  Deferred revenue                                                                    125,274           157,074
                                                                               ---------------------------------
        Total current liabilities                                                  10,640,133         6,887,505
                                                                               ---------------------------------

LINE OF CREDIT                                                                           -            3,000,000

STOCKHOLDERS' DEFICIT:
  Preferred stock - $.01 par value:  shares authorized: 5,000,000
    Series C, 9% cumulative, convertible
      issued and outstanding - 100,000                                                  1,000             1,000
  Common stock - $.01 par value:  shares authorized:
     20,000,000; issued and outstanding - 10,956,024                                  109,560           109,560
  Additional paid-in capital                                                       24,109,653        24,132,153
  Accumulated deficit                                                            (33,418,158)      (32,912,952)
                                                                               ---------------------------------
        Total stockholders' deficit                                               (9,175,445)       (8,670,239)
                                                                               ---------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $ 1,442,188       $ 1,217,266
                                                                               =================================

See notes to unaudited consolidated financial statements.

PATIENT INFOSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
-------------------------------------------------------------------------------------

                                                             Three Months Ended
                                                                  March 31,
                                                          2003                 2002

REVENUES
  Operations Fees                                     $ 575,803            $ 459,371
  Consulting Fees                                       369,996               29,537
  License Fees                                            1,880               10,420
                                                  -----------------------------------

       Total revenues                                   947,679              499,328
                                                  -----------------------------------

COSTS AND EXPENSES
  Cost of sales                                         761,602              487,853
  Sales and marketing                                   242,603              178,375
  General and administrative                            275,469              350,136
  Research and development                               31,758               23,850
                                                  -----------------------------------

        Total costs and expenses                      1,311,432            1,040,214

OPERATING LOSS                                        (363,753)            (540,886)

OTHER EXPENSE                                         (141,453)            (120,635)
                                                  -----------------------------------

NET LOSS                                              (505,206)            (661,521)

CONVERTIBLE PREFERRED STOCK DIVIDENDS                  (22,500)             (22,500)
                                                  -----------------------------------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS        $ (527,706)          $ (684,021)
                                                  ===================================

NET LOSS PER SHARE - BASIC AND DILUTED                 $ (0.05)             $ (0.06)
                                                  ===================================

WEIGHTED AVERAGE COMMON  SHARES                      10,956,024           10,956,024
                                                  ===================================

See notes to unaudited consolidated financial statements.

PATIENT INFOSYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------------------------------------------------
                                                                                         Three Months        Three Months
                                                                                             Ended               Ended
                                                                                        March 31, 2003      March 31, 2002

OPERATING ACTIVITIES:
  Net loss                                                                               $ (505,206)         $ (661,521)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                                           82,138             109,701
      Gain on sale of property                                                                  -                  (400)
      Decrease in accounts receivable, net                                                    87,946              12,780
      Decrease in prepaid insurance, expenses and other current assets                         2,642              10,003
      (Decrease) in accounts payable                                                        (45,449)            (14,422)
      Increase in accrued salaries and wages                                                  78,562              46,703
      Increase in accrued expenses                                                           128,815             112,439
      Decrease in deferred revenue                                                          (31,800)            (13,388)
                                                                                      -----------------------------------
            Net cash used in operating activities                                          (202,352)           (398,105)

INVESTING ACTIVITIES:
  Increase in notes receivable                                                             (300,000)                -
  Property and equipment additions                                                          (18,572)             (1,414)
  Proceeds form the sale of property                                                            -                   400
                                                                                      -----------------------------------
          Net cash used in investing activities                                            (318,572)             (1,014)

FINANCING ACTIVITIES:
  Borrowing from directors                                                                   600,000             416,000
                                                                                      -----------------------------------
            Net cash provided by financing activities                                        600,000             416,000

NET INCREASE IN CASH AND CASH  EQUIVALENTS                                                    79,076              16,881

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                               5,011              29,449
                                                                                      -----------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                  $ 84,087            $ 46,330
                                                                                      ===================================
Supplemental disclosures of non-cash information
  Dividend declared on Class C Convertible Preferred Stock                                  $ 22,500            $ 22,500
                                                                                      ===================================

See notes to unaudited consolidated financial statements.

PATIENT INFOSYSTEMS, INC.


Notes to Unaudited Consolidated Financial Statements for the period ended March 31, 2003

1. The accompanying consolidated financial statements for the three month periods ended March 31, 2003 and March 31, 2002 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Certain reclassifications of 2002 amounts have been made to conform to 2003 presentations. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results for the entire year ending December 31, 2003.

2. On March 28, 2003, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank Iowa, N.A., which extended the term of the $3,000,000 credit facility to January 2, 2004, under substantially the same terms. Certain directors of the Company guaranteed this extension.

3. The Company borrowed $600,000 for working capital from Mr. Pappajohn during the three month period ended March 31, 2003. From March 31, 2003 through May 15, 2003, the Company borrowed an additional $50,000 from Mr. Pappajohn. The Company repaid $500,000 to Mr. Pappajohn on April 10, 2003. As of May 15, 2003, a total of $5,227,500 has been borrowed from Mr. Pappajohn and Dr. Schaffer (both of whom are members of the Company's Board of Directors), all of which is secured by the assets of the Company.

     On March 28, 2003, Mr. Pappajohn and Dr. Schaffer signed a letter to the Company in which they made a commitment to obtain the operating funds that the Company believes would be sufficient to fund its operations through December 31, 2003. There can be no assurances given that Mr. Pappajohn or Dr. Schaffer can raise either the required working capital through the sale of the Company's securities or that the Company can borrow the additional amounts needed.

4. On September 23, 2002, Patient Infosystems signed an agreement to acquire substantially all the assets of American Care Source (ACS), headquartered in Dallas, Texas. This Asset Purchase Agreement was amended and restated on April 10, 2003 (hereinafter, the amended and restated Asset Purchase Agreement is referred to as the "Asset Purchase Agreement"). ACS is an ancillary healthcare benefits management company. It provides a bridge connecting healthcare payers and the providers of ancillary healthcare services. Ancillary healthcare services include a broad array of services that supplement or support the care provided by hospitals and physicians, including the non-physician services associated with outpatient surgery centers, free-standing diagnostic imaging centers, home infusion, durable medical equipment, orthotics and prosthetics, laboratory and many other services. These ancillary services are provided to patients as benefits under group health plans and workers' compensation plans. ACS manages the administration of these ancillary healthcare benefits.

5. On April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement (the "Note and Stock Purchase Agreement") with certain investors (the "Investors"), including Mr. Pappajohn, a member of the Board of Directors of Patient Infosystems, pursuant to which the Investors agreed to loan to Patient Infosystems an aggregate of up to $2.5 million, $500,000 of which replaces notes payable to Mr. Pappajohn, which were outstanding at March 31, 2003. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D 9% Cumulative Preferred Stock ("Series D Preferred Stock") to the Investors. The notes bear interest at a rate equal to the prime rate plus 3% per annum and mature on September 30, 2003. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of common stock of Patient Infosystems, subject to the approval by the stockholders of Patient Infosystems of an amendment to the Certificate of Incorporation, authorizing an increase in the number of outstanding shares of common stock of Patient Infosystems necessary to provide for the issuance of common stock upon conversion of such shares. Holders of the Series D Preferred Stock have the right to elect two members of the Patient Infosystems Board of Directors. Upon closing of a private placement of a minimum of $4 million in value of additional shares of Series D Preferred Stock and after the closing of the proposed acquisition of ACS, as contemplated by the Asset Purchase Agreement, any notes issued pursuant to the Note and Stock Purchase Agreement are convertible into Series D Preferred Stock. The purpose of the loan from the Investors is to provide funds to Patient Infosystems for it to loan to ACS in order to provide working capital for the operations of ACS.

     Simultaneously with the closing of the Note and Stock Purchase Agreement, Patient Infosystems and ACS entered into a Credit Agreement (the "Credit Agreement") pursuant to which Patient Infosystems agreed to loan to ACS up to an aggregate of $2.25 million secured by all of the assets of ACS. As of March 31, 2003, Patient Infosystems had notes receivable of $500,000 from ACS. Patient Infosystems received a warrant to purchase 15,200 shares of common stock of ACS, exercisable only if the Asset Purchase Agreement with ACS is terminated. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from Patient Infosystems under the Credit Agreement.

6. The calculations for the basic and diluted loss per share were based upon loss attributable to common stockholders of $527,706 and $684,021 and a weighted average number of common shares outstanding of 10,956,024 for both three month periods ended March 31, 2003 and 2002 respectively. Options to purchase shares of common stock were outstanding but not included in the computation of diluted loss per share for the three month periods ended March 31, 2003 and 2002 because the effect would have been antidilutive due to the net loss in those periods.

7. The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited consolidated financial statements, the Company incurred a net loss for the three month period ended March 31, 2003 of $527,706 and had negative working capital of $9,599,591 and a stockholders' deficit of $9,197,945 at March 31, 2003. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

8. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependant upon its ability to generate sufficient cash flow to meet its obligations. Management is currently assessing the Company's operating structure for the purpose of reducing ongoing expenses, increasing sources of revenue and is negotiating the terms of additional debt or equity financing.

     Stock-Based Compensation - In 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This standard provides alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial statements.

     The Company accounts for stock-based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, the Company continues to measure compensation for such plans using the intrinsic value based method of accounting, prescribed by Accounting Principles Board ("APB"), Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                   Three Months Ended
                                                        March 31,
                                                  2003                 2002
     Net loss attributable to common
     shareholders - as reported              $ (527,706)          $ (684,021)

     Net loss - pro forma                    $ (554,028)          $ (712,050)

     Net loss per share - basic
       and diluted - as reported                $ (0.05)             $ (0.06)

     Net loss per share - basic
       and diluted - pro forma                  $ (0.05)             $ (0.06)


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using an assumed risk-free interest rates of 3.63% for the year ended December 31, 2002 and an expected life of 7 years. The assumed dividend yield was zero. The Company has used a volatility factor of 1.78 for the year ended December 31, 2002. For purposes of pro forma disclosure, the estimated fair value of each option is amortized to expense over that option's vesting period and only the compensation expense related to the three month periods ended March 31, 2002 and 2003 were used to adjust the net loss on a pro forma basis.

                                                 American CareSource Corporation


                                                        Condensed Balance Sheets


                                                       March 31,2003       December 31,2002
-------------------------------------------------------------------------------------------
Assets                                                  (Unaudited)             (Audited)

Current assets
 Cash and cash equivalents                         $         1,000    $          158,968
 Accounts receivable                                       665,934               958,334
 Prepaid and other                                          21,848                17,352
-------------------------------------------------------------------------------------------
Total current assets                                       688,782             1,134,654
-------------------------------------------------------------------------------------------
Property and equipment, net                                203,459               207,926
-------------------------------------------------------------------------------------------
Total assets                                       $       892,241    $        1,342,580
-------------------------------------------------------------------------------------------

Liabilities and Stockholders' Deficit
Current liabilities
     Bank overdrafts                               $        88,349    $               -
 Due to service providers                                1,500,607               1,519,757
 Accounts payable and accrued liabilities                1,486,165               1,190,764
 Current maturities of long-term debt                      728,235                 460,823
--------------------------------------------------------------------------------------------
Total current liabilities                                3,803,356               3,171,344
Long-term debt, substantially due to stockholders,
    less current maturities                              2,394,745               2,382,406
--------------------------------------------------------------------------------------------
Total liabilities                                        6,198,101               5,553,750
--------------------------------------------------------------------------------------------
Stockholders' Deficit
     Common stock                                        4,500,100               4,500,100
 Accumulated deficit                                    (9,805,960 )            (8,711,270 )
--------------------------------------------------------------------------------------------
Total stockholders' deficit                             (5,305,860 )            (4,211,170 )
--------------------------------------------------------------------------------------------
Total liabilities and stockholders' deficit        $       892,241    $          1,342,580
--------------------------------------------------------------------------------------------

                        See notes to condensed financial statements (unaudited).

                                                 American CareSource Corporation


                                              Condensed Statements of Operations



Three Months Ended March 31,                             2003                    2002
------------------------------------------------------------------------------------------
                                                      (Unaudited)            (Unaudited)
Revenues
 Ancillary health                                $     2,476,944    $          1,449,404
 Patient claims                                          104,673                 139,157
------------------------------------------------------------------------------------------
                                                       2,581,617               1,588,561

Costs of revenues                                      2,976,303               1,997,852
------------------------------------------------------------------------------------------
Contribution Deficit                                    (394,686 )              (409,291 )
------------------------------------------------------------------------------------------
Operating Expenses:
 Selling, general and administrative expenses            636,397                 633,280
 Depreciation and amortization                            20,994                  23,296
------------------------------------------------------------------------------------------
Total Operating Expenses                                 657,391                 656,576
------------------------------------------------------------------------------------------
Operating Loss                                        (1,052,077 )            (1,065,867 )

Interest expense                                          42,613                  95,307
------------------------------------------------------------------------------------------
Net Loss                                         $    (1,094,690 )  $         (1,161,174 )
------------------------------------------------------------------------------------------
Loss per Share - Basic and Diluted               $        (38.41 )  $             (58.06 )
------------------------------------------------------------------------------------------
Weighted Average Common Shares                            28,500                  20,000
------------------------------------------------------------------------------------------

                        See notes to condensed financial statements (unaudited).

                                                 American CareSource Corporation


                                              Condensed Statements of Cash Flows



                Increase (Decrease) in cash and cash equivalents

Three Months Ended March 31,                                        2003                  2002
-------------------------------------------------------------------------------------------------
                                                             (Unaudited)           (Unaudited)
Operating Activities:
 Net loss                                                $    (1,094,690 )  $       (1,161,174 )
     Adjustments to reconcile net loss to net cash used
        in operating activities:
  Depreciation and amortization                                   20,994                23,296
           Changes in operating assets and liabilities
   Accounts receivable                                           292,400              (339,934 )
   Prepaid and other current assets                               (4,496 )             (10,820 )
              Bank overdraft                                      88,349               355,622
          Due to service providers                               (19,150 )             528,007
   Accounts payable and accrued liabilities                      295,401               108,937
-------------------------------------------------------------------------------------------------
Net cash used in operating activities                           (421,192 )            (496,066 )
-------------------------------------------------------------------------------------------------
Cash Used in Investing Activities
 Purchase of property and equipment                              (16,527 )             (45,953 )

Financing Activities:
 Principal Payment on line of credit                                   -                (5,012 )
 Proceeds from long-term debt                                    337,541               560,510
 Principal payments on long term debt                            (57,790 )             (30,093 )
-------------------------------------------------------------------------------------------------
Net cash provided by financing activities                        279,751               525,405
-------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                       (157,968 )            (16, 614 )
Cash and cash equivalents, beginning of year                     158,968                17,827
-------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                 $         1,000    $            1,213
-------------------------------------------------------------------------------------------------
Supplemental Cash Flow Information:
 Cash paid for interest                                  $         4,527    $           38,657
-------------------------------------------------------------------------------------------------

                        See notes to condensed financial statements (unaudited).

1.   Organization

     American CareSource Corporation (the "Company"), an Indiana C Corporation, was formed in October 1997. It is in the business of providing national administration, coordination and case management of ancillary healthcare services for employment groups through separate contracts with a national network of providers and it provides administration of patient claims for health care organizations.

2.   Basis of Presentation

     The information, as of March 31, 2003, for the three months ended March 31, 2003 and for the three months ended March 31, 2002, is unaudited, but in the opinion of management, reflects all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods. These accompanying condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2002.

     The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results for the entire year ending December 31, 2003.

3.   Summary of Significant Accounting Policies

     Going Concern - The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

     As shown in the accompanying unaudited condensed financial statements, the Company incurred a net loss for the three month period ended of $1,094,690 and had negative cash flows from operations of $421,192. At March 31, 2003, the Company had a negative working capital of $3,114,574 and a net stockholders' deficit of $5,305,860. Management anticipates the Company will not generate positive cash flows from operations until June 2004. These conditions, combined with those discussed in Note 1 of the December 31, 2002 audited financial statements, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Under the sale of assets agreement with Patient Infosystems, Inc. ("PATI") dated September 23, 2002 and amended April 10, 2003, PATI will invest not less than $4,000,000 in the Company (see Note 4). Management believes such funding will enable the Company to expand operations, increase revenues and fund operations until June 2004.

     Earnings Per Common Share - Basic earnings per share is computed based on the weighted average number of shares outstanding during each of the periods. Diluted earnings per share include the dilutive effect, if any, of unexercised stock options and warrants. The calculations for the basic and diluted loss per share were based upon loss attributable to common stockholders of $1,094,690 and $1,161,174 and a weighted average number of common shares outstanding of 28,500 and 20,000 for three months ended March 31, 2003 and 2002, respectively. No stock options or warrants were outstanding for the three months ended March 31, 2003 and 2002.

     New Accounting Policies - In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS
     146), which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. The Company will adopt the provisions of SFAS 146 for restructuring activities initiated after December 31, 2002. SFAS 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. Adoption of this standard did not have any immediate effect on the Company's financial statements.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN No. 46). FIN No. 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity, to decide whether to consolidate that entity. The Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Interpretation applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Adoption of this standard did not have any immediate effect on the Company's financial statements.

4.   Agreement for Purchase and Sale of Assets

     On September 23, 2002 (amended April 10, 2003), the Company entered in to a Sale of Assets agreement with Patient Infosystems, Inc. ("PATI"), whereby PATI will purchase all of the Company assets in consideration and exchange for PATI issuing 2,971,915 shares of common stock. PATI is a public company, listed under the ticker symbol of PATI. PATI will complete a private placement of securities effective with the closing of the asset purchase agreement that will result in gross proceeds of not less than $4,000,000, which shall include $2,250,000 in the form of debt issued prior to the closing of the Sale of Assets agreement. As of June 11, 2003, the Company has received $2,250,000 in bridge loans for working capital. It is anticipated that the entire $2,250,000 debt of the Company associated with this agreement will be converted into Series D Preferred Stock. In conjunction with the agreement, PATI receives warrants to purchase ACS common stock, exercisable only if the Sale of Assets agreement with PATI is terminated. As of June 11, 2003, PATI had received warrants to purchase 18,050 shares of ACS common stock. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from PATI.

                                   APPENDIX A

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                            PATIENT INFOSYSTEMS, INC.


     It is hereby certified that:

     1.  The  name  of  the  corporation  is  Patient  Infosystems,   Inc.  (the
"Corporation").

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 in its entirety and by substituting in lieu thereof the following:

          1. The name of the Corporation is American CareSource Corporation.

     3. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article 4(a) thereof and by substituting in lieu of said sentence the following new sentence:

          "The total number of shares which the Corporation shall have authority to issue is 100,000,000 shares of capital stock, divided into 80,000,000 shares of Common Stock, par value $.01 per share, and 20,000,000 shares of Preferred Stock, par value $.01 per share."

     4. The Certificate of Incorporation of the Corporation is hereby amended by adding the following Article 4(c):

          Effective 12:01 am on __________, 2003 (the "Effective Time") each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined, without any action on the part of the holder thereof, into 1/12 of 1 share of fully paid and nonassessable Common Stock of the Corporation ("New Common Stock"), subject to the treatment of fractional share interests described below.

     Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

     No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing bid price of the Common Stock on the day immediately prior to the Effective Time, as reported the Over-the-Counter Bulletin Board.

     5. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     6. The effective time of the amendments herein certified shall be the date of filing of this Certificate of Amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on this ___ day of _________, 2003.


                                        PATIENT INFOSYSTEMS, INC.


                                        By:  ________________________
                                      Name:
                                     Title:

                                   APPENDIX B

                            PATIENT INFOSYSTEMS, INC.
                  SECOND AMENDED AND RESTATED STOCK OPTION PLAN


     1. Purpose. The PATIENT INFOSYSTEMS, INC. AMENDED AND RESTATED STOCK OPTION PLAN (hereinafter referred to as the "Plan") is designed to furnish additional incentive to both key employees and Directors of Patient Infosystems, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. Such purpose will be effected through the granting of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and options which do not qualify as incentive stock options ("Non-Qualified Options").

     2. Administration.

     (a) The Plan shall be administered by a committee chosen by the Board of Directors of the Company (the "Committee") and decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. In the absence of the Committee, the Plan will be administered by the Board of Directors of the Company. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Option Contract is signed on behalf of the Company by a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive options, the times when such individuals shall receive options, the number of Shares to be subject to each option, the term of each option, the date(s) on which each option shall become exercisable, whether an option is subject to vesting pursuant to Section 5(c) hereof, whether an option shall be exercisable in whole, in part, or in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, the option price of each option, and the terms of payment for Shares purchased by the exercise of each option; to accelerate the date of exercise of any installment; and to make all other determinations necessary or advisable for administering the Plan.

     (b) The Committee may grant Incentive Stock Options and Non-Qualified Stock Options pursuant to a single option agreement so long as each option is clearly identified as to its status. Notwithstanding anything else contained in the Plan, if the Committee issues a single option agreement which contains both Incentive Stock Options and Non-Qualified Stock Options, the exercise of one cannot affect the exercise of the other.

     3. Eligibility. The persons who shall be eligible to receive options under the Plan shall be Directors and those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 424(e) and (f) of the Code, who are exempt from the overtime provisions of the Fair Labor Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29 U.S.C. ss. 213(a)(1); provided, however, Directors, who are not employees of the Company or any of its parents or subsidiaries, shall not be eligible to receive Incentive Stock Options. Additionally, no Incentive Stock Option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the Incentive Stock Option both of the following conditions are met:

     (a) The option price is at least 110% of the fair market value of the shares of stock subject to the Incentive Stock Option, as defined in Section 4(a) hereof, and

     (b) the option is, by its terms, not exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

     4. Shares Subject to Options.

     (a) Subject to the provisions of Section 5(g) hereof, options may be granted under the Plan to purchase in the aggregate not more than 3,500,000 shares of the $.01 par value Common Stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

     (b) To the extent the aggregate fair market value, determined as of the time the option is granted, of Shares for which stock options are exercisable for the first time by such individual in any calendar year, under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, exceeds $100,000, such options shall be treated as Non-Qualified Options. However, the value of the Shares for which Incentive Stock Options may be granted to such individual from the Company in a given year may exceed $100,000.

     5. Terms and Conditions of Options. Options shall be granted by the Committee pursuant to the Plan and shall be subject to the following terms and conditions:

     (a) Price. Each option shall state the number of Shares subject to the option and the option price, which, in the case of an Incentive Stock Option, shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option. In addition, the option price shall be at least 110% of fair market value in the case of a grant of an Incentive Stock Option to a person who would at the time of the grant, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of Shares of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value" shall mean:

          (i) the mean between the bid and asked price for the Shares on the business day immediately preceding the date of the grant of the option;

          (ii) the most recent sale price for the Shares as of the date of the grant of the option; or

          (iii) such price as shall be determined by the Board of Directors of the Company in an attempt made in good faith to meet the requirements of
     Section 422(b)(4) of the Code.

     (b) Term. The term of each option shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, the Committee and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan. In the event of merger, consolidation, dissolution or liquidation which results in a change of control as defined in Section 368(c) of the Code (using the attribution rules of Section
318), all unexercised options will become immediately exercisable for a period of one year, the effectiveness of such expiration shall be conditioned upon the consummation of any such transaction.

     (c) Vesting. The Committee shall determine the vesting schedule, if any, for each issuance of options hereunder on a case-by-case basis, in its sole discretion.

     (d) Non-Assignment During Life. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

     (e) Death of Optionee. In the event that an optionee shall die prior to the complete exercise of options granted to him under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution; (ii) to the extent that the optionee was entitled to exercise the option at the date of his death; and (iii) prior to the expiration of the term of the option.

     (f) Termination of Employment. An Incentive Stock Option shall be exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, he is an employee of the Company or any of its parents or subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies; provided, however, that in the case of an optionee who is disabled within the meaning of Section 22(e)(3) of the Code, the three month period after cessation of employment during which an Incentive Stock Option shall be exercisable shall be one year. Notwithstanding the foregoing, no option shall be exercisable after the expiration of its term thereof. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     (g) Anti-Dilution Provisions. Subject to the provisions of Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding option shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property).

     (h) Power to  Establish  Other  Provisions.  Subject to the  provisions  of
Section 422 of the Code and the regulations promulgated thereunder, options granted under the Plan shall contain such other terms and conditions as the Committee shall deem advisable.

     6. Exercise of Option. Options shall be exercised as follows:

     (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash or by certified or bank check payable to the order of the Company. If a registration statement covering the issuance of the Shares has not been filed under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and at the time of exercise is not effective and current in accordance with the requirements of the Act, then each such notice shall also contain appropriate representations on behalf of the optionee regarding, among other things, compliance with the Act, available exemptions from registration, investment intent and restrictions upon resale of the Shares, as are deemed appropriate by the Company.

     Appropriate legends may be placed on any certificate for Shares received by an optionee pursuant to the exercise of an option in order to give notice of the transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificates. It shall be a further condition to any exercise of the option and the purchase of Shares pursuant thereto that the Company counsel be satisfied that the issuance of such shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect to such compliance.

     (b)  Issuance  of  Certificates.   Certificates   representing  the  Shares
purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of Section 6(a) hereof.

     (c) Rights as a Shareholder. The optionee shall have no rights as a Shareholder with respect to the Shares purchased until the date of the issuance to him of a Certificate representing such Shares.

     (d) Disposition of Shares. Subject to the provisions of Section 6(a) hereof, any disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an Incentive Stock Option within two years from the date of grant of the option or within one year after the transfer of the Shares to the optionee shall be a disqualifying disposition as defined in
Section 421(b) of the Code; provided, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of his creditors in such proceeding, shall constitute a disposition.

     (e) Order of Option Exercise. An optionee may exercise the options granted by the Company under the Plan in any order the optionee chooses regardless of the chronological order in which the options were granted by the Company.

     7. Special Provisions Regarding Option Grants to Non-Employee Directors. Pursuant to the terms of this Plan, each non-employee Director of this Corporation shall be entitled to receive a one-time grant of a Non-Qualified Option, effective upon the date of his/her initial election to the Board of Directors of the Corporation, to purchase 36,000 Shares. The exercise price for such option shall equal the fair market value of the Corporation's Common Stock on the grant date. Each such option shall vest as to exercisability with respect to the first 20% of the shares subject thereto on the first anniversary date of the grant date of such option, and as to an additional 20% of the shares subject thereto on each of the second, third, fourth and fifth anniversary dates of the grant date. Any such options granted to non-employee Directors of the Corporation shall be exercisable only during the holder's term as a Director of the Corporation, and shall automatically expire upon the date that a Director is no longer serving as a Director, except that an option may be exercisable after the death, disability, as defined in Section 22(e)(3) of the Code ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a Director of the Company at any time until the earlier to occur of (i) the one year anniversary of the date of death, Disability, or Retirement and (ii) the expiration of the term of such option. No shares of Common Stock issuable upon the exercise of an option may be sold, assigned, pledged or otherwise transferred for a period of six months after the later to occur of (x) the adoption of the Plan by the Company's shareholders and
(y) the grant of the option, as is specified in Rule 16b-3 (or other period of time specified in such rule as such rule may be amended from time to time) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is intended that this part of the Plan as it applies to option grants to non-employee Directors will constitute a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act, and the provisions of the Plan and of any option agreement made pursuant to the Plan will be interpreted and applied accordingly. At any time the Committee may suspend or terminate this part of the Plan and make such additions or amendments thereto as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that the terms of this paragraph shall not be amended more than once every six months (other than to comply with the federal securities laws, the Code, or ERISA).

     8. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years after the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors.

     9. Amendment and Termination of Plan. The Committee, without further approval of the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 5(g) hereof, increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive options under the Plan; or (iii) cause Incentive Stock Options granted or to be granted under the Plan to fail to qualify as Incentive Stock Options under Section 422 of the Code and the regulations promulgated thereunder.

     10. Shares Reserved. The Board of Directors of the Company shall at all times during the term of this Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan, and shall pay all original issue taxes on the exercise of options, and all other fees and expenses necessarily incurred by the Company in connection therewith.

     11. Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

Date approved by

Board of Directors -
                     ---------------

Shareholders -
                --------------------

                                   Appendix C


                         AMENDED AND RESTATED AGREEMENT


                                       for


                           PURCHASE AND SALE OF ASSETS




                                      among




                        PATIENT INFOSYSTEMS, INC. (PATI)




                                       and





                AMERICAN CARESOURCE CORPORATION formerly known as
                           HEALTH DATA SOLUTIONS, INC.




                                       and




                        THE STOCKHOLDERS SIGNATORY HERETO





                                      Dated
                                 April 10, 2003

                                TABLE OF CONTENTS

                                      Page

ARTICLE 1 PURCHASE AND SALE OF ASSETS........................................2

   1.1      Transfer of Assets...............................................2

   1.1.1    Tangible Personal Property.......................................2

   1.1.2    Contracts and Related Rights.....................................2

   1.1.3    Warranties.......................................................2

   1.1.4    Advances.........................................................3

   1.1.5    Prepaid Items....................................................3

   1.1.6    Receivables......................................................3

   1.1.7    Governmental Authorizations......................................3

   1.1.8    Trade Names......................................................3

   1.1.9    Intellectual Property............................................3

   1.1.10   Records..........................................................3

   1.1.11   Office Leases....................................................3

   1.1.12   Tax Refunds......................................................3

   1.1.13   Other Assets.....................................................4

   1.2      Excluded Assets..................................................4

   1.2.1    Corporate Matters................................................4

   1.2.2    Transaction Documents............................................4

   1.2.3    Funded Plans.....................................................4

   1.2.4    Other Excluded Assets............................................4

ARTICLE 2 PAYMENT FOR THE ASSETS.............................................4

   2.1      Delivery of the Purchase Consideration...........................4

   2.2      Assumption of Liabilities........................................5

   2.3      Retained Liabilities.............................................5

   2.4      Allocation of Purchase Consideration.............................5

ARTICLE 3 CLOSING 5

   3.1      Closing Date.....................................................5

   3.2      Conditions to PATI's Obligation to Consummate the Closing........6

   3.2.1    Representations and Warranties...................................6

   3.2.2    Covenants........................................................6

   3.2.3    Deliveries by ACS................................................6

            3.2.3.1  Closing Certificate.....................................6

            3.2.3.2  Assignment of Contracts.................................6

            3.2.3.3  Opinion of ACS Counsel..................................6

            3.2.3.4  Shareholder Representation Letter.......................6

            3.2.3.5  Conveyance Instruments..................................6

            3.2.3.6  Customer Contracts......................................7

            3.2.3.7  Vendor/supplier contracts...............................7

            3.2.3.8  Contracts...............................................7

            3.2.3.9  Consents................................................7

            3.2.3.10 Authorizations..........................................7

   3.2.4    Possession by PATI...............................................8

   3.2.5    Failure to Obtain Third Party Consents...........................8

   3.2.6    Voting Agreement.................................................8

   3.2.7    Further Assurances by ACS........................................8

   3.3      Conditions to ACS's Obligation to Consummate the Agreement.......8

   3.3.1    Representations and Warranties...................................8

   3.3.2    Covenants........................................................9

   3.3.3    Deliveries by PATI...............................................9

            3.3.3.1  Closing Certificate.....................................9

            3.3.3.2  Assignment of Contracts.................................9

            3.3.3.3  Vendor/supplier contracts...............................9

            3.3.3.4  Customer Agreements.....................................9

            3.3.3.5  Opinion of PATI's Counsel...............................9

            3.3.3.6  Authorizations..........................................9

            3.3.3.7  Other Agreements and Documents Required for Closing.....9

   3.3.4    Private Placement................................................10

   3.3.5    Voting Agreement.................................................10

   3.3.6    Further Assurances of PATI.......................................10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.....................................10

   4.1      Representations and Warranties of PATI and PATI Stockholders.....10

   4.1.1    Organization of PATI.............................................11

   4.1.2    Power and Authority..............................................11

   4.1.3    Execution, Delivery and Enforceability...........................11

   4.1.4    Conflicts........................................................11

   4.1.5    Litigation.......................................................11

   4.1.6    No Broker........................................................12

   4.1.7    Capitalization...................................................12

   4.1.8    Filings with the SEC.............................................12

   4.1.9    Financial Statements.............................................12

   4.1.10   Undisclosed Liabilities..........................................13

   4.1.11   Litigation.......................................................13

   4.1.12   Legal Compliance.................................................13

   4.1.13   Taxes............................................................13

   4.1.14   Restrictions.....................................................14

   4.1.15   Disclosure.......................................................14

   4.2      Representations and Warranties of ACS and ACS Stockholders.......14

   4.2.1    Organization of ACS..............................................14

   4.2.2    Power and Authority..............................................14

   4.2.3    Execution, Delivery and Enforceability...........................15

   4.2.4    Conflicts........................................................15

   4.2.5    Litigation.......................................................15

   4.2.6    ACS Capitalization...............................................15

   4.2.7    Subsidiaries.....................................................16

   4.2.8    Financial Statements.............................................16

   4.2.9    No Undisclosed Liabilities.......................................16

   4.2.10   Premises.........................................................17

   4.2.11   Title to and Character of Assets.................................17

   4.2.12   Contracts........................................................17

   4.2.13   Accounts Receivable..............................................18

   4.2.14   Employee Matters; Employee Benefit Plans.........................18

   4.2.15   Governmental Authorizations......................................19

   4.2.16   Consents.........................................................19

   4.2.17   Insurance........................................................19

   4.2.18   Intellectual Property............................................19

   4.2.19   Litigation.......................................................20

   4.2.20   Legal Compliance.................................................20

   4.2.21   Taxes............................................................20

   4.2.22   ACS Restrictions.................................................21

   4.2.23   No HSR Filing Required...........................................21

   4.2.24   No Broker........................................................21

   4.2.25   Solvency.........................................................21

   4.2.26   Disclosure.......................................................21

   4.2.27   Conditions Affecting Business....................................21

   4.2.28   Sufficiency of Assets............................................22

   4.2.29   No Corporate Practice............................................22

   4.3      Representations and Warranties of Each Signing Stockholder.......22

   4.3.1    Legal Capacity...................................................22

   4.3.2    Execution, Delivery, and Enforceability..........................22

   4.3.3    Conflicts........................................................22

   4.3.4    Compliance With Applicable Laws..................................23

ARTICLE 5 COVENANTS..........................................................23

   5.1      Best Efforts to Consummate the Sale..............................23

   5.2      Access to ACS and PATI...........................................23

   5.3      Operation of ACS and PATI Pending the Sale.......................23

   5.3.1    Representations and Warranties...................................23

   5.3.2    Operate the Business in the Ordinary Course......................24

   5.3.3    Maintain Goodwill................................................24

   5.3.4    No Material Adverse Change.......................................24

   5.3.5    No Dividends.....................................................24

   5.3.6    Maintain Assets..................................................24

   5.3.7    Disposition of Assets............................................24

   5.3.8    Acquisition of Assets............................................24

   5.3.9    Borrow Money.....................................................24

   5.3.10   Make Payments....................................................25

   5.3.11   Pay Taxes........................................................25

   5.3.12   No Liens.........................................................25

   5.3.13   No Changes to Contracts..........................................25

   5.3.14   Perform Obligations..............................................25

   5.3.15   Insurance Coverage...............................................25

   5.3.16   No Changes in Accounting Principles..............................25

   5.3.17   Benefit Plans....................................................25

   5.3.18   Loans to Affiliates..............................................26

   5.3.19   Payments to Affiliates...........................................26

   5.3.20   No Agreements Concerning the Foregoing...........................26

   5.4      Changes to the Information Disclosed on the Schedules............26

   5.5      Representations, Warranties, and Covenants.......................26

   5.6      Satisfaction of the Closing Conditions...........................26

   5.7      No Shopping......................................................27

   5.8      Funding of Operations............................................27

   5.9      Transferability of PATI Common Stock.............................27

ARTICLE 6 INDEMNIFICATION....................................................28

   6.1      Survival; Indemnification Obligation.............................28

   6.1.1    Survival.........................................................28

   6.1.2    Indemnification by ACS and Sellers...............................28

   6.1.3    Indemnification by PATI..........................................28

   6.2      Indemnification Procedure........................................29

   6.2.1    Defense of a Claim...............................................29

   6.2.2    Participation of the Indemnitee..................................29

   6.2.3    Settlement of Claims.............................................29

   6.2.4    Cooperation......................................................29

ARTICLE 7 POST-CLOSING COVENANTS.............................................30

   7.1      Tax Liabilities..................................................30

   7.2      Assumed Liabilities..............................................30

   7.3      Payments Received................................................30

   7.4      Access to Records................................................30

   7.5      Employees........................................................30

   7.6      Use of Name......................................................31

   7.7      Non-Competition..................................................32

   7.8      No Disclosure of Confidential Information........................32

   7.8.1    Non-Disclosure Obligation of Sellers.............................32

   7.8.2    Non-Disclosure Obligation of PATI................................32

   7.8.3    Judicial Enforcement.............................................32

   7.9      Reasonableness...................................................33

   7.10     Private Placement................................................33

   7.11     Cooperation......................................................33

ARTICLE 8 TERMINATION........................................................34

   8.1      Termination of this Agreement....................................34

   8.1.1    Consent..........................................................34

   8.1.2    Breach by the ACS................................................34

   8.1.3    Breach by PATI...................................................34

   8.1.4    Outside Date.....................................................34

   8.2      Effect of Termination............................................34

   8.3      Disclosure of this Agreement.....................................35

ARTICLE 9 MISCELLANEOUS......................................................35

   9.1      Publicity........................................................35

   9.2      Transaction Costs................................................35

   9.3      Definitions......................................................35

   9.3.1    Affiliate........................................................35

   9.3.2    Applicable Law...................................................35

   9.3.3    Assets...........................................................36

   9.3.4    Assignment of Contracts..........................................36

   9.3.5    Assumed Liabilities..............................................36

   9.3.6    Audited Financial Statements.....................................36

   9.3.7    Beneficial Stockholder...........................................36

   9.3.8    Benefit Plans....................................................36

   9.3.9    Business.........................................................36

   9.3.10   Claims...........................................................36

   9.3.11   Closing..........................................................37

   9.3.12   Closing Date.....................................................37

   9.3.13   COBRA............................................................37

   9.3.14   Code.............................................................37

   9.3.15   Confidential Information.........................................37

   9.3.16   Consent..........................................................37

   9.3.17   Contracts........................................................37

   9.3.18   Covenant Not to Compete..........................................37

   9.3.19   Customer Contracts...............................................37

   9.3.20   Customer Services................................................38

   9.3.21   Document.........................................................38

   9.3.22   ERISA............................................................38

   9.3.23   Excluded Assets..................................................38

   9.3.24   Financial Statements.............................................38

   9.3.25   GAAP.............................................................38

   9.3.26   Governmental Authorizations......................................38

   9.3.27   Governmental Authority...........................................39

   9.3.28   Indemnitee.......................................................39

   9.3.29   Indemnitor.......................................................39

   9.3.30   Insurance Policy.................................................39

   9.3.31   Intellectual Property............................................39

   9.3.32   Lawsuit..........................................................39

   9.3.33   Lien.............................................................39

   9.3.34   Material Adverse Change..........................................40

   9.3.35   Most Recent Balance Sheet........................................40

   9.3.36   Non-Compete Period...............................................40

   9.3.37   Non-Disclosure Obligation........................................40

   9.3.38   Office Lease.....................................................40

   9.3.39   PATI Indemnitees.................................................40

   9.3.40   Person...........................................................40

   9.3.41   Permitted Liens..................................................40

   9.3.42   Premises.........................................................40

   9.3.43   Purchase Consideration...........................................41

   9.3.44   Retained Liabilities.............................................41

   9.3.45   SEC..............................................................41

   9.3.46   Seller Indemnitees...............................................41

   9.3.47   Tangible Personal Property.......................................41

   9.3.48   Tax..............................................................41

   9.3.49   Tax Return.......................................................41

   9.3.50   Transaction Documents............................................41

   9.3.51   Vendor/supplier contracts........................................42

   9.4      Property Taxes...................................................42

   9.5      Entire Agreement.................................................42

   9.6      Amendments.......................................................42

   9.7      Assignments......................................................42

   9.8      Further Assurances...............................................42

   9.9      Binding Effect...................................................42

   9.10     Headings.........................................................43

   9.11     Notices..........................................................43

   9.12     Severability.....................................................44

   9.13     Waivers..........................................................44

   9.14     Pronouns.........................................................44

   9.15     Third Parties....................................................44

   9.16     Enforcement Costs................................................44

   9.17     Remedies Cumulative..............................................45

   9.18     Counterparts.....................................................45

   9.19     Governing Law....................................................45

   9.20     Preparation of Agreement.........................................45

   9.21     Survival.........................................................45

   9.22     Inducement to Transaction........................................46

   9.23     Arbitration......................................................46

   a.  Arbitrators...........................................................46

   b.  Applicable Rules......................................................46

   9.24     Schedules........................................................47

                         AMENDED AND RESTATED AGREEMENT
                         FOR PURCHASE AND SALE OF ASSETS

     THIS AMENDED AND RESTATED AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS (this "Agreement") dated as of April 10, 2003, (the "Effective Date") is entered into by and among Patient Infosystems, Inc., a Delaware corporation ("PATI"), and each signatory stockholder of PATI executing this Agreement (each individually and collectively, whether one (1) or more, the "PATI Stockholders"), on the one hand, and American CareSource Corporation, an Indiana corporation ("ACS"), and each signatory beneficial stockholder of ACS executing this Agreement (each individually and collectively, whether one (1) or more, the "ACS Stockholders"), on the other hand. ACS and the ACS Stockholders are collectively referred to herein as the "Sellers." For purposes of this Agreement, schedules attached hereto, as indicated, amend and/or restate the schedules originally provided in the original Agreement for Purchase and Sale of Assets dated as of September 23, 2002. If no change is indicated, the schedules as initially attached to the original Agreement for Purchase and Sale of Assets dated as of September 23, 2002 shall remain as the schedules for this Agreement.

                                    RECITALS

A. Whereas, ACS is in the business (the "Business") of providing and servicing modular software packages that fully automate claims processing for third party payers and managed care organizations as well as managing a national network of ancillary service providers including case management and a call center.

B. Whereas, ACS has acquired by purchase all of the assets and assumed the operating liabilities of the business of ACSC, Inc. formerly known as American CareSource Corporation, a Delaware corporation ("ACSC, Inc.") pursuant to an Agreement for the Purchase and Sale of the Assets of ACSC, Inc. dated November 1, 2000, and closed as of July 31, 2001, pursuant to which the business of ACS includes the operations, assets, and liabilities of ACSC, Inc.; and

C. Whereas, PATI desires to purchase from ACS, and ACS desires to sell to PATI, all of the Assets used by ACS in its Business and PATI desires to assume all of the operating liabilities and other business related liabilities of ACS as set forth in the Most Recent Balance Sheet at Closing and as otherwise set forth herein, all in consideration and exchange for PATI issuing to ACS 2,971,915 shares of common stock of PATI which amount gives effect to and is to be issued after the completion of a 1 for 12 reverse stock split and as described more specifically in Schedule (i) hereto); and

D. Whereas, as a material inducement to PATI to purchase the Assets and assume the Liabilities, and to Sellers to sell the Assets, PATI and Sellers desire to make certain representations and warranties to the other and agree to be bound by certain covenants and obligations as hereinafter provided; and

E. Whereas, the parties to this Agreement acknowledge that it is their intention that the entire business operation and all tangible and intangible assets and liabilities together with all obligations to employees of ACS are intended to be transferred and conveyed to PATI and that ACS will have no remaining material business operations subsequent to the Closing; and

F. Whereas, PATI has entered into a Credit Agreement dated of even date herewith with ACS (the "Credit Agreement") pursuant to which PATI has agreed to loan to ACS up to $2,500,000, for which it has received a warrant to purchase common stock of ACS; and

G. Whereas, the parties have entered into an Agreement for Purchase and Sale of Assets dated as of September 23, 2002 (the "Original Agreement") providing for the purchase and sale of the assets in accordance therewith; and

H. Whereas, the parties have determined to make amendments to the Original Agreement as set forth herein, and to amend and restate the Original Agreement such that the Original Agreement shall be replaced in its entirety by this Agreement as follows.

     NOW, THEREFORE, in consideration of the recitals, mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereby agree as follows: ARTICLE 1 PURCHASE AND SALE OF ASSETS 1.1 Transfer of Assets

     Subject to the terms and conditions set forth in this Agreement, and in consideration for the issuance to ACS of 2,971,915 shares of common stock of PATI which amount gives effect to and is to be issued after the completion of a 1 for 12 reverse stock split and as described more specifically in Schedule (i) hereto (the "Initial Consideration"), ACS agrees to sell, convey, transfer, assign and deliver to PATI, and PATI agrees to purchase from ACS as of the Effective Date all of the Assets, including, without limitation, the following (except to the extent any of the following are specifically enumerated as Excluded Assets pursuant to Section 1.2.). 1.1.1 Tangible Personal Property.

     All rights, title and interest in and to all Tangible Personal Property, including, without limitation, all items listed on Schedule 1.1.1.

1.1.2 Contracts and Related Rights.

     All rights, title and interest in and to each contract, agreement, arrangement, lease, understanding or commitment, written or oral, set forth on
Schedule 1.1.2, including, without limitation, all Contracts;

1.1.3 Warranties.

     All express or implied warranties received from vendors, manufacturers or suppliers or other third parties with respect to any Asset; 1.1.4 Advances.

     All utility and other deposits and advances made by ACS to any Person;

1.1.5 Prepaid Items.

     All prepaid items including, without limitation, insurance, advertising and business licenses;

1.1.6 Receivables.

     All notes receivable and accounts receivable payable to ACS and all work in progress;

1.1.7 Governmental Authorizations.

     All Governmental Authorizations that relate to a Seller, the Business or the Assets;

1.1.8 Trade Names.

     All rights to trade names (including the name "American CareSource") trademarks (or application therefor), logos, proprietary designs and service marks (or application therefor), in each case together with all registrations thereof, all common and civil law rights thereto, all rights to royalties or fees paid by others in respect thereof, and all claims or causes of action for infringement thereof;

1.1.9 Intellectual Property.

     All rights, title and interest in and to all Intellectual Property, including all software, computer programs, codes and the like;

1.1.10 Records.

     All existing customer, supplier, manufacturer, provider and vendor lists, files, payment invoices and billing records, all financial records, documents or data of ACS and all other existing marketing information and accounting and financial information;

1.1.11 Office Leases.

     All rights, title and interest of ACS as tenant under or in connection with the Leases described on Schedule 1.1.11 (the "Office Leases and Premises") relating to the premises, also as described on Schedule 1.1.11; and

1.1.12 Tax Refunds.

     The rights to any of ACS's claims for any federal, state, local, or foreign Tax refunds;

1.1.13 Other Assets.

     All rights, title and interest in and to all other tangible and intangible assets of ACS used in or related to the Business.

     At Closing, the Assets shall be conveyed to PATI free and clear of all Liens other than Permitted Liens.

1.2  Excluded Assets.

     Notwithstanding the foregoing, the Assets shall not include any of the following Excluded Assets:

1.2.1 Corporate Matters.

     The corporate seals, certificates of incorporation, minute books, stock books, tax returns, or other records having to do with the corporate organization of ACS or any ACS Stockholder;

1.2.2 Transaction Documents.

     The rights that accrue or will accrue to ACS under this Agreement or the other Transaction Documents;

1.2.3 Funded Plans.

     The funded portion, if any, of any pension or profit-sharing plan of ACS;

1.2.4  Other Excluded Assets.

     The excluded assets described on Schedule 1.2.4.

ARTICLE 2
PAYMENT FOR THE ASSETS

2.1  Delivery of the Purchase Consideration.

     In addition to, and without limiting any other provisions of this Agreement, in consideration of the sale of the Assets to PATI by ACS, PATI agrees to deliver to ACS or cause to be delivered to ACS at or prior to the Closing, the common stock of PATI and a written assumption by PATI of the Assumed Liabilities, as hereinafter defined, against delivery of the Assets, and PATI agrees to issue to ACS 2,971,915 shares of common stock of PATI which amount gives effect to and is to be issued after the completion of a 1 for 12 reverse stock split and as described more specifically in Schedule (i) hereto) on the date of the Closing of the transaction as contemplated herein.

2.2  Assumption of Liabilities.

     At the Closing, as part of the consideration for this transaction, ACS shall assign to PATI all of its rights, title, interest and obligations in and to, and PATI shall specifically assume for all purposes as of the Closing Date and agree to pay when due and otherwise discharge and perform thereunder, or, at PATI's option, satisfy as of the Closing Date, only the obligations and liabilities set forth on Schedule 2.2 (the "Assumed Liabilities"). PATI agrees to indemnify and hold Sellers harmless from any and all claims and liabilities specifically assumed by PATI as set forth herein.

2.3  Retained Liabilities.

     Except as specifically set forth in Schedule 2.3 "Retained Liabilities", PATI shall assume, pay and discharge all liabilities of the Sellers as set forth in Schedule 2.2 the "Assumed Liabilities". All liabilities, obligations, commitments, debts or other amounts payable by Sellers not included in the Assumed Liabilities shall not be transferred to PATI hereby. ACS shall retain and discharge all Retained Liabilities, including but not limited to those certain specified Retained Liabilities set forth on Schedule 2.3.

2.4  Allocation of Purchase Consideration.

     The Purchase Consideration and the liabilities assumed by PATI pursuant to
Section 2.1 and Section 2.2 shall be allocated for Tax reporting purposes in the manner set forth on Schedule 2.4 for all purposes, including the filing of any Tax Returns.

ARTICLE 3
CLOSING

3.1  Closing Date.

     Subject to the provisions of this Agreement, and subject to the approval by the stockholders of PATI of all matters necessary for PATI to complete the Closing, and the satisfaction by PATI of all requirements of the Securities and Exchange Commission (the "SEC") in connection therewith, the Closing shall be held as soon as practicable at the offices of American CareSource Corporation, 8080 Tristar Drive, Suite 100, Irving, Texas 75063, at 2:00 P.M., local time. Notwithstanding anything herein to the contrary, if the Closing has not occurred by August 31, 2003 for any reason other than the determination of the Securities and Exchange Commission to review the proxy statement filed by PATI in connection with soliciting approval from its stockholders for the transaction, either ACS or PATI may terminate this Agreement by serving the other party with written notice of such termination. In the event the Securities and Exchange Commission has determined to review the proxy statement filed by PATI in connection with soliciting approval from its stockholders for the transaction, the Closing may occur at any time prior to November 30, 2003 and either ACS or PATI may terminate this Agreement by serving the other party with written notice of such termination after such date. PATI shall provide ACS with copies of any proxy statement filed or to be filed with the SEC relating to this transaction, all exhibits, amendments thereto and any and all correspondence between PATI and the SEC relating thereto, as soon as reasonably possible.

3.2  Conditions to PATI's Obligation to Consummate the Closing.

     PATI's obligation to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, which PATI may only waive in writing:

3.2.1 Representations and Warranties.

          The representations and warranties of ACS set forth in this Agreement shall have been correct and complete in all material respects as of the date of this Agreement and shall be correct and complete in all material respects as of the Closing Date as though made as of such time.

3.2.2 Covenants.

          ACS shall have performed all agreements, covenants, and obligations that it is required to perform under this Agreement prior to the Closing Date.

3.2.3 Deliveries by ACS.

          At or prior to the Closing Date, in consideration of the payment of the Purchase Consideration and the execution and delivery by PATI of all Transaction Documents to which PATI is a party, ACS shall execute and deliver to PATI:

3.2.3.1 Closing Certificate.

               A certificate, signed by an officer of ACS acceptable to PATI, confirming the satisfaction of the conditions set forth in Sections
          3.2.1 and 3.2.2.

3.2.3.2 Assignment of Contracts.

               The Assignment of Contracts duly executed by ACS, pursuant to which ACS shall assign to PATI or its designee all of ACS's rights, title and interest in, to, and under the Contracts, free and clear of all Liens.

3.2.3.3 Opinion of ACS Counsel.

               An opinion of legal counsel acceptable to PATI, dated the Closing Date, in the form attached hereto as Exhibit A.

3.2.3.4 Shareholder Representation Letter.

               A representation letter in the form attached hereto as Exhibit B executed by each ACS Stockholder.

3.2.3.5 Conveyance Instruments.

               A bill of sale and such other deeds, certificates of title, assignments, assurances and other instruments and documents as PATI may reasonably request in order to effect the sale, conveyance, transfer and assignment of the Assets to PATI, against delivery of the Purchase Consideration therefor, and such other documents, instruments or certificates as shall be reasonably requested by PATI or its counsel.

3.2.3.6 Customer Contracts.

               All customer contracts duly executed.

3.2.3.7 Vendor/supplier contracts.

               The Vendor/supplier contracts, duly executed.

3.2.3.8 Contracts.

               All of the Contracts and copies of all Documents relating to the Assets.

3.2.3.9 Consents.

               All Consents required to be obtained or given on behalf of ACS in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

3.2.3.10 Shareholders Agreement.

               Each of the PATI Shareholders and the ACS Stockholders shall have executed the Shareholders Agreement, in the form attached as Exhibit I hereto.

3.2.3.11 Letter of Credit.

               ACS and Eric Brauss will cause to be extended through a date no earlier than March 31, 2004 the Letter of Credit issued by Bank of America for the benefit of ACS to Pinnacol Assurance of the State of Colorado. PATI shall agree to replace this Letter of Credit in the event PATI completes a public or private offering the gross proceeds of which exceed $15 million to PATI.

3.2.3.12 Today Financial Corporation.

               Each of Eric Brauss, Today Financial Corporation and each related entity and Affiliate thereof, shall agree to hold all indebtedness from ACS in abeyance until March 31, 2007, and to not demand repayment of principal or accrued interest unless required in accordance with the terms of the promissory note relating thereto. Any prepayments made by PATI of the above debt shall be made pari passu among all of the outstanding indebtedness to John Pappajohn, Derace Schaffer and Today Financial Corporation and related entitled and affiliates owned or controlled by Eric Brauss.

3.2.3.12 Authorizations.

               A certified resolution of the Board of Directors and stockholders of ACS executed prior to the date of this Agreement (which consent of stockholders shall be irrevocable) authorizing the execution, delivery and performance of this Agreement and each other document, agreement, instrument or certificate to which such person is a party and the transactions contemplated herein and therein.

3.2.4 Possession by PATI.

          Simultaneously with the consummation of the transfer of the Assets and the assumption of the Assumed Liabilities, as well as the issuance of the common stock of PATI to the Sellers, ACS and its respective officers, partners, agents and employees, as appropriate, will put PATI into full possession and enjoyment of all Assets to be conveyed and transferred by this Agreement.

3.2.5 Failure to Obtain Third Party Consents.

          To the extent that ACS's rights under any Contract, Governmental Authorization or other Asset to be assigned to PATI hereunder may not be assigned without the Consent of another person which has not been obtained at Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and ACS, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible.

3.2.6 Voting Agreement.

          The Voting Agreement in the form attached hereto as Exhibit D shall have been executed by each of the ACS Stockholders on and as of the date of this Agreement and shall remain in full force and effect on the date of the Closing.

3.2.7 Further Assurances by ACS.

          ACS at any time before or after the Closing Date will execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by PATI, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by PATI for the purpose of assigning, transferring, granting, conveying and confirming to PATI, or reducing to possession, any or all of the Business and Assets, including contacting vendors/suppliers, customers and suppliers.

3.3  Conditions to ACS's Obligation to Consummate this Agreement.

     ACS's obligation to consummate this Agreement shall be subject to and conditioned upon the satisfaction, on or prior to the Closing Date of the following conditions, which ACS may only waive in writing:

3.3.1 Representations and Warranties.

          The representations and warranties of PATI set forth in this Agreement shall have been correct and complete in all material respects as of the date of this Agreement and shall be correct and complete in all material respects as of the Closing Date as though made as of such time.

3.3.2    Covenants.

          PATI shall have performed all agreements, covenants, and obligations that it is required to perform under this Agreement prior to the Closing Date, including but not limited to the covenant referenced in Section 7.10 hereof.

3.3.3    Deliveries by PATI.

          In addition to, and without limiting any other provisions of this Agreement, in consideration of the sale of the Assets to PATI by ACS, PATI agrees to deliver or cause to be delivered at or prior to the Closing the following:

3.3.3.1  Closing Certificate.

               A certificate, signed by an officer of PATI, confirming the satisfaction of the conditions set forth in Sections 3.3.1 and 3.3.2.

3.3.3.2  Assignment of Contracts

               The Assignment of Contracts, duly accepted by PATI;

3.3.3.3  Vendor/supplier contracts.

               The Vendor/supplier contracts, duly accepted by PATI.

3.3.3.4  Customer Agreements.

               The Customer Agreements duly accepted by PATI.

3.3.3.5  Opinion of PATI's Counsel.

               An opinion of legal counsel, acceptable to ACS, dated the Closing Date, in the form attached hereto as Exhibit C.

3.3.3.6  Authorizations.

               A certified copy of resolutions adopted by the Board of Directors and PATI Stockholders authorizing the execution and delivery of this Agreement and the transactions contemplated herein; and

3.3.3.7  Shareholders Agreement.

               A Shareholders Agreement, in the form attached as Exhibit I hereto, shall be executed as of the date of Closing, by and among certain shareholders, including John Pappajohn and Derace Schaffer, of PATI together with Mark Bodnar and the ACS Stockholders.

3.3.3.8  Amendment to By-Laws.

               An executed corporate document and appropriate effectuated changes to the corporate by-laws of PATI in the form attached hereto as Exhibit E.

3.3.3.9  Indebtedness.


               Each of John Pappajohn and Derace Schaffer, shall have agreed to hold all indebtedness outstanding as of the date of this Agreement from PATI to them in abeyance until September 30, 2004 (exclusive of any indebtedness referred to in Section 5.3.9 hereto), and to not demand repayment of principal or accrued interest unless required by the terms of the promissory notes relating thereto. Any prepayments made by PATI of the above debt shall be made pari passu among all of the outstanding indebtedness to John Pappajohn, Derace Schaffer and Today Financial Corporation and related entitled and affiliates owned or controlled by Eric Brauss.

3.3.3.10 Wells Fargo Bank.

               Written documentation shall have been provided that the bank debt of PATI to Wells Fargo Bank has been renegotiated so as to provide a grace and forbearance period until December 31, 2003, before any principal payments are required and that John Pappajohn and Derace Schaffer will remain guarantors of such bank debt if required by Wells Fargo Bank.

3.3.4 Private Placement

          The private placement of securities referred to in Section 7.10 of this Agreement shall be funded to the full extent of the Minimum Amount described therein into an escrow account to be released immediately following the Closing.

3.3.5 Voting Agreement.

          The Voting Agreement in the form attached hereto as Exhibit D shall have been executed by each stockholder of PATI owning more than 10% of the outstanding shares of the common stock of PATI on and as of the date of this Agreement and shall remain in full force and effect on the date of the Closing.

3.3.6 Further Assurances of PATI.

          PATI shall at any time before or after the Closing Date cooperate with ACS by furnishing any additional information, executing and delivering any additional documents and instruments and doing any and all such other things as may be reasonably required by ACS or its counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1  Representations and Warranties of PATI and PATI Stockholders.

     All representations and warranties of PATI and the PATI Stockholders made herein shall survive for twelve (12) months after Closing shall be made as of the date of this Agreement, subject generally to the exceptions provided for in the Schedules hereto. Subject to the limitation of the preceding sentence, PATI and the PATI Stockholders represent and warrant to ACS and the ACS Stockholders as follows (it being agreed that all representations and warranties contained in this Section 4.1 shall be made, with respect to the PATI Stockholders, to the best knowledge of the PATI Stockholders):

4.1.1 Organization of PATI.

          PATI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.1.2 Power and Authority.

          PATI possesses the requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party without obtaining any approval, authorization, consent or waiver or giving any notice, other than approvals which it has properly obtained other than approvals of its Stockholders contemplated in Section 3.1 hereof. PATI possesses the requisite power and authority to own its respective properties and carry on its respective business as presently conducted.

4.1.3 Execution, Delivery and Enforceability.

          PATI and the PATI Stockholders have duly authorized, executed and delivered this Agreement and each other Transaction Document to which they are a party and this Agreement and each other such Transaction Document constitutes a valid, legal and binding obligation of PATI and the PATI Stockholders enforceable against PATI and the PATI Stockholders in accordance with its terms.

4.1.4 Conflicts.

          PATI's execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party will not conflict with or constitute a breach or violation of, or result in a Lien against or give rise to any default or right of acceleration, cancellation or termination with respect to, any Document to which PATI is a party or by which PATI's assets are bound (or give rise to an event that with notice, lapse of time or both would result in such a conflict, breach, violation, Lien, default or right) including the certificate of incorporation and the by-laws of PATI.

4.1.5    Litigation.

          No Lawsuit by or before any court or other Governmental Authority exists or is pending or threatened that would prohibit PATI from consummating the transactions contemplated by this Agreement and any other Transaction Document to which PATI is a party or seeks damages with respect to the transactions contemplated hereby and thereby. No lawsuit by or before any court or other governmental authority exists or is pending or threatened to which PATI is or may become a party.

4.1.6    No Broker.

          Other than as set forth on Schedule 4.1.6, PATI and PATI Stockholders have no obligation or liability to any broker, finder or other person for any broker or similar services with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

4.1.7    Capitalization.

     (a) Schedule 4.1.7 (a) sets forth the authorized capital stock of PATI and the number of outstanding shares of capital stock of PATI as of the Closing Date. All of the issued and outstanding shares of capital stock of PATI have been duly authorized, validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on
          Schedule 4.1.7(a) PATI does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of common stock of PATI or any other equity security of PATI or any securities representing the right to purchase or otherwise receive any shares of common stock of PATI or any other equity security of PATI other than as provided for in this Agreement. Except as set forth on Schedule 4.1.7(a), there are no bonds, debentures, notes, shares of preferred stock or other indebtedness of PATI having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of PATI may vote.

     (b) Except as disclosed on Schedule 4.1.7(b), there are no agreements or understandings, with respect to the voting of any shares of common stock of PATI or which restrict the transfer of such shares, to which PATI is a party and there are no such agreements or understandings to which PATI is a party with respect to the voting of any such shares or which restrict the transfer or such shares, other than applicable federal and state securities laws.

4.1.8 Filings with the SEC.

          PATI has made all filings with the SEC (the "Public Reports") that it has been required to make under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the Public Reports has complied with the Securities Act and Exchange Act in all material respects.

4.1.9    Financial Statements.

          PATI has filed an annual report on Form 10-K for the fiscal year ended December 31, 2002. The financial statements included in or incorporated by reference into this annual report (including related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of PATI as of the indicated dates and the results of operations of PATI for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of PATI.

4.1.10   Undisclosed Liabilities.

          Except for (i) for liabilities incurred since the fiscal year ended December 31, 2002 in the ordinary course of business consistent with past practice, (ii) liabilities contemplated herein, (iii) liabilities that would not have a material adverse effect on the business or financial condition of PATI, or (iv) liabilities as disclosed on Schedule 4.1.10, PATI does not have any liabilities or obligations, contingent or otherwise, that would be required to be disclosed, reflected or reserved against in a consolidated balance sheet of PATI (including the related notes thereto, where appropriate) prepared in accordance with GAAP which are not adequately reserved or reflected on the balance sheet of PATI for the fiscal year ended December 31, 2002.

4.1.11   Litigation.

          Schedule 4.1.11 attached hereto is a true and complete list of all Lawsuits brought in the two years preceding the date of this Agreement, currently pending or, to the knowledge of PATI or the PATI Stockholders, threatened against or affecting PATI or any of its property or business, at law or in equity, or before or by and federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. PATI has no knowledge of any state of facts or contemplated event that may reasonably be expected to give rise to any such claim, action, review, suit, proceeding or investigation. PATI is not operating under, or subject to, or in default with respect to, any order, writ, injunction or decree of any court or governmental agency or body, domestic or foreign.

4.1.12   Legal Compliance.

     (a) Except as set forth on Schedule 4.1.12, PATI is not now conducting or carrying on its business or affairs, and has not at any prior time conducted or carried on its business or affairs, in violation of any Applicable Law, which violation could have a material adverse effect on the financial condition, business, operations or prospects of PATI, its assets or its business taken as a whole.

     (b) Except as set forth on Schedule 4.1.12, neither PATI nor its stockholders, directors, employees or agents, directly or indirectly, have given any gift or similar benefit to any third party payer, government representative, government employee or other person or entity which might subject any person or entity to damages or penalties in a civil or criminal proceeding or might have had a material adverse effect on its business if not given or might have a material adverse effect on the business if not continued.

4.1.13   Taxes.

          PATI has filed federal, state, local or foreign Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (whether or not shown on any Tax Return) have been paid. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) of PATI to pay any Tax.

4.1.14   Restrictions.

          Except as disclosed on Schedule 4.1.14 attached hereto, PATI is not party to any arrangement or Document, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, or decree which materially affects or restricts or may in the future materially affect or restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of PATI's business or assets after consummation of the transactions contemplated hereby.

4.1.15   Disclosure.

          Except as set forth in Schedule 4.1.15 PATI is not aware of any material facts concerning PATI that it has not disclosed to ACS in this Agreement. PATI has fully, accurately and completely provided ACS with all information that ACS requested when deciding whether to enter into this Agreement. No representation, warranty or statement of PATI contained in this Agreement or the other Transaction Documents contains any untrue statement or omits to state a fact necessary to make such representation, warranty or statement not misleading in any material respect.

4.2  Representations and Warranties of ACS and ACS Stockholders.

     All representations and warranties of ACS and ACS Stockholders made herein shall survive for twelve (12) months after Closing and shall give effect to the combination and consolidation of ACS with ACSC, Inc. and shall be made as of the date of this Agreement, subject generally to the exceptions provided for in the Schedules hereto. Subject to the limitations of the preceding sentence, each of the Sellers represents and warrants to PATI and PATI Stockholders as follows (it being agreed that all representations and warranties contained in this Section
4.2 shall be made, with respect to the ACS Stockholders, to the best knowledge of the ACS Stockholders):

4.2.1    Organization of ACS.

          ACS is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. ACS is not required to qualify to transact business as a foreign corporation in any jurisdiction other than where it is currently qualified.

4.2.2    Power and Authority.

          ACS possesses the requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party without obtaining any approval, authorization, consent or waiver, or giving any notice, other than the approval of the Board of Directors and the ACS Stockholders, which approval has been properly obtained. ACS possesses the requisite power and authority to own its properties and carry on its business as presently conducted.

4.2.3    Execution, Delivery and Enforceability.

          Each Seller has duly authorized, executed and delivered this Agreement and the other Transaction Documents to which it is a party and this Agreement and each such other Transaction Document constitutes a valid, legal and binding obligation of Sellers enforceable against Sellers in accordance with its terms.

4.2.4    Conflicts.

          Neither the execution, delivery or performance by Sellers of this Agreement nor any other Transaction Document to which any Seller is a party will (i) conflict with, constitute a breach or violation of, or give rise to any default or right of acceleration, cancellation or termination with respect to, any arrangement or Document to which any Seller is a party or by which the Business or any of the Assets are bound or affected (or give rise to an event that with notice, lapse of time or both would result in such a conflict, breach or violation, default or right), including the articles of incorporation and the by-laws of ACS; (ii) result in the creation of a Lien upon any of the assets or properties of any Seller, or
     (iii) violate any order, judgment, writ, injunction, decree, or any law, statute, rule, ordinance or regulation applicable to any Seller.

4.2.5    Litigation.

          No Lawsuit by or before any court or other Governmental Authority exists or is pending or threatened that would prohibit ACS from consummating the transactions contemplated by this Agreement and any other Transaction Document to which ACS is a party or seeks damages with respect to the transactions contemplated hereby or thereby. No lawsuit by or before any court or other governmental authority exists or is pending or threatened to which ACS is or may become a party.

4.2.6    ACS Capitalization.

     (a) ACS Stockholders are the owners, beneficially and of record, of no less than two-thirds of the issued and outstanding capital stock of ACS as set forth on Schedule 4.2.6(a).


     (b) Schedule 4.2.6(a) sets forth the authorized capital stock of ACS and the number of outstanding shares of capital stock of ACS as of the Closing Date and the stockholders thereof. All of the issued and outstanding shares of capital stock of ACS have been duly authorized, validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 4.2.6(a) ACS does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of common stock of ACS or any other equity security of ACS or any securities representing the right to purchase or otherwise receive any shares of common stock of ACS or any other equity security of ACS other than as provided for in this Agreement. Except as set forth on Schedule 4.2.6(a), there are no bonds, debentures, notes, shares of preferred stock or other indebtedness of ACS having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of ACS may vote.

     (c) Except as disclosed on Schedule 4.2.6(b), there are no agreements or understandings, with respect to the voting of any shares of common stock of ACS or which restrict the transfer of such shares, to which ACS is a party and there are no such agreements or understandings to which ACS is a party with respect to the voting of any such shares or which restrict the transfer or such shares, other than applicable federal and state securities laws.

4.2.7    Subsidiaries.

          ACS does not own, and did not own at any time covered by the Financial Statements, directly or indirectly, either of record or beneficially, any interest (including, but not limited to, capital stock, partnership interests or other securities) in any association, business trust, corporation, general partnership, joint stock company, joint venture, limited liability company, limited partnership, professional association, professional corporation or any other organization or entity.

4.2.8    Financial Statements.

     (a) ACS has prepared the financial statements described on Schedule 4.2.8 (the "Financial Statements") from its books and records which accurately and fairly reflect the transactions and dispositions of the assets of ACS using sound accounting principles, applied on a consistent basis for the periods presented and consistent with ACS's past practices. The Financial Statements present fairly the financial position, results of operations and cash flows of ACS as of the dates and for the periods covered by such Financial Statements. ACS owns all of the assets described in the Most Recent Balance Sheet. ACS does not have any liabilities or obligations, absolute or contingent, other than the liabilities and obligations described in such Financial Statements. The Financial Statements of ACS and the financial records of ACS are in the form and quality such that they may be audited in accordance with the standards and requirements of GAAP as required by the SEC or such an audit may be completed without any qualifications, prior to the date of Closing.

     (b) Included in Schedule 4.2.8 is the Balance Sheet dated December 31, 2001 and Statement of Operations, Stockholders' Equity and Cash Flows for the year then ended (collectively, the "Audited Financial Statements"), audited by BDO Seidman, L.P., independent certified public accountants of ACS, each of which Audited Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial position of ACS as of the date of such Audited Financial Statements and the results of operations for the period covered thereby, subject only to the matters described in the accountants' report attached thereto.

4.2.9    No Undisclosed Liabilities.

          Except as disclosed in the Financial Statements and the Schedules referred to herein, the Assets and Business are not subject to any liabilities, obligations, assessments, charges or expenses of any kind or nature whatsoever, absolute or contingent, or any facts that could give rise to any liabilities, obligations, assessments, charges or expenses, that could materially and adversely affect the Assets, the Business, or cash flows, financial condition, prospects or operations of ACS.

4.2.10   Premises.

          ACS does not own any real property. True and correct copies of all arrangements and Documents relating to the Premises, including the Office Leases, has been delivered to PATI. ACS has a good and marketable leasehold interest in the Premises under and pursuant to the Office Leases. ACS has performed all obligations required to be performed by it relating to the Premises under and pursuant to the Office Leases, is not in breach of, or default under, the Office Leases in any respect, and no event or action has occurred, is pending, or is threatened, which after notice, or the lapse of time would constitute or result in a breach or default by ACS under the Office Leases. ACS has not received notice that any landlord of the Premises intends to cancel, suspend or terminate any Office Lease. All improvements to the leasehold created by the Office Leases are in good operating condition and in a state of good repair, and are adequate and suitable for the purposes for which they are being used. None of such improvements (or any equipment therein), nor the operation or maintenance thereof, nor the operation of the Business therein, violates any Documents or restrictive covenants or any Applicable Law. No condemnation proceeding is pending or, to the knowledge of any Seller, threatened which would preclude or impair the use of any of the Premises for the Business as presently conducted.

4.2.11   Title to and Character of Assets.

          Schedule 1.1.1 is a true and complete list of all Tangible Personal Property owned or leased by ACS which is related to or used in the Business and specifies such items as are owned and such as are leased, the owner or lessee thereof and, with respect to owned property, specifies its aggregate cost or original value and the net book value, and, with respect to leased property, specifies the identity of the lessor, the rental rate and the unexpired term of the lease. Such Assets constitute all tangible personal property necessary for the conduct of the Business by PATI. ACS owns and has good and marketable title to all Assets purported to be conveyed by them free and clear of all Liens except for Permitted Liens set forth on
     Schedule 4.2.11. All Tangible Personal Property owned or leased by ACS is in good operating condition and repair, subject to normal wear and tear. There are no outstanding agreements, options or commitments of any nature obligating ACS to transfer any of the Assets or rights or interests therein to any other party. Other than the assets included in the schedules hereto, ACS does not own any other assets or property of any kind.

4.2.12   Contracts.

          All Contracts are listed and briefly described on Schedule 1.1.2. True and complete copies of each Contract (including accurate descriptions of oral Contracts) have been provided to PATI. Each Contract is valid, binding and in full force and effect. No party to any such Contract has assigned any of its rights or delegated any of its duties under such Contract. No breach or default exists under any such Contract and no event has occurred that with the lapse of time or action or notice would result in a breach or a default under such Contract. Following the consummation of the transaction contemplated hereby, all rights of ACS under each such Contract shall inure to PATI free and clear of any Liens except for any Permitted Liens and such Contract will be enforceable by PATI in accordance with such Contract's terms.

4.2.13   Accounts Receivable.

          To the best knowledge of ACS, and except to the extent disclosed in
     Schedule 2.2, the accounts and notes receivable material to the Business that are reflected on the Most Recent Balance Sheet or on the books and records of ACS as of the date of the Most Recent Balance Sheet and all accounts and notes receivable of ACS material to the Business arising after the date of the Most Recent Balance Sheet, other than accounts and notes receivable collected since then in the ordinary course of ACS's business consistent with its past practices: (i) arose from bona fide transactions by ACS in the ordinary course of its business consistent with its past practices, (ii) represent bona fide indebtedness of the respective debtors,
     (iii) are collectible in full net of the respective reserves shown on the Most Recent Balance Sheet or on the books and records of ACS as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of the accounts and notes receivable as of the Closing Date than the reserve reflected in the Most Recent Balance Sheet or the books and records of ACS as of the date of the Most Recent Balance Sheet and will not represent a material adverse change in the composition of such accounts and notes receivable in terms of aging), and (iv) are not subject to any defense or offset.

4.2.14   Employee Matters; Employee Benefit Plans.

     (a) Schedule 4.2.14 is a true and complete list of (i) the names and addresses of all officers, directors, independent contractors, employees and agents of ACS, stating the positions, rates of compensation, accrued vacation and bonuses payable by ACS to or with respect to each and (ii) all Benefit Plans.

     (b) ACS has fully performed all of its obligations under all such Benefit Plans, all of which are in full force and effect.

     (c) All group health plans have been operated in compliance with either COBRA or state law regulations, as applicable, in all respects to the extent such requirements are applicable. No group health plan provides for past termination coverage except as required by COBRA.

     (d) There has been no act or omission by ACS, any ERISA affiliate or any Benefit Plan fiduciary that has given rise to or may give rise to fines, penalties, taxes, or related charges.

     (e) ACS is not now, and has not been, a party to any collective bargaining agreement, and no such agreement determines the terms and conditions of employment of any employee of ACS. There are no labor controversies pending or, to the knowledge of ACS and the ACS Stockholders, threatened against ACS.

     (f) No Benefit Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, or vesting conditioned, in whole or in part, upon a change in control of the Business.

     (g) No agreement, commitment, or obligation exists to increase any benefits under any Benefit Plan or to adopt any new Benefit Plan.

4.2.15   Governmental Authorizations.

          Schedule 4.2.15 is a true and complete list of all Governmental Authorizations issued to ACS. Such Governmental Authorizations comprise all Governmental Authorizations to be used or necessary in connection with the Assets or the lawful operation of the Business by PATI. All such Governmental Authorizations, if any, have been duly and validly issued, are in full force and effect and are assignable to PATI. All such Governmental Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

4.2.16   Consents.

          All Consents and notices required to be obtained or given by or on behalf of ACS before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any Document binding upon ACS are described on Schedule 4.2.16 and all such Consents have been duly obtained and are in full force and effect except as set forth on Schedule 4.2.16.

4.2.17   Insurance.

          Schedule 4.2.17 is a true and complete list and summary of all Insurance Policies of ACS, other than those, which relate solely to the Excluded Assets, true and correct copies of which have been provided to PATI. All Insurance Policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. No Seller has been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance.

4.2.18   Intellectual Property.

          All of ACS's interest in Intellectual Property which is used in or related to the Business is listed and described on Schedule 4.2.18. Such Intellectual Property constitutes all the Intellectual Property necessary for the conduct of the Business. Neither ACS's use of the Intellectual Property nor PATI's use of the Intellectual Property in the same manner infringes on the rights of any person or entity. The Intellectual Property is valid and in full force and effect and is not subject to any Taxes, maintenance fees or other actions. All Intellectual Property set forth on
     Schedule 4.2.18 as being proprietary in nature is proprietary in nature, adequate steps have been taken to ensure its continued proprietary nature and nothing has transpired that would compromise or call into question its proprietary nature. Schedule 4.2.18 also sets forth a true and complete list of all names under which ACS has conducted any business or which it has otherwise used.

4.2.19   Litigation.

          Schedule 4.2.19 attached hereto is a true and complete list of all Lawsuits brought in the two years preceding the date of this Agreement, currently pending or, to the knowledge of ACS or the ACS Stockholders, threatened, against or affecting ACS or any of its property or business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. ACS has no knowledge of any state of facts or contemplated event that may reasonably be expected to give rise to any such claim, action, review, suit, proceeding or investigation. ACS is not operating under, or subject to, or in default with respect to, any order, writ, injunction or decree of any court or governmental agency or body, domestic or foreign.

4.2.20   Legal Compliance.

     (a) Except as set forth in Schedule 4.2.20, ACS is not now conducting or carrying on its business or affairs, and has not at any prior time conducted or carried on its business or affairs, in violation of any Applicable Law, which violation could have a material adverse effect on the financial condition, business, operations or prospects of ACS, the Assets or the Business taken as a whole.

     (b) Except as set forth in Schedule 4.2.20, neither ACS nor its stockholders, directors, employees or agents, directly or indirectly, have given any gift or similar benefit to any third party payer, government representative, government employee or other person or entity which might subject any person or entity to damages or penalties in a civil or criminal proceeding or might have had a material adverse effect on the Business if not given or might have a material adverse effect on the Business if not continued.

4.2.21   Taxes.

          ACS has filed federal, state, local or foreign Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (whether or not shown on any Tax Return) have been paid. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) of ACS to pay any Tax. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not impose or create any Tax obligations including withholding Tax obligations on behalf of PATI except for Tax obligations that are Retained Liabilities.

4.2.22   ACS Restrictions.

          Except as disclosed on Schedule 4.2.22 attached hereto, ACS is not party to any arrangement or Document, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, or decree which materially affects or restricts or may in the future materially affect or restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Business or the Assets after consummation of the transactions contemplated hereby.

4.2.23   No HSR Filing Required.

          The transactions contemplated by this Agreement are exempt from the notification and waiting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, because the Sellers expect that the aggregate consideration for the Assets pursuant to this Agreement will be less than $50,000,000, ACS had total assets as of December 31, 2001, of less than $25,000,000, and ACS had net sales during the year ended December 31, 2001, of less than $25,000,000, as required under 16 C.F.R. SS 802.20(b). Moreover, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not require any approval, consent, filing, registration, or other action by any governmental entity.

4.2.24   No Broker.

          ACS has no obligation or liability to any broker, finder or other person or entity for any broker or similar services with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

4.2.25   Solvency.

          The consummation by ACS of the transactions contemplated by this Agreement and the other Transaction Documents will not constitute a fraudulent transfer or conveyance with respect to ACS.

4.2.26   Disclosure.

          ACS is not aware of any material facts concerning ACS or the Business that it has not disclosed to PATI in this Agreement. ACS has fully, accurately and completely provided PATI with all information that PATI requested when deciding whether to enter into this Agreement. No representation, warranty or statement of ACS contained in this Agreement or the other Transaction Documents contains any untrue statement or omits to state a fact necessary to make such representation, warranty or statement not misleading in any material respect.

4.2.27   Conditions Affecting Business.

          There is no fact, development or threatened development with respect to the markets, products, services, patients, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, payers, vendors/suppliers, operations, assets or prospects of the Business which are known to Sellers which would affect the business, operations or prospects of the Business or the Assets in any material respect when considered as a whole, other than such conditions as may affect the economy generally. Sellers have no reason to believe that any loss of any employee, agent, customer, supplier, payer or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

4.2.28   Sufficiency of Assets.

          The Assets constitute all of the assets necessary for PATI to conduct the Business after the Closing.

4.2.29   No Corporate Practice.

          ACS has not received notice from any Governmental Authority, from its counsel or from any other of its advisors that any party to this Agreement could be precluded from receiving the benefits of this Agreement or the other Transaction Documents as a result of the structure of the transaction contemplated by this Agreement or the other Transaction Documents. ACS agrees that it will not, in an attempt to void or nullify this Agreement or the other Transaction Documents or any relationship involving PATI or any of its Affiliates, sue, claim, aver, allege or assert that this Agreement, any other Transaction Document or any such relationship violates any Applicable Law.

4.3      Representations and Warranties of Each Signing Stockholder.

     Each signing ACS Stockholder and PATI Stockholder represents and warrants to their actual knowledge, as of the Closing Date and as of the date of execution hereof, to all signatories to this Agreement as follows:

4.3.1    Legal Capacity.

          Such Stockholder possesses the legal capacity to execute, deliver and perform this Agreement and each Transaction Document to which he/she/it is a party, without obtaining any approval, authorization, consent, or waiver or giving any notice.

4.3.2    Execution, Delivery, and Enforceability.

          Such Stockholder has duly executed and delivered this Agreement and each Transaction Document to which he/she/it is a party, and this Agreement and each Transaction Document to which he/she/it is a party constitutes a valid, legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their respective terms.

4.3.3    Conflicts.

          Such Stockholder's execution, delivery and performance of this Agreement and each Transaction Document to which he/she/it is a party will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any Document to which such Stockholder is a party.

4.3.4    Compliance With Applicable Laws.

          Such Stockholder has complied, to the best of his/her/its knowledge, with all Applicable Laws material to this Agreement and such Stockholder's execution, delivery, and performance of this Agreement will not violate any Applicable Laws.

ARTICLE 5
COVENANTS

5.1      Best Efforts to Consummate the Sale.

     Each of the parties to this Agreement shall use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement. The Sellers agree to cooperate fully and completely with PATI in preparing a proxy statement for filing with the SEC in order to solicit approval of the PATI stockholders for the matters necessary to proceed with the Closing. To such end, the Sellers will exert their best efforts in good faith to provide PATI on a timely basis all information with respect to ACS as is required by the rules of the SEC to be presented therein, including all financial statements so required. The Sellers agree and covenant hereby that all information provided by the Sellers to PATI to be included in the proxy statement and other filings to be made with the SEC, will be true and correct in all material respects and will not omit any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

5.2      Access to ACS and PATI.

     From the date of this Agreement through the Closing Date, ACS and PATI shall permit the other party and its advisors and representatives access to the Assets and Business, including ACS's and PATI's books and records. Moreover, during this period, officers, employees, advisors and representatives of ACS and PATI shall furnish promptly to the other party and its advisors and representatives, at the sole cost and expense of the requesting party, such financial and operating information as such Persons may reasonably request, including copies of any requested Documents.

5.3      Operation of ACS and PATI Pending the Sale.

     For the purposes of this section of this Agreement, the term "Business" and the term "Assets" when used in this section shall refer to the assets and business operations of both ACS and PATI. From the date of this Agreement through the Closing Date, ACS and PATI shall:

5.3.1    Representations and Warranties.

          Use reasonable efforts to operate and maintain the Assets and Business of their respective companies in such a manner so that the representations and warranties of ACS and PATI set forth in this Agreement shall continue to be correct and complete in all material respects at all times prior to the Closing Date as if made on and as of such times;

5.3.2    Operate the Business in the Ordinary Course.

          Except as is otherwise provided for in this Agreement, operate the Business of ACS and PATI in the ordinary course consistent with past practices and this Agreement and in compliance with all Applicable Laws material to the Business and Assets;

5.3.3    Maintain Goodwill.

          Use reasonable efforts to preserve intact the Business and the goodwill of the customers of the Business, the Vendors/suppliers, the employees, and any other Person having business relations with ACS and PATI;

5.3.4    No Material Adverse Change.

          Use reasonable efforts to not cause or suffer to exist any Material Adverse Change to the Business;

5.3.5    No Dividends.

          Cause ACS or PATI to refrain from declaring or paying any dividends or otherwise making any distributions or transfers of any amount including cash to any employees, officers, directors or stockholders, except in the ordinary course of business or as otherwise agreed to prior to the full execution of this Agreement;

5.3.6    Maintain Assets.

          Maintain the Assets in good order and repair in all material respects;

5.3.7    Disposition of Assets.

          Refrain from disposing of, or committing to dispose of any Assets in excess of $5,000 of fair market value at the time of disposition;

5.3.8    Acquisition of Assets.

          Refrain from acquiring, or committing to acquire, any Assets, other than Assets involving $25,000 or less in any one transaction or series of related transactions;

5.3.9    Borrow Money.

          Refrain from assuming, creating, guaranteeing, or incurring any indebtedness, whether absolute or contingent, other than indebtedness incurred in the ordinary course of the Business consistent with past practices, except for, in the case of ACS, (i) a letter of credit to Pinnacol Assurance from Bank of America for $500,000 for the benefit of ACS and (ii) the loan from PATI to ACS under the Credit Agreement dated April 10, 2003 and related documents and, in the case of PATI, (i) the loan from certain investors to PATI under the Note and Stock Purchase Agreement dated April 10, 2003 and related documents, and (ii) the loan from John Pappajohn or his Affiliates in the case of PATI, prior to the Closing Date of this transaction unless otherwise provided for herein, which shall be provided with notice to the other party (which notice may be provided at any time prior to the Closing);

5.3.10   Make Payments.

          Promptly pay when due all liabilities and obligations of every kind and nature incurred by ACS and PATI in the ordinary course consistent with past business practices;

5.3.11   Pay Taxes.

          Timely and accurately file all required Tax Returns and timely pay all Taxes owed with respect to such Tax Returns;

5.3.12   No Liens.

          Refrain from granting any Liens except in the ordinary course of business consistent with past practices;

5.3.13   No Changes to Contracts.

          Refrain from amending, modifying, or terminating any of the Contracts or other Documents outside the ordinary course of business consistent with past business practices except as contemplated by this Agreement, including articles of incorporation and by-laws, or entering into any new Document that is material;

5.3.14   Perform Obligations.

          Punctually perform all obligations under each Contract and each of the other Documents, and keep each of them in full force and effect, free from any right of cancellation, forfeiture or termination;

5.3.15   Insurance Coverage.

          Continue in effect all Insurance Policies unless such insurance coverage is replaced by a new or different policy of similar nature and coverage;

5.3.16   No Changes in Accounting Principles.

          Refrain from changing the accounting principles used when maintaining accounting records or presenting its financial statements, or otherwise altering the manner of keeping accounts, books, or records, except for converting its accounting basis to the accrual method;

5.3.17   Benefit Plans.

          Make full and timely payment of all amounts required under any Benefit Plan;

5.3.18   Loans to Affiliates.

          Refrain from making, changing, or forgiving any loan in excess of $5,000 between ACS or PATI and any of their Affiliates, directors, employees, officers, related parties, or stockholders.

5.3.19   Payments to Affiliates.

          Refrain from making any payments in excess of $5,000 in any case or $25,000 in the aggregate of any kind, including dividends, distributions, bonuses, repayment of indebtedness to any Affiliates, directors, employees, officers, related parties or stockholders, other than normal, recurring payments of salary, commissions, bonuses, retainers, reimbursements, repayment of indebtedness, and the like, in accordance with existing contractual obligations or in the ordinary course of business consistent with past practices.

5.3.20   No Agreements Concerning the Foregoing.

          Refrain from entering into any agreement to take any of the actions described in the foregoing Sections 5.3.1 through 5.3.20 of this Section 5.3.

5.4  Changes to the Information Disclosed on the Schedules.

     From the Effective Date of this Agreement through the Closing Date: ACS and PATI shall promptly notify the other party of any material changes to the information disclosed to the other party during the due diligence process relating to this Agreement, and on any schedule to this Agreement, including changes occurring after the date of this Agreement (although such disclosure shall not in any way amend or supplement any schedule).

5.5  Representations, Warranties, and Covenants.

     Each party to this Agreement shall notify in writing each other Party to this Agreement of any condition, circumstance, fact, or other information of which such party has become aware that may cause the representations and warranties of such Party contained in this Agreement to be incorrect or incomplete in any material respect at any time prior to the Closing Date as if made on and as of any such time or cause such Party to be unable to perform its covenants contained in this Agreement that it is required to perform on or before the Closing Date. Such Party shall then use reasonable efforts in good faith to prevent or promptly cure any such breach.

5.6  Satisfaction of the Closing Conditions.

     ACS shall use its best efforts in good faith to cause the conditions set forth in Section 3.2 and Section 4.2 to be satisfied, including the delivery to PATI of all of the Consents. PATI shall use its best efforts in good faith to cause the conditions set forth in Section 4.1 to be satisfied as promptly as possible.

5.7  No Shopping.

     Unless and until this Agreement is terminated pursuant to ARTICLE 8, ACS shall not, and no ACS Stockholder or any Affiliate thereof shall cause ACS to, nor shall any ACS Stockholder, directly or indirectly encourage, solicit, initiate, or participate in any discussions or negotiations with any Person other than PATI concerning any merger, sale of substantially all assets, business combination, sale of shares of capital stock, or similar transaction involving ACS, or directly or indirectly disclose any Confidential Information to any Person other than PATI and its advisors and representatives. If ACS or any ACS Stockholder receives an offer or inquiry with respect to any of the foregoing types of transactions, such Person shall promptly inform PATI of such offer or inquiry.

5.8  Intentionally Omitted.

5.9  Transferability of PATI Common Stock.

     ACS hereby agrees that, after the Closing as contemplated herein, ACS may distribute shares of PATI common stock only to the ACS Stockholders that are signatories to this Agreement and to any new shareholders of ACS who become record and beneficial owners of common stock of ACS prior to the Closing. The ACS Stockholders hereby agree that they, and any new shareholders of ACS who become record and beneficial owners of common stock of ACS prior to the Closing, may not distribute any shares of PATI common stock for a period of twelve (12) months from the Closing Date. Notwithstanding anything contained to the contrary herein, PATI and ACS agree that, in the event that any ACS Stockholder that is a signatory to this Agreement elects to dissolve or liquidate itself as a corporation after the Closing, then the respective shareholders of such corporation shall be entitled to receive their respective and proper shares of PATI represented by new stock certificates in their respective names with the understanding that such shares and certificates will be subject to a twelve month holding period as are the other previously mentioned ACS Stockholders and will be subject to the Indemnification obligations of the ACS Stockholders that are signatories hereto.

5.10     Raising of Additional Funds

     TFC, and Eric Brauss personally, hereby agree to raise from investors (or invest personally) an aggregate of $1,500,000 (excluding debt conversion) for investment in Series D Preferred Stock in accordance with Section 7.10 hereof within the period of time that is the earlier of (i) 90 days from the preparation and delivery to TFC and Mr. Brauss by PATI of an offering memorandum or (ii) 120 days from the closing of the loan contemplated by the Credit Agreement, provided that an offering memorandum is delivered by PATI within 30 days of the date of the first closing transaction contemplated by the Credit Agreement (although this obligation shall not be affected to the extent that an offering memorandum is not delivered within such period, rather, such period shall increase on a day-for-day basis for each day that the offering memorandum is delivered after such 30-day period). In addition, each of TFC and Eric Brauss, personally and John Pappajohn, personally, agrees to use their reasonable best efforts to raise additional new capital of an aggregate of up to $1,500,000 (in addition to the amounts set forth herein) for investment in Series D Preferred Stock in accordance with Section 7.10 hereof.

5.11     Credit Enhancement

     John Pappajohn, personally, hereby agrees by April 30, 2003 to provide for credit enhancement as may be necessary to secure a $500,000 letter of credit for the benefit of ACS to Pinnacol Assurance of the State of Colorado.

ARTICLE 6
INDEMNIFICATION

6.1      Survival; Indemnification Obligation.

6.1.1    Survival

          The representations and warranties contained in this Agreement shall survive for a period of 12 months from the date of this Agreement.

6.1.2    Indemnification by ACS and Sellers.

          ACS and, with respect to each matter enumerated below, each ACS Stockholder, severally, but not jointly as to themselves, and only to the extent of their respective ownership in PATI common stock, shall indemnify and hold harmless PATI Indemnitees against and in respect of any and all material Claims suffered, which may arise out of or be in respect of (i) any material falsity, inaccuracy or misrepresentation in or breach of any of the representations, warranties or covenants made in this Agreement or any other Transaction Document or in any financial statements, certificate, document or instrument delivered at or prior to the Closing by or on behalf of ACS, or each ACS Stockholder, respectively, (ii) any action, event, condition, omission or failure to act of or by Sellers, their officers, directors, employees or agents prior to the Closing Date, (iii) any Tax obligations imposed on a PATI Indemnitee attributable to ACS, or (iv) any of the Retained Liabilities of or attributable or traceable to ACS. The indemnification obligation of each ACS Stockholder shall not include any personal liability but shall be limited only to (i) any matter enumerated above with respect to which such ACS Stockholder had actual knowledge at or prior to the time of the Closing (ii) and such liability shall be limited to the total number of shares of PATI common stock received by such ACS Stockholder in connection with the transactions contemplated hereby. Notwithstanding the foregoing, ACS and each ACS stockholder shall have no liability under this Section 6.1.2 unless and until the aggregate amount of all Claims arising under the matters enumerated above exceeds $100,000.

6.1.3    Indemnification by PATI.

          PATI and, with respect to each matter enumerated below, each PATI Stockholder, severally, but not jointly as to themselves, and only to the extent of their respective ownership in PATI common stock, shall indemnify and hold harmless ACS Indemnitees against and in respect of any and all material Claims suffered, which may arise out of or be in respect of (i) any material falsity, inaccuracy or misrepresentation in or breach of any of the representations, warranties or covenants made in this Agreement or any other Transaction Document or in any financial statements, certificate, document or instrument delivered at or prior to the Closing by or on behalf of PATI, or each PATI Stockholder, respectively, (ii) any action, event, condition, omission or failure to act of or by PATI, its officers, directors, employees or agents prior to the Closing Date, (iii) any Tax obligations imposed on an ACS Indemnitee attributable to PATI (specifically not intended to include any tax payable by any ACS Stockholder as a result of this transaction or any distributions by ACS following the Closing), or
     (iv) the Assumed Liabilities. The indemnification obligation of each PATI Stockholder shall not include any personal liability but shall be limited only to (i) any matter enumerated above with respect to which such PATI Stockholder had actual knowledge at or prior to the time of the Closing and
     (ii) such liability shall be limited to the total number of shares of PATI common stock owned by such PATI Stockholder in connection with the transactions contemplated hereby. Notwithstanding the foregoing, PATI shall have no liability under this Section 6.1.3 unless and until the aggregate amount of all Claims arising under the matters enumerated above exceeds $100,000.

6.2      Indemnification Procedure.

6.2.1    Defense of a Claim.

          Within five (5) days after receiving notice of any Claim that may give rise to an indemnification obligation under this Agreement the party in receipt of such notice shall give each other party to this Agreement written notice of such Claim together with a copy of all documents relating to such Claim, and the Indemnitor shall immediately undertake the defense of such Claim by representatives of its own choosing.

6.2.2    Participation of the Indemnitee.

          If ten (10) days after delivering written notice of a Claim to the Indemnitor (or if earlier five (5) days before an answer or other pleading must be served to prevent judgment by default in favor of the Person asserting the Claim) the Indemnitor has not begun to defend against such Claim, the Indemnitee shall have the right to defend compromise or settle such Claim on behalf of and for the account and risk of the Indemnitor. Notwithstanding whether the Indemnitor commences at any time to defend against a Claim the Indemnitee shall have the right to participate in such defense by representatives of its own choosing.

6.2.3    Settlement of Claims.

          An Indemnitor shall have the right at its own cost and expense to compromise or settle any Claim provided that an Indemnitor shall not compromise or settle any Claim or consent to the entry of any judgment if such compromise, settlement or judgment does not include an unconditional release by the person or entity asserting the Claim of each Indemnitee from all liability with respect to such Claim.

6.2.4    Cooperation.

          In connection with any indemnity obligation, each Indemnitee shall cooperate with all reasonable requests of the Indemnitor.

ARTICLE 7
POST-CLOSING COVENANTS

7.1      Tax Liabilities.

     Subsequent to Closing, ACS shall accurately prepare and file in the time periods prescribed therefor all Tax Returns attributable to its business and operations for all periods prior to the Closing Date, and pay when due all Taxes due and owing with respect thereto.

7.2      Assumed Liabilities.

     From and after the Closing Date, PATI shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any of the Assumed Liabilities and PATI shall have the right to conduct and control all negotiations and proceedings with respect thereto. Upon receipt of notice thereof, ACS agrees to notify PATI immediately of any claim made with respect to any such Assumed Liability and shall not, except with the prior written consent of PATI, make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability. ACS agrees to cooperate with PATI in any reasonable manner requested by PATI in connection with any negotiations or proceedings involving any such Assumed Liability.

7.3      Payments Received.

     From and after the Closing, PATI shall have the right and authority to endorse without recourse the name of ACS on any check or any other evidences of indebtedness received by PATI on account of the Business and the Assets transferred to PATI hereunder. ACS agrees that it will hold and promptly transfer and deliver to PATI, from time to time as and when received, any cash, checks with appropriate endorsements (using its best efforts not to convert such checks into cash), or other property that it may receive on or after the Closing which properly belongs to PATI and will account to PATI for all such receipts.

7.4      Access to Records.

     At all times after the date of Agreement, upon the request of PATI, and to the extent that all ACS business records, documents and data have not been transferred and conveyed to PATI pursuant to this Agreement, ACS shall make available to PATI any remaining records, documents and data with respect to the Business, Assets and Assumed Liabilities not otherwise transferred to PATI hereunder. ACS shall preserve for three (3) years all records possessed or to be possessed by ACS relating to any of the Business, Assets, Assumed Liabilities or the Business prior to the Closing Date.

7.5      Employees.

7.5.1    Employment.

          Schedule 7.5 sets forth a list of each employee of ACS, together with salary, accrued benefits and vacation time for each such employee, that PATI agrees to employ after the Closing for a period of at least 30 days at the same compensation level together with the same or similar benefits as each employee received from ACS immediately prior to Closing as set forth on Schedule 7.5. As of the Closing Date, PATI shall enter into an employment agreement with Mark Bodner on the terms and conditions as set forth in the form attached hereto as Exhibit F. ACS will terminate the employment of each of its employees that will be employed by PATI, effective at 12:01 a.m. on the day following the Closing Date and will pay all liabilities relating to the employment of, and termination of, such employees up to the Closing, with the understanding that PATI shall assume the obligations of any salary continuation, severance pay, accrued vacation time or other value or benefits as set forth on Schedule 7.5 that might otherwise be due to any employee formerly employed by ACS in the event that such employee is terminated by PATI subsequent to Closing. PATI shall assume and be responsible for any and all written employment agreements in force at Closing with management employees or executive employees, provided such employment agreements are disclosed in detail and set forth in
     Schedule 7.5 herein prior to the execution of this Agreement.

7.5.2. Benefit Plans.

          Except as otherwise contemplated by Section 2.4, ACS shall pay directly to each of such employees that portion of all benefits (including the Benefit Plans) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and PATI shall assume no liability therefor. No portion of the assets of any Benefit Plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by ACS (and no amount attributable to any such Benefit Plan, fund, program or arrangement) shall be transferred to PATI, and PATI shall not be required to continue any such Benefit Plan, fund, program or arrangement after the Closing Date. All such employees of ACS who are re-employed by PATI on or after the Closing Date shall be new employees of PATI and any prior employment by ACS of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which PATI may make available to its employees.

7.5.3    Stock Options.

          PATI shall make eligible all ACS employees listed on Schedule 7.5.3 to participate in the PATI employee stock option plan and shall grant on the Closing Date, options to purchase the number of shares of PATI stock indicated on Schedule 7.5.3 to each of the employees listed thereon.

7.6      Use of Name.

     From and after the Closing, no Seller shall use the name "American CareSource" for any business or professional reason whatsoever. ACS will not grant to any other person or entity the right to use such name as part of the name of any other business or entity or as part of any trade name or trademark not belonging to PATI.

7.7      Non-Competition.

     Each of the Sellers recognizes that the covenants of the Sellers contained in the Non-Compete Agreement attached as Exhibit 7.7 (the "Covenant Not to Compete") are an essential part of this Agreement and the other Transaction Documents and that but for the agreement of the Sellers to comply with such covenants, PATI would not have entered into this Agreement or the other Transaction Documents. Each of the Sellers acknowledge and agree that its Covenant Not to Compete is necessary to ensure the continuation of the Business and the reputation of PATI and that irrevocable harm and damage will be done to PATI if any Seller competes with PATI. Each of the ACS Stockholders (other than any ACS Stockholder who has executed an Employment Agreement with ACS) hereby agrees to enter into the Covenant Not to Compete substantially in the form attached as Exhibit 7.7 on the Closing Date.

7.8      No Disclosure of Confidential Information.

7.8.1    Non-Disclosure Obligation of Sellers.

          Each of the Sellers covenants not to disclose any Confidential Information at any time to any Person other than PATI and its respective advisors and representatives (the "Non-Disclosure Obligation"). This
     Section 7.8 shall not preclude ACS from:

     (a) Disclosing information to its accountants, lawyers and other professional advisors;

     (b) Disclosing information generally available to the public other than by breach of this Section 7.8; or

     (c) Disclosing information required by law or court order after promptly notifying PATI of the requirement to disclose such information.

7.8.2    Non-Disclosure Obligation of PATI.

          PATI and each PATI Stockholder covenants not to disclose any Confidential Information at any time to any Person other than ACS and its respective advisors and representatives (the "Non-Disclosure Obligation"). This Section 7.8 shall not preclude PATI from:

     (a) Disclosing information to its accountants, lawyers and other professional advisors;

     (b) Disclosing information generally available to the public other than by breach of this Section 7.8; or

     (c) Disclosing information required by law or court order after promptly notifying ACS of the requirement to disclose such information.

7.8.3    Judicial Enforcement.

          Any breach or violation of the Non-Disclosure Obligation shall entitle the non-breaching party to an injunction restraining any further or continued breach or violation. Such right to an injunction shall be in addition to and cumulative of (and not in lieu of) any other remedies to which the non-breaching party is entitled because of such breach or violation. If a court of competent jurisdiction determines that the Non-Disclosure Obligation is partially or wholly inoperative, invalid or unenforceable in a particular case because of its duration, geographical scope, restricted activity or any other parameter such court may reform such duration, geographical scope, restricted activity or other parameter with respect to such case to permit enforcement of such reformed Non-Disclosure Obligation to the greatest extent allowable.

7.9      Reasonableness.

          Each seller acknowledges that the terms of the Covenant Not to Compete and the Non-Disclosure Obligation are reasonable in all respects and necessary to permit PATI to realize the benefits of the transactions contemplated by this Agreement.

7.10     Private Placement.

     PATI will complete a private placement of securities (the proceeds of which shall have been deposited in escrow prior to the Closing) immediately following the Closing that will result in gross proceeds of not less than four million dollars ($4,000,000) (the "Minimum Amount") which shall include (i) two million five hundred thousand dollars ($2,500,000) in the form of debt issued prior to the Closing and (ii) $1,500,000 described below. The cash proceeds from the aforementioned private placement will be used for the working capital of PATI following the Closing. TFC, and Eric Brauss personally, hereby agree to raise from investors (or invest personally) an aggregate of $1,500,000 (excluding debt conversion) for investment in Series D Preferred Stock in accordance herewith within the period of time that is the earlier of (i) 90 days from the preparation and delivery to TFC and Mr. Brauss by PATI of an offering memorandum or (ii) 120 days from the closing of the loan contemplated by the Credit Agreement, provided that an offering memorandum is delivered by PATI within 30 days of the date of the first closing transaction contemplated by the Credit Agreement (although this obligation shall not be affected to the extent that an offering memorandum is not delivered within such period, rather, such period shall increase on a day-for-day basis for each day that the offering memorandum is delivered after such 30-day period). In addition, each of TFC and Eric Brauss, personally and John Pappajohn, personally, agrees to use their reasonable best efforts to raise additional new capital of an aggregate of up to $1,500,000 (in addition to the amounts set forth herein) for investment in Series D Preferred Stock in accordance hereof. The issuance of the Series D Preferred Stock in the private placement will occur following the Closing and the ownership percentages of each of the PATI Stockholders and ACS Stockholders will be reduced accordingly (inclusive of any anti-dilution adjustments). The proposed form of Certificate of Designation for the Series D Preferred Stock shall be in the form attached hereto as Exhibit 7.10. The form of Certificate of Designation may be subject to revision at the discretion of PATI.

7.11     Cooperation.

     ACS acknowledges that PATI, at its option, will be required to prepare financial statements relating to the Business for periods prior to the Closing. ACS agrees that PATI and its representatives and accountants shall have full access to the books, records, properties and personnel of ACS to the extent necessary for preparing financial statements. ACS agrees to cooperate with PATI, its accountants and representatives in preparing such financial statements.

ARTICLE 8
TERMINATION

8.1      Termination of this Agreement.

     ACS and PATI may not terminate this Agreement except under the specific circumstances set forth below at any time prior to the Closing Date.

8.1.1    Consent.

     ACS and PATI may mutually agree in writing to terminate this Agreement.

8.1.2    Breach by the ACS.

          PATI may abandon or terminate this Agreement by written notice to ACS if: (i) the representations and warranties set forth in this Agreement were incorrect or incomplete, in any material respect, as of the execution date of this Agreement or will be incorrect or incomplete, in any material respect, on the Closing Date as though made as of such dates, or (ii) ACS fails to perform timely, in all material respects, the covenants and obligations that it is required to perform under this Agreement and that are not waived by PATI in writing.

8.1.3    Breach by PATI.

          ACS may abandon or terminate this Agreement by written notice to PATI if: (i) the representations and warranties of PATI set forth in this Agreement were incorrect or incomplete in any material respect as of the execution date of this Agreement or will be incorrect or incomplete, in any material respect, on the Closing Date as though made as of such dates, or
     (ii) PATI fails to perform timely, in all material respects, the covenants and obligations that it is required to perform under this Agreement that are not waived by ACS in writing.

8.1.4    Outside Date.

          ACS or PATI may abandon or terminate this Agreement by written notice to the other parties to this Agreement if the Closing Date has not occurred on or before August 31, 2003, unless however, the Closing does not occur prior to such date because the SEC has determined to review the proxy statement filed by PATI in connection with soliciting approval of the transaction by PATI stockholders, then the Closing may occur any time prior to November 30, 2003.

8.2      Effect of Termination.

     If this Agreement is abandoned or terminated pursuant to Sections 8.1.1 or 8.1.4, no party to this Agreement shall possess any right against any other party to this Agreement because of such termination. If any of the parties to this Agreement abandon or terminate this Agreement other than pursuant to Sections 8.1.1 or 8.1.4, however, then each party to this Agreement may pursue any and all remedies that such party may have under this Agreement or at law or in equity with respect to this Agreement and such abandonment or termination.

8.3      Disclosure of this Agreement.

     If this Agreement is abandoned or terminated for any reason, the Sellers shall not disclose to any Person (a) the contents of the negotiations among the Sellers and PATI concerning this Agreement, or (b) the terms of this Agreement.

ARTICLE 9
MISCELLANEOUS

9.1      Publicity.

     ACS and PATI shall not issue any press release or make any public statement concerning this Agreement without obtaining the prior consent of the other party unless such is compelled by the securities laws of the United States or the securities law of any state.

9.2      Transaction Costs.

     Except as otherwise provided herein, each Seller shall pay all of their costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, other than as specifically set forth therein. Except as otherwise provided herein, PATI shall pay all of its costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, than as specifically set forth therein.

9.3      Definitions.

     Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth below

9.3.1    Affiliate.

          The term "Affiliate" with respect to a Person, shall mean other Person that directly or indirectly controls, is controlled by, or is under control with such Person. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

9.3.2    Applicable Law.

          The term "Applicable Law" shall mean any applicable decree, injunction, judgment, law, order, ordinance, regulation, rule, statute, or writ of any federal, state, local, or foreign governmental entity (or any agency, department, or political subdivision of any governmental entity), including any such law relating to the Business.

9.3.3    Assets.

          The term "Assets" shall mean collectively all of the assets owned or used by ACS in connection with the ownership and operation of the Business, including without limitation, all of the assets referred to in Section 1.1 of this Agreement.

9.3.4    Assignment of Contracts.

          The term "Assignment of Contracts" shall mean an assignment of contract substantially in the form attached hereto as Exhibit H.

9.3.5    Assumed Liabilities.

          The term "Assumed Liabilities" shall mean all obligations and liabilities set forth on Schedule 2.4.

9.3.6    Audited Financial Statements.

          The term "Audited Financial Statements" shall mean the financial statements set forth in Section 4.2.8(b).

9.3.7    Beneficial Stockholder.

          The term "Beneficial Stockholder" shall mean a holder of stock, a holder of any right to acquire stock or a holder of the right, directly or indirectly, to vote or dispose of any of the stock.

9.3.8    Benefit Plans.

          The term "Benefit Plans" shall mean all employee benefit plans and employment agreements, if any, to which ACS is party or by which it is bound.

9.3.9    Business.

          The term "Business" shall have the meaning ascribed to it in the recitals to this Agreement, except as otherwise specifically set forth herein.

9.3.10   Claims.

          The term "Claims" shall mean any and all direct or indirect damages, claims, losses, liabilities and expenses, including, without limitation, legal fees and disbursements, accounting fees and disbursements, expenses of investigation, and other expenses.

9.3.11   Closing.

          The term "Closing" shall mean the closing of the transactions contemplated by this Agreement.

9.3.12   Closing Date.

          The term "Closing Date" shall mean the date of the Closing of this Agreement as set forth in Section 3.1.

9.3.13   COBRA.

          The term "COBRA" shall mean the group health plan continuation coverage requirements of Sections 601-609 and 4980B of the Code.

9.3.14   Code.

          The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

9.3.15   Confidential Information.

          The term "Confidential Information" shall mean any information concerning ACS or PATI assets, cash flows, business, financial condition, operations or prospects or the Business or the Assets, the contents of the negotiations among PATI and ACS concerning this Agreement or any other Transaction Documents and the transactions contemplated hereby, or the terms of this Agreement and the other Transaction Documents.

9.3.16   Consent.

          The term "Consent" shall mean any approval, consent, ratification, waiver or other authorization including, but not limited to, any Governmental Authorization.

9.3.17   Contracts.

          The term "Contracts" shall mean customer contracts, vendor/supplier contracts, security deposits, leases of real property or Tangible Personal Property, management and executive employment agreements, and contracts and agreements for services.

9.3.18   Covenant Not to Compete.

          The term "Covenant Not to Compete" shall mean for ACS, the covenants provided in Section 7.7 of this Agreement.

9.3.19   Customer Contracts.

          The term "Contracts" shall mean all Documents to which ACS is a party (or entered into on behalf of ACS) pursuant to which ACS provides services to its customers.

9.3.20   Customer Services.

          The term "Customer Services" shall mean all services offered by ACS in connection with services provided through the customer contracts of ACS.

9.3.21   Document.

          The term "Document" with respect to any Person, shall mean any agreement, authorization, commitment, contract, decree, deed of trust, franchise, instrument, judgment, lease, license, mortgage, order, Governmental Authorization or other document or obligation of which such Person is a party or by which such Person's assets are bound.

9.3.22   ERISA.

          The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

9.3.23   Excluded Assets.

          The term Excluded Assets" shall mean all Assets listed in Section 1.2 of this Agreement.

9.3.24   Financial Statements.

          The term "Financial Statements" shall mean the financial statements and related notes and schedules described in Schedule 4.2.8.

9.3.25   GAAP.

          The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination. For purposes of this Agreement, GAAP shall be applied on an accrual basis in a manner consistent with historic practices of the person to which the term applies.

9.3.26   Governmental Authorizations.

          The term "Governmental Authorizations" shall mean any approval, consent, license, permit, waiver or other authorization issued, granted, or given or otherwise made available by or under the authority of any Governmental Authority pursuant to Applicable Law.

9.3.27   Governmental Authority.

          The term "Governmental Authority" shall mean any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;
     (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity or any court or other tribunal); (d) multi-national organization or body; (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature.

9.3.28   Indemnitee.

          The term "Indemnitee" shall mean the party or parties entitled to indemnification pursuant to ARTICLE 6 of this Agreement.

9.3.29   Indemnitor.

          The term "Indemnitor" shall mean the party or parties responsible for providing indemnification pursuant to ARTICLE 6 of this Agreement.

9.3.30   Insurance Policy.

          The term "Insurance Policy" shall mean all insurance policies in effect, which provide any type of insurance coverage for ACS with respect to business casualties, errors and omissions, general business liabilities or medical malpractice.

9.3.31   Intellectual Property.

          The term "Intellectual Property" shall mean any patents, trademarks, service marks or logos, trade names, software, computer software (including documentation and related object and source codes), proprietary designs, assumed names, copyrights, know-how, processes, inventions, or similar intellectual property, and applications, registrations or licenses for any of the foregoing.

9.3.32   Lawsuit.

          The term "Lawsuit" shall mean any action, charge, claim, counterclaim, decree, injunction, inquiry, investigation, legal action, litigation, order, proceeding, suit or writ.

9.3.33   Lien.

          The term "Lien" shall mean any charge, claim, equity, judgment, lease, liability, license, lien, mortgage, pledge, restriction, security interest, Tax lien, option, right of first refusal, right to acquire, restrictions (whether on issuance, voting, sale, transfer, disposition or otherwise) or encumbrance of any kind.

9.3.34   Material Adverse Change.

          The term "Material Adverse Change" shall mean any event, occurrence, fact, condition, change or effect that is materially adverse to business, operations, prospects, results of operations, properties or assets taken as a whole.

9.3.35   Most Recent Balance Sheet.

          The term "Most Recent Balance Sheet" shall mean the most recent balance sheet that is a part of the Financial Statements.

9.3.36   Non-Compete Period.

          The term "Non-Compete Period" with respect to any Seller shall mean the period beginning on the Closing Date and ending on the second anniversary of the Closing Date.

9.3.37   Non-Disclosure Obligation.

          The term "Non-Disclosure Obligation" shall mean, with respect to each Seller, the covenants provided in Section 7.8 of this Agreement.

9.3.38   Office Lease.

          The term "Office Lease" shall mean the certain leases described on
     Schedule 1.1.11 of this Agreement.

9.3.39   PATI Indemnitees.

          The term "PATI Indemnitees" shall mean PATI, its stockholders, affiliates, officers, directors, employees and agents, and their respective successors and assigns.

9.3.40   Person.

          The term "Person" shall mean an association, business trust, corporation, estate, general partnership, Governmental Authority (or any agency, department or political subdivision of a Governmental Authority), individual, joint stock company, joint venture, limited liability company, limited partnership company, professional association, professional corporation, trust or other organizational entity.

9.3.41   Permitted Liens.

          The term "Permitted Liens" shall mean the assumed debt and security interests as disclosed on Schedule 4.2.12.

9.3.42   Premises.

          The term "Premises" shall mean the lease of the premises described on
     Schedule 1.1.11.

9.3.43   Purchase Consideration.

          The term "Purchase Consideration" shall mean the aggregate of any common stock issued, cash paid, liabilities assumed, and guarantees issued at Closing.

9.3.44   Retained Liabilities.

          The term "Retained Liabilities" shall mean any debts, obligations, contracts, loans, commitments, undertakings or liabilities of ACS, whether fixed, unliquidated, contingent or otherwise, of any nature whatsoever arising before or after the Closing or in connection with any of the Assets or Business that are not Assumed Liabilities.

9.3.45   SEC.

          The term "SEC" shall mean the Securities and Exchange Commission.

9.3.46   Seller Indemnitees.

          The term "Seller Indemnitees" shall mean the Sellers and their successors and assigns.

9.3.47   Tangible Personal Property.

          The term "Tangible Personal Property " shall mean all furniture, furnishings, computer hardware and software, supplies, equipment, fixtures, inventory and other tangible personal property owned or leased by ACS.

9.3.48   Tax.

          The term "Tax" shall mean any federal, state, local, foreign, or other ad valorem, customs, documentary, duty, employment, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, transfer, use, or withholding Tax or other assessment, charge, fee, impost, levy, or Tax of any kind whatsoever, together with any related interest and penalties.

9.3.49   Tax Return.

          The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

9.3.50   Transaction Documents.

          The term "Transaction Documents" shall mean each of this Agreement and other documents delivered by ACS pursuant to Section 3.2.3 of this Agreement, and any documents delivered by PATI pursuant to Section 3.3.3 of this Agreement.

9.3.51   Vendor/supplier contracts.

          The term "Vendor/supplier contracts" shall mean all Documents to which ACS is a party pursuant to which the Vendors/suppliers are engaged to provide services with respect to the Business.

9.4      Property Taxes.

     At the Closing, all personal property Taxes on any Asset being conveyed pursuant to this Agreement which is assessed as personal property shall be prorated as of the Closing Date.

9.5      Entire Agreement.

     This Agreement (including the exhibits hereto) and the other Transaction Documents (and the exhibits thereto) represent the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

9.6      Amendments.

     The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

9.7      Assignments.

     No party shall assign his or its rights and/or obligations hereunder without consent of each other party to this Agreement, except that PATI may assign its rights hereunder to any Affiliate of PATI, or any corporation resulting from the merger or consolidation of PATI with any entity that acquires all of PATI's assets.

9.8      Further Assurances.

     The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

9.9      Binding Effect.

     All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

9.10     Headings.

     The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

9.11     Notices.

     All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:



         PATI and PATI Stockholders        Roger L. Chaufournier
         _________         ................46 Prince Street
                                           Rochester, NY 14607
                                           Telephone No. 716/242-7200
                                           Facsimile No. 716/244-1367

         PATI Counsel:     ................Jeffery A. Baumel
         _________         ................McCarter & English, LLP
         _________         ................Four Gateway Center
         _________         ................100 Mulberry Street
         _________         ................Newark, NJ 07102
         _________         ................Telephone No. 973/622-4444
         _________         ................Facsimile No. 973/622-7070

         ACS and ACS Stockholders:         Robert Prosek
                                           8080 Tristar Drive, Suite 100
                                           Irving, TX 75063
                                           Telephone No. 972/871-7912
                                           Facsimile No. 972/871-8632

         ACS Counsel:                      Michael Caolo, Jr.
         _________         ................8080 Tristar Drive, Suite100
         _________         ................Irving, TX  75063
         _________         ................Telephone No. 972/871-7912, Ext. 226
         _________         ................Facsimile No. 972/871-8632


or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by electronic mail; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

9.12     Severability.

     If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

9.13     Waivers.

     The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

9.14     Pronouns.

     In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the content.

9.15     Third Parties.

     Unless expressly stated herein to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, other legal representatives, heirs, successors and permitted assigns. Nothing to this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

9.16     Enforcement Costs.

     If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use Taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, Taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use Taxes and all other charges billed by the attorney to the prevailing party.

9.17     Remedies Cumulative.

     Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

9.18     Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon any party so confirming.

9.19     Governing Law.

     THIS AGREEMENT AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS AND VENUE AND JURISDICTION FOR ANY AND ALL LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS.

9.20     Preparation of Agreement.

     This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

9.21     Survival.

     All representations, warranties, covenants and agreements made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of 12 months from the Closing.

9.22     Inducement to Transaction.

     All representations and warranties made by any party in this Agreement shall be deemed made for the purpose of inducing the other party to enter into this Agreement.

9.23     Arbitration.

     The parties shall use good faith negotiation to resolve any controversy, dispute or disagreement arising out of or relating to this Agreement or the other Transaction Documents or the breach of this Agreement or the other Transaction Documents. Any matter not resolved by negotiation shall be submitted to binding arbitration pursuant to this Section 9.23; provided however, that the terms and provisions of this Section 9.23 shall not preclude any party hereto from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of (i) any non-competition or confidentiality covenant in this Agreement or any other Transaction Documents or (ii) any duty, obligation, covenant, representation or warranty set forth in this Agreement or any other Transaction Document, the breach of which may cause irreparable harm or damage.

     a.   Arbitrators.

          In the event any claim or claims is brought by any of the parties hereto, or there is any other claim, controversy, dispute or disagreement arising out of or relating to this Agreement, and the parties are unable to resolve such claim, controversy, dispute or disagreement within thirty (30) days after notice is first delivered pursuant to the other party, the parties agree to each select one arbitrator in Dallas County, Texas, to hear and decide all such claims under this Section 9.23. The two (2) arbitrators so chosen shall then select a third arbitrator who is experienced in the matter or action that is subject to such arbitration. Each of the arbitrators chosen shall be impartial and independent of all parties to this Agreement. If either of the parties fails to select an arbitrator within twenty (20) days after the end of such thirty-day period, or if the arbitrators chosen fail to select a third arbitrator within twenty days, then any party may in writing request the judge of the United States District Court for the Northern District of Texas senior in term of service to appoint the arbitrator or arbitrators and, subject to this
     Section 9.23, such arbitrators shall hear all arbitration matters arising under this Section 9.23.

     b.   Applicable Rules.

          Each arbitration hearing shall be held at a place acceptable to a majority of the arbitrators and the subject parties. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms of this Section 9.23. The decision of a majority of the arbitrators shall be reduced to writing and shall be binding on the parties. All privileges under Texas and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Texas law.

9.24     Schedules.

          All references in this Agreement to Sections, Exhibits or Schedules shall mean the sections, exhibits or schedules of this Agreement unless otherwise expressly set forth. The Exhibits and Schedules to this Agreement shall be deemed a part of this Agreement for all purposes. A disclosure of an item in a Schedule or under a heading in a Schedule corresponding to a particular Section or Subsection of this Agreement or a separate disclosure item within such a Section or Subsection shall not be a disclosure under any other Schedule, any other Section or Subsection of this Agreement or separate disclosure item within such a Section or Subsection or any other disclosure item of such Schedule. ACS has delivered to PATI a true and complete copy of each arrangement, Document or other item described on each Schedule to this Agreement.

               [SIGNATURES INTENTIONALLY APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                     PATI

                                                     By:/s/Roger L. Chaufournier
                                                        ------------------------
                                                     Name: Roger L. Chaufournier
                                                     Title:President

                                                     ACS

                                                     By:/s/Robert A. Prosek
                                                        ------------------------
                                                     Name: Robert A. Prosek
                                                     Title:   President
ACS STOCKHOLDERS

ACSC, Inc.

By:/s/Sue Shelton


   ------------------------------
         Sue Shelton, President


/s/Mark Bodnar
---------------------------------
Mark Bodnar, individually


/s/Eric Brauss
---------------------------------
Eric Brauss, individually and as the
ultimate beneficial and majority owner and affiliate of ACSC, Inc.

PATI STOCKHOLDERS:

/s/John Pappajohn
---------------------------------
John Pappajohn, individually


/s/Derace Schaffer
---------------------------------
Derace Schaffer, individually

                            PATIENT INFOSYSTEMS, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON [_________], 2003

     The undersigned hereby appoints Kent Tapper and/or Roger Chaufournier, each with full power of substitution, as proxies for the undersigned to attend the Special Meeting of Stockholders of Patient Infosystems, Inc. (the "Company"), to be held at the Company's offices at 46 Prince Street, Rochester, New York on [_____], 2003 at ___ a.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of capital stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock to 100,000,000 divided into 80,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share.

[  ] FOR                         [  ] AGAINST                       [  ] ABSTAIN

2. Approval of an amendment to the Company's Certificate of Incorporation to change the Company's name to American CareSource Corporation.

[  ] FOR                         [  ] AGAINST                       [  ] ABSTAIN

3. Approval of an amendment to the Company's Certificate of Incorporation to provide for a 1 for 12 reverse stock split.

[  ] FOR                         [  ] AGAINST                       [  ] ABSTAIN


4. Approval of an amendment to the Company's Amended and Restated Stock Option Plan to increase the number of authorized shares reserved for issuance under the plan from 1,680,000 to 3,500,000 shares.

[  ] FOR                         [  ] AGAINST                       [  ] ABSTAIN

     The Proxies will vote as specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:
        ----------------                  ----------------------------

                                          ----------------------------

                                          ----------------------------

                                          ----------------------------
                                          Signature